As filed with the Securities and Exchange Commission on April 5, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WillScot Mobile Mini Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7350 (Primary Standard Industrial Classification Code Number)	82-3430194 (I.R.S. Employer Identification Number)
4646 E. Van Buren Street, Suite 400
Phoenix, Arizona 85008
(480) 894-6311
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hezron Lopez
Executive Vice President, Chief Legal & Compliance Officer & ESG
4646 E. Van Buren Street, Suite 400
Phoenix, Arizona 85008
(480) 894-6311
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Jeffrey J. Pellegrino David C. Ingles Allen & Overy LLP 1221 Avenue of the Americas New York, New York 10020 (212) 610-6300	Gilda Malek Vice President, General Counsel and Corporate Secretary McGrath RentCorp 5700 Las Positas Road Livermore, CA 94551 (925) 606-9200	Jaclyn Liu Morrison & Foerster LLP 425 Market St San Francisco, CA 94105 (415) 268-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described in the enclosed proxy statement/prospectus have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer, solicitation or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION — DATED APRIL 5, 2024

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT
Dear McGrath RentCorp Shareholders:
On January 28, 2024, McGrath RentCorp (“McGrath”), WillScot Mobile Mini Holdings Corp., a Delaware corporation (“WillScot Mobile Mini”), Brunello Merger Sub I, Inc., a California corporation and a direct wholly owned subsidiary of WillScot Mobile Mini (“Merger Sub I”), and Brunello Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of WillScot Mobile Mini (“Merger Sub II”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the approval of the McGrath shareholders and the satisfaction or (to the extent permitted by law) waiver of other specified closing conditions, Merger Sub I will merge with and into McGrath (the “First-Step Merger”), with McGrath surviving the First-Step Merger and, immediately thereafter, McGrath will merge with and into Merger Sub II (the “Second-Step Merger”, together with the First-Step Merger, the “Integrated Mergers”), with Merger Sub II surviving the Second-Step Merger as a wholly owned subsidiary of WillScot Mobile Mini. The Integrated Mergers, the issuance of shares of common stock, par value of $0.0001, of WillScot Mobile Mini (the “WillScot Mobile Mini Common Stock”) as partial Merger Consideration (as defined below) and the other transactions contemplated by the Merger Agreement, collectively referred to herein as the “Transactions.”
McGrath shareholders of record as of the close of business on [           ], 2024, are invited to virtually attend a special meeting of McGrath shareholders on [           ], 2024, at [           ] (the “Special Meeting”), to consider and vote upon: (i) a proposal to adopt the Merger Agreement (the “Merger Proposal”), (ii) a non-binding, advisory proposal to approve compensation that will or may become payable by McGrath to its named executive officers in connection with the Transaction (the “Merger-Related Compensation Proposal”) and (iii) a proposal to approve the adjournment of the Special Meeting from time to time to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of such adjournment to approve the Merger Proposal (the “Adjournment Proposal”).
If the Integrated Mergers are completed, McGrath shareholders will be entitled to receive, in exchange for each share of common stock, no par value, of McGrath (the “McGrath Common Stock”) they hold immediately prior to the effective time of the First-Step Merger (the “Effective Time”), either (i) $123.00 in cash (the “Per Share Cash Consideration”) or (ii) 2.8211 (the “Exchange Ratio”) shares of WillScot Mobile Mini Common Stock (the “Per Share Stock Consideration” and together with the Per Share Cash Consideration, the “Merger Consideration”), as determined pursuant to the election and allocation procedures set forth in the Merger Agreement. McGrath shareholders will have the opportunity to elect to receive either the Per Share Cash Consideration or the Per Share Stock Consideration in respect of their shares of McGrath Common Stock, provided that 60% of the shares of McGrath Common Stock will be converted into the Per Share Cash Consideration and 40% of the shares of McGrath Common Stock will be converted into the Per Share Stock Consideration.
The McGrath Board of Directors has unanimously determined that the Merger Agreement and the Transaction are fair to, and in the best interests of, McGrath and its shareholders; has unanimously approved and declared advisable the Merger Agreement and the Transaction; and unanimously recommends that McGrath shareholders vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
McGrath will hold a virtual Special Meeting of its shareholders to consider certain matters relating to the Transaction. McGrath and WillScot Mobile Mini cannot complete the Transaction unless, among other things, McGrath shareholders adopt the Merger Agreement.
Your vote is very important. To ensure your representation at the Special Meeting, complete and return the applicable enclosed proxy card or submit your proxy by phone or the internet. Please vote promptly whether or not you expect to virtually attend the Special Meeting. Submitting a proxy now will not prevent you from being able to vote at the Special Meeting.

The proxy statement/prospectus accompanying this notice is also being delivered to McGrath shareholders as WillScot Mobile Mini’s prospectus for the offering of WillScot Mobile Mini Common Stock in connection with the Transaction.
The obligations of McGrath and WillScot Mobile Mini to complete the Transaction are subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, a copy of which is included as part of the accompanying proxy statement/prospectus. The proxy statement/prospectus provides you with detailed information about the Transaction. It also contains or references information about McGrath, WillScot Mobile Mini, and certain related matters. You are encouraged to read the proxy statement/prospectus carefully and in its entirety. In particular, you should carefully read the section entitled “Risk Factors” beginning on page 15 of the proxy statement/prospectus for a discussion of risks you should consider in evaluating the Transaction and how they will affect you.
Sincerely,
/s/ Joseph F. Hanna
Chief Executive Officer and President
McGrath RentCorp
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated [           ], 2024, and is first being mailed to shareholders of McGrath on or about [           ], 2024.

MCGRATH RENTCORP
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held [   ], 2024
To the Shareholders of McGrath RentCorp:
NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the “Special Meeting”) of McGrath RentCorp, a California corporation (“McGrath”), will be held virtually only at [             ], on [           ], 2024, at [           ], PST. Shareholders will be able to listen, vote, and submit questions from any remote location that has internet connectivity. There will be no physical location for shareholders to attend. The Special Meeting will be held for the following purposes:
1.
To approve the Agreement and Plan of Merger, dated as of January 28, 2024 (the “Merger Agreement”), by and between McGrath, WillScot Mobile Mini Holdings Corp., a Delaware corporation (“WillScot Mobile Mini”), Brunello Merger Sub I, Inc., a California corporation and a direct wholly owned subsidiary of WillScot Mobile Mini (“Merger Sub I”), and Brunello Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of WillScot Mobile Mini (“Merger Sub II”), a copy of which is included in this proxy statement/prospectus as Annex A, pursuant to which Merger Sub I will merge with and into McGrath (“First-Step Merger”), with McGrath surviving the First-Step Merger, and immediately thereafter, McGrath will merge with and into Merger Sub II (“Second-Step Merger” and, together with the First-Step Merger, the “Integrated Mergers”), with Merger Sub II surviving the Second-Step Merger. Pursuant to the Merger Agreement, if the Integrated Mergers are completed, each share of common stock, no par value, of McGrath (“McGrath Common Stock”) will be converted into the right to receive either (i) $123.00 in cash or (ii) 2.8211 shares of common stock, par value of $0.0001, of WillScot Mobile Mini (the “WillScot Mobile Mini Common Stock”, such issuance of WillScot Mobile Mini Common Stock and together with the Integrated Mergers and the other transactions contemplated by the Merger Agreement, the “Transaction”). For additional information about the Merger Agreement and the Transaction, please see the sections entitled “Summary”, beginning on page 1 and “The Merger Agreement”, beginning on page 85 of this proxy statement/prospectus. We refer to this proposal as the “Merger Proposal.”

2.
To approve a non-binding, advisory proposal to approve compensation that will or may become payable by McGrath to its named executive officers in connection with the Transaction. We refer to this proposal as the “Merger-Related Compensation Proposal”.

3.
To approve the adjournment of the Special Meeting from time to time to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of such adjournment to approve the Merger Proposal. We refer to this proposal as the “Adjournment Proposal.”

McGrath will transact no other business at the Special Meeting, except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. Please refer to the proxy statement/prospectus of which this notice is part of for further information with respect to the business to be transacted at the Special Meeting.
The Board of Directors of McGrath has fixed the close of business on [           ], 2024 as the record date (the “Record Date”) for determining the shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Only McGrath shareholders of record on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. McGrath is commencing its solicitation of proxies on or about [           ], 2024. McGrath intends to continue to solicit proxies until the date of the Special Meeting.
Completion of the Transaction is conditioned, among other things, upon approval of the Merger Proposal by the McGrath shareholders, which requires the affirmative vote of the holders of a majority of the issued and outstanding shares of McGrath Common Stock entitled to vote (in person or by proxy) at the Special Meeting.
The McGrath Board of Directors has unanimously approved and declared advisable the Merger Agreement and the Transaction; has determined that the Merger Agreement and the Transaction, are fair to and in the best interest of the McGrath shareholders; and recommends that the McGrath shareholders vote:

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“FOR” the Merger Proposal;

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“FOR” the Merger-Related Compensation Proposal; and

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“FOR” the Adjournment Proposal.

I M P O R T A N T
We are holding the Special Meeting as a virtual meeting (via live audio webcast) format only. On behalf of the Board of Directors and management of McGrath, we cordially invite you to attend the Special Meeting by virtual presence by logging into our live webcast at: [                 ].
Your vote is very important, regardless of the number of shares of McGrath Common Stock that you own. A failure to vote your shares, or to provide instructions to your bank, broker or nominee as to how to vote your shares, is the equivalent of a vote against the Merger Proposal. Whether or not you expect to attend the Special Meeting in person, to ensure your representation at the Special Meeting, we urge you to submit a proxy to vote your shares as promptly as possible by (1) visiting the internet site listed on the McGrath proxy card, (2) calling the toll-free number listed on the McGrath proxy card or (3) submitting your McGrath proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of McGrath Common Stock who is present at the Special Meeting may vote in person, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in the accompanying proxy statement/prospectus. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the bank, broker or other nominee.
Pursuant to Chapter 13 of the California General Corporation Law of the State of California, holders of McGrath Common Stock who do not vote in favor of the Merger Proposal and who otherwise strictly comply with the procedures set forth in Chapter 13 of the California Corporations Code will have the right to seek appraisal of the fair value of their shares of McGrath Common Stock, as determined by the applicable California superior court, in lieu of receiving the Merger Consideration if the Transaction is completed. To exercise this appraisal right, a McGrath shareholder must strictly comply with the procedures prescribed by California law, which are summarized in the section titled “The Transaction — Appraisal Rights in the Transaction” beginning on page 77 of the enclosed proxy statement/prospectus.
The enclosed proxy statement/prospectus provides a detailed description of the Merger Agreement, the Transaction and the other matters to be considered at the Special Meeting. We urge you to carefully read this proxy statement/prospectus, including any documents incorporated by reference herein, and the annexes in their entirety. If you have any questions concerning any of the proposals in this notice or the proxy statement/prospectus, would like additional copies or need help voting your shares of McGrath Common Stock, please contact McGrath’s proxy solicitor or McGrath:
Morrow Sodali LLC
430 Park Avenue
New York, NY 10022
Stockholders Call (800) 662-5200 Toll Free
or (203) 658-9400
Email: MGRC@info.morrowsodali.com
OR
McGrath RentCorp
5700 Las Positas Road
Livermore, CA 94551
ATTN: Investor Relations
Email: investor@mgrc.com
By Order of the Board of Directors,
/s/ Joseph F. Hanna
Chief Executive Officer and President
Livermore, California
[      ], 2024

ADDITIONAL INFORMATION
The accompanying proxy statement/prospectus incorporates by reference important business and financial information about WillScot Mobile Mini and McGrath from other documents that are not included in or delivered with the accompanying proxy statement/prospectus. For a listing of the documents incorporated by reference into the accompanying proxy statement/prospectus, see the section entitled “Where You Can Find More Information.”
You can obtain any of the documents incorporated by reference into the accompanying proxy statement/prospectus by requesting them in writing or by telephone as follows, as applicable:
WillScot Mobile Mini Holdings Corp. 4646 E. Van Buren Street, Suite 400 Phoenix, Arizona 85008 Attention: Investor Relations investors@willscotmobilemini.com	McGrath RentCorp 5700 Las Positas Road Livermore, California 94551 Attention: Investor Relations (925) 606-9200 investor@mgrc.com
To receive timely delivery of the documents in advance of the Special Meeting, you should make your request no later than [           ], 2024.
You may also obtain any of the documents incorporated by reference into the accompanying proxy statement/prospectus without charge through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. In addition, you may obtain copies of documents filed by WillScot Mobile Mini with the SEC on WillScot Mobile Mini’s website at http://www.willscotmobilemini.com under the tab “Financial Information” or by contacting WillScot Mobile Mini’s Investor Relations at WillScot Mobile Mini Holdings Corp., 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008. You may also obtain copies of documents filed by McGrath with the SEC on McGrath’s website at http://www.mgrc.com under the tab “Investors” and then under the heading “Financial Information — SEC Filings” or by contacting McGrath’s Investor Relations at McGrath RentCorp, Investor Relations, 5700 Las Positas Road, Livermore, California 94551.
We are not incorporating the contents of the websites of the SEC, WillScot Mobile Mini, McGrath or any other entity or any other website into the accompanying proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into the accompanying proxy statement/prospectus at these websites only for your convenience.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by WillScot Mobile Mini (File No. 333-         ), constitutes a prospectus of WillScot Mobile Mini under Section 5 of the Securities Act with respect to the shares of WillScot Mobile Mini Common Stock to be issued to McGrath shareholders as partial Merger Consideration pursuant to the Merger Agreement. This document also constitutes a proxy statement of McGrath under Section 14(a) of the Exchange Act. It also constitutes a notice of meeting with respect to the Special Meeting, at which McGrath shareholders will be asked to consider and vote upon the McGrath Proposals and any such other business as may properly be brought before the McGrath special meeting or any adjournment or postponement thereof.
WillScot Mobile Mini has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to WillScot Mobile Mini and the Mergers Subs, and McGrath has supplied all such information relating to McGrath.
You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. WillScot Mobile Mini and McGrath have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated as of the date set forth above on the cover page of this proxy statement/prospectus, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to McGrath shareholders nor the issuance by WillScot Mobile Mini of shares of WillScot Mobile Mini Common Stock as partial Merger Consideration pursuant to the Merger Agreement will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
Unless otherwise indicated or as the context otherwise requires, all references in this proxy statement/prospectus to:
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“2025 Notes Indenture” has the meaning set forth on page 138

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“2025 Secured Notes” has the meaning set forth on page 138

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“2028 Notes Indenture” has the meaning set forth on page 139

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“2028 Secured Notes” has the meaning set forth on page 139

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“2031 Notes Indenture” has the meaning set forth on page 139

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“2031 Secured Notes” has the meaning set forth on page 139

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“ABL Facility” has the meaning set forth on page 135

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“Adjournment Proposal” refers to the proposal that the McGrath shareholders adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal

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“Adverse Regulatory Condition” means any action or actions that individually or in the aggregate would, or would reasonably be expected to have, a material adverse effect on (x) WillScot Mobile Mini and its subsidiaries, when taken as a whole, or (y) McGrath and its subsidiaries, when taken as a whole

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“Alternative Proposal” has the meaning set forth on page 96

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“Announcement 8-K” has the meaning set forth on page 48

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“Antitrust Approval” has the meaning set forth on page iv

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“ASC 805” has the meaning set forth on page 9

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“A&O” has the meaning set forth on page 39

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“Benefits Continuation Period” has the meaning set forth on page 101

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“Borrowers” has the meaning set forth on page 135

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“California Corporations Code” refers to the General Corporation Law of the State of California

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“Canadian Borrowers” has the meaning set forth on page 135

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“Canadian Borrowing Base” has the meaning set forth on page 136

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“CAPM” has the meaning set forth on page 54

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“Cash Conversion Number” has the meaning set forth on page 86

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“Cash Election” has the meaning set forth on page 86

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“Code” refers to the Internal Revenue Code of 1986, as amended

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“Combined Company Adjusted EBIT” has the meaning set forth on page 66

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“Combined Company Adjusted EBITDA” has the meaning set forth on page 65

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“Combined Company Projections” has the meaning set forth on page 59

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“Commitment Letter” has the meaning set forth on page 115

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“Company Disclosure Schedules” has the meaning set forth on page 46

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“Continuing Employee” has the meaning set forth on page 101

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“Deemed Earned Units” has the meaning set forth on page iii

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“DGCL” refers to the General Corporation Law of the State of Delaware

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“Dissenting Shares” refers to any shares of Company Common Stock which are held immediately prior to the Effective Time of the Integrated Mergers by a holder who did not vote in favor of the Merger Proposal (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares

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“DLLCA” refers to the Limited Liability Company Act, as amended, of the State of Delaware

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“EBITDA” has the meaning set forth on page 54

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“Effective Time” refers to the effective time of the First-Step Merger

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“Employment Continuation Period” has the meaning set forth on page 102

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“End Date” has the meaning set forth on page 91

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended

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“Exchange Ratio” has the meaning set forth on the cover page of this proxy statement/prospectus

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“Excluded Shares” refers to (i) shares of McGrath Common Stock held immediately prior to the Effective Time by McGrath as treasury stock or owned by WillScot Mobile Mini or a subsidiary of WillScot Mobile Mini or McGrath and (ii) Dissenting Shares

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“EV” has the meaning set forth on page 54

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“February 4, 2022 WillScot Offer” has the meaning set forth on page 31

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“Financing Commitment Papers” has the meaning set forth on page 42

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“First-Step Merger” refers to the merger of Merger Sub I with and into McGrath, with McGrath surviving the First-Step Merger as a wholly owned subsidiary of WillScot Mobile Mini

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“Forecasted Financial Information” has the meaning set forth on page 59

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“FMA” has the meaning set forth on page 134

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“FRI” has the meaning set forth on page 134

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“FTC” has the meaning set forth on page iv

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“GAAP” refers to United States generally accepted accounting principles

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“Goldman Sachs” has the meaning set forth on page 3

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“Guarantors” has the meaning set forth on page 138

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“HSR Act” refers to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended

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“Initial WillScot Proposal” has the meaning set forth on page 26

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“Integrated Mergers” refers to the First-Step Merger and the Second-Step Merger, together

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“Intended Tax Treatment” has the meaning set forth on page iii

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“Intervening Event” has the meaning set forth on page 99

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“Intervening Event Notice Period” has the meaning set forth on page 98

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“IRS” refers to the Internal Revenue Service

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“January 14, 2024 WillScot Offer” has the meaning set forth on page 43

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“July 7, 2023 WillScot Offer” has the meaning set forth on page 34

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“July 19, 2023 WillScot Offer” has the meaning set forth on page 35

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“KSOP” has the meaning set forth on page 94

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“LTM” has the meaning set forth on page 54

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“May 9, 2023 WillScot Offer” has the meaning set forth on page 33

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“May 22, 2023 WillScot Offer” has the meaning set forth on page 33

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“May 26, 2023 WillScot Offer” has the meaning set forth on page 34

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“McGrath” refers to McGrath RentCorp, a California corporation

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“McGrath Acquisition Agreement” has the meaning set forth on page 96

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“McGrath Adjusted EBIT” has the meaning set forth on page 64

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“McGrath Adjusted EBITDA” has the meaning set forth on page 64

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“McGrath Adverse Recommendation Change” means the McGrath Board or any applicable committee thereof: (a) failing to make, withdrawing, or amending, modifying or materially qualifying, in a manner adverse to WillScot Mobile Mini, the McGrath Board Recommendation; (b) approving, adopting or recommending an Alternative Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of McGrath Common Stock within ten (10) Business Days after the commencement (within the meaning of Rules 14d-2(a) under the Securities Exchange Act) of such offer; (e) after public announcement of an Alternative Proposal made by a person or group of persons other than WillScot Mobile Mini, failing to reaffirm the McGrath Board Recommendation within ten (10) Business Days after receipt of a written request to do so from WillScot Mobile Mini (which request WillScot Mobile Mini shall not make in excess of twice per Alternative Proposal and in excess of one additional request in respect of each modification to an Alternative Proposal); or (f) proposing, resolving or agreeing to take any of the foregoing actions

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“McGrath Articles” refers to the Articles of Incorporation of McGrath, filed as Exhibit 19.1 to McGrath’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 with the SEC on August 14, 1988, as amended by the Amendment to Articles of Incorporation of McGrath filed as Exhibit 3.1 to McGrath’s Registration Statement on Form S-1 with the SEC on March 28, 1991 (Registration No. 33-39633), and amended again by the Amendment to Articles of Incorporation of McGrath filed as Exhibit 3.1.2 to McGrath’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 with the SEC on March 31, 1998

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“McGrath Board” refers to the Board of Directors of McGrath

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“McGrath Bylaws” refers to the Amended and Restated Bylaws, filed as Exhibit 3.2 to McGrath’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC on February 21, 2024

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“McGrath Common Stock” refers to common stock, no par value, of McGrath

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“McGrath Forecasts” has the meaning set forth on page 63

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“McGrath Notes” has the meaning set forth on page 76

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“McGrath Proposals” refers to the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal

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“McGrath PSU Award” has the meaning set forth on page iii

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“McGrath RSU Award” has the meaning set forth on page ii

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“McGrath SAR” has the meaning set forth on page ii

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“McGrath shareholder” or “McGrath shareholders” refers to one or more holders of McGrath Common Stock, as applicable

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“McGrath Shareholder Approval” refers to the affirmative vote of the holders of a majority of the issued and outstanding shares of McGrath Common Stock entitled to vote (in person or by proxy) at the Special Meeting in favor of the Merger Proposal

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“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of January 28, 2024, by and among WillScot Mobile Mini, Merger Sub I, Merger Sub II and McGrath, as may be amended from time to time

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“Merger Consideration” refers to the Per Share Cash Consideration together with the Per Share Stock Consideration

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“Merger Proposal” refers to the proposal that the McGrath shareholders approve and adopt the Merger Agreement

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“Merger-Related Compensation Proposal” refers to the proposal that McGrath shareholders approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to McGrath’s named executive officers in connection with the Transaction

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“Merger Sub I” refers to Brunello Merger Sub I, Inc., a California corporation and a wholly owned subsidiary of WillScot Mobile Mini

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“Merger Sub II” refers to Brunello Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of WillScot Mobile Mini

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“Merger Subs” refers to Merger Sub I and Merger Sub II

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“Multicurrency Sublimit” has the meaning set forth on page 135

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“M&F” has the meaning set forth on page 27

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“Nasdaq” refers to, with respect to WillScot Mobile Mini and WillScot Mobile Mini Common Stock, the Nasdaq Capital Market and, with respect to McGrath and McGrath Common Stock, the Nasdaq Global Select Market

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“Non-U.S. Holder” has the meaning set forth on page 81

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“Note Guarantors” has the meaning set forth on page 139

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“November 2, 2023 WillScot Offer” has the meaning set forth on page 37

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“November 16, 2023 WillScot Offer” has the meaning set forth on page 37

•
“November 21, 2023 WillScot Offer” has the meaning set forth on page 38

•
“NTM” has the meaning set forth on page 55

•
“Party A Offer” has the meaning set forth on page 38

•
“Party A VDR” has the meaning set forth on page 39

•
“Per Share Cash Consideration” has the meaning set forth on the cover page of this proxy statement/prospectus

•
“Per Share Stock Consideration” has the meaning set forth on the cover page of this proxy statement/prospectus

•
“Premium Cap” has the meaning set forth on page 73

•
“Proposals” refers to the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal

•
“Record Date” refers to [         ], 2024

•
“Revised WillScot Offer” has the meaning set forth on page 26

•
“SEC” refers to the United States Securities and Exchange Commission

•
“Second-Step Merger” refers to the merger, immediately after the First-Step Merger, of McGrath with and into Merger Sub II, with Merger Sub II being the surviving corporation

•
“Securities Act” refers to the Securities Act of 1933, as amended

•
“Senior Employee” has the meaning set forth on page 94

•
“Service Providers” has the meaning set forth on page 94

•
“Sixth Amendment” has the meaning set forth on page 135

•
“Special Meeting” refers to the special meeting of McGrath shareholders to consider and vote upon the McGrath Proposals and related matters

•
“Stock Conversion Number” has the meaning set forth on page 86

•
“Stock Election” has the meaning set forth on page 86

•
“Substitute RSU Award” has the meaning set forth on page 89

•
“Superior Proposal” has the meaning set forth on page 97

•
“Superior Proposal Notice Period” has the meaning set forth on page 98

•
“Surviving Company” has the meaning set forth on page 85

•
“Synergy Projections” has the meaning set forth on page 59

•
“Transaction” refers to the Integrated Mergers, the issuance of WillScot Mobile Mini Common Stock as partial Merger Consideration and the other transactions contemplated by the Merger Agreement

•
“Transaction Committee” has the meaning set forth on page 27

•
“Treasury Regulations” has the meaning set forth on page 102

•
“Unlevered Free Cash Flow” has the meaning set forth on page 64

•
“U.S. Borrowers” has the meaning set forth on page 135

•
“U.S. Borrower Base” has the meaning set forth on page 136

•
“U.S. Guarantors” has the meaning set forth on page 138

•
“U.S. Holder” has the meaning set forth on page 80

•
“Verbal Proposal” has the meaning set forth on page 36

•
“WillScot Mobile Mini” refers to WillScot Mobile Mini Holdings Corp., a Delaware corporation

•
“WillScot Mobile Mini Board” refers to the Board of Directors of WillScot Mobile Mini

•
“WillScot Mobile Mini Bylaws” refers to the Fifth Amended and Restated Bylaws of WillScot Mobile Mini (incorporated by reference to Exhibit 3.1 of WillScot Mobile Mini’s Current Report on Form 8-K filed with the SEC on November 2, 2022)

•
“WillScot Mobile Mini Charter” refers to Amended and Restated Certificate of Incorporation of WillScot Mobile Mini, amended as of June 3, 2022 (incorporated by reference to Exhibit 3.1 of WillScot Mobile Mini’s Quarterly Report on Form 10-Q filed with the SEC on April 27, 2023)

•
“WillScot Mobile Mini Common Stock” refers to the common stock, par value $0.0001 per share, of WillScot Mobile Mini

•
“WillScot Mobile Mini Forecasts” has the meaning set forth on page 59

•
“WillScot Mobile Mini LOI” has the meaning set forth on page 38

•
“WillScot Mobile Mini Plan” has the meaning set forth on page 102

•
“WillScot Mobile Mini Term Sheet” has the meaning set forth on page 39

•
“WillScot Mobile Mini VDR” has the meaning set forth on page 39

•
“WillScot Projections” has the meaning set forth on page 41

•
“WSI” has the meaning set forth on page 2

ANNEXES

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETING
The following questions and answers briefly address some commonly asked questions about the Merger Agreement and the Special Meeting. They may not include all the information that is important to McGrath shareholders. McGrath shareholders should carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to or incorporated by reference herein. See the section entitled “Where You Can Find More Information” beginning on page 154 of this proxy statement/prospectus.
Why am I receiving these materials?
You are receiving this proxy statement/prospectus to help you decide how to vote your shares of McGrath Common Stock with respect to the Merger Proposal, the Merger-Related Compensation Proposal, the Adjournment Proposal and any other matters to be considered at the Special Meeting.
The Transaction cannot be completed unless, among other things, McGrath shareholders approve the Merger Proposal at the Special Meeting.
This proxy statement/prospectus constitutes both a proxy statement of McGrath and a prospectus of WillScot Mobile Mini. It is a prospectus because WillScot Mobile Mini will issue shares of WillScot Mobile Mini Common Stock in exchange for outstanding shares of McGrath Common Stock (other than Excluded Shares) as partial Merger Consideration. Information about the Special Meeting, the Transaction, the Merger Agreement and the other business to be considered by McGrath shareholders at the Special Meeting is contained in this proxy statement/prospectus. McGrath shareholders should read this information carefully and in its entirety. The enclosed voting materials allow McGrath shareholders to vote their shares by proxy without attending the Special Meeting virtually.
What items of business will McGrath shareholders consider at the Special Meeting?
Shareholders will vote on the following items at the Special Meeting:
1.
To approve the Merger Proposal;

2.
To approve the Merger-Related Compensation Proposal; and

3.
To approve the Adjournment Proposal.

What will McGrath shareholders receive in the Transaction?
McGrath shareholders (other than those who properly elect to seek appraisal of their shares) will receive either (i) $123.00 in cash (the “Per Share Cash Consideration”) or (ii) 2.8211 (the “Exchange Ratio”) shares of WillScot Mobile Mini Common Stock (such per share consideration, the “Per Share Stock Consideration”) in exchange for each of their shares of McGrath Common Stock, as determined pursuant to the election and allocation procedures in the Merger Agreement. McGrath shareholders will have the opportunity to elect to receive either the Per Share Cash Consideration or the Per Share Stock Consideration in respect of their shares of McGrath Common Stock, provided that the maximum number of shares of McGrath Common Stock that will be entitled to receive (i) the Per Share Cash Consideration will be equal to the product of (A) the total number of shares of the McGrath Common Stock issued and outstanding immediately prior to the Effective Time multiplied by (B) 60% (rounded down to the nearest whole number) and (ii) the Per Share Stock Consideration will be equal to the product of (A) the total number of shares of McGrath Common Stock issued and outstanding immediately prior to the Effective Time multiplied by (B) 40% (rounded up to the nearest whole number). The form of Merger Consideration ultimately received by you will depend upon the election, allocation, and proration procedures described in this proxy statement/prospectus and the choices of other McGrath shareholders, and may be different from what you elect.
Will the value of the Merger Consideration change between the date of this proxy statement/prospectus and the time the Transaction is completed?
The value of the Per Share Cash Consideration is fixed at $123.00 and will not change. The exchange ratio of 2.8211 shares of WillScot Mobile Mini Common Stock for each share of McGrath Common Stock

i

is fixed, and no adjustments to the exchange ratio will be made based upon changes in the price of either WillScot Mobile Mini Common Stock or McGrath Common Stock prior to the completion of the Transaction or otherwise. As a result, any changes in the market price of the shares of WillScot Mobile Mini Common Stock will change the value of the Per Share Stock Consideration that a McGrath shareholder is entitled to receive if the Transaction is completed, and that value could be significantly higher or lower than the value of the Per Share Stock Consideration on the date of this proxy statement/prospectus, the date of the Special Meeting or the date on which McGrath shareholders actually receive the Per Share Stock Consideration.
Will McGrath shareholders be able to trade the WillScot Mobile Mini Common Stock that they receive in the Transaction?
Yes. The WillScot Mobile Mini Common Stock to be issued to McGrath shareholders will be listed on Nasdaq under the symbol “WSC”. Unless you are deemed an “affiliate” of WillScot Mobile Mini after the Transaction is completed, you may sell the shares of WillScot Mobile Mini Common Stock you receive without restriction.
As a McGrath shareholder, can I make an election as to the form of Merger Consideration I receive?
Yes. Holders of McGrath Common Stock will have the right to elect to receive the cash consideration or the stock consideration in exchange for their shares of McGrath Common Stock if the First-Step Merger is completed, subject to the allocation and proration provisions of the Merger Agreement. The maximum number of shares of McGrath Common Stock that will be entitled to receive the Per Share Cash Consideration will be equal to the product of (x) the total number of shares of McGrath Common Stock issued and outstanding immediately prior to the Effective Time multiplied by (y) sixty percent (60%) (rounded down to the nearest whole number), and (B) the maximum number of shares of McGrath Common Stock that will be entitled to receive the Per Share Stock Consideration will be equal to the product of (x) the total number of shares of McGrath Common Stock issued and outstanding immediately prior to the Effective Time multiplied by (y) forty percent (40%) (rounded up to the nearest whole number).
How do I elect the form of Merger Consideration that I prefer?
As a McGrath shareholder, you will receive a separate mailing that will allow you to make an election to receive either the Per Share Cash Consideration or Per Share Stock Consideration for each share of stock you own or to indicate that you have no preference. The election form will include detailed instructions regarding how to make your election and must be completed and returned separately no later than the deadline stated in the election materials. If you hold your shares in “street name” through a bank or broker, your bank or broker will separately provide instructions for making your election with respect to such shares. For more information, see “The Merger Agreement — Merger Consideration” on page 86, and “The Merger Agreement — Election Procedures; Exchange of Shares” beginning on page 87.
What will holders of McGrath equity awards receive in the Transaction?
The Merger Agreement specifies the treatment of McGrath’s outstanding equity awards in connection with the Transaction, which will be treated as follows at the Effective Time:
(i)
WillScot Mobile Mini will assume McGrath’s 2016 Stock Incentive Plan and 2007 Stock Incentive Plan;

(ii)
each stock appreciation award covering shares of McGrath Common Stock (a “McGrath SAR”) that is outstanding, vested and unexercised as of immediately prior to the Effective Time will be cancelled and converted into a right to receive a cash payment equal to the excess of the Per Share Cash Consideration over the applicable exercise price per share of such McGrath SAR;

(iii)
each restricted stock unit award covering shares of McGrath Common Stock (a “McGrath RSU Award”) that is outstanding and unvested as of immediately prior to the Effective Time will be assumed by WillScot Mobile Mini (each, a “Substitute RSU Award”), with each Substitute RSU Award being subject to the same terms and conditions as applied to the McGrath RSU

Award immediately prior to the Effective Time, except that the number of shares of WillScot Mobile Mini Common Stock subject to each Substitute RSU Award will be equal to (A) the number of shares of McGrath Common Stock subject to the McGrath RSU Award immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (with the resulting number rounded up to the nearest whole share);
(iv)
each McGrath RSU Award that is outstanding and vested as of immediately prior to the Effective Time (taking into account any acceleration or vesting as a result of the consummation of the Transaction), will be cancelled and converted into a right to receive the Merger Consideration, with 60% of the shares of McGrath Common Stock underlying such McGrath RSU Award converted into Per Share Cash Consideration and 40% of the McGrath Common Stock underlying such McGrath RSU Award converted into Per Share Stock Consideration;

(v)
each outstanding performance-based restricted stock unit award covering shares of McGrath Common Stock (a “McGrath PSU Award”) granted during the 2022 calendar year will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of restricted stock units deemed earned based on the McGrath Board’s good faith best estimate of projected actual performance through the end of the performance period (the “Deemed Earned Units”) and 60% of the Deemed Earned Units converted into Per Share Cash Consideration and 40% of the Deemed Earned Units converted into Per Share Stock Consideration; and

(vi)
each McGrath PSU Award granted during the 2023 calendar year will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of restricted stock units that would vest if target performance was achieved and pro-rated based on the number of days elapsed between the grant date and the Effective Time and 60% of the vesting restricted stock units converted into Per Share Cash Consideration and 40% of the vesting restricted stock units converted into Per Share Stock Consideration.

What are the material U.S. federal income tax consequences of the Integrated Mergers to each McGrath shareholder?
It is intended that the Integrated Mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”). Assuming the Integrated Mergers qualify for the Intended Tax Treatment, the U.S. federal income tax consequences of the Integrated Mergers to a U.S. Holder (as defined in the section entitled “— Material U.S. Federal Income Tax Consequences of the Integrated Mergers”) who exchanges shares of McGrath Common Stock for the Merger Consideration will depend on the mix of Merger Consideration the U.S. Holder receives. In particular:
•
if a U.S. Holder receives solely WillScot Mobile Mini Common Stock (other than cash received in lieu of a fractional share of WillScot Mobile Mini Common Stock), such shareholder generally will not recognize gain or loss for U.S. federal income tax purposes;

•
if a U.S. Holder receives solely cash, such shareholder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and such shareholder’s tax basis in the shares of McGrath Common Stock exchanged therefor; and

•
if a U.S. Holder receives a combination of WillScot Mobile Mini Common Stock and cash, such shareholder generally will recognize gain in an amount equal to the lesser of (1) the amount of cash received and (2) the amount by which the aggregate amount of cash and the fair market value of the WillScot Mobile Mini Common Stock received as Merger Consideration exceeds such shareholder tax basis in his/her shares of McGrath Common Stock exchanged therefor. A U.S. Holder who receives a combination of cash and stock pursuant to the Integrated Mergers will not be able to recognize any loss for U.S. federal income tax purposes as a result of the exchange.

The completion of the Integrated Mergers is not conditioned upon the receipt of an opinion of counsel to the effect that the Integrated Mergers, taken together, will qualify for the Intended Tax Treatment. In addition, neither McGrath nor WillScot Mobile Mini intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Integrated Mergers. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court would not sustain such a challenge. In the event that the Integrated Mergers do not qualify for the Intended Tax Treatment, the exchange of McGrath Common Stock for the Merger Consideration will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder will recognize gain or loss with respect to the receipt of the Merger Consideration, regardless of whether all, a portion, or none of the Merger Consideration received by such U.S. Holder consists of WillScot Mobile Mini Common Stock.
Regardless of whether the Integrated Mergers qualify for the Intended Tax Treatment, a Non-U.S. Holder (as defined in the section entitled “— Material U.S. Federal Income Tax Consequences of the Integrated Mergers”) generally will not recognize any gain or loss for U.S. federal income tax purposes on the receipt of the Merger Consideration, except under specific circumstances discussed in the section entitled “— Material U.S. Federal Income Tax Consequences of the Integrated Mergers — U.S. Federal Income Tax Consequences of the Integrated Mergers to Non-U.S. Holders”.
You should read the section entitled “— Material U.S. Federal Income Tax Consequences of the Integrated Mergers” for a more complete description of the material U.S. federal income tax consequences of the Integrated Mergers to you and consult your own tax advisors regarding the U.S. federal income tax consequences of the Integrated Mergers to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Do McGrath shareholders have appraisal rights or the right to dissent from the Transaction?
Yes. Pursuant to Chapter 13 of the California General Corporation Law of the State of California, or California Corporations Code, holders of McGrath Common Stock who do not vote in favor of the Merger Proposal and who otherwise strictly comply with the procedures set forth in Chapter 13 of the California Corporations Code, have the right to seek appraisal of the fair value of their shares of McGrath Common Stock, as determined by the applicable California superior court, if the Transaction is completed. The “fair value” of shares of McGrath Common Stock as determined by the applicable California superior court could be more or less than, or the same as, the value of the Merger Consideration that a McGrath shareholder would otherwise be entitled to receive under the terms of the Merger Agreement.
To exercise appraisal or dissenters’ rights, which we refer to collectively as dissenters’ rights, McGrath shareholders must strictly comply with the procedures prescribed by California law. These procedures are summarized in the section titled “Appraisal Rights in the Transaction” beginning on page 77. Failure to strictly comply with these provisions will result in a loss of the right of appraisal or dissent.
What are the conditions to completion of the Transaction?
The consummation of the Transaction is subject to certain closing conditions. The conditions to the obligations for both WillScot Mobile Mini and McGrath to consummate the Transaction include: (i) the approval of the Merger Proposal by McGrath shareholders, (ii) the expiration or termination of all waiting periods applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the “HSR Act,” and such expiration or termination, the “Antitrust Approval”), (iii) the absence of any order by any governmental authorities or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Merger Agreement and (iv) declaration of effectiveness of the Registration Statement on Form S-4, of which this proxy statement/prospectus forms a part, relating to the registration of shares of WillScot Mobile Mini Common Stock to be issued to McGrath shareholders pursuant to the Merger Agreement. The parties have submitted their respective filings under the HSR Act with the U.S. Department of Justice and the Federal Trade Commission (the “FTC”) as contemplated by the Merger Agreement and, on February 21, 2024, each of McGrath and WillScot Mobile Mini received a second request from the FTC in connection with the FTC’s review of the Transaction, which extends the waiting period until 30 days after both parties have substantially complied with the second request, unless the FTC early terminates the additional waiting period or the parties otherwise agree not to consummate the Transaction for a period of time after substantial compliance. McGrath and WillScot Mobile Mini are working with the FTC to complete its investigation as soon as practicable.

The conditions to the obligations of WillScot Mobile Mini to consummate the Transaction include: (i) McGrath must have performed in all material respects all of its obligations as set forth in the Merger Agreement; (ii) certain representation and warranties of McGrath as specified in the Merger Agreement must be true and correct, at and as of the date of the Merger Agreement and at and as of the date of closing; (iii) absence of a McGrath material adverse effect, (iv) the Antitrust Approval must not include the imposition of an Adverse Regulatory Condition on WillScot Mobile Mini, and (v) WillScot Mobile Mini must receive a certificate from an executive officer of McGrath confirming the satisfaction of certain conditions as set forth in the Merger Agreement.
The conditions to the obligations of McGrath to consummate the Transaction include: (i) each of WillScot Mobile Mini and the merger subsidiaries must have performed in all material respects all of its obligations required to be performed under the Merger Agreement, (ii) certain representation and warranties of WillScot Mobile Mini as specified in the Merger Agreement must be true and correct, at and as of the date of the Merger Agreement and at and as of the closing date, (iii) absence of a WillScot Mobile Mini material adverse effect and (iv) McGrath must receive a certificate from an executive officer of WillScot Mobile Mini confirming the satisfaction of certain conditions as set forth in the Merger Agreement.
See the Section entitled “The Merger Agreement — Conditions to Completion of the Integrated Mergers” on page 103 for additional information.
What does the McGrath Board of Directors recommend?
The McGrath Board of Directors (the “McGrath Board”) unanimously recommends that McGrath shareholders vote: “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal” and “FOR” the Adjournment Proposal.
Why is my vote important?
The Transaction cannot be completed unless the McGrath shareholders approve the Merger Proposal. Information about the Special Meeting, the Transaction, and other matters to be considered by McGrath shareholders is contained in this proxy statement/prospectus.
What constitutes a quorum at the Special Meeting?
As of the close of business on the Record Date, there were [         ] shares of McGrath Common Stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting of a majority of these shares of McGrath Common Stock, either in person by online presence or by proxy, will constitute a quorum for the transaction of business at the Special Meeting.
Q:
What is the vote required to approve each proposal at the Special Meeting?

A:
The Merger Proposal:

•
Standard:   Approval of the Merger Proposal requires the affirmative vote of at least a majority of the outstanding shares of McGrath Common Stock entitled to vote on the Merger Proposal at the Special Meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote in person at the Special Meeting, or fail to instruct your bank, broker or other nominee how to vote with respect to the Merger Proposal, it will have the same effect as a vote “AGAINST” the Merger Proposal.

The Merger-Related Compensation Proposal:
•
Standard:   Approval of the Merger-Related Compensation Proposal requires the affirmative vote of at least a majority of the shares of McGrath Common Stock represented and entitled to vote at the Special Meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the Merger-Related Compensation Proposal. If you fail to

v

submit a proxy or fail to vote in person at the Special Meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the Merger-Related Compensation Proposal, it will have no effect on the vote with respect to the Merger-Related Compensation Proposal.
The Adjournment Proposal:
•
Standard:   The Adjournment Proposal requires the affirmative vote of at least a majority of the shares of McGrath Common Stock represented and entitled to vote at the Special Meeting.

•
Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy it will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you fail to submit a proxy, or fail to vote in person at the Special Meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the Adjournment Proposal, it will have no effect on the vote with respect to the Adjournment Proposal.

What do I need to do now?
After carefully reading and considering the information contained in this proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at the Special Meeting. Please follow the instructions set forth on the McGrath proxy card, or on the voting instruction form provided by the record holder if your shares are held in the name of your bank, broker or other nominee.
If you hold your shares in certificated form, please do not submit your stock certificates at this time. If the Transaction is completed, you will receive instructions for surrendering your stock certificates from the exchange agent.
Do any of McGrath’s directors or officers have interests in the Transaction that may differ from those of McGrath shareholders?
McGrath’s directors and officers have certain interests in the Transaction that may be different from, or in addition to, the interests of McGrath shareholders generally. The McGrath Board was aware of the interests of McGrath’s directors and officers and considered such interests, among other matters, when it approved the Merger Agreement and in making its recommendations to its shareholders. For more information regarding these interests, see the section entitled “The Transaction — Interests of McGrath’s Directors and Executive Officers in the Transaction.”
How are votes counted and who will count the votes?
Each outstanding share of McGrath Common Stock on the Record Date is entitled to one vote on each matter properly brought before the Special Meeting.
An automated system administered by [           ] will tabulate votes cast by proxy and [           ] will act as the inspector of elections to tabulate votes cast via online presence at the Special Meeting.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within McGrath or to third parties, except:
•
as necessary to meet applicable legal requirements;

•
to allow for the tabulation and certification of votes; and

•
to facilitate a successful proxy solicitation.

What happens if I do not give specific voting instructions?
For Shares Directly Registered in the Name of the Shareholder:   If you return your signed proxy but do not indicate your voting preferences, McGrath will vote on your behalf “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal” and “FOR” the Adjournment Proposal.

For Shares Registered in the Name of a Brokerage Firm, Bank, Broker-Dealer or Other Similar Organization:   If your shares are held in street name, your brokerage firm, bank, broker-dealer, or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions with respect to shares registered in the name of organizations that are not governed by Nasdaq Rule 2251, those shares will not be voted at the meeting because such organizations do not have discretionary voting power. If you do not furnish voting instructions to brokerage firms that are governed by Nasdaq Rule 2251, one of two things can happen, depending upon whether a proposal is “routine.” Under Nasdaq Rule 2251, brokerage firms, banks, broker-dealers, and other similar organizations have the discretion to cast votes on routine matters, without voting instructions from their clients. Brokerage firms, banks, broker-dealers, and other similar organizations are not permitted, however, to cast votes on “non-routine” matters, such as the Merger Proposal (as requested in Proposal No. 1), the Merger-Related Compensation Proposal (as requested in Proposal No. 2) or the Adjournment Proposal (as requested in Proposal No. 3), without such voting instructions.
May I change or revoke my vote after I have delivered my proxy or voting instruction card?
Yes. If you are a record holder, you may change or revoke your vote before your proxy is voted at the Special Meeting, as described herein. You may do this in one of the following four ways:
•
by logging onto the internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so;

•
by sending a notice of revocation to the Corporate Secretary of McGrath;

•
by sending a completed proxy card bearing a later date than your original proxy card; or

•
by attending the Special Meeting and voting via virtual presence.

If you choose any of the first three methods, you must take the described action no later than the beginning of the Special Meeting.
If your shares are held in an account at a bank, broker or other nominee and you have delivered your voting instruction card or otherwise given instruction on how to vote your shares to your bank, broker or other nominee or your applicable plan administrator, you should contact your bank, broker or other nominee or your applicable plan administrator to change your vote.
Your online attendance at the Special Meeting in and of itself will not automatically revoke a proxy that was submitted earlier by mail or other means.
May I vote my shares via online presence at the virtual Special Meeting?
For Shares Directly Registered in the Name of the Shareholder:   Yes. However, we encourage you to vote by proxy card even if you plan to attend the Special Meeting via online presence. To be admitted to the virtual Special Meeting, and to vote via online presence at the Special Meeting, you will need the 15-digit control number included on your proxy card, or the instructions that accompanied your proxy materials.
For Shares Registered in the Name of a Brokerage Firm or Bank:   Yes, but in order to do so you will need to contact such bank, broker, or other nominee to request a legal proxy and register for the Special Meeting in advance through our transfer agent, Computershare. Once proof of your proxy power (legal proxy) has been obtained, send the proof reflecting your holdings along with your name and email address to legalproxy@computershare.com to obtain your 15-digit control number. Registration must be received no later than [           ], on [           ], 2024.
Where can I find the voting results of the Special Meeting?
The preliminary voting results will be announced at the Special Meeting. The final voting results will be tallied by the inspector of elections and reported in a current report on Form 8-K to be filed by McGrath within four business days following the date of the Special Meeting.

What happens if I sell my shares of McGrath Common Stock after the record date but before the Special Meeting?
The Record Date for the Special Meeting (the close of business on [           ], 2024) is earlier than the date of the Special Meeting and earlier than the date that the Transaction is expected to be completed. If you sell or otherwise transfer your shares of McGrath Common Stock after the Record Date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting. However, you will not have the right to receive the Merger Consideration to be received by McGrath shareholders in the Transaction. In order to receive the Merger Consideration, you must hold your shares through completion of the Transaction.
Are there any risks that I should consider in deciding whether to vote in favor of the Merger Proposal, the Merger-Related Compensation Proposal and Adjournment Proposal to be considered at the Special Meeting?
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 15. You also should read and carefully consider the risk factors of McGrath and WillScot Mobile Mini contained in the documents that are incorporated by reference into this proxy statement/prospectus.
Whom should I contact if I have any questions about the proxy materials or voting?
If you have any questions about the proxy materials, or if you need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed McGrath proxy card, you should contact Morrow Sodali LLC (“Morrow Sodali”), the proxy solicitor for McGrath toll-free at (800) 662-5200 or at (203) 658-9400 or by email at MGRC@info.morrowsodali.com.

SUMMARY
This summary highlights selected information contained in this proxy statement/prospectus and does not contain all the information that may be important to you. To better understand the Transaction, you should carefully read this proxy statement/prospectus in its entirety, including the annexes. Additional, important information about WillScot Mobile Mini and McGrath is also contained in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”
The Parties (page 23)
WillScot Mobile Mini Holdings Corp.
Headquartered in Phoenix, Arizona, WillScot Mobile Mini is a leading business services provider specializing in innovative flexible work space and portable storage solutions. WillScot Mobile Mini services diverse end markets across all sectors of the economy from a network of approximately 250 branch locations and additional drop lots throughout the United States, Canada, and Mexico.
With roots dating back more than 80 years, WillScot Mobile Mini leases modular space and portable storage units (“lease fleet”) to customers in the construction, commercial and industrial, retail and wholesale trade, energy and natural resources, education, government and institutions, healthcare and other end markets. WillScot Mobile Mini offers its customers an extensive selection of “Ready to Work” solutions with value-added products and services (“VAPS”), such as the rental of furniture, steps, ramps, basic appliances, internet connectivity devices, integral tool racking, heavy duty capacity shelving, workstations, electrical and lighting products and other items used by customers in connection with its products. These turnkey solutions offer customers flexible, low-cost, and timely solutions to meet their flexible work space and storage needs on an outsourced basis.
The principal executive offices of WillScot Mobile Mini are located at 4646 E. Van Buren Street, Suite 400, Phoenix, AZ 85008, and its telephone number is (480) 894-6311.
McGrath RentCorp
McGrath was incorporated in California in 1979 and is headquartered in Livermore, California. McGrath is a diversified business-to-business rental company that rents and sells relocatable modular buildings, storage containers and offices, and electronic test equipment. McGrath operates through five divisions: (i) Mobile Modular, (ii) Mobile Modular Portable Storage, (iii) TRS-RenTelco, (iv) Kitchens To Go and (v) Enviroplex.
Mobile Modular provides prefabricated and customizable modular buildings for rent, lease and sale to clients in the education, construction, healthcare, government, commercial, retail, industrial and petrochemical markets, while Mobile Modular Portable Storage provides temporary portable storage solutions. TRS-RenTelco is a market leader in B2B test equipment rentals and sales. Through its Enviroplex division, McGrath provides permanent modular facilities for the California educational system. Finally, Kitchens To Go provides temporary and permanent solutions for foodservice providers as well as ancillary support, including dry/cold/frozen storage, ware-washing, dinging space, restrooms and offices.
McGrath’s stock is listed on Nasdaq under the ticker symbol “MGRC”. McGrath’s executive offices are located at 5700 Las Positas Rd., Livermore, CA 94551, and its main telephone number is (925) 606-9200. For additional information about McGrath, see “Where You Can Find More Information” beginning on page 154 or visit McGrath’s website at https://www.mgrc.com/. The information provided on McGrath’s website is not part of this proxy statement and is not incorporated by reference in this proxy statement.
Brunello Merger Sub I, Inc.
Brunello Merger Sub I, Inc., a wholly owned subsidiary of WillScot Mobile Mini, is a California corporation incorporated on January 23, 2024 for the purpose of effecting the First-Step Merger. Brunello Merger Sub I, Inc. has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement. The principal executive offices of Brunello Merger Sub I, Inc. are located at 4646 E. Van Buren Street, Suite 400, Phoenix, AZ 85008, and its telephone number is (480) 894-6311.
Brunello Merger Sub II, LLC
Brunello Merger Sub II, LLC, a wholly owned subsidiary of WillScot Mobile Mini, is a Delaware limited liability company formed on January 24, 2024 for the purpose of effecting the Second-Step Merger. Brunello Merger Sub II, Inc. has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement. The principal executive offices of Brunello Merger Sub II, LLC are located at 4646 E. Van Buren Street, Suite 400, Phoenix, AZ 85008, and its telephone number is (480) 894-6311.
The Transaction (page 26)
On January 28, 2024, WillScot Mobile Mini, Merger Sub I, Merger Sub II and McGrath entered into the Merger Agreement. The Merger Agreement provides for the acquisition of McGrath by WillScot Mobile Mini pursuant to two successive mergers, subject to the approval of McGrath shareholders and the satisfaction or (to the extent permitted by law) waiver of other specified closing conditions and in accordance with the California Corporations Code and the DGCL. At the Effective Time, Merger Sub I will merge with and into McGrath, with McGrath surviving the First-Step Merger and becoming a wholly owned subsidiary of WillScot Mobile Mini and, immediately thereafter, McGrath, as the surviving corporation of the First-Step Merger, will merge with and into Merger Sub II, with Merger Sub II being the surviving corporation. Immediately thereafter, all of the equity interests in Merger Sub II will be contributed by WillScot Mobile Mini to Williams Scotsman, Inc., a Maryland corporation and indirect wholly owned subsidiary of WillScot Mobile Mini (“WSI”), through a series of immediately successive contributions, such that McGrath and its subsidiaries will be wholly owned subsidiaries of WSI.
The terms and conditions of the Transaction are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the legal document that governs the Transaction.
Merger Consideration (page 86)
For more details on the Merger Consideration, see the section entitled “The Merger Agreement — Merger Consideration.”
Treatment of McGrath Equity Awards (page 88)
The Merger Agreement specifies the treatment of McGrath’s outstanding equity awards in connection with the Transaction, which will be treated as follows at the Effective Time:
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each McGrath RSU Award that is outstanding and unvested as of immediately prior to the Effective Time will be assumed by WillScot Mobile Mini (each, a “Substitute RSU Award”), with each Substitute RSU Award being subject to the same terms and conditions as applied to the McGrath RSU Award immediately prior to the Effective Time, except that the number of shares of WillScot Mobile Mini Common Stock subject to each Substitute RSU Award will be equal to (A) the number of shares of McGrath Common Stock subject to the McGrath RSU Award immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (with the resulting number rounded up to the nearest whole share);

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each outstanding McGrath RSU Award that is outstanding and vested as of immediately prior to the Effective Time (taking into account any acceleration or vesting as a result of the consummation of the Transaction), will be cancelled and converted into a right to receive the Merger Consideration, with 60% of the shares of McGrath Common Stock underlying such McGrath RSU Award converted into Per Share Cash Consideration and 40% of the McGrath Common Stock underlying such McGrath RSU Award converted into Per Share Stock Consideration;

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each outstanding McGrath 2022 PSU will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of restricted stock units deemed earned based on the McGrath Board’s good faith best estimate of projected actual performance through the end of the performance period and 60% of the Deemed Earned Units will be converted into Per Share Cash Consideration and 40% of the Deemed Earned Units will be converted into Per Share Stock Consideration;

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each outstanding McGrath 2023 PSU will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of restricted stock units that would vest if target performance was achieved and pro-rated based on the number of days elapsed between the grant date and the Effective Time and 60% of the vested restricted stock units will be converted into Per Share Cash Consideration and 40% of the vested restricted stock units will be converted into Per Share Stock Consideration; and

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each McGrath SAR that is outstanding, vested and unexercised as of immediately prior to the Effective Time will be cancelled and converted into a right to receive a cash payment equal to the excess of the Per Share Cash Consideration over the applicable exercise price per share of such McGrath SAR.

Recommendation of the McGrath Board (page 48)
After careful consideration of various factors described in the section entitled “The Transaction — McGrath Board’s Recommendation and Reasons for the Transaction”, the McGrath Board unanimously determined that the Merger Agreement and the Transaction are advisable, fair to and in the best interests of McGrath and its shareholders, and the McGrath Board unanimously recommends that holders of McGrath Common Stock vote:
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“FOR” the Merger Proposal;

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“FOR” the Merger-Related Compensation Proposal; and

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“FOR” the Adjournment Proposal.

Opinion of McGrath’s Financial Advisor (page 52)
Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its oral opinion, subsequently confirmed in writing, to McGrath’s board of directors that, as of January 28, 2024 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than WillScot and its affiliates) of shares of McGrath Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. Goldman Sachs expressed no opinion as to the proration and certain other procedures and limitations contained in the Merger Agreement to which the Merger Consideration will be subject.
The full text of the written opinion of Goldman Sachs, dated January 28, 2024, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. The summary of Goldman Sachs’ opinion contained in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the McGrath’s Board in connection with its consideration of the Transaction. Goldman Sachs’ opinion is not a recommendation as to how any holder of McGrath Common Stock should vote or make any election with respect to the Transaction or any other matter. Pursuant to an engagement letter between McGrath and Goldman Sachs, McGrath has agreed to pay Goldman Sachs a transaction fee of approximately $46 million, $3 million of which became payable upon the announcement of the Transaction, and the remainder of which is contingent upon consummation of the Transaction.
For more information, see “The Merger — Opinion of McGrath’s Financial Advisor” beginning on page 52 and the full text of the written opinion of Goldman Sachs attached as Annex B to this proxy statement/prospectus.

Interests of McGrath’s Directors and Executive Officers in the Transaction (page 67)
In considering the recommendation of the McGrath Board to vote for the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal, holders of McGrath Common Stock should be aware that the directors and executive officers of McGrath have interests in the Transaction that are different from, or in addition to, the interests of holders of McGrath Common Stock generally. The McGrath Board was aware of these interests and considered them, among other matters, in making its recommendation that McGrath shareholders vote to approve the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal.
These interests include, among others, the following:
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each McGrath RSU Award held by a non-employee director of McGrath will become fully vested immediately prior to the Effective Time pursuant to the terms of the award agreements;

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at the Effective Time, each McGrath RSU Award that is outstanding and unvested as of immediately prior to the Effective Time will be assumed by WillScot Mobile Mini;

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at the Effective Time, each McGrath 2022 PSU will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of Deemed Earned Units and 60% of the Deemed Earned Units will be converted into Per Share Cash Consideration and 40% of the Deemed Earned Units will be converted into Per Share Stock Consideration;

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at the Effective Time, each McGrath 2023 PSU will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of RSUs that would vest if target performance was achieved and pro-rated based on the number of days elapsed between the grant date and the Effective Time and 60% of the vested RSUs will be converted into Per Share Cash Consideration and 40% of the vested RSUs will be converted into Per Share Stock Consideration;

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each McGrath executive officer is entitled to change in control severance payments and benefits upon a qualifying termination of employment prior to or within 12 months following the consummation of the Transaction;

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WillScot Mobile Mini has made commitments to certain executive officers of McGrath notifying such executive officers that WillScot Mobile Mini anticipates continuing their employment following the Transaction close through at least March 31, 2025, increasing their cash severance entitlement in the event of a qualifying termination within the first year following the closing date of the Transaction, and providing that such executive officers will be eligible to receive a one-time grant of WillScot Mobile Mini performance-based restricted stock units under the WillScot Mobile Mini Holdings Corp 2020 Incentive Award Plan; and

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pursuant to the terms of the merger agreement, McGrath’s directors and executive officers are entitled to indemnification, advancement of expenses and six years of continued liability insurance coverage. See the section entitled “Director and Officer Indemnification”.

Information about the Special Meeting (page 107)
Time, Place and Purpose of the McGrath Special Meeting
The Special Meeting to consider and vote upon the McGrath Proposals and related matters will be held virtually at [   ] on [   ], 2024, at [   ]. To enter the Special Meeting, shareholders, or their proxyholder, may participate, vote, and ask questions at the Special Meeting by visiting [   ] and using their 15-digit control number found on their proxy card. McGrath intends to mail this proxy statement/prospectus and the enclosed form of proxy to its shareholders entitled to vote (in person virtually or by proxy) at the Special Meeting on or about [   ], 2024.
At the Special Meeting, the McGrath shareholders will be asked to consider and vote upon (1) the Merger Proposal, (2) the Merger-Related Compensation Proposal and (3) the Adjournment Proposal.

McGrath Record Date and Quorum
You are entitled to receive notice of, and to vote at, the Special Meeting if you are an owner of record of shares of McGrath Common Stock as of the close of business on [   ], 2024, the Record Date. On [   ], 2024, there were [   ] shares of McGrath Common Stock outstanding and entitled to vote. McGrath shareholders will have one vote on all matters properly coming before the Special Meeting for each share of McGrath Common Stock owned by such McGrath shareholders on the Record Date.
The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of McGrath Common Stock issued and outstanding on the Record Date for the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting.
Vote Required
The Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of McGrath Common Stock entitled to vote (in person or by proxy) at the Special Meeting. If a McGrath shareholder present in person at the Special Meeting abstains from voting, responds by proxy with an “abstain” vote, is not present at the Special Meeting and does not respond by proxy or does not provide his, her or its bank, broker or other nominee with instructions, as applicable, it will have the effect of a vote cast “AGAINST” such proposal.
The Merger-Related Compensation Proposal requires the affirmative vote of at least a majority of the shares of McGrath Common Stock represented and entitled to vote at the Special Meeting. If a McGrath shareholder responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” such proposal. If a McGrath shareholder present in person at the Special Meeting abstains from voting or is not present at the Special Meeting and does not respond by proxy or does not provide his, her or its bank, broker or other nominee with instructions, as applicable, it will have no effect on the vote count for such proposal.
The Adjournment Proposal the affirmative vote of at least a majority of the shares of McGrath Common Stock represented and entitled to vote at the Special Meeting. If a McGrath shareholder responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” such proposal. If a McGrath shareholder present in person at the Special Meeting abstains from voting or is not present at the Special Meeting and does not respond by proxy or does not provide his, her or its bank, broker or other nominee with instructions, as applicable, it will have no effect on the vote count for such proposal.
Proxies and Revocations
Any McGrath shareholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the internet, by returning the enclosed McGrath proxy card in the accompanying prepaid reply envelope. McGrath shareholders will not be able to attend the Special Meeting physically. You or your authorized proxyholder may participate, vote, and ask questions at the Special Meeting by visiting [   ] and using your 15-digit control number found on your proxy card.
To be admitted to the virtual Special Meeting, you will need the 15-digit control number included on your proxy card, or the instructions that accompanied your proxy materials. The Special Meeting will begin promptly at [   ]. Online check-in will begin at [   ], and you should allow ample time for online check-in procedures. If you have difficulty accessing the virtual Special Meeting, please call [   ] for assistance.
If your shares of McGrath Common Stock are held in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of McGrath Common Stock using the instructions provided by your bank, broker or other nominee. The internet and telephone voting procedures have been designed to authenticate McGrath shareholders, to allow you to vote your shares, and to confirm that your instructions have been properly recorded. The internet and telephone voting facilities for McGrath shareholders of record will close at 11:59 p.m. [   ] on [   ], 2024. If your shares are held through a broker, bank, trust or other holder of record and internet or telephone facilities are made available to you, these facilities may close sooner than those for shareholders of record.

Any McGrath shareholder of record giving a proxy has the power to revoke it. If you are a McGrath shareholder of record, you may revoke your proxy in any of the following ways:
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by logging onto the internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so;

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by sending a notice of revocation to the Corporate Secretary of McGrath;

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by sending a completed proxy card bearing a later date than your original proxy card; or

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by attending the Special Meeting, and voting via virtual presence.

If you choose any of the first three methods, you must take the described action no later than the beginning of the Special Meeting.
If your shares are held in an account at a bank, broker or other nominee and you have delivered your voting instruction card or otherwise given instruction on how to vote your shares to your bank, broker or other nominee or your applicable plan administrator, you should contact your bank, broker or other nominee or your applicable plan administrator to change your vote.
All shares entitled to vote and represented by properly executed proxies received prior to the Special Meeting and not revoked will be voted at the Special Meeting in accordance with your instructions. If you sign and return your proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the McGrath Board recommends for such proposal.
Voting by McGrath Directors and Executive Officers (page 108)
As of the close of business on [   ], 2024, the most recent practicable date for which such information was available, directors and executive officers of McGrath and its affiliates owned and were entitled to vote [   ] shares of McGrath Common Stock, or [   ]% of the shares of McGrath Common Stock outstanding on that date. The number and percentage of shares of McGrath Common Stock owned by directors and executive officers of McGrath and their affiliates as of the Record Date are not expected to be meaningfully different from the number and percentage as of [   ], 2024. None of McGrath’s directors and executive officers have notified McGrath in writing that he or she intends to oppose any of the proposals to be considered at the Special Meeting. For information with respect to McGrath Common Stock owned by directors and executive officers of McGrath, please see the section entitled “McGrath Beneficial Ownership Table.”
Regulatory Approvals (page 76)
Under the HSR Act and related rules, the Transaction may not be completed until the parties have filed notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and observe a statutory waiting period.
Additionally, the Transaction may only be completed if there is no order or legal restraint or other prohibition preventing the consummation of the Transaction and no applicable laws have been enacted that would prohibit or make illegal the consummation of the Transaction.
See the section entitled “The Transaction — Regulatory Approvals.”
Conditions to Completion of the Transaction (page 103)
The obligations of each of WillScot Mobile Mini, McGrath and the Merger Subs to effect the Transaction are subject to the satisfaction or mutual waiver (to the extent permitted by law) of the following conditions:
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the approval of the Transaction by McGrath shareholders;

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the termination or expiration of any applicable waiting period or periods under the HSR Act;

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the absence of any law, injunction, judgment, order or decree of a governmental authority prohibiting or making illegal the consummation of the Transaction; and

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the declaration of effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, and the absence of any stop order suspending such effectiveness.

In addition to the mutual closing conditions described above, the obligations of each of WillScot and the Merger Subs, on the one hand, and McGrath, on the other hand, are subject to the satisfaction or waiver of certain other conditions, including:
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McGrath or each of WillScot Mobile Mini and the Merger Subs, as applicable, having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;

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certain representations and warranties of McGrath and WillScot Mobile Mini, as applicable, relating to capitalization being true and correct in all respects, subject only to de minimis exceptions, as of the date of the Merger Agreement and as of the Closing as if made on the Closing Date (or, if applicable, as of the date made);

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certain representations and warranties of McGrath and WillScot Mobile Mini, as applicable, relating to corporate existence and power, corporate authorization, non-contravention with respect to organizational documents, capitalization, preemptive rights and other agreements granting certain rights with respect to capital stock, antitakeover statutes, the receipt of opinions of financial advisors, brokers, and stockholder rights plan being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing as if made on the Closing Date (or, if applicable, as of the date made);

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each other representation and warranty of McGrath or WillScot Mobile Mini, as applicable, (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect) being true and correct as of the date of the Merger Agreement and as of the Closing as if made on the Closing Date (or, if applicable, as of the date made), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

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the absence of a material adverse effect with respect to McGrath and WillScot Mobile Mini, as applicable, since the date of the Merger Agreement; and

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the receipt of a certificate executed by an executive officer of the other party confirming the satisfaction of the applicable conditions described above.

In addition, the obligation of WillScot Mobile Mini and the Merger Subs to effect the Integrated Mergers also are subject to the condition that the expiration or termination of the waiting period under the HSR Act shall not include the imposition of an Adverse Regulatory Condition.
Timing of the Transaction (page 77)
The parties expect the Transaction to be completed in 2024. Neither WillScot Mobile Mini nor McGrath can predict, however, the actual date on which the Transaction will be completed because it is subject to conditions beyond each company’s control, including obtaining necessary shareholder and regulatory approvals. For a more complete description of the conditions to the Transaction, see the section entitled “The Merger Agreement — Conditions to Completion of the Integrated Merger.”
Ownership of the Combined Company after the Transaction
As of the date of this proxy statement/prospectus, based on the current number of shares of WillScot Mobile Mini Common Stock and McGrath Common Stock outstanding and reserved for issuance, we estimate that, immediately following completion of the Transaction, former holders of McGrath Common Stock collectively will own approximately 12.6% of the outstanding shares of WillScot Mobile Mini Common Stock. The exact equity stake McGrath shareholders will have in WillScot Mobile Mini immediately following the Transaction will depend on the number of shares of WillScot Mobile Mini Common Stock and McGrath Common Stock issued and outstanding immediately prior to the Transaction.

No Solicitation of Alternate Proposals; Changes in McGrath Board Recommendation (page 96)
As more fully described in this joint proxy statement/prospectus and in the Merger Agreement, and subject to the exceptions summarized below, from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, McGrath shall not, and shall cause its subsidiaries and its and their respective controlled affiliates and its and their respective directors and officers, and solely with respect to such controlled affiliates that are limited liability companies, the board of managers thereof, not to, and shall use its reasonable efforts to cause its and their other representatives not to, directly or indirectly:
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solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Alternative Proposal or any inquiry or proposal that would reasonably be expected to lead to an Alternative Proposal;

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enter into or participate in any discussions or negotiations with, furnish any information relating to such party or any of its subsidiaries or afford access to the business, properties, assets, employees, consultants, books or records of McGrath or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, knowingly participate in, knowingly facilitate or knowingly encourage any effort by, any third party (excluding affiliates) that such party knows, or should reasonably be expected to know, is considering, seeking to make, or has made, an Alternative Proposal or any inquiry or proposal that may reasonably be expected to lead to an Alternative Proposal;

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amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the McGrath or any of its subsidiaries;

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enter into any letter of intent or other contract relating to any Alternative Proposal (each, a “McGrath Acquisition Agreement”);

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effect a McGrath Adverse Recommendation Change or terminate the Merger Agreement pursuant to Section 10.1(d)(i) thereof;

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take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of inapplicable to any third party or any Alternative Proposal; or

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resolve, propose or agree to do any of the foregoing.

The Merger Agreement includes certain exceptions to the non-solicitation covenant such that if, at any time prior to the receipt of the McGrath Shareholder Approval, McGrath receives a proposal that the McGrath Board, acting in good faith and after consultation with outside legal counsel and its financial advisor, determines that (A) such Alternative Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (B) the failure to take such action would be inconsistent with its fiduciary duties under applicable laws, and which did not result from the non-solicitation obligations set forth in the Merger Agreement, then McGrath may (i) engage in negotiations or discussions with such third party, (ii) furnish non-public information with respect to itself and its subsidiaries to the third party making such proposal and its representatives and financing sources pursuant to an acceptable confidentiality agreement and (iii) following receipt of any such Superior Proposal, effectuate a McGrath Adverse Recommendation Change and/or terminate the Merger Agreement and simultaneously enter into an agreement with respect thereto; provided, however, that McGrath may not terminate the Merger Agreement unless concurrently with such termination McGrath pays WillScot Mobile Mini the termination fee of $120 million.
In addition, notwithstanding the foregoing restrictions, prior to the receipt of the McGrath Shareholder Approval, the McGrath Board may effect a McGrath Adverse Recommendation Change not in connection with or relating to an Alternative Proposal if an Intervening Event occurs, as determined by the McGrath Board, acting in good faith and after consulting with outside legal counsel and its financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.
For additional information, please see the section entitled “The Merger Agreement — Covenants and Agreements — No Solicitation of Alternative Transactions; Changes in McGrath Board Recommendations.”

Termination of the Merger Agreement; Termination Fee (page 104)
In the event of a termination of the Merger Agreement by McGrath or WillScot Mobile Mini under certain circumstances relating primarily to an Alternative Proposal, a Superior Proposal or a McGrath Adverse Recommendation Change, McGrath will be required to pay a termination fee of $120 million to WillScot Mobile Mini in accordance with the timing and other terms set forth in the Merger Agreement.
Assuming all other conditions have been satisfied (or waived), including the McGrath Shareholder Approval, if the Merger Agreement is terminated by McGrath or WillScot Mobile Mini on the basis that the Integrated Mergers have not become effective on or before the End Date, due to the failure of (1) the expiration or termination of all waiting periods applicable to the Transaction under the HSR Act, (2) the waiting period under the HSR Act has expired or terminated but an Adverse Regulatory Condition has been imposed or (3) there is an order or legal restraint or prohibition preventing the consummation of the Transaction or an applicable law has been enacted that would prohibit or make illegal the consummation of the Transaction (and the order or law relates to the expiration or termination of waiting periods under the HSR Act or the imposition of an Adverse Regulatory Condition), and all other conditions to the parties’ obligations to complete the Transactions have been satisfied, then WillScot Mobile Mini shall pay, or cause to be paid, a termination fee of $180 million to McGrath.
For additional information, please see the sections entitled “The Merger Agreement — Termination” and “The Merger Agreement — Expenses and Termination Fees.”
Appraisal Rights (page 77)
Pursuant to Chapter 13 of the California Corporations Code, holders of McGrath Common Stock who do not vote in favor of the Merger Proposal and who otherwise strictly comply with the procedures set forth in Chapter 13 of the California Corporations Code, have the right to seek appraisal of the fair value of their shares of McGrath Common Stock, as determined by the applicable California superior court, if the Transaction is completed. The “fair value” of shares of McGrath Common Stock as determined by the applicable California superior court could be more or less than, or the same as, the value of the Merger Consideration that a McGrath shareholder would otherwise be entitled to receive under the terms of the Merger Agreement.
To exercise appraisal or dissenters’ rights, which we refer to collectively as dissenters’ rights, McGrath shareholders must strictly comply with the procedures prescribed by California law. These procedures are summarized in the section titled “Appraisal Rights in the Transaction” beginning on page 77. Failure to strictly comply with these provisions will result in a loss of the right of appraisal or dissent.
Material U.S. Federal Income Tax Consequences of the Integrated Mergers (page 80)
It is intended that the Integrated Mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. Assuming the Integrated Mergers qualify for the Intended Tax Treatment, the U.S. federal income tax consequences of the Integrated Mergers to a U.S. Holder (as defined in the section entitled “— Material U.S. Federal Income Tax Consequences of the Integrated Mergers”) who exchanges shares of McGrath Common Stock for the Merger Consideration will depend on the mix of Merger Consideration the U.S. Holder receives.   You should read the section entitled “— Material U.S. Federal Income Tax Consequences of the Integrated Mergers” for a more complete description of the material U.S. federal income tax consequences of the Integrated Mergers to you and consult your own tax advisors regarding the U.S. federal income tax consequences of the Integrated Mergers to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Accounting Treatment (page 84)
The Integrated Mergers will be accounted for as a business combination in accordance with accounting principles generally accepted in the United States (“GAAP”). Under this method of accounting, WillScot Mobile Mini will be the acquirer for financial reporting purposes and will account for the Integrated Mergers using the acquisition method of accounting for business combinations in accordance with Accounting

Standard Codification No. 805, “Business Combinations,” (“ASC 805”). Under ASC 805, WillScot Mobile Mini values assets acquired and liabilities assumed in a business combination at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions by management, including estimating future cash flows, and developing appropriate discount rates.
See the section entitled “The Transaction — Accounting Treatment.”
Rights of McGrath Shareholders Will Change as a Result of the Transaction (page 141)
At the Effective Time, McGrath shareholders will become stockholders of WillScot Mobile Mini, and their rights will be governed by Delaware law and the governing corporate documents of WillScot Mobile Mini. The differences between the governing corporate documents of WillScot Mobile Mini and McGrath are described in detail in the section entitled “Comparison of the Rights of Stockholders.”
Risk Factors (page 15)
You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus at the Special Meeting. In particular, you should carefully consider the risks that are described in the section entitled “Risk Factors.”

COMPARATIVE PER SHARE MARKET PRICE INFORMATION
Shares of WillScot Mobile Mini Common Stock are listed on the NASDAQ under the trading symbol “WSC.” McGrath Common Stock is listed on the NASDAQ under the ticker symbol “MGRC.” As of April 2, 2024, the latest practicable date before the date of this proxy statement/prospectus, there were 190,598,309 shares of WillScot Mobile Mini Common Stock and 24,548,743 McGrath Common Stock outstanding.
The following table presents trading price information for WillScot Mobile Mini Common Stock and McGrath Common Stock on January 26, 2024, the last practicable trading day before public announcement of the Merger Agreement, and April 2, 2024, the last practicable trading day before the date of this proxy statement/prospectus.
	WillScot Mobile Mini Common Stock			McGrath Common Stock
Date	High	Low	Close	High	Low	Close
January 26, 2024	$45.24	$43.45	$45.12	$113.43	$111.57	$111.75
April 2, 2024	$44.64	$43.53	$44.48	$121.46	$120.15	$120.94
For illustrative purposes, the following table provides McGrath Common Stock equivalent per share information on each of the specified dates. McGrath Common Stock equivalent per share amounts are calculated by multiplying the per share price of WillScot Mobile Mini Common Stock by 2.8211, the exchange ratio, and rounded up or down to the nearest cent.
	WillScot Mobile Mini Common Stock			McGrath Common Stock
Date	High	Low	Close	High	Low	Close
January 26, 2024	$45.24	$43.45	$45.12	$127.63	$122.58	$127.29
April 2, 2024	$44.64	$43.53	$44.48	$125.93	$122.80	$125.48
The exchange ratio in the First-Step Merger is fixed and will not be adjusted for changes in the market value of WillScot Mobile Mini Common Stock or McGrath Common Stock. Because of this, the implied value of the Per Share Stock Consideration to McGrath shareholders in the First-Step Merger will fluctuate based on fluctuations in the trading price of shares of WillScot Mobile Mini Common Stock between now and the completion of the Transaction. As a result, you should obtain current market prices of WillScot Mobile Mini Common Stock and McGrath Common Stock prior to voting your shares and making any election with respect to the form of consideration you prefer to receive if the Integrated Mergers are completed. No assurance can be given concerning the market price of WillScot Mobile Mini Common Stock before or after the Effective Time.
Dividend Information
WillScot Mobile Mini has never declared or paid any cash dividends on WillScot Mobile Mini Common Stock. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Transaction will be at the discretion of WillScot Mobile Mini’s then-current board of directors and will depend upon a number of factors, including WillScot Mobile Mini’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.
McGrath currently pays a quarterly dividend on McGrath Common Stock and last declared a quarterly dividend of $0.475 per share in February 2024 for the quarter ending March 31, 2024. The terms of the Merger Agreement limit the ability of McGrath to declare or pay additional dividends, other than its regular quarterly dividend.
Subsequent to the Transaction, no dividends or other distributions declared with respect to WillScot Mobile Mini Common Stock will be paid to the holder of any unsurrendered certificates of McGrath Common Stock until the holder surrenders such certificate in accordance with the terms of the Merger Agreement. After the surrender of a certificate in accordance with the terms of the Merger Agreement, the record holder of such certificate will be entitled to receive any such dividends or other distributions, without any interest thereon, which previously become payable after the Effective Time with respect to the stock consideration which the shares of McGrath Common Stock represented by such certificate have been converted into the right to receive under the Merger Agreement.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA
The following tables summarize selected per share data for (i) each of WillScot Mobile Mini and McGrath as of and for the year ended December 31, 2023, (ii) WillScot Mobile Mini as of and for the year ended December 31, 2023 on an unaudited pro forma combined basis giving effect to the Transaction using the acquisition method of accounting and (iii) McGrath as of and for the year ended December 31, 2023 on an unaudited pro forma equivalent basis based on the exchange ratio of 2.8211 shares of WillScot Mobile Mini Common Stock per share for McGrath Common Stock.
The following table reflects historical information about basic and diluted earnings per share from continuing operations attributable to holders of common stock for the year ended December 31, 2023, in the case of WillScot Mobile Mini and McGrath, and the book value per WillScot Mobile Mini Common Stock and McGrath Common Stock as of December 31, 2023 in the case of WillScot Mobile Mini and McGrath, in each case, on a historical basis, and for the combined company on an unaudited pro forma condensed combined basis after giving effect to the Transaction. The pro forma data of the combined company assumes the Transaction was completed on January 1, 2023 and was derived by combining the historical consolidated financial information of WillScot Mobile Mini and McGrath. For a discussion of the assumptions and adjustments made in preparing the unaudited pro forma combined financial information presented in this document, see the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”
The unaudited pro forma per share data below is presented for illustrative purposes only. The pro forma adjustments to the statement of operations data are based on the assumption that the Transaction was completed on January 1, 2023, and the pro forma adjustments to the balance sheet data are based on the assumption that the Transaction was completed on January 1, 2023.
Either company’s actual historical financial condition and results of operations may have been different had the companies always been combined. You should not rely on this information as being indicative of the historical financial condition and results of operations that would have actually been achieved or of the future results of WillScot Mobile Mini after the completion of the Transaction.
You should read the information below together with the historical consolidated financial statements and related notes of WillScot Mobile Mini and McGrath as of and for the applicable periods, which have been incorporated by reference into this joint proxy statement/prospectus, along with the information in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” and related notes included in this joint proxy statement/prospectus.
	WillScot Mobile Mini		McGrath
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent(1)
Earnings per share from continuing operations
Basic
The year ended December 31, 2023	1.72	1.12	4.57	3.16
Diluted
The year ended December 31, 2023	1.69	1.11	4.56	3.13
Book Value per Share
As of December 31, 2023	6.35	11.23	38.16	31.69

(1)
The pro forma equivalent per share information of McGrath is calculated by multiplying the pro forma combined per share information of WillScot Mobile Mini by the exchange ratio of 2.8211.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide McGrath’s and WillScot Mobile Mini’s respective management’s current expectations or plans for WillScot Mobile Mini’s future operating and financial performance, based on assumptions currently believed to be valid. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “projects,” “plans,” “intends,” “may,” “will,” “should,” “could,” “shall,” “continue,” “outlook” and variations of these words and similar expressions (or the negative thereof) identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements relate to the Transaction involving WillScot Mobile Mini and McGrath, including: expected scale; operating efficiency; stockholder, employee and customer benefits; key assumptions; timing of closing; the amount and timing of revenue and expense synergies; future financial benefits and operating results; and integration spend, which reflects management’s beliefs, expectations and objectives as of the date hereof. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:
•
negative effects of the announcement or pendency of the Transaction on the market price of WillScot Mobile Mini’s and/or McGrath’s respective common stock and/or on their respective financial performance;

•
the ability of the parties to receive the required regulatory approvals for the Transaction (and the risk that such approvals may result in the imposition of conditions that could adversely affect WillScot Mobile Mini or the expected benefits of the Transaction) and approvals of McGrath shareholders and to satisfy the other conditions to the completion of the Transaction on a timely basis or at all;

•
the occurrence of events that may give rise to a right of one or both of the parties to terminate the Merger Agreement;

•
risks relating to the value of the WillScot Mobile Mini shares to be issued in the Transaction, significant transaction costs and/or unknown liabilities;

•
the possibility that the anticipated benefits, including cost synergies, from the Transaction cannot be realized in full or at all or may take longer to realize than expected, including risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the Transaction;

•
risks associated with Transaction-related litigation;

•
the possibility that costs or difficulties related to the integration of WillScot Mobile Mini’s and McGrath’s operations will be greater than expected or that the integration plan will not be successfully implemented;

•
the ability of WillScot Mobile Mini and McGrath to manage growth and execute their business plan, the rate and degree of market acceptance of their products and the success of other competing modular space and portable solutions that exist or may become available;

•
the ability of each of McGrath and WillScot Mobile Mini to retain and hire key personnel;

•
the intended qualification of the Integrated Mergers as a “reorganization” within the meaning of Section 368(a) of the Code;

•
expected financing transactions undertaken in connection with the Transaction;

•
the impact of the Transaction on the respective businesses of McGrath and WillScot Mobile Mini and the risk that the Transaction may be more difficult, time-consuming or costly than expected, including the impact on relationships with customers, suppliers, employees and other business counterparties;

•
the scope, nature, impact or timing of the Transaction and other merger, acquisition and divestiture activity, including among other things the integration of or with other businesses;

•
the effect of economic conditions in the industries and markets in which WillScot Mobile Mini and McGrath operate in the United States and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions and natural disasters, the impact of public health crises and the financial condition of WillScot Mobile Mini’s and McGrath’s customers and suppliers;

•
future availability of credit and factors that may affect such availability, including credit market conditions and capital structure;

•
delays and disruption in delivery of materials and services from suppliers;

•
new business and investment opportunities;

•
the diversion of management attention from business operations to the Transaction;

•
the ability to realize the intended benefits of organizational changes;

•
risks associated with indebtedness;

•
the anticipated benefits of diversification and balance of operations across product lines, regions and industries;

•
the outcome of legal proceedings, investigations and other contingencies;

•
the inherent uncertainty associated with financial or other projections;

•
the effect of changes in political conditions in the U.S. and other countries in which WillScot Mobile Mini, McGrath and the businesses of each operate, including the effect of changes in U.S. trade policies, on general market conditions, global trade policies and currency exchange rates in the near term and beyond;

•
the effect of changes in tax, environmental, regulatory and other laws and regulations (including, among other things, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the United States and other countries in which WillScot Mobile Mini, McGrath and the businesses of each operate;

•
risks relating to completed acquisitions and divestiture activities and the risk that the integration of such acquisitions may be more difficult, time-consuming or costly than expected; and

•
other risk factors as detailed from time to time in WillScot Mobile Mini’s and McGrath’s reports filed with the SEC, including WillScot Mobile Mini’s and McGrath’s respective annual reports on Form 10-K, periodic current reports on Form 8-K and other documents filed with the SEC, including the risks and uncertainties set forth in or incorporated by reference into this proxy statement/prospectus in the section entitled “Risk Factors.”

There can be no assurance that the Transaction or any other transaction described in this proxy statement/prospectus will in fact be completed in the manner described or at all. Any forward-looking statement speaks only as of the date on which it is made, and WillScot Mobile Mini and McGrath assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

RISK FACTORS
In addition to the other information contained or incorporated by reference into this proxy statement/prospectus, including the matters addressed in “Cautionary Note Regarding Forward-Looking Statements” beginning on page 13 of this proxy statement/prospectus, you should carefully consider the following risk factors in determining whether to vote in favor of the Proposals. You should also read and consider the risk factors associated with each of the businesses of WillScot Mobile Mini and McGrath because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found under Part I, Item 1A, “Risk Factors” in the WillScot Mobile Mini 10-K and the McGrath 10-K, and future filings with the SEC, each of which is on file or will be filed with the SEC and all of which are or will be incorporated by reference into this proxy statement/prospectus. You should also consider the other information in this document and the other documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”
Risks Related to the Transaction
The completion of the Transaction is subject to a number of conditions, and if these conditions are not satisfied or waived, the Transaction will not be completed.
The obligations of WillScot Mobile Mini and McGrath to complete the Transaction are subject to satisfaction or waiver of a number of conditions, including: (i) the expiration or termination of the applicable waiting period under the HSR Act without the imposition of a regulatory adverse effect, (ii) approval of the Merger Proposal by McGrath shareholders at the Special Meeting, (iii) absence of any law, injunction, judgment, order, decree or other legal restraint or prohibition preventing the consummation of the Transaction or any other transaction contemplated by the Merger Agreement and the ancillary agreements and delivery of an officer certificate by the other party certifying satisfaction, (iv) declaration of effectiveness of the Registration Statement on Form S-4, of which this proxy statement/prospectus forms a part, and (v) other customary conditions specified in the Merger Agreement. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Transaction, see the section entitled “The Merger Agreement — Conditions to Completion of the Integrated Mergers” beginning on page 103 of this proxy statement/prospectus. There can be no assurance that the conditions to completion of the Transaction will be satisfied or waived or that the Transaction will be completed.
The Transaction is subject to the expiration or termination of applicable waiting periods and the DOJ or FTC may impose conditions that could have an adverse effect on WillScot Mobile Mini, McGrath or the combined company or, if not obtained, could prevent completion of the Transaction.
Before the Transaction may be completed, any applicable waiting periods (and any extensions thereof) under the HSR Act relating to the completion of the Transaction must have expired or been terminated.
Under the Merger Agreement, WillScot Mobile Mini and McGrath have agreed to use their respective reasonable best efforts to obtain all consents required to be obtained from any governmental authority that are necessary, proper or advisable to consummate the Transaction. On February 21, 2024, each of McGrath and WillScot Mobile Mini received a second request from the FTC in connection with the FTC’s review of the Transaction, which extends the waiting period until 30 days after both parties have substantially complied with the second request, unless the FTC early terminates the additional waiting period or the parties otherwise agree not to consummate the Transaction for a period of time after substantial compliance. McGrath and WillScot Mobile Mini are working with the FTC to complete its investigation as soon as practicable. However, neither WillScot Mobile Mini nor McGrath is required to agree to or commit to any actions that individually or in the aggregate would, or would reasonably be expected to have, a material adverse effect on WillScot Mobile Mini and its subsidiaries when taken as a whole, or McGrath and its subsidiaries when taken as a whole. For a more detailed description of WillScot Mobile Mini’s and McGrath’s obligations to obtain required regulatory authorizations and approvals, see the section entitled “The Merger Agreement — Covenants and Agreements — Efforts to Obtain Regulatory Approval.”
In addition, at any time before or after the completion of the Transaction, and notwithstanding the expiration or termination of applicable waiting periods, the DOJ or FTC or any state attorney general could take such action under the antitrust laws as such party deems necessary or desirable in the public interest. Such action could include, among other things, seeking to enjoin the completion of the Transaction, to rescind the Transaction or to conditionally permit the completion of the Transaction subject to regulatory conditions or other remedies. In addition, in some circumstances, a third party could initiate a private action challenging, seeking to enjoin, or seeking to impose conditions on the Transaction. WillScot Mobile Mini and McGrath may not prevail and may incur significant costs in defending or settling any such action.
For a more detailed description of the regulatory review process, see the section entitled “The Transaction — Regulatory Approvals.”
There can be no assurance that the conditions to the completion of the Transaction set forth in the Merger Agreement relating to applicable antitrust laws will be satisfied.
Failure to complete the Transaction could negatively impact the stock price and the future business and financial results of McGrath.
If the Transaction is not completed for any reason, including as a result of McGrath shareholders failing to approve the Merger Proposal, the ongoing businesses of McGrath may be materially and adversely affected and, without realizing any of the benefits of having completed the Transaction, McGrath would be subject to a number of risks, including the following:
•
McGrath may experience negative reactions from the financial markets, including negative impacts on trading prices of McGrath Common Stock and from its customers, suppliers and employees;

•
McGrath may be required to pay WillScot Mobile Mini a termination fee of $120 million if the Merger Agreement is terminated under certain circumstances. See the sections entitled “The Merger Agreement — Termination” and “The Merger Agreement — Expenses and Termination Fees,” each beginning on page 104 and 105, respectively of this proxy statement/prospectus;

•
McGrath will be required to pay certain transaction expenses and other costs incurred in connection with the Transaction, whether or not the Transaction is completed;

•
the Merger Agreement places certain restrictions on the conduct of McGrath’s businesses prior to completion of the Transaction, and such restrictions, the waiver of which is subject to the consent of WillScot Mobile Mini, may prevent McGrath from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the Transaction that McGrath would have made, taken or pursued if these restrictions were not in place (see the section entitled “The Merger Agreement — Covenants and Agreements — Conduct of Business” beginning on page 92 of this proxy statement/prospectus for a description of the restrictive covenants applicable to McGrath); and

•
matters relating to the Transaction (including cooperation in arranging permanent financing and integration planning) will require substantial commitments of time and resources by McGrath management and the expenditure of significant funds in the form of fees and expenses, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to McGrath as an independent company.

There can be no assurance that the risks described above will not materialize. If any of those risks materialize, they may materially and adversely affect McGrath’s businesses, financial condition, financial results, ratings, stock prices and/or bond prices.
In addition, McGrath could be subject to litigation related to any failure to complete the Transaction or related to any proceeding to specifically enforce McGrath’s obligation to perform their respective obligations under the Merger Agreement. If the Transaction is not completed, these risks may materialize and may materially and adversely affect McGrath’s businesses, financial condition, financial results, ratings, stock prices and/or bond prices.
The Merger Agreement contains provisions that may make it more difficult for McGrath to pursue alternatives to the Transaction.
The Merger Agreement contains provisions that make it more difficult for McGrath to sell its business to a party other than WillScot Mobile Mini. These provisions include a general prohibition on McGrath soliciting any acquisition proposal, subject to specified exceptions, with WillScot Mobile Mini generally having a right to match any acquisition proposal that may be made to and explored by McGrath to the extent permitted under the Merger Agreement. Further, there are only limited exceptions to McGrath’s agreement that the McGrath Board will not withdraw or modify in a manner adverse to WillScot Mobile Mini the recommendation of the McGrath Board in favor of the Merger Proposal. However, at any time prior to the approval of the Merger Proposal, the McGrath Board is permitted to take certain of these actions if it determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and if it complies with the other requirements related thereto as provided in the Merger Agreement. See the sections entitled “The Merger Agreement — Covenants and Agreements — No Solicitation of Alternative Proposals; Changes in McGrath Board Recommendation” beginning on page 96 of this proxy statement/prospectus.
The parties believe these provisions are reasonable and not preclusive of other offers, but these restrictions might discourage a third party that has an interest in acquiring all or a significant part of McGrath from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher per-share value than the currently proposed Merger Consideration. Furthermore, the termination fee described above may result in a potential competing acquirer proposing to pay a lower per-share price to acquire McGrath, than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable by such party in certain circumstances.
The Exchange Ratio is fixed and will not be adjusted in the event of any change in either WillScot Mobile Mini’s or McGrath’s stock price.
The Exchange Ratio of 2.8211 is fixed, which means that it will not change between now and the Effective Time, regardless of whether the market price of either McGrath Common Stock or WillScot Mobile Mini Common Stock changes. Upon completion of the Transaction, each issued and outstanding share of McGrath Common Stock (other than treasury shares held by McGrath or its subsidiaries or held by WillScot Mobile Mini or its subsidiaries) will be converted into the right to receive either (i) $123.00 in cash or (ii) 2.8211 shares of WillScot Mobile Mini Common Stock (and, if applicable, cash in lieu of fractional shares), as determined pursuant to the election and allocation procedures in the Merger Agreement. Therefore, the value of the Per Share Stock Consideration will depend on the market price of the WillScot Mobile Mini Common Stock at the Effective Time.
The market price of the WillScot Mobile Mini Common Stock has fluctuated since the date of the announcement of the Merger Agreement and may continue to fluctuate from the date of this proxy statement/prospectus to the date of the Special Meeting, the Effective Time and thereafter. The market value of the Per Share Stock Consideration to be issued at the Effective Time will not be known at the time of the Special Meeting. Therefore, current and historical market prices of WillScot Mobile Mini Common Stock may not reflect the value of the Per Share Stock Consideration that McGrath shareholders will receive in the Transaction, and the current stock price quotations for McGrath Common Stock and WillScot Mobile Mini Common Stock may not provide meaningful information to McGrath shareholders in determining whether to approve the Merger Proposal. WillScot Mobile Mini Common Stock and McGrath Common Stock are traded on Nasdaq under the symbols “WSC” and “MGRC,” respectively.
We cannot assure you that, following the Transaction, the market prices of WillScot Mobile Mini Common Stock will equal or exceed what the market price of McGrath Common Stock would have been in the absence of the Transaction. It is possible that after the Transaction, the combined equity value of WillScot Mobile Mini will be less than the combined equity value of WillScot Mobile Mini and McGrath before the Transaction. McGrath shareholders are encouraged to review carefully the other information contained or incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”
WillScot Mobile Mini’s and McGrath’s business relationships may be subject to disruption due to uncertainty associated with the Transaction.
WillScot Mobile Mini and McGrath have operated, and until the completion of the Transaction will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect each party’s ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the Transaction. Parties with which WillScot Mobile Mini or McGrath does business may experience uncertainty associated with the Transaction, including with respect to current or future business relationships with WillScot Mobile Mini or McGrath. McGrath’s or WillScot Mobile Mini’s business relationships may be subject to disruption as customers, vendors and others may attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than WillScot Mobile Mini or McGrath. These disruptions could have a material adverse effect on the businesses, financial condition, results of operations or prospects of WillScot Mobile Mini or McGrath, including a material adverse effect on WillScot Mobile Mini’s ability to realize the anticipated benefits of the Transaction. The risk and adverse effect of such disruptions could be exacerbated by a delay in completion of the Transaction or termination of the Merger Agreement.
The unaudited pro forma condensed combined financial information and prospective financial information included in this proxy statement/prospectus is presented for illustrative purposes only and does not represent the actual financial position or results of operations of WillScot Mobile Mini following completion of the Transaction.
The unaudited pro forma condensed combined financial information and prospective financial information contained in this proxy statement/prospectus is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and does not represent the actual financial position or results of operations of WillScot Mobile Mini and McGrath prior to the Transaction or that of WillScot Mobile Mini following the Transaction for several reasons. Among other things, the unaudited pro forma condensed combined financial information does not reflect the projected realization of cost savings following completion of the Transaction projected integration costs, restructuring costs or any changes in applicable law. See the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information,” “The Transaction — Certain Unaudited Prospective Financial Information” and “Comparative Historical and Unaudited Pro Forma Per Share Data” beginning on pages 115, 59, and 12, respectively, of this proxy statement/prospectus. The actual financial positions and results of operations of McGrath and WillScot Mobile Mini prior to the Transaction and that of WillScot Mobile Mini following the Transaction may not be consistent with, or evident from, the unaudited pro forma condensed combined financial information or prospective financial information included in this joint proxy statement/prospectus. In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information and/or the prospective financial information included in this joint proxy statement/prospectus may not be realized and may be affected by other factors. Any significant changes in the market price of shares of WillScot Mobile Mini Common Stock may cause a significant change in the purchase price used for WillScot Mobile Mini’s accounting purposes and the pro forma condensed combined financial information contained in this joint proxy statement/prospectus.
McGrath’s executive officers and directors have interests in the Transaction that may be different from your interests as a McGrath shareholder.
When considering the recommendation of the McGrath Board that McGrath shareholders vote in favor of the Merger Proposal and the Merger-Related Compensation Proposal, McGrath shareholders should be aware that the executive officers and directors of McGrath have interests in the Transaction that may be different from, or in addition to, the interests of McGrath shareholders, generally. The McGrath Board was aware of the interests of McGrath’s directors and executive officers, and has considered such interests, among other matters, when it approved the Merger Agreement and in making its recommendations to its shareholders. Additional interests of the directors and executive officers of McGrath include the treatment in the Transaction of McGrath equity-based awards held by directors and executive officers, as applicable, certain severance payments and other benefits that McGrath executive officers are entitled to receive upon a qualifying termination of employment following the completion of the Transaction and rights to continuing indemnification and directors’ and officers’ liability insurance for current and former directors and executive officers. See “The Transaction — Interests of McGrath’s Directors and Executive Officers in the Transaction” beginning on page 67, of this proxy statement/prospectus for a more detailed description of these interests.

The opinion of the financial advisor of the McGrath Board does not reflect changes in circumstances that may have occurred or that may occur between the signing of the Merger Agreement and the Effective Time.
The McGrath Board has not obtained an updated opinion from its financial advisor as of the date of this proxy statement/prospectus, nor does it expect to receive an updated, revised or reaffirmed opinions prior to the Effective Time. Changes in the operations and prospects of WillScot Mobile Mini or McGrath, general market and economic conditions and other factors that may be beyond the control of WillScot Mobile Mini or McGrath, and on which such financial advisor’s opinion was based, may significantly alter the value of WillScot Mobile Mini, McGrath, the share price of WillScot Mobile Mini Common Stock at the Effective Time, or the anticipated benefits of the Transaction. The opinion was provided solely as of its date and does not speak as of any other date, including the date of this proxy statement/prospectus or the date on which the Transaction will be completed. Because such financial advisors will not be updating its opinion, the opinion will not address the fairness of the Merger Consideration from a financial point of view at the Effective Time. The McGrath Board’s recommendation that McGrath shareholders approve the Merger Proposal was made as of the date of the Merger Agreement and also is made as of the date of this proxy statement/prospectus. For a description of the opinion that the McGrath Board received from its financial advisors, see the section entitled “The Transaction — Opinions of McGrath’s Financial Advisor.”
Litigation relating to the Transaction may be filed against the McGrath Board and/or the WillScot Mobile Mini Board that could prevent or delay the closing and/or result in the payment of damages following the closing.
In connection with the Transaction and other transactions contemplated under the Merger Agreement, it is possible that WillScot Mobile Mini stockholders and/or McGrath shareholders may file putative class action lawsuits against the McGrath Board and/or the WillScot Mobile Mini Board. Among other remedies, these stockholders and/or shareholders could seek damages and/or to enjoin the Transaction. The outcome of any litigation is uncertain and any such potential lawsuits could prevent or delay the closing and/or result in substantial costs to WillScot Mobile Mini and/or McGrath. Any such actions may create uncertainty relating to the Transaction and may be costly and distracting to management. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the Effective Time may adversely affect WillScot Mobile Mini’s business, financial condition, results of operations and cash flows.
If the Integrated Mergers fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, U.S. holders of shares of McGrath Common Stock may recognize gain or loss for U.S. federal income tax purposes with respect to the Per Share Stock Consideration received as a result of the Integrated Mergers.
It is intended that the Integrated Mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. However, the completion of the Integrated Mergers is not conditioned upon the receipt of an opinion of counsel to the effect that the Integrated Mergers will qualify for the Intended Tax Treatment. In addition, neither McGrath nor WillScot Mobile Mini intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Integrated Mergers. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court would not sustain such a challenge.
In the event that the Integrated Mergers fail to qualify for the Intended Tax Treatment, the Integrated Mergers will generally be taxable for U.S. federal income tax purposes, and a U.S. Holder generally would recognize gain or loss upon the exchange of McGrath Common Stock for either form of the Merger Consideration it receives (rather than only with respect to the Per Share Cash Consideration it receives) in an amount equal to the difference, if any, between (1) the sum of the fair market value of the WillScot Mobile Mini Common Stock and the total amount of cash received (including any cash received in lieu of a fractional share of WillScot Mobile Mini Common Stock), and (2) such U.S. Holder’s tax basis in the McGrath Common Stock surrendered in exchange therefor. You should read the sections entitled “— Material U.S. Federal Income Tax Consequences of the Integrated Mergers” and consult your own tax advisors regarding the U.S. federal income tax consequences of the Integrated Mergers to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Related to WillScot Mobile Mini after Completion of the Transaction
After the completion of the Transaction, WillScot Mobile Mini may fail to realize the anticipated benefits and cost savings of the Transaction, which could adversely affect the value of the shares of WillScot Mobile Mini Common Stock.
Following completion of the Transaction, the size of the WillScot Mobile Mini’s business will be significantly larger than the current size of either WillScot Mobile Mini’s or McGrath’s current respective businesses. The success of the Transaction will depend, in part, on WillScot Mobile Mini’s ability to realize the anticipated benefits, including synergies, cost savings and operational efficiencies from combining the businesses of WillScot Mobile Mini and McGrath and manage a combined business with significantly larger size and scope with the associated increased costs and complexity. WillScot Mobile Mini’s ability to realize these anticipated benefits and cost savings is subject to certain risks, including:
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WillScot Mobile Mini’s ability to successfully integrate the business of McGrath and control the costs relating thereto;

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whether the combined businesses will perform as expected;

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the possibility that the Exchange Ratio does not accurately reflect the value WillScot Mobile Mini will derive from the acquisition; and

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the assumption of known and unknown liabilities of McGrath.

If WillScot Mobile Mini is not able to successfully integrate the business of McGrath within the anticipated time frame, or at all, or the costs of such combination exceed the current expectation, the anticipated cost savings and other benefits of the Transaction may not be realized fully or may take longer to realize than expected, WillScot Mobile Mini may not perform as expected after completion of the Transaction and the value of the shares of WillScot Mobile Mini Common Stock may be adversely affected.
WillScot Mobile Mini and McGrath have operated and, until completion of the Transaction will continue to operate, independently, and there can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key WillScot Mobile Mini or McGrath employees, the disruption of either company’s or both companies’ ongoing businesses or in unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, issues that must be addressed in integrating the operations of WillScot Mobile Mini and McGrath in order to realize the anticipated benefits of the Transaction so WillScot Mobile Mini performs as expected after completion of the Transaction include, among other things:
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combining the companies’ separate operational, financial, reporting and corporate functions;

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integrating the companies’ products and services;

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identifying and eliminating redundant and underperforming operations and assets;

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harmonizing the companies’ operating practices, employee development, compensation and benefit programs, internal controls and other policies, procedures and processes;

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addressing possible differences in business backgrounds, corporate cultures and management philosophies;

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consolidating the companies’ corporate, administrative and information technology infrastructure;

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coordinating sales, distribution and marketing efforts;

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managing the movement of certain businesses and positions to different locations;

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maintaining existing agreements with customers and suppliers and avoiding delays in entering into new agreements with prospective customers and suppliers;

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coordinating geographically dispersed organizations;

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consolidating offices of WillScot Mobile Mini and McGrath that are currently in or near the same location; and

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effecting potential actions that may be required in connection with obtaining regulatory approvals.

Some of these factors will be outside of WillScot Mobile Mini’s and/or McGrath’s control, and any one of them could result in delays, increased costs, decreases in the amount of expected revenues and other adverse impacts which could materially affect WillScot Mobile Mini’s financial position, results of operations and cash flows after completion of the Transaction.
In addition, at times, the attention of certain members of each company’s management and each company’s resources may be focused on completion of the Transaction and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and the business of WillScot Mobile Mini after completion of the Transaction.
Upon the completion of the Integrated Mergers, McGrath shareholders will have different rights under the WillScot Mobile Mini’s governing documents than they currently have under McGrath’s governing documents.
Upon the completion of the Integrated Mergers, McGrath shareholders will no longer be shareholders of McGrath, but will instead become stockholders of WillScot Mobile Mini and their rights as stockholders will be governed by the terms of the DGCL, the WillScot Mobile Mini Charter and the WillScot Mobile Mini Bylaws. The terms of the WillScot Mobile Mini Charter and the WillScot Mobile Mini Bylaws will be in some respects different than the terms of McGrath’s Articles and McGrath Bylaws, and the DGCL differs in some respects California Corporations Code, which currently govern the rights of McGrath shareholders. For a more complete description of the different rights associated with shares of McGrath Common Stock and shares of WillScot Mobile Mini Common Stock, see the section entitled “Comparison of the Rights of Stockholders.”
McGrath shareholders will have a significantly lower collective ownership and voting interest in WillScot Mobile Mini following the completion of the Transaction than they currently have in McGrath and therefore collectively will exercise less influence over management than they currently are able to do as McGrath shareholders.
Based on the consideration payable to holders of McGrath Common Stock pursuant to the Merger Agreement and the number of shares of WillScot Mobile Mini Common Stock and McGrath Common Stock outstanding as of the record date, it is expected that, immediately after completion of the Transaction, such former McGrath shareholders will own approximately 12.6% of the outstanding WillScot Mobile Mini Common Stock. Consequently, the influence that former McGrath shareholders will have over the management and policies of WillScot Mobile Mini will be different than what they currently have over the management and policies of McGrath.
WillScot Mobile Mini expects to incur substantial expenses related to the completion of the Transaction and the integration of the businesses of WillScot Mobile Mini and McGrath.
WillScot Mobile Mini will incur substantial expenses in connection with the completion of the Transaction to integrate a large number of processes, policies, procedures, operations, technologies and systems of WillScot Mobile Mini and McGrath. The substantial majority of these costs will be non-recurring expenses related to the Transaction and facilities and systems consolidation costs. WillScot Mobile Mini may incur additional costs or suffer loss of business under third-party contracts that are terminated or that contain change in control or other provisions that may be triggered by the completion of the Transaction, and/or losses of, or decreases in orders by, customers, and may also incur costs to retain certain key management personnel and employees. WillScot Mobile Mini will also incur transaction fees and costs related to formulating integration plans for the combined business, and the execution of these plans may lead to additional unanticipated costs and time delays. These incremental transaction-related costs may exceed the savings WillScot Mobile Mini expects to achieve from the elimination of duplicative costs and the realization of other efficiencies related to the integration of the businesses, particularly in the near term and in the event there are material unanticipated costs. Factors beyond the parties’ control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately.

The market price of shares of WillScot Mobile Mini Common Stock after completion of the Transaction may be affected by factors different from those that are currently affecting or historically have affected the market price of shares of McGrath Common Stock.
Upon completion of the Transaction, holders of McGrath Common Stock will become holders of shares of the WillScot Mobile Mini Common Stock. The market price of WillScot Mobile Mini Common Stock may fluctuate significantly following completion of the Transaction, and holders of McGrath Common Stock could lose the value of their investment in WillScot Mobile Mini Common Stock. The issuance of shares of WillScot Mobile Mini Common Stock in the Transaction could on its own have the effect of depressing the market price of shares of WillScot Mobile Mini Common Stock. In addition, many McGrath shareholders may decide not to hold the shares of WillScot Mobile Mini Common Stock they receive as a result of the Transaction. Other McGrath shareholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of WillScot Mobile Mini Common Stock they receive as a result of the Transaction. Any such sales of WillScot Mobile Mini Common Stock could have the effect of depressing the market price of shares of WillScot Mobile Mini Common Stock. Moreover, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, WillScot Mobile Mini Common Stock, regardless of WillScot Mobile Mini’s actual operating performance.
The business of WillScot Mobile Mini differs from that of McGrath in important respects and, accordingly, the results of operations of the WillScot Mobile Mini after completion of the Transaction, as well as the market price of shares of WillScot Mobile Mini Common Stock, may be affected by factors different from those that are currently affecting, historically have affected or would in the future affect the results of operations of McGrath as a stand-alone public company, as well as the market price of shares of McGrath Common Stock. For further information on the respective businesses of WillScot Mobile Mini and McGrath and certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 155 of this proxy statement/prospectus.
The credit ratings of WillScot Mobile Mini may be impacted by the additional indebtedness it expects to incur in connection with the Transaction and any negative impact on credit ratings may impact the cost and availability of future borrowings and, accordingly, the cost of capital of WillScot Mobile Mini after completion of the Transaction.
A company’s credit ratings at any time will reflect each rating organization’s then opinion of the financial strength, operating performance and ability to meet debt obligations of that company. The additional indebtedness WillScot Mobile Mini expects to incur in connection with the Transaction may result in a negative change to credit ratings of WillScot Mobile Mini prior to the Effective Time and after the Effective Time, including a potential downgrading. Any reduction in credit ratings may limit WillScot Mobile Mini’s ability to borrow at interest rates consistent with the interest rates that have been available to WillScot Mobile Mini prior to the Transaction and the related debt financing. If credit ratings of WillScot Mobile Mini are further downgraded or put on watch for a potential downgrade, WillScot Mobile Mini may not be able to sell additional debt securities or borrow money in the amounts, at the times or interest rates or upon the more favorable terms and conditions that might be available if the current credit ratings of WillScot Mobile Mini were maintained.
Other Risk Factors
Risks related to WillScot Mobile Mini and McGrath.
WillScot Mobile Mini and McGrath are, and, following completion of the Transaction, WillScot Mobile Mini will continue to be, subject to the risks described in Part I, Item 1A in the WillScot Mobile Mini 10-K, and Part I, Item 1A in the McGrath 10-K, as updated by WillScot Mobile Mini’s and McGrath’s respective Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and 8-K/A and future filings with the SEC, in each case, incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 154 of this proxy statement/prospectus.

THE PARTIES TO THE TRANSACTION
WillScot Mobile Mini Holdings Corp.
Headquartered in Phoenix, Arizona, WillScot Mobile Mini is a leading business services provider specializing in innovative flexible work space and portable storage solutions. WillScot Mobile Mini services diverse end markets across all sectors of the economy from a network of approximately 250 branch locations and additional drop lots throughout the US, Canada, and Mexico.
With roots dating back more than 80 years, WillScot Mobile Mini leases modular space and portable storage units to customers in the construction, commercial and industrial, retail and wholesale trade, energy and natural resources, education, government and institutions, healthcare and other end markets. WillScot Mobile Mini offers its customers an extensive selection of “Ready to Work” solutions with value-added products and services, such as the rental of steps, ramps, and furniture packages, damage waivers, and other amenities to improve the overall customer experience. These turnkey solutions offer customers flexible, low-cost, and timely solutions to meet their flexible work space and storage needs on an outsourced basis.
Modular Space Solutions
WillScot Mobile Mini’s modular space units meet a broad range of customer needs. WillScot Mobile Mini’s modular units are typically made of steel and aluminum frames, as well as traditional building materials, and range from standalone portable units as small as 24 square feet to large complex units that can be coupled together or stacked to create versatile work spaces in excess of 10,000 square feet. In all cases, WillScot Mobile Mini deploys modular units to customers rapidly from its extensive branch network using its hybrid in-house and outsourced logistics and service infrastructure. WillScot Mobile Mini specializes in turnkey ‘Ready to Work’ solutions, which means its units can arrive fully equipped with air conditioning, heating, and filtration units, electrical and Ethernet ports, plumbing and utility hookups, as well as its proprietary line of furnishings and appliances, which it refers to collectively as VAPS. WillScot Mobile Mini’s units are transported by truck, either towed (if fitted with axles and hitches) or mounted on flat-bed trailers.
Panelized and Stackable Offices.   WillScot Mobile Mini’s FlexTM panelized and stackable offices are the next generation of modular space technology and offer maximum flexibility and design configurations. These units provide a modern, innovative design, smaller footprint, ground level access, and interchangeable panels, including all glass panels that allow customers to configure the space to their precise requirements. These units have the ability to expand upwards up to three stories and outwards, which provides maximum versatility.
Single-Wide Modular Space Units.   Single-wide modular space units include mobile offices and sales offices. These units offer maximum ease of installation and removal and are deployed across the broadest range of applications in our fleet. These units typically have “open interiors,” which can be modified using movable partitions, and include tile floors, air conditioning, heating and filtration units, partitions and toilet facilities.
Section Modulars and Redi-Plex.   Section modulars are two or more units combined into one structure. Redi-Plex complexes offer advanced versatility for large, open floor plans or custom layouts with private offices. Redi-Plex is built with clearspan construction, which eliminates interference from support columns and allows for up to sixty feet of open building width and building lengths that increase in twelve-foot increments based on the number of units coupled together. Our proprietary design meets a wide range of national and state building, electrical, mechanical, and plumbing codes, which creates versatility in fleet management. Examples of section modular units include hospital diagnostic annexes, special events headquarters, temporary data centers, and larger general commercial offices.
Classrooms.   Classroom units are generally double-wide units or Flex panelized units adapted specifically for use by school systems or universities. Classroom units usually feature teaching aids, air conditioning, heating and filtration units, windows and, if requested, toilet facilities.
Ground Level Offices.   WillScot Mobile Mini also offers steel ground level offices from 10 to 40 feet in length and 8 or 10 feet in width. Many of these units are converted to office use from International

Organization for Standardization (“ISO”) certified shipping containers. These offices are available in various configurations, including all-office floor plans or office and storage combination units that provide a 10- or 15-foot office with the remaining area available for storage. Ground level offices provide the advantage of ground accessibility for ease of access and high security in an all-steel design. These office units are equipped with electrical wiring, air conditioning, heating and filtration units, phone jacks, carpet or tile, high security doors, and windows with security bars or shutters. Some of these offices are also equipped with sinks, hot water heaters, cabinets and toilet facilities.
Other Modular Space.   WillScot Mobile Mini offers a range of other specialty products that vary across regions and provide flexibility to serve demands for local markets. Examples include large clearspan structures, workforce accommodation units, blast-resistant units, and toilet facilities to complement office and classroom units.
Portable Storage Solutions
Portable Storage Containers.   WillScot Mobile Mini’s portable storage containers offer an assortment of differentiated features such as patented locking systems, premium and multiple door options, optional climate control, and numerous configuration options. Standard portable storage containers are made from weather-resistant corrugated steel and are available in lengths ranging from 5 to 48 feet, widths of either 8 feet or 10 feet, and a variety of configuration options. Doors can be placed at the front, front and back, or the sides of containers. Other options include partitions, shelving and lighting. Storage containers can be equipped with our patented Tri-Cam Locking System®, which features a waist-level opening lever and interlocking bars to provide easy access for the owner without sacrificing security. WillScot Mobile Mini also offers ContainerGuardLock®, an optional security device, which features a hidden six-pin tumbler system and is made from drill-resistant hardened steel. WillScot Mobile Mini believes these steel storage containers are a more convenient and cost-effective alternative to mass warehouse storage, with a high level of security to protect our customers’ goods on location at their job site, facility, retail location, or office site.
Steel containers have a long useful life with no technical obsolescence. WillScot Mobile Mini’s portable storage containers generally have estimated useful lives of 30 years from the date we build or acquire and remanufacture them, with average residual values in excess of 50%. WillScot Mobile Mini maintains its steel containers on a regular basis by removing rust, painting them with rust inhibiting paint, plug-welding holes, and occasionally replacing the wooden floor or a rusted steel panel. Repainting the outside of storage units is the most common maintenance item. A properly maintained container is essentially in the same condition as when it was initially acquired or remanufactured.
The remanufacturing process begins with the purchase of used ISO containers from leasing companies, shipping lines, and brokers. These containers are typically built to ISO standards and are 8 feet wide, up to 9.5 feet high and 20, 40 or 45 feet long. After acquisition, WillScot Mobile Mini remanufactures and modifies these certain containers. Remanufacturing typically involves cleaning, removing rust and dents, repairing floors and sidewalls, painting, and adding company logos or signs, and may include further customization by adding WillScot Mobile Mini’s proprietary easy opening door system and its patented Tri-Cam Locking System®. Modification can also involve splitting containers into differing lengths.
VAPS
WillScot Mobile Mini offers a thoughtfully curated portfolio of VAPS that make modular space and portable storage units more productive, comfortable, secure, and “Ready to Work” for its customers. WillScot Mobile Mini leases furniture, steps, ramps, basic appliances, internet connectivity devices, integral tool racking, heavy duty capacity shelving, workstations, electrical and lighting products and other items to its customers for use in connection with its products. WillScot Mobile Mini also offers its lease customers a damage waiver program that protects them in case the leased unit is damaged. For customers who do not select the damage waiver program, WillScot Mobile Mini bills them for the cost of repairs above and beyond normal wear and tear. Importantly, management believes that WillScot Mobile Mini’s scale, branch network, supply chain, and sales performance management tools give us a significant advantage in delivering “Ready to Work” solutions and growing VAPS revenue relative to its competitors.

Delivery, Installation and Removal
WillScot Mobile Mini operates a hybrid in-house and outsourced logistics and service infrastructure that provides delivery, site work, installation, disassembly, unhooking and removal, and other services to its customers for an additional fee as part of its leasing and sales operations. Revenue from delivery, site work, and installation results from the transportation of units to a customer’s location, as well as site work required prior to installation, and installation of the units which have been leased or sold. Typically, modular units are placed on temporary foundations constructed by WillScot Mobile Mini’s in-house service technicians or subcontractors. These in-house service technicians or subcontractors also generally install any ancillary products and VAPS. WillScot Mobile Mini also derives revenue from disassembling, unhooking, and removing units once a lease expires. WillScot Mobile Mini believes that its logistics and service capabilities are unrivaled in the industry, differentiate it from competitors, and enhance its value proposition to its customers.
WillScot Mobile Mini’s principal executive offices are located at 4646 E. Van Buren Street, Suite 400, Phoenix, AZ 85008, and its telephone number is (480) 894-6311. WillScot Mobile Mini’s website address is www.willscotmobilemini.com. Information contained on WillScot Mobile Mini’s website does not constitute part of this proxy statement/prospectus. WillScot Mobile Mini’s Common Stock is publicly traded on Nasdaq, under the ticker symbol “WSC.” Additional information about WillScot Mobile Mini is included in documents incorporated by reference in this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”
McGrath RentCorp
McGrath was incorporated in California in 1979 and is headquartered in Livermore, California. McGrath is a diversified business-to-business rental company that rents and sells relocatable modular buildings, storage containers and offices, and electronic test equipment. McGrath operates through five divisions: (i) Mobile Modular, (ii) Mobile Modular Portable Storage, (iii) TRS-RenTelco, (iv) Kitchens To Go and (v) Enviroplex.
Mobile Modular provides prefabricated and customizable modular buildings for rent, lease and sale to clients in the education, construction, healthcare, government, commercial, retail, industrial and petrochemical markets, while Mobile Modular Portable Storage provides temporary portable storage solutions. TRS-RenTelco is the market leader in B2B test equipment rentals and sales. Through its Enviroplex division, McGrath provides permanent modular facilities for the California educational system. Finally, Kitchens To Go provides temporary and permanent solutions for foodservice providers as well as ancillary support, including dry/cold/frozen storage, ware-washing, dinging space, restrooms and offices.
McGrath’s stock is listed on Nasdaq under the ticker symbol “MGRC”. McGrath’s executive offices are located at 5700 Las Positas Rd., Livermore, CA 94551, and its main telephone number is (925) 606-9200. For additional information about McGrath, see “Where You Can Find More Information” beginning on page 154 or visit McGrath’s website at https://www.mgrc.com/. The information provided on McGrath’s website is not part of this proxy statement and is not incorporated by reference in this proxy statement.
Brunello Merger Sub I, Inc.
Brunello Merger Sub I, Inc., a wholly owned subsidiary of WillScot Mobile Mini, is a California corporation incorporated on January 23, 2024 for the purpose of effecting the First-Step Merger. Brunello Merger Sub I, Inc. has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement. The principal executive offices of Brunello Merger Sub I, Inc. are located at 4646 E. Van Buren Street, Suite 400, Phoenix, AZ 85008, and its telephone number is (480) 894-6311.
Brunello Merger Sub II, LLC
Brunello Merger Sub II, LLC, a wholly owned subsidiary of WillScot Mobile Mini, is a Delaware limited liability company formed on January 24, 2024 for the purpose of effecting the Second-Step Merger. Brunello Merger Sub II, LLC has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement. The principal executive offices of Brunello Merger Sub II, LLC are located at 4646 E. Van Buren Street, Suite 400, Phoenix, AZ 85008, and its telephone number is (480) 894-6311.

THE TRANSACTION
The following is a discussion of the Transaction. The descriptions of the Merger Agreement in this section and elsewhere in this proxy statement/prospectus are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A, and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Transaction that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about WillScot Mobile Mini or McGrath. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings WillScot Mobile Mini and McGrath make with the SEC that are incorporated by reference into this proxy statement/prospectus, as described in the section entitled “Where You Can Find More Information.”
Background of the Transaction
The following is a summary of the key events leading up to the execution of the Merger Agreement. However, this summary does not purport to catalog every conversation or interaction between McGrath and WillScot Mobile Mini and their respective representatives, as well as other parties.
The McGrath Board, with assistance from senior management and advisors, regularly reviews and assesses the performance, future growth prospects, business plans and overall strategic direction of McGrath, and considers strategic alternatives that may be available to McGrath, taking into account McGrath’s performance, risks and position, as well as economic, regulatory and competitive conditions, including (i) continuing to pursue McGrath’s strategy as a standalone company, (ii) engaging in acquisitions of suitable businesses and assets; and (iii) pursing potential strategic transactions with third parties, in each case with the goal of maximizing shareholder value.
From time to time over the past several years, McGrath and WillScot Mobile Mini had discussions regarding potential collaborations.
Between March and June 2021, the respective Chief Executive Officers of McGrath and WillScot Mobile Mini, Messrs. Joseph F. Hanna and Bradley L. Soultz, discussed various potential transactions, including McGrath’s sale of certain roll-off boxes and tank units to WillScot Mobile Mini, both of which have since been divested by each company.
McGrath and WillScot Mobile Mini signed a confidentiality agreement, effective as of June 14, 2021, with regards to the sale of roll-off boxes and tank units to WillScot Mobile Mini.
On or about June 29, 2021, Mr. Soultz made a high-level presentation to Messrs. Hanna and Keith E. Pratt, McGrath’s Chief Financial Officer, at McGrath’s Livermore offices and suggested a potential acquisition of McGrath’s operations, for an enterprise value of approximately $2.7 to $2.8 billion (the “Initial WillScot Proposal”), including up to 10% of the proposed consideration in the form of WillScot Mobile Mini Common Stock, based on certain valuation assumptions about McGrath’s TRS business.
On or about June 30, 2021, Mr. Hanna discussed the Initial WillScot Proposal with the McGrath Board Chair, Mr. Bradley M. Shuster. Both agreed that the Initial WillScot Proposal undervalued McGrath, and that Mr. Hanna should respond to Mr. Soultz accordingly.
On July 7, 2021, Mr. Hanna responded to WillScot Mobile Mini in an email noting that, although McGrath appreciated the Initial WillScot Offer, it undervalued McGrath, and McGrath was confident in management’s ability to execute its strategic plan as a standalone company.
On August 12, 2021, Mr. Soultz met with Mr. Hanna and suggested that WillScot Mobile Mini was interested in acquiring McGrath at $100.00 per share with consideration of up to 10% in equity and the rest in cash.
On August 25, 2021, Mr. Hanna received a non-binding written indication of interest from WillScot Mobile Mini, dated August 12, 2021, whereby WillScot Mobile Mini sought to acquire McGrath for $100.00 per share in cash (the “Revised WillScot Offer”). The Revised WillScot Offer set forth that WillScot

Mobile Mini intended to finance the proposed transaction with a combination of cash, borrowings under its existing credit facility (supplemented by an incremental facility) and the issuance of debt securities.
On September 17, 2021, the McGrath Board held a meeting, at which a representative of Morrison & Foerster, LLP (“M&F”), McGrath’s outside legal counsel, was also present. The McGrath Board discussed the Revised WillScot Offer. McGrath’s senior management discussed McGrath’s long-term strategy with preliminary financial projections of the company on a standalone basis. M&F’s representative provided the McGrath Board with a general overview of the fiduciary duties of the McGrath Board in relation to consideration of the Revised WillScot Offer. Following a discussion regarding the Revised WillScot Offer and next steps, the McGrath Board approved the establishment of a committee of the McGrath Board composed of independent members of the McGrath Board, which would work with McGrath’s management to generate more detailed long term financial projections of McGrath on a standalone basis, engage a financial advisor, as appropriate, review the Revised WillScot Offer, negotiate with WillScot Mobile Mini on potential deal terms, and review and evaluate other potential strategic opportunities involving McGrath and report to and make recommendations to the McGrath Board (the “Transaction Committee”). The Transaction Committee was initially comprised of Mr. Shuster, Mr. William J. Dawson and Mr. M. Richard Smith with Mr. Shuster as Chair. The McGrath Board did not delegate any authority to approve a transaction to the Transaction Committee and the members of the Transaction Committee did not receive additional compensation for their services on the committee.
On October 1, 2021, the Transaction Committee had a meeting, at which McGrath’s senior management and a representative of M&F were also in attendance. Mr. Hanna provided the Transaction Committee with an update on management’s efforts to enable a response to the Revised WillScot Offer, including efforts to gather financial and other data of McGrath to provide a detailed analysis of McGrath as a standalone operating company. Next, the Transaction Committee discussed the potential engagement of Goldman Sachs to serve as McGrath’s financial advisor to assist McGrath in its review of the Revised WillScot Offer and other potential strategic opportunities. The Transaction Committee discussed Goldman Sachs’ reputation, experience and knowledge of the industry and experience advising companies in mergers and acquisitions. The representative of M&F reviewed with the Transaction Committee legal issues and considerations associated with McGrath’s response to the Revised WillScot Offer and exploration of other strategic opportunities. Following discussion, the Transaction Committee authorized McGrath’s senior management, with assistance from M&F, to finalize an engagement letter with Goldman Sachs.
On October 15, 2021, the Transaction Committee held a meeting, at which members of McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. At the meeting, representatives of Goldman Sachs discussed the financial terms of the Revised WillScot Offer, McGrath’s standalone operations, and certain strategic opportunities available to McGrath, as well as the competitive landscape in which McGrath operates and market conditions. McGrath’s senior management then discussed the fact that McGrath’s historical financial statements presented only the original cost basis for its Livermore and Mira Loma real estate and that additional analysis is needed to gauge the potential value associated with such land, which potential value could increase McGrath’s valuation. After discussion, the Transaction Committee instructed management to conduct further analysis of the value of McGrath’s real estate portfolio. The representative of M&F reviewed various legal considerations regarding the Revised WillScot Offer in relation to the information about the value of McGrath’s real estate portfolio. Representatives of Goldman Sachs then departed the meeting. At the Transaction Committee’s request, the M&F representative provided a status report on the Goldman Sachs engagement letter and also reviewed the disclosures communicated by Goldman Sachs regarding its prior relationship with WillScot Mobile Mini and other competitors of McGrath in the industry, as well as the impact of such prior relationships in connection with Goldman Sachs’ engagement as McGrath’s financial advisor.
On October 25, 2021, the Transaction Committee held a meeting, at which members of McGrath’s senior management and a representative of M&F were also present. At the meeting, Mr. Hanna provided an update on the real estate analysis and management’s preliminary views of the value of the Livermore and Mira Loma real estate. Mr. Hanna also discussed McGrath’s third quarter 2021 financial performance. The Transaction Committee, Mr. Hanna, and the representative of M&F then discussed next steps, legal considerations and recommendations related to McGrath’s response to the Revised WillScot Offer. After further discussion, the Transaction Committee determined that it was prudent for Mr. Shuster to have a conversation with Mr. Soultz to express McGrath’s view that the offer undervalued it. The Transaction Committee further agreed that the timing of such conversation should be after management’s completion of the real estate analysis.
On November 1, 2021, the McGrath Board held a meeting, at which a representative of M&F and representatives of Goldman Sachs were also present. Mr. Shuster discussed the proposed communication recommended by the Transaction Committee that he would have with Mr. Soultz regarding the inadequacy of the Revised WillScot Offer. Members of the Transaction Committee then noted their consideration of the potential benefits and risks of conducting some form of market check and whether it was likely that another acquiror might be interested in acquiring McGrath at a price greater than that proposed by WillScot Mobile Mini. Representatives of Goldman Sachs discussed potential companies that might be interested in acquiring McGrath at or above WillScot Mobile Mini’s current offer, and such companies’ M&A track record, resources and capabilities. Representatives of Goldman Sachs also discussed considerations related to a divestiture of the TRS business. The Transaction Committee noted the potential risks and benefits of reaching out to a broader group of potential acquirors, including the potentially significant harm to McGrath and its business should discussions about a possible sale leak publicly. After further discussion, the McGrath Board determined that (“Party A”) was the only company with a successful M&A track record and requisite resources to propose an acquisition of McGrath at a deal consideration superior to WillScot Mobile Mini. After further discussion, the Transaction Committee determined that it was prudent and in the best interests of shareholders to instruct representatives of Goldman Sachs at the appropriate time to communicate with Party A to inquire whether Party A would be interested in acquiring McGrath and at what valuation.
Later on November 1, 2021, Goldman Sachs provided an updated customary relationship disclosure letter to McGrath providing certain information regarding its relationships with WillScot Mobile Mini and McGrath executed an engagement letter with Goldman Sachs as McGrath’s financial advisor.
Thereafter on November 1, 2021, Messrs. Shuster and Soultz had a telephone call whereby Mr. Shuster noted that the McGrath Board was reviewing the Revised WillScot Offer and had engaged Goldman Sachs as financial advisor and would continue to engage M&F, its outside counsel, as legal advisor for the proposed transaction. However, Mr. Shuster further indicated that the McGrath Board believed the Revised WillScot Offer undervalued McGrath. Mr. Shuster further noted that there was non-public information of McGrath that would enable WillScot Mobile Mini to further increase its valuation of McGrath’s valuation which McGrath would share with WillScot Mobile Mini if a confidentiality agreement is executed between the parties. Mr. Shuster said McGrath might be open to a proposal that appropriately valued the company.
On November 29, 2021, Mr. Soultz reached out to Mr. Hanna via email to request a catch-up.
On December 3, 2021, Messrs. Hanna and Soultz had a telephone call whereby Mr. Soultz reiterated WillScot Mobile Mini’s interest in acquiring McGrath for $100.00 per share.
On December 3, 2021, at the direction of the Transaction Committee, Mr. Shuster spoke by telephone with Mr. Soultz and communicated to him that the per share consideration of $100.00 in the Revised WillScot Offer undervalued McGrath. Mr. Shuster also outlined the value of McGrath’s Livermore and Mira Loma real estate that McGrath believed further increased its value. He noted that McGrath would share additional information about McGrath’s real estate portfolio subject to the parties executing a confidentiality agreement. Mr. Soultz relayed that WillScot Mobile Mini was not willing to increase the deal consideration beyond $100.00 per share.
On December 7, 2021, the Transaction Committee held a meeting, with McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs also in attendance, to discuss Mr. Shuster’s December 3, 2021 telephone call with Mr. Soultz. Representatives of Goldman Sachs summarized the December 4, 2021 call with Mr. Soultz, noting that Mr. Soultz reiterated WillScot Mobile Mini’s interest in acquiring McGrath for $100.00 per share. Following discussion of Mr. Shuster’s telephone call and the follow-up Goldman Sachs call, the Transaction Committee determined that it would be in the best interests of McGrath and its stockholders to have representatives of Goldman Sachs reach out to Mr. Soultz to gain additional insight into WillScot Mobile Mini’s current position. McGrath’s senior management and representatives of Goldman Sachs then left the meeting, and the M&F representative reviewed the updated disclosures made by Goldman Sachs in its disclosure letter in connection with Goldman Sachs’ engagement as financial advisor. The M&F representative noted that Goldman Sachs was part of the larger syndicate of banks in WillScot Mobile Mini’s credit facility, representing $50 million of WillScot Mobile Mini’s $3.7 billion credit facility. The Transaction Committee discussed the Goldman Sachs disclosures, as well as Goldman Sachs’ reputation, experience and knowledge of the industry and experience advising companies in mergers and acquisitions. Following further discussion, the Transaction Committee ratified the engagement letter with Goldman Sachs and reaffirmed its belief that Goldman Sachs was the most suitable financial advisor to advise McGrath on a potential transaction with WillScot Mobile Mini and other strategic opportunities that may be presented to it.
On December 8, 2021, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. At the meeting, the Transaction Committee discussed recommended next steps, including preparing a draft confidentiality agreement for distribution to WillScot Mobile Mini so the non-public real estate information may be shared, finalizing the real estate analysis and updating Goldman Sachs’ preliminary financial analyses of McGrath’s standalone prospects and the merits of the Revised WillScot Offer, after taking into consideration both the real estate value and management’s revised 2022 financial projections scheduled to be reviewed with the McGrath Board at its December 9, 2021 meeting.
On December 9, 2021, the McGrath Board held a meeting, with a representative of M&F in attendance. Messrs. Shuster and Hanna updated the McGrath Board on the current status of discussions with WillScot Mobile Mini, the terms of the Revised WillScot Offer and the results of follow-ups with WillScot Mobile Mini. The McGrath Board also discussed McGrath’s financial performance for the third quarter of 2021, the financial outlook for the remainder of the year and the financial plan for 2022. After further discussion, the McGrath Board determined that Goldman Sachs should update its preliminary financial analyses of McGrath’s standalone operations based on the updated financial information and value for the Livermore and Mira Loma real estate.
On December 20, 2021, the Transaction Committee held a meeting, at which McGrath senior management and a representative of M&F and representatives of Goldman Sachs were also present. Mr. Hanna reviewed management’s analysis of the value of the Livermore and Mira Loma real estate and representatives of Goldman Sachs discussed preliminary illustrative financial analyses of McGrath based on McGrath management’s updated long-term business plan and discussed the potential impact of McGrath’s real estate holdings on such illustrative financial analyses.
Also on December 20, 2021, as instructed by the McGrath Board, representatives of Goldman Sachs sent a draft of the confidentiality agreement to WillScot Mobile Mini.
On January 4, 2022, representatives of Goldman Sachs spoke by telephone with Mr. Soultz to discuss the Revised WillScot Offer.
On January 10, 2022, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. At the meeting, the representative of M&F summarized the status of negotiations of the draft confidentiality agreement with WillScot Mobile Mini, including WillScot Mobile Mini’s desire to limit the protected confidential information to only McGrath’s real estate analysis and refusal to include standstill or customer and employee non-solicitation provisions. The Transaction Committee noted its focus on maximizing shareholder value, including facilitating WillScot Mobile Mini’s understanding of the value of McGrath’s real estate holdings in relation to McGrath’s valuation. Following further discussion, the Transaction Committee authorized McGrath’s management to enter into a limited confidentiality agreement with WillScot Mobile Mini on the terms discussed.
On January 13, 2022, a confidentiality agreement between McGrath and WillScot Mobile Mini was executed specifically in relation to the sharing of McGrath’s real estate analysis.
On January 19, 2022, representatives of Goldman Sachs shared with WillScot Mobile Mini McGrath’s analysis of its real estate portfolio.

On January 19, 2022, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F were also present. At the meeting, McGrath’s senior management discussed a potential small acquisition and discussed the implications of such a transaction on the proposed transaction with WillScot Mobile Mini. This potential small acquisition ultimately did not move forward.
On January 21, 2022, at the direction of the Transaction Committee, Messrs. Hanna and Pratt and representatives of Goldman Sachs spoke to Mr. Soultz and Mr. Timothy Boswell, WillScot Mobile Mini’s President & Chief Financial Officer, regarding McGrath’s real estate portfolio.
On January 24, 2022, the Transaction Committee held a meeting, with McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs also present. The Transaction Committee discussed the January 21, 2022 meeting with WillScot Mobile Mini about McGrath’s real estate portfolio. The Transaction Committee agreed that it was prudent and in the best interests of McGrath to have representatives of Goldman Sachs contact Mr. Soultz to inquire as to WillScot Mobile Mini’s next steps after receipt of the real estate information and timing of such next steps. The Transaction Committee discussed the importance of understanding the viability of the potential transaction to maximize shareholder value, the need for management to focus its attention and resources on operating the business and the distraction presented if any potential transaction with WillScot Mobile Mini had no merits of maximizing shareholder value. The Transaction Committee then discussed various legal considerations with the M&F representative, including HSR regulatory considerations associated with a potential transaction with WillScot Mobile Mini.
On January 25 and 26, 2022, the Transaction Committee held meetings, at which McGrath’s senior management and a representative of M&F were also present. At the meetings, the Transaction Committee discussed WillScot Mobile Mini’s preliminary indication of interest in early 2021, as well as the discussions with WillScot Mobile Mini.
On January 27, 2022, a representative of Goldman Sachs and Mr. Soultz had a telephone call wherein they discussed the proposed transaction, WillScot Mobile Mini’s continued interest in acquiring McGrath for $100.00 per share in cash, and WillScot Mobile Mini’s rationale for not increasing McGrath’s valuation notwithstanding the receipt of the information regarding McGrath’s real estate holdings.
Following the call, the Transaction Committee met on January 27, 2022, with McGrath’s senior management, representatives of Goldman Sachs and a representative of M&F also present, and discussed Goldman Sachs’ January 27, 2022 telephone call. Thereafter, the Transaction Committee determined that it was prudent to provide the full McGrath Board with an update on the process.
On January 28, 2022, the McGrath Board held a meeting, with senior management and a representative of M&F also present. At the meeting, Mr. Hanna provided a chronology of engagements with WillScot Mobile Mini. Thereafter, the representative of M&F reviewed the McGrath Board’s fiduciary duties and other legal considerations in relation to the Board’s consideration of a potential transaction with WillScot Mobile Mini. The Transaction Committee provided its thoughts on next steps, including the potential benefits and drawbacks of conducting a market check to determine whether there are other viable acquirors of McGrath who could pay consideration at or above WillScot Mobile Mini’s current offer, strategies to maximize shareholder value and the importance of understanding deal certainty in light of WillScot Mobile Mini’s acquisition financing requirements and regulatory considerations. After further discussion, the McGrath Board agreed that to maximize shareholder value, it was prudent for the Transaction Committee to instruct representatives of Goldman Sachs to contact Party A to gauge its interests in acquiring McGrath at or above the valuation provided by WillScot Mobile Mini. The McGrath Board further determined that McGrath did not have sufficient information to determine whether the proposed transaction with WillScot Mobile Mini was in the best interests of McGrath and its shareholders.
On February 1, 2022, Mr. Shuster and Mr. Soultz met at the San Francisco offices of M&F and discussed at high level the proposed transaction, including the potential value of McGrath’s real estate portfolio, details of how WillScot Mobile Mini would finance the proposed transaction and the scope and timetable for due diligence to be conducted by WillScot Mobile Mini. Mr. Shuster also told Mr. Soultz that McGrath was not prepared to provide exclusivity to WillScot in light of McGrath being a public company and the present deal valuation.

On February 2, 2022, the Transaction Committee held a meeting, with a representative of M&F also present. At the meeting, Mr. Shuster updated the Transaction Committee regarding the February 1, 2022 meeting. Mr. Shuster further discussed that Mr. Soultz declined to recognize additional value in McGrath’s Mira Loma and Livermore properties and relayed WillScot Mobile Mini’s rationale for why the real estate was already contemplated in its valuation of McGrath. Mr. Shuster advised that Mr. Soultz agreed to update the Revised WillScot Offer but the exact timing of delivery of such update was unclear.
Later on February 4, 2022, WillScot Mobile Mini submitted a revised non-binding written offer reiterating its all-cash offer of $100.00 per share (the “February 4, 2022 WillScot Offer”).
On February 4, 2022, following receipt of the offer, the Transaction Committee held a meeting, with McGrath’s senior management and a representative of M&F also in attendance. Senior management provided their views of the February 4, 2022 WillScot Offer. The representative of M&F summarized the legal considerations and potential next steps associated with the offer. The Transaction Committee discussed the appropriateness of conducting a market check with Party A at this time and the directive to representatives of Goldman Sachs to contact the Chief Executive Officer of Party A to gauge Party A’s interests in a potential strategic transaction with McGrath.
During the week of February 7, 2022, representatives of Goldman Sachs had a call with Party A’s Chief Executive Officer. During the call, a variety of potential acquisition targets, including McGrath was discussed, and Party A’s Chief Executive Officer did not express interest in McGrath.
On February 7, 2022, WillScot Mobile Mini sent a draft confidentiality agreement to McGrath in relation to the proposed transaction, which did not include a standstill.
On February 10, 2022, M&F sent a revised draft confidentiality agreement to in-house counsel of WillScot Mobile Mini, and Mr. Shuster responded to Mr. Soultz that the McGrath Board would review the February 4, 2022 WillScot Offer at its next board meeting and would revert thereafter.
On February 12, 2022, the McGrath Board held a meeting, with senior management and a representative of M&F and representatives of Goldman Sachs also present. At the meeting, Mr. Shuster summarized the recent engagements with WillScot Mobile Mini, and the review and analysis undertaken by the Transaction Committee in relation to WillScot Mobile Mini’s various proposals to acquire McGrath. The Board then discussed the current WillScot Mobile Mini proposal undervaluing McGrath and failing to take into account the value of McGrath’s Livermore and Mira Loma real estate. Representatives of Goldman Sachs and the M&F representative summarized the key differences between the Revised WillScot Offer in August 2021 and the February 4, 2022 WillScot Offer. The representative of M&F reviewed the McGrath Board’s fiduciary duties and other legal considerations in relation to the Board’s consideration of a potential transaction with WillScot Mobile Mini. Representatives of Goldman Sachs presented preliminary illustrative financial analyses of the February 4, 2022 WillScot Offer. The Transaction Committee noted its instruction to representatives of Goldman Sachs to contact Party A to gauge its interests in acquiring McGrath at or above the valuation provided by WillScot Mobile Mini. Representatives of Goldman Sachs then summarized the call with the Chief Executive Officer of Party A whereby a variety of potential acquisition targets, including McGrath was discussed, and Party A’s Chief Executive Officer did not express interest in McGrath. After further discussion and review of the February 4, 2022 WillScot Offer, and in consideration of the guidance from representatives of M&F, as well as the outcome of Goldman Sachs’ discussion with Party A, the McGrath Board agreed to permit WillScot Mobile Mini to conduct further diligence on McGrath, subject to execution of an appropriate confidentiality agreement, while concurrently engaging with WillScot Mobile Mini to increase the deal consideration to maximize shareholder value.
On February 16, 2022, Mr. Shuster spoke by telephone with Mr. Soultz about the current deal consideration undervaluing McGrath and failing to take into account the value of McGrath’s Livermore and Mira Loma real estate. Mr. Shuster noted McGrath’s refusal to agree to exclusivity as requested by WillScot Mobile Mini. Mr. Shuster also asked WillScot Mobile Mini to consider a more accelerated timeline than the one set forth in the February 4, 2022 WillScot Offer, as well as provide additional information regarding WillScot Mobile Mini’s acquisition financing.
On February 17, 2022, the McGrath Board held a meeting, with senior management present and a representative of M&F joining for a portion of the meeting. At the meeting, the Transaction Committee provided an update on discussions with WillScot Mobile Mini.

On February 23, 2022, Mr. Shuster again spoke by telephone with Mr. Soultz. Mr. Soultz provided feedback following deliberation by the board of directors of WillScot Mobile Mini during its regular meeting on February 22, 2022. He noted that WillScot Mobile Mini remained confident in its ability to provide further financing certainty and to pursue an accelerated deal timeline, assuming full and expeditious support of McGrath. Mr. Soultz further acknowledged that McGrath’s real estate portfolio could present some potential upside, but there were additional costs and risks of such real estate portfolio and therefore WillScot Mobile Mini remained firm at deal consideration of $100.00 per share. Mr. Soultz agreed to provide a revised indication of interest letter with a term sheet, a revised confidentiality agreement, the diligence scope and a transaction timeline on or before March 9, 2022.
On February 23, 2022, representatives of Goldman Sachs, at the instruction of the Transaction Committee, spoke by telephone with Mr. Soultz to get WillScot Mobile Mini’s rationale for its valuation of McGrath and its views on the value of McGrath’s Livermore and Mira Loma real estate.
On February 28, 2022, the McGrath Board held a meeting, with senior management and a representative of M&F and representatives of Goldman Sachs also present. At the meeting, Mr. Shuster summarized the recent engagements with WillScot Mobile Mini and Mr. Soultz noting that more time is needed to consider McGrath’s real estate portfolio in relation to the McGrath valuation. McGrath senior management then updated the McGrath Board on its preliminary analysis of the value of McGrath’s real estate portfolio. The representative of M&F reviewed the McGrath Board’s fiduciary duties and other legal considerations in relation to the Board’s consideration of a potential transaction with WillScot Mobile Mini.
On March 8, 2022, Mr. Soultz spoke to Mr. Shuster and informed Mr. Shuster that WillScot Mobile Mini was pausing any further consideration of a potential transaction at the present time given the volatility in the financing market and broader economic outlook, exacerbated by the outbreak of war in Ukraine, all of which increased the costs and risks associated with the proposed transaction. Following this communication, McGrath disengaged.
On March 11, 2022, Mr. Shuster received an email from Mr. Soultz requesting that McGrath permit WillScot Mobile Mini’s outside counsel to conduct preliminary antitrust analysis while the proposed transaction was on hold. Following the email communication, the Transaction Committee met with a representative of M&F and representatives of Goldman Sachs in attendance. At the meeting, the representative of M&F presented and discussed the email communication. After considering the high risk of leaks in any prolonged engagement with WillScot Mobile Mini, the lack of deal certainty and the insufficient deal consideration, the Transaction Committee determined not to allow the preliminary antitrust analysis to commence. The Transaction Committee instructed Mr. Shuster to communicate this position to Mr. Soultz, which Mr. Shuster did.
On March 11, 2022, the McGrath Board held a meeting, with senior management and a representative of M&F and a representative of Goldman Sachs also present. At the meeting, Mr. Shuster summarized the recent engagements with WillScot Mobile Mini, including WillScot Mobile Mini’s message that it was not in a position to move forward with a potential transaction with McGrath at the present time. After discussion, the McGrath board determined that McGrath should resume normal operations and focus on executing its strategic plan.
On March 15, 2022, the Transaction Committee held a meeting with a representative of M&F present to discuss various strategic options that McGrath should consider in light of the discontinuation of engagement with WillScot Mobile Mini and determined to discuss these topics with the full McGrath Board at its next regular meeting.
On March 17, 2022, the McGrath Board had a meeting at which senior management and a representative of M&F were also present. At the meeting, at the request of the Transaction Committee, the M&F representative discussed potential next steps after discontinuation of engagement with WillScot Mobile Mini.
On April 22, 2022, the McGrath Board held a meeting, with senior management and representatives of Goldman Sachs also present. The representative of Goldman Sachs discussed general economic conditions, public market perspectives and strategic alternatives for consideration.

On February 1, 2023, McGrath announced the acquisition of Vesta Modular for $400 million and the concurrent divestiture of Adler Tank Rentals for $265 million.
On or about April 4, 2023, Mr. Soultz reached out to Mr. Hanna to request a lunch, which subsequently occurred on April 10, 2023, with Mr. Shuster and Mr. Boswell also in attendance. At the lunch, Mr. Soultz informed Messrs. Hanna and Shuster of WillScot Mobile Mini’s continued interest in acquiring McGrath.
On April 28, 2023, in a meeting with Messrs. Shuster, Hanna and Soultz, Mr. Soultz verbally communicated WillScot Mobile Mini’s intention to put forward an updated and improved non-binding all-cash offer of $105.00 per share.
On May 9, 2023, WillScot Mobile Mini submitted a written non-binding all-cash offer to acquire McGrath at $106.50 per share (the “May 9, 2023 WillScot Offer”). The May 9, 2023 WillScot Offer set forth a substantially similar financing approach as the prior proposals, namely that WillScot Mobile Mini intended to finance the proposed transaction with a combination of cash, borrowings under its existing credit facility (supplemented by an incremental facility) and the issuance of debt securities, as well as proposed timetable for the transaction.
On May 12, 2023, the Transaction Committee, with Ms. Kimberly A. Box, another member of the McGrath Board, joining in place of Mr. Smith, McGrath’s senior management, and a representative of M&F and representatives of Goldman Sachs also in attendance, held a meeting to discuss recent engagements with WillScot Mobile Mini and potential next steps in light of the May 9, 2023 WillScot Offer, and Mr. Shuster provided a summary of recent engagements with Mr. Soultz and reviewed prior discussions with WillScot Mobile Mini. Representatives of Goldman Sachs also reviewed recent trends in McGrath’s stock trading patterns, market trends and preliminary views on the impact of WillScot Mobile Mini’s capital structure on its ability to finance a transaction with McGrath. The Transaction Committee discussed the May 9, 2023 WillScot Offer and various strategic considerations for re-engaging with WillScot Mobile Mini. The representative of M&F provided legal considerations of strategic next steps and summarized the McGrath Board’s fiduciary duties with regards to the May 9, 2023 WillScot Offer. Following discussion, the Transaction Committee determined that it was prudent for Mr. Shuster to contact Mr. Soultz to express the McGrath Board’s disappointment in the deal consideration, the lack of specificity with WillScot Mobile Mini’s proposed financing in light of McGrath’s prior experience with WillScot Mobile Mini and the delayed deal timetable proposed by WillScot Mobile Mini.
On May 16, 2023, Messrs. Shuster and Soultz discussed the May 9, 2023 WillScot Offer by telephone. Mr. Shuster communicated three primary areas of focus of the May 9, 2023 WillScot Offer: financing certainty, time to closing, and, while appreciative of the increased valuation, there would need to be material increase in the valuation prior to McGrath being willing to seriously engage with WillScot Mobile Mini again.
On May 17, 2023, the Transaction Committee, with Ms. Box, McGrath’s senior management, and a representative of M&F and representatives of Goldman Sachs also in attendance, held a meeting. At the meeting, Mr. Shuster provided the Transaction Committee with an update regarding his May 16 telephone call with Mr. Soultz.
On May 22, 2023, WillScot Mobile Mini submitted a written non-binding offer reiterating a deal consideration of $106.50 per share (the “May 22, 2023 WillScot Offer”), which included additional information on financing approach and planned transaction execution timeline. The communication also included a draft confidentiality agreement for consideration.
On May 23, 2023, the Transaction Committee, with Ms. Box, McGrath’s senior management, and a representative of M&F and representatives of Goldman Sachs also in attendance, held a meeting to discuss the May 22, 2023 WillScot Offer and reviewed Mr. Shuster’s proposed response to such offer. The M&F representative also discussed the terms of the draft confidentiality agreement. After further discussion, the Transaction Committee authorized M&F to negotiate an acceptable confidentiality agreement with WillScot Mobile Mini. Mr. Hanna also informed the Transaction Committee that management’s review of McGrath’s updated five-year projections and business plan, as well as discussions with representatives of Goldman Sachs regarding the May 22, 2023 WillScot Offer would occur at the McGrath Board meeting scheduled for June 7, 2023.

On May 23, 2023, Mr. Shuster and Mr. Soultz had another telephone call whereby Mr. Shuster reiterated that there would need to be a material increase in the valuation prior to McGrath being willing to seriously engage with WillScot Mobile Mini again.
On May 26, 2023, WillScot Mobile Mini submitted a revised written offer reiterating its valuation of $106.50 per share (the “May 26, 2023 WillScot Offer”). The offer also provided additional details regarding the financing for the potential transaction, as well as an updated timeline that was more accelerated than prior iterations.
On May 31, 2023, the Transaction Committee held a meeting, with Ms. Box, McGrath’s senior management, and a representative of M&F and representatives of Goldman Sachs also present. The Transaction Committee reviewed the May 26, 2023 WillScot Offer, noting that the offer did not include satisfactory detail on WillScot Mobile Mini’s proposed financing of the potential transaction, which was a significant concern of the Transaction Committee in light of the parties’ prior negotiations. The Transaction Committee discussed, with the representative of M&F and representatives of Goldman Sachs, a potential response to the May 26, 2023 WillScot Offer that would reiterate that the offer undervalued McGrath, and instructed representatives of Goldman Sachs and the M&F representative to work together to draft such a response for the Transaction Committee’s review.
On June 1, 2023, Mr. Shuster sent a letter to Mr. Soultz reiterating that the non-binding all-cash offer of $106.50 per share materially undervalued McGrath, that the McGrath Board remained confident in management’s ability to execute McGrath’s strategic plan and that there would need to be a material increase in the valuation prior to McGrath being willing to seriously engage with WillScot Mobile Mini again.
On June 7, 2023, the McGrath Board held a meeting, at which senior management and a representative of M&F and representatives of Goldman Sachs were also present. At the meeting, the McGrath Board appointed Ms. Box to the Transaction Committee effective immediately in light of the retirement of Mr. Smith from the McGrath Board. At the meeting, Messrs. Hanna and Pratt reviewed McGrath’s updated five-year financial projections which was overall more positive than the prior plan, the assumptions and rationale underlying the projections, the material differences to the prior plan and specificity on the modular and TSR businesses. Messrs. Shuster and Hanna also provided a summary of the recent engagements with WillScot Mobile Mini and the status of discussions. Following these discussions, the representative of M&F provided legal input on the May 26, 2023 WillScot Offer and the McGrath Board’s fiduciary duties in relation to such offer. Representatives of Goldman Sachs presented preliminary illustrative financial analyses of McGrath, based on the updated projected financial information and business plans of McGrath as provided by and approved for Goldman Sachs’ use by McGrath management, and the McGrath Board discussed the cash consideration of $106.50 per share proposed to be paid by WillScot Mobile Mini in light of the preliminary financial analyses. Mr. Shuster communicated to the McGrath Board that, due to the history of prior negotiations with WillScot Mobile Mini regarding a potential transaction, the lack of specificity of WillScot Mobile Mini’s financing details, the McGrath Board’s confidence in management’s execution of McGrath’s strategic plan, the risk of market leaks and diversion of management’s time and attention from executing McGrath’s business plan to address WillScot Mobile Mini’s offers, the Transaction Committee recommended that McGrath defer further engagement with WillScot Mobile Mini until it increased the deal consideration to appropriately value McGrath, and the McGrath Board concurred.
On June 15, 2023, Messrs. Shuster and Hanna met with Mr. Soultz to discuss the May 26, 2023 WillScot Offer and again noted their view that the current deal consideration significantly undervalued McGrath.
On June 16, 2023, the Transaction Committee held a meeting with McGrath’s senior management and a representative of M&F and a representative of Goldman Sachs also present. Mr. Shuster provided the Transaction Committee with an update regarding the June 15, 2023 meeting, noting that there were no significant developments resulting from the meeting.
On July 7, 2023, McGrath received from WillScot Mobile Mini a revised written non-binding all cash offer for $108.00 per share (the “July 7, 2023 WillScot Offer”). Later that day, Mr. Shuster had a telephone call with Mr. Soultz to discuss the July 7, 2023 WillScot Offer and conveyed his expectation that the Transaction Committee would not be satisfied with the revised offer.

On July 10, 2023, the Transaction Committee held a meeting, with McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs also present. At the meeting, the Transaction Committee discussed the July 7, 2023 WillScot Offer. The Transaction Committee concurred that other than the minor increase to the per share price, the July 7, 2023 WillScot Offer did not differ materially from the May 26, 2023 WillScot Offer and did not include the specific detail regarding the financing of the transaction requested by McGrath. At Mr. Shuster’s request, representatives of Goldman Sachs reviewed the financial terms of the July 7, 2023 WillScot Offer and the Transaction Committee discussed potential next steps to respond to the offer. Following discussion, the Transaction Committee determined that the appropriate next step would be for Mr. Shuster to have another telephone call with Mr. Soultz to discuss McGrath’s dissatisfaction with the latest offer and suggest that to bridge the value gap, McGrath would entertain a revised proposal that includes a meaningful stock component (in excess of 50%) for the deal consideration.
On July 14, 2023, Mr. Shuster sent a written response to Mr. Soultz stating that the Transaction Committee believed that WillScot Mobile Mini’s revised offer of $108.00 per share continued to undervalue McGrath and that it would be willing to consider a transaction with WillScot Mobile Mini only if there is a meaningful increase to the deal consideration. The letter further stated that to bridge the value gap, McGrath would entertain a revised proposal that includes a meaningful stock component (in excess of 50%) for the deal consideration.
On July 19, 2023, Mr. Soultz called Mr. Shuster and said that a revised offer was forthcoming. Later that day, WillScot Mobile Mini submitted a revised written non-binding offer for $108.00 per share with 30% stock consideration (the “July 19, 2023 WillScot Offer”). Other aspects of the offer remained substantially the same as prior offers.
On July 24, 2023, the Transaction Committee held a meeting, which was attended by McGrath’s senior management and a representative of M&F and a representative of Goldman Sachs. At the meeting, the Transaction Committee discussed the July 19, 2023 WillScot Offer. A representative of Goldman Sachs reviewed the financial terms of the July 19, 2023 WillScot Offer. Senior management also discussed McGrath’s positive second quarter 2023 financial results and potential positive effect of such results on McGrath’s stock price. The Transaction Committee discussed potential next steps to respond to the July 19, 2023 WillScot Offer and strategies to increase WillScot Mobile Mini’s proposed deal consideration as the Transaction Committee believed the July 19, 2023 WillScot Proposal was insufficient. After further discussion, the Transaction Committee determined that the most appropriate next step was for Mr. Shuster to send a written response to Mr. Soultz to reiterate the insufficiency of the deal consideration and instructed representatives of Goldman Sachs and M&F to prepare the initial draft of the written response.
Following the meeting, Mr. Shuster sent a written response on July 24, 2023 to WillScot Mobile Mini confirming that McGrath continued to view the offer of $108.00 per share as insufficient and that McGrath was focused on a transaction with at least 50% of the consideration comprised of WillScot Mobile Mini Common Stock.
On August 8, 2023, Mr. Shuster had an in-person meeting with Mr. Soultz at which Mr. Shuster indicated that McGrath was undertaking a review of its strategic plan and financial outlook and as a result will revert on next steps with WillScot Mobile Mini at a future time, including revisiting the prior confidentiality agreement which had since expired.
On September 14, 2023, WillScot Mobile Mini sent a revised draft confidentiality agreement to McGrath.
On September 15, 2023, the McGrath Board held a meeting, with a representative of M&F and a representative of Goldman Sachs present. At the meeting, Messrs. Hanna and Shuster provided a summary of their recent engagements with WillScot Mobile Mini and the representative of M&F summarized the status of the confidentiality agreement negotiations and the material changes proposed by McGrath. Messrs. Hanna and Pratt presented McGrath’s updated financial projections through fiscal year 2027 which were more positive than the prior projections and the McGrath Board discussed the outlook and reasons for the positive changes in the projections. A representative of Goldman Sachs also discussed with the McGrath Board preliminary illustrative financial analyses of McGrath based on McGrath management’s updated projections. The McGrath Board discussed the presentations by McGrath management and a representative of Goldman Sachs and concluded that the July 19, 2023 WillScot Offer materially undervalued McGrath. The representative of M&F again reviewed McGrath Board’s fiduciary duties in consideration of the July 19, 2023 WillScot Offer, and provided legal input regarding strategic next steps, timing, and other legal considerations.
On September 15, 2023, McGrath sent a mark-up of the revised draft confidentiality agreement back to WillScot Mobile Mini with standstill and customer and employee non-solicitation provisions.
Between September 15-19, 2023, a representative of M&F and a member of WillScot Mobile Mini’s in-house legal department negotiated the draft confidentiality agreement.
On September 19, 2023, McGrath entered into a confidentiality agreement with WillScot Mobile Mini, which included a standstill with “fall-way” provisions under certain circumstances and non-solicitation of employees and customers provisions.
On September 25, 2023, Messrs. Shuster and Hanna had a zoom meeting with Messrs. Soultz and Boswell regarding the proposed deal consideration whereby they reiterated the McGrath Board’s view that the July 19, 2023 WillScot Offer materially undervalued McGrath.
On September 29, 2023, the Transaction Committee held a meeting, with McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs also present. Mr. Shuster provided an update regarding the September 25, 2023 zoom meeting, and the Transaction Committee discussed their impressions and opinions of the deal process to date. At Mr. Shuster’s request, representatives of Goldman Sachs discussed preliminary illustrative financial analyses of McGrath on a standalone basis based on the updated forecasts and discussed the potential valuation approaches that may be used by WillScot Mobile Mini to value McGrath. The Transaction Committee discussed the potential synergies to be derived from the proposed transaction and how those synergies could provide a basis for increasing the deal consideration. The Transaction Committee discussed potential next steps to respond to WillScot Mobile Mini and reiterated their confidence in management’s execution of McGrath’s business plan.
On October 20, 2023, Mr. Soultz called Mr. Shuster to discuss a potential revised offer of $113 to 115 per share, with various mixes of cash and stock consideration (the “Verbal Proposal”).
On October 23, 2023, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were present. Mr. Shuster provided a summary of the October 20, 2023 telephone call and the Verbal Proposal. The Transaction Committee discussed the increase in the proposed purchase price. The representative of M&F discussed the various considerations regarding the Verbal Proposal and the Transaction Committee discussed the preferred cash and stock mix of any potential transaction with WillScot Mobile Mini. The Transaction Committee determined that, after taking into consideration the potential benefits and risk associated with the stock consideration, including the tax benefit and fluctuation in the stock of WillScot Mobile Mini, that a 50-50 cash and stock would be the preferred mix for the deal consideration. Following discussion, the Transaction Committee determined that it would be appropriate for Mr. Shuster to have another telephone call with Mr. Soultz to communicate the Transaction Committee’s cash and stock mix proposal and request that WillScot Mobile Mini submit an appropriately revised version of the Verbal Proposal in writing.
On October 25, 2023, the Transaction Committee held a meeting at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. At the meeting, representatives of Goldman Sachs summarized the financial terms of the Verbal Proposal. The Transaction Committee and the representative of M&F discussed various legal considerations associated with the Verbal Proposal, including considerations associated with deal certainty, the antitrust analysis and McGrath shareholder approval logistics, as well as risks and legal considerations associated with market leaks. Members of the Transaction Committee, with senior management and the representatives of Goldman Sachs, again discussed companies that might be interested in acquiring McGrath, and the ability of such companies to acquire McGrath at or above WillScot Mobile Mini’s current offer. The Transaction Committee further discussed the potential risks and benefits of reaching out to a broader group of potential acquirors, including the potentially significant harm to McGrath and its business should discussions about a possible sale leak publicly. After further discussion, the Transaction Committee determined that Party A remained the most viable party for consideration. With input from a representative of M&F and representatives of Goldman Sachs, the Transaction Committee discussed next steps regarding WillScot Mobile Mini.
On October 27, 2023, Mr. Shuster called Mr. Soultz to request a written indication of interest confirming the Verbal Proposal and providing consideration of at least $115 per share with 50% stock consideration. Following the telephone call, the Transaction Committee held a meeting and Mr. Shuster provided a summary of the call.
On November 2, 2023, Mr. Soultz called Mr. Shuster to note that a revised offer was forthcoming. WillScot Mobile Mini thereafter sent a revised written non-binding offer at $115.00 per share with 30% stock consideration (the “November 2, 2023 WillScot Offer”). The offer included a request for exclusivity but other aspects of the offer remained substantially the same as prior offers.
On November 6, 2023, Mr. Soultz reached out to Mr. Shuster via email and noted that WillScot Mobile Mini had executed two highly confident letters with two institutional banks in relation to its financing of the proposed transaction.
On November 8, 2023, the Chief Executive Officer of Party A contacted representatives of Goldman Sachs to discuss a variety of potential acquisition targets with one such target being McGrath which Party A’s Chief Executive Officer said was an asset that his organization monitored closely and was interested in acquiring.
On November 8, 2023, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. The Transaction Committee reviewed the November 2, 2023 WillScot Offer and representatives of Goldman Sachs discussed the financial terms of the November 2, 2023 WillScot Offer. The Transaction Committee noted the request for exclusivity in the November 2, 2023 WillScot Offer and the representative of M&F reviewed various legal considerations associated with the exclusivity request and discussed the need for a 40% stock consideration mix in order for the shareholders of McGrath to receive tax-deferred treatment for the stock portion of the consideration. Following the discussion, the Transaction Committee determined to revert with a counterproposal of $117.00 per share with a 60% cash and 40% stock mix and rejection of the exclusivity request. Representatives of Goldman Sachs then discussed with the Transaction Committee potential considerations related to pursuing a market check with Party A. Following discussion, the Transaction Committee instructed representatives of Goldman Sachs to share with Party A that McGrath had received a bona fide offer from an alternative buyer in the same space with a significant premium to McGrath’s then current stock price, and to inquire whether Party A was interested in putting forward a proposal to acquire 100% of McGrath at a specific valuation. Representatives of Goldman Sachs were also instructed to share a draft confidentiality agreement with a standstill that was prepared by M&F with Party A. The Transaction Committee and Mr. Hanna then discussed the personnel and time needed to engage in a diligence process with WillScot Mobile Mini and after discussion and consideration, authorized Mr. Hanna to discuss the potential transaction with WillScot Mobile Mini with certain members of McGrath’s senior management to facilitate the diligence process.
On November 9, 2023, representatives of Goldman Sachs and Party A’s Chief Executive Officer spoke by telephone as directed by the Transaction Committee and on the call Party A was asked to submit its non-binding offer prior to the Thanksgiving holiday.
On November 10, 2023, Mr. Shuster told Mr. Soultz that McGrath would be willing to move forward with due diligence at a valuation of $117.00 per share with 40% stock consideration but was not willing to agree to exclusivity.
On November 13, 2023, as instructed by the Transaction Committee, representatives of Goldman Sachs shared the confidentiality agreement with Party A and reiterated McGrath’s request that Party A, prior to the Thanksgiving holiday, submit a proposal to acquire McGrath based on public information.
On November 16, 2023, Messrs. Shuster and Soultz spoke by telephone regarding the potential transaction and, later the same day, WillScot Mobile Mini sent a revised written non-binding offer at $115.00 per share with 40% stock consideration (the “November 16, 2023 WillScot Offer”). Other aspects of the offer remained substantially the same as prior offers.

On November 20, 2023, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. At Mr. Shuster’s request representatives of Goldman Sachs reviewed the economic terms of the November 16, 2023 WillScot Offer. Thereafter a discussion ensued whereby the Transaction Committee discussed strategies to improve WillScot Mobile Mini’s offer. Representatives of Goldman Sachs also reiterated Party A’s interest to further explore a transaction with McGrath. The Transaction Committee then discussed strategic next steps, timing and other legal considerations.
After the Transaction Committee Meeting, on the same date, Mr. Shuster had another telephone call with Mr. Soultz, wherein he informed Mr. Soultz that while McGrath appreciated the change in consideration mix, the purchase price per share was insufficient and that Mr. Shuster believed that if WillScot Mobile Mini increased its offer to $116.00 per share, the McGrath Board would be willing to move forward with due diligence process.
On November 21, 2023, Mr. Soultz called Mr. Shuster to note that a revised offer was forthcoming. Thereafter, WillScot Mobile Mini sent a revised written non-binding offer at $116.00 per share with 40% stock consideration (the “November 21, 2023 WillScot Offer”). Other aspects of the offer remained substantially the same as prior offers.
Also on November 21, 2023, Party A’s Head of M&A called representatives of Goldman Sachs, stating that following the Thanksgiving Holiday, Party A intended to put forward a written non-binding all-cash offer to acquire 100% of McGrath at $120.00 per share, and McGrath and Party A executed a confidentiality agreement, substantially similar to the WillScot Mobile Mini confidentiality agreement, which included standstill with “fall-way” provisions under certain circumstances and employee and customer non-solicitation provisions.
On November 27, 2023, the respective Chief Executive Officers, Chief Financial Officers and General Counsels of McGrath and WillScot Mobile Mini had a conference call to discuss next steps and various legal logistics.
On November 28, 2023, Party A delivered a written non-binding offer to acquire all of the outstanding equity of McGrath at $120.00 per share in cash (the “Party A Offer”).
On November 29, 2023, the McGrath Board held a meeting, with senior management and a representative of M&F and representatives of Goldman Sachs also present. Messrs. Hanna and Shuster and the representative from M&F and representatives of Goldman Sachs updated the meeting participants on recent developments with WillScot Mobile Mini and Party A. McGrath’s senior management discussed McGrath’s revised, more positive, preliminary financial projections of the company on a standalone basis and summarized the reasons for the variance from the previously presented projections. After further discussion, the McGrath Board approved the updated projections and authorized the McGrath management to share such projections with both WillScot Mobile Mini and Party A. Representatives of Goldman Sachs provided preliminary financial analyses of the November 21, 2023 WillScot Offer and the Party A Offer based on the updated projections. The representative of M&F again reviewed McGrath Board’s fiduciary duties in consideration of the November 21, 2023 WillScot Offer and the Party A Offer, and provided legal input regarding strategic next steps, timing, and other legal considerations.
On November 29, 2023 and subsequent to the McGrath Board meeting, WillScot Mobile Mini provided a letter of intent, which included a simplified term sheet that generally outlined the deal consideration, transaction structure, required consents, regulatory approvals and the timing of a clearance filing under the HSR (the “HSR filing”) and closing conditions of the parties for consummation of the proposed transaction, interim operating covenants and fees and expenses (the “WillScot Mobile Mini LOI”), to McGrath.
On November 30, 2023, Mr. Shuster, Mr. Hanna and representatives of Goldman Sachs held a videoconference with Party A’s Chief Executive Officer and Head of M&A whereby Party A reiterated its interest and willingness to move forward with a proposed transaction without any financing contingency.
On November 30, 2023, in furtherance of the parties’ intent to share potentially competitively sensitive information with each other with a view to conducting a more detailed competition analysis of the proposed combination, the General Counsel of McGrath delivered a form of clean team confidentiality agreement to the General Counsel of WillScot Mobile Mini. It was finalized and executed by McGrath and WillScot Mobile Mini on the same day.
On December 1, 2023, M&F provided a form of clean team confidentiality agreement to the General Counsel of Party A. Between December 1, 2023 and December 7, 2023, the General Counsel of Party A and M&F exchanged mark-ups of the clean team confidentiality agreement. On December 7, 2023, the clean team confidentiality agreement was finalized and McGrath exchanged signature pages with Party A.
Between December 5-8, 2023, representatives of M&F and Allen & Overy LLP (“A&O”), outside counsel for WillScot Mobile Mini, negotiated the WillScot Mobile Mini LOI.
On December 5, 2023, McGrath opened its virtual data room (the “WillScot Mobile Mini VDR”) for WillScot Mobile Mini, and on December 6, 2023, McGrath opened the same virtual data room (the “Party A VDR”) for Party A. From December 5, 2023 until January 27, 2024, WillScot Mobile Mini and its external advisors conducted due diligence on McGrath. From December 7, 2023 to December 21, 2023, Party A and its outside legal counsel conducted similar diligence on McGrath.
On December 6, 2023, M&F delivered to A&O a list of preliminary due diligence requests in relation to reverse due diligence of WillScot Mobile Mini. From December 6, 2023 until January 22, 2024, McGrath and its external advisors conducted reverse due diligence on WillScot Mobile Mini.
On December 7, 2023, the Transaction Committee held a meeting, at which the other McGrath directors who are not on the Transaction Committee, McGrath’s senior management, a representative of M&F and a representative of Goldman Sachs were also present. At Mr. Shuster’s request, the representative from M&F and the representative of Goldman Sachs updated the meeting participants on recent developments with WillScot Mobile Mini and Party A, including the opening of the data rooms for both parties and the scheduling of in-person management financial presentations for Party A. The M&F representative discussed the execution of clean team agreements with both WillScot Mobile Mini and Party A relating to access to competitively sensitive information of McGrath, the finalization of the WillScot Mobile Mini LOI and timing for receipt of a draft merger agreement from WillScot Mobile Mini, and the preparation of a form of merger agreement for Party A. The Transaction Committee then discussed next steps and timing of the proposed transaction, as well as logistics associated with managing both WillScot Mobile Mini and Party A concurrently. The Transaction Committee and Mr. Hanna then discussed the personnel and time needed to engage in a diligence process with Party A and after discussion authorized Mr. Hanna to discuss the potential transaction with Party A with certain members of McGrath’s senior management to facilitate the diligence process.
On December 8, 2023, McGrath and WillScot Mobile Mini executed the WillScot Mobile Mini LOI. Separately, Mr. Boswell informed Mr. Pratt that WillScot Mobile Mini was in negotiations with six potential financing sources for the acquisition financing.
On December 10, 2023, WillScot Mobile Mini provided to McGrath a more detailed term sheet for the merger agreement (the “WillScot Mobile Mini Term Sheet”) to facilitate further discussion and negotiation of the transaction terms prior to circulation of a draft merger agreement.
On December 14-15, 2023, McGrath hosted a dinner for representatives of Party A followed by an in-person management presentation of McGrath’s five-year financial projections, which the Chief Executive Officer of Party A attended virtually.
On December 15, 2023, WillScot Mobile Mini determined not to proceed with negotiating the WillScot Mobile Mini Term Sheet and instead A&O delivered a draft of a merger agreement to M&F.
On December 18, 2023, M&F delivered an initial draft merger agreement to counsel for Party A. Also, on December 18, 2023, pursuant to WillScot Mobile Mini’s requests, diligence calls related to human resources, tax and accounting, were attended by WillScot Mobile Mini, WillScot Mobile Mini’s representatives, and McGrath’s representatives.
On December 19, 2023, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. At the meeting, the representative of M&F and representatives of Goldman Sachs summarized the current status of discussions with WillScot Mobile Mini and Party A. The M&F representative discussed the significant provisions in the draft merger agreement recently distributed by A&O, including the implications of such provisions for deal certainty and the McGrath Board’s ability to pursue superior proposals, an update of the legal and financial due diligence conducted by WillScot Mobile Mini, the distribution of a draft merger agreement to Party A’s legal counsel and the initiation of the reverse due diligence of WillScot Mobile Mini. The M&F representative further discussed the benefits and risks associated with making the HSR filing pursuant to the WillScot Mobile Mini LOI prior to execution and announcement of a merger agreement, including potential expediency in satisfying the regulatory closing condition, and also noted the potential for leaks if the HSR filing was made prior to execution of a merger agreement. The M&F representative noted that WillScot Mobile Mini had proposed such a filing. After reviewing the benefits and risks of such a filing and based on M&F’s recommendation, the Transaction Committee authorized M&F to coordinate with A&O to proceed with such HSR filing based on the WillScot Mobile Mini LOI. Representatives of Goldman Sachs discussed the recent increase in stock prices of each of McGrath, WillScot Mobile Mini and Party A, as well as the comparative rise of such stocks. The Transaction Committee then discussed strategies to incentivize both WillScot Mobile Mini and Party A to increase their deal consideration in light of the rise in McGrath’s stock price. McGrath senior management summarized the financial presentation made to Party A and the positive reception of such presentation by Party A. After further discussion, the Transaction Committee agreed to continue engagement with both WillScot Mobile Mini and Party A, as well as monitor McGrath’s stock movement and further discuss strategies to maximize shareholder value.
On December 19, 2023, a representative of Goldman Sachs contacted Mr. Boswell requesting WillScot Mobile Mini’s standalone financial projections for purposes of completing its fairness opinion and discussed the comparative trading of the WillScot Mobile Mini Common Stock and McGrath Common Stock.
Also on December 19, 2023, representatives of McGrath, WillScot Mobile Mini, M&F and A&O discussed the potential timing for making an HSR filing.
On December 20, 2023, McGrath and WillScot Mobile Mini agreed to proceed with an HSR filing based on the WillScot Mobile Mini LOI with a target filing date of December 22, 2023.
On December 21, 2023, the Chief Executive Officer of Party A had a telephone call with representatives of Goldman Sachs and indicated that, despite positive views on McGrath and its management team, Party A did not believe that it would be able to provide an adequate premium over McGrath’s current share price of approximately $118, which had risen significantly from $99.69 per share on November 27, 2023, the day before they had submitted their proposal, and as a result determined not to move forward with the proposed acquisition of McGrath.
On December 22, 2023, M&F and A&O on behalf of their respective clients made the HSR filing.
On December 22, 2023, a representative of Goldman Sachs reached out to Mr. Boswell requesting to discuss the progress of the transaction. Mr. Boswell returned the phone call and indicated that the financing process and due diligence were progressing as planned. The representative from Goldman Sachs then indicated that the McGrath Board was sensitive to the recent increase in the trading price of McGrath’s Common Stock and would likely require a customary premium in order for McGrath to agree to proceed with the proposed transaction. Mr. Boswell suggested that such discussion take place late in the week of January 1, 2024.
On December 22, 2023, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. Representatives of Goldman Sachs summarized the conversations with the Chief Executive Officer of Party A and Mr. Boswell. The M&F representative discussed the status of the reverse due diligence of WillScot Mobile Mini. She also updated the Transaction Committee on the HSR process. The McGrath senior management then discussed certain executive compensation matters that required clarity in light of the potential transaction and the need for such matters to be set forth in the merger agreement, as well as requested approval to engage McGrath’s current independent compensation consultant to advise the Compensation Committee of the Board on such executive compensation matters, including market trends and comparison to McGrath’s peer group, to facilitate the Compensation Committee’s deliberations on such matters. After further discussion, the Transaction Committee approved the engagement of such consultant. The Transaction Committee further instructed McGrath’s senior management not to have any dialogue with WillScot Mobile Mini about executive compensation or post-closing employment matters unless otherwise authorized by the Transaction Committee.
On December 29, 2023, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. The M&F representative discussed the current status of due diligence, regulatory timetable, and negotiation of the merger agreement, including the significant provisions in the draft from M&F, and the recommendation on certain provisions that are unacceptable to McGrath and suggested compromises on other provisions. Representatives of Goldman Sachs discussed premia for the deal based on recent stock prices for McGrath Common Stock. After further discussion, the Transaction Committee authorized M&F to distribute an updated merger agreement to WillScot Mobile Mini. The Transaction Committee discussed strategies to incentivize WillScot Mobile Mini to increase the purchase price.
Later on December 29, 2023, M&F delivered an updated draft of the merger agreement to A&O.
On January 2, 2024, WillScot Mobile Mini’s financial advisor sent to Goldman Sachs WillScot Mobile Mini’s five-year financial projections (the “WillScot Projections”).
On January 4, 2023, Messrs. Shuster and Soultz had a telephone call to discuss the progress of WillScot Mobile Mini’s due diligence, the status of WillScot Mobile Mini’s financing plans and status of the draft merger agreement. Mr. Shuster further discussed the deal consideration, noting that McGrath’s stock price has increased in a meaningful way and the need for alignment of the appropriate deal consideration so parties can move forward. Also on January 4, 2024, representatives of A&O and M&F had a telephone call to discuss various transaction process matters and a preview from A&O regarding certain provisions in the next turn of the draft merger agreement.
On January 5, 2024, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. The M&F representative summarized the current status of the proposed transaction, including an update of the negotiation of the merger agreement and the outstanding issues that needed to be negotiated. Representatives of Goldman Sachs provided preliminary financial analyses of the proposed deal consideration in light of the 40% stock consideration being determined by a fixed exchange ratio which included a discussion of premia paid in similarly situated transactions and discussed other considerations relating to the financial terms of the proposed deal. The Transaction Committee discussed the potential synergies to be derived from the proposed transaction and how to increase the deal consideration in light of such synergies. The Transaction Committee discussed next steps McGrath should pursue to incentivize WillScot Mobile Mini to increase its deal consideration. The Transaction Committee discussed a call between Messrs. Shuster and Soultz and what Mr. Shuster should say to Mr. Soultz. After further discussion, the Transaction Committee determined that it was prudent for Mr. Shuster to have a conversation with Mr. Soultz as discussed by the committee.
On January 5, 2024, A&O delivered an updated draft of the merger agreement to M&F.
On January 5, 2024, Mr. Soultz connected with Mr. Hanna and requested a meeting to catch up and discuss executive team and key personnel issues for transition alignment.
On January 8, 2024, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. Mr. Hanna provided a summary of his meeting with Mr. Soultz on January 5, 2024. The M&F representative summarized the current status of the proposed transaction, including an update on diligence, the status of the HSR filing and the negotiation of the merger agreement. The M&F representative discussed the significant provisions in the merger agreement recently distributed by A&O that impacted deal certainty, including McGrath’s obligations to cooperate with WillScot Mobile Mini on the acquisition financing, the marketing period requested by WillScot Mobile Mini and the closing delay risk associated with such provisions, the break-up fee proposal, and the absence of a reverse termination fee proposal, provisions relating to non-solicitation of competing proposals and triggers for payment of a break-up fee. The Transaction Committee then discussed next steps McGrath should pursue to incentivize WillScot Mobile Mini to increase its deal consideration.

Specifically, the Transaction Committee proposed a further discussion between Messrs. Shuster and Soultz about the deal valuation. Furthermore, in light of various provisions in the merger agreement that were unacceptable to McGrath, the Transaction Committee proposed that Mr. Shuster should preview for Mr. Soultz that a representative of M&F would contact A&O and outline these provisions and that McGrath would not proceed with the proposed transaction if such provisions remained in the merger agreement. After further discussion, the Transaction Committee determined that it was prudent for Mr. Shuster to have a conversation with Mr. Soultz based on the committee’s discussions.
Later on January 8, 2024, a representative from Goldman Sachs called Mr. Boswell to provide an update on the transaction progress and indicated that Mr. Shuster would be contacting Mr. Soultz to discuss certain issues related to the draft merger agreement and the deal consideration, and Mr. Shuster called Mr. Soultz to note that certain key provisions that were included in the January 5, 2024 draft merger agreement from A&O would need to be discussed between the parties as a threshold matter and stated that the details would be communicated directly to A&O by a representative of M&F. Mr. Shuster reiterated that given the strong recent trading of McGrath’s stock, the deal consideration needed to be revisited in order for McGrath to agree to proceed.
On or about January 8, 2024, Mr. Hanna and Mr. Soultz had a telephone call to discuss deal execution timeline, integration and employee matters.
On January 8, 2024, A&O delivered a further updated draft of the merger agreement to M&F with non-substantive changes to the January 5, 2024 draft. Later on January 8, 2024, a representative from M&F contacted a representative of A&O to provide a list of merger agreement provisions to be discussed between the parties and to schedule a time for a call to discuss them.
On January 9, 2024, representatives of A&O and M&F engaged in discussions regarding certain key provisions in A&O’s recent drafts of the merger agreement that were unacceptable to McGrath and potential compromise positions to such provisions.
On January 9, 2024, the FTC contacted McGrath and WillScot Mobile Mini and asked the parties to provide additional information.
From January 9-10, 2024, representatives of A&O and M&F engaged in further negotiations on the merger agreement.
On January 10, 2024, the Transaction Committee held a meeting, at which McGrath’s senior management, a representative of M&F and a representative of Goldman Sachs were also present. The M&F representative summarized the current status of the proposed transaction, including an update of the negotiation of the merger agreement and the discussion the M&F representative had with A&O about the terms in the merger agreement that were unacceptable, the implications of such provisions to McGrath and its shareholders, and the required revisions to such provisions. The M&F representative discussed A&O’s responses to McGrath’s positions and general unwillingness to move from their initial positions. After further discussion, the Transaction Committee authorized the M&F representative to communicate with A&O in writing the significant provisions in the draft merger agreement that were unacceptable and attempt to find acceptable resolutions for such provisions. The Transaction Committee noted that McGrath would not proceed with the proposed transaction unless such provisions were amended in a manner satisfactory to McGrath. The Transaction Committee then discussed next steps McGrath should pursue to incentivize WillScot Mobile Mini to increase its deal consideration.
On January 10, 2024, following the Transaction Committee meeting, Mr. Shuster and Mr. Soultz discussed the Transaction Committee’s position to not proceed with the proposed transaction unless certain provisions of the merger agreement were amended, and M&F sent to A&O a list of issues under the most recent draft merger agreement that would have to be resolved in a manner acceptable to McGrath in order for it to proceed forward with the transaction process.
On January 10, 2024, A&O delivered drafts of commitment papers and related documents of proposed institutional banks involved in WillScot Mobile Mini’s anticipated financing of the proposed transaction to M&F (collectively, the “Financing Commitment Papers”).

On or about January 10, 2024, the Chief Executive Officer of Party A contacted representatives of Goldman Sachs and noted that the FTC contacted him to inquire about Party A’s thoughts on the proposed transaction between McGrath and WillScot Mobile Mini. Representatives of Goldman Sachs did not provide any details about the current status of the proposed transaction with WillScot Mobile Mini.
On January 11, 2024, A&O delivered an updated draft of the merger agreement to M&F proposing edits to the agreement to address the issues on the McGrath issue list.
On January 11, 2024 representatives from Goldman Sachs contacted Mr. Boswell to provide an update on the transaction, progress on the merger agreement, and to share their views on customary transaction premia.
On January 12, 2024, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. The M&F representative summarized recent engagements with WillScot Mobile Mini and A&O about the proposed transaction, including the status of negotiation of the draft merger agreement, the significant changes in the current draft circulated by A&O and the current timetable for execution of the same, as well as the current status of the HSR filing, and the potential timing of HSR clearance. The representatives of Goldman Sachs summarized the recent conversation with Mr. Boswell, noting they had discussed the deal consideration in light of the substantial rise in the McGrath stock price and McGrath’s concerns about the lack of deal premium with the proposed $116.00 per share consideration and desire for a low double-digit deal premium. The McGrath senior management provided an update on the financial condition of McGrath in the fourth quarter of 2023, the anticipated results that McGrath would report for its fourth quarter 2023 earnings that were better than market expectations and the prospects for the first quarter of 2024. After the presentations, the Transaction Committee discussed the lack of willingness by WillScot Mobile Mini to increase the deal consideration. The Transaction Committee further discussed with the representative of M&F and representatives of Goldman Sachs various strategies to incentivize WillScot Mobile Mini to increase its deal consideration and the appropriate time to have such a discussion. After further discussion, the Transaction Committee determined that in light of the lack of movement on deal consideration and that certain terms in the current draft of the merger agreement continue to be unacceptable to McGrath, both the M&F representative and McGrath senior management should communicate to WillScot Mobile Mini that they would cease the facilitation of due diligence and negotiation of the merger agreement until WillScot Mobile Mini provided a clear indication of willingness to increase the deal consideration as well as progress on the remaining key open points in the merger agreement.
On January 12, 2024, Mr. Shuster had a telephone call with Mr. Soultz in which Mr. Shuster communicated to Mr. Soultz that, in light of the lack of movement in the deal consideration, McGrath was ceasing negotiation of the merger agreement and facilitation of due diligence. On the same day, M&F communicated the same message to A&O by email including a list of the remaining provisions of the merger agreement which needed to be resolved prior to McGrath’s re-engagement with WillScot Mobile Mini.
On January 14, 2024, representatives of Goldman Sachs called Mr. Boswell to discuss a path forward on valuation and certain key merger agreement terms.
On January 14, 2024, Messrs. Shuster and Soultz had a telephone call, at which time Mr. Soultz communicated to Mr. Shuster that a revised offer was forthcoming. Thereafter, McGrath received a revised written non-binding offer providing for a per share price of $121.00, with 40% stock consideration (the “January 14, 2024 WillScot Offer”). The offer noted that the increase of per share price to $121.00 was conditioned on McGrath’s acceptance of various matters as stated in the January 14, 2024 WillScot Offer, including McGrath being responsive to information requests from the FTC and agreeing to “pull and refile” the parties’ respective HSR filings, the reinstatement of all work streams associated with the proposed transaction, including re-engagement on legal due diligence and negotiation of the merger agreement, McGrath’s obligations to cooperate with WillScot Mobile Mini on its acquisition financing, a break-up fee of 3.5%, a reverse termination fee of 6%, and certain deal protection provisions and closing conditions.
On January 15, 2024, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. Mr. Shuster summarized his conversation with Mr. Soultz on January 12, 2024, including the desire for a higher valuation and further concessions by WillScot Mobile Mini regarding the draft merger agreement. Representatives of Goldman Sachs then summarized the financial terms of the January 14, 2024 WillScot Offer, including the increase of the deal consideration to $121.00 per share. The M&F representative then summarized WillScot Mobile Mini’s conditions for the increased deal consideration. The M&F representative then discussed the legal significance of WillScot Mobile Mini’s conditions and the current status of the HSR filing, including the timing of potential HSR clearance. After further discussion, the Transaction Committee instructed representatives of Goldman Sachs to have a conversation with Mr. Boswell to note that McGrath was willing to re-engage on the proposed transaction if WillScot Mobile Mini increased its deal consideration to $123.00 per share. Subject to the increased deal consideration, the Transaction Committee authorized M&F to re-engage with A&O on the draft merger agreement, cooperate with WillScot Mobile Mini on a “pull and refile” strategy and respond to FTC information requests. The Transaction Committee then discussed a strategy to inquire whether Party A would be willing to match or exceed a deal consideration of $123.00 per share. The Transaction Committee adjourned the meeting to reconvene later in the day so the representatives of Goldman Sachs could report on their discussion with Mr. Boswell.
Later on January 15, 2024, representatives of Goldman Sachs had a telephone conversation with Mr. Boswell as directed by the Transaction Committee.
Later on January 15, 2024, Mr. Soultz communicated via email to Mr. Shuster that WillScot Mobile Mini was willing to increase the price per share to $123.00, with 40% stock consideration, provided that the conditions outlined in the January 14, 2024 WillScot Offer, as well as additional specified conditions, including a break-up fee of 5% and McGrath’s obligations to cooperate with WillScot Mobile Mini on its acquisition financing, were accepted by McGrath.
At the reconvened Transaction Committee meeting on January 15, 2024, the representatives of Goldman Sachs summarized the call with Mr. Boswell. The M&F representative then summarized WillScot Mobile Mini’s additional conditions for the increased deal consideration of $123.00 per share and discussed the legal significance of such additional conditions. After further discussion, the Transaction Committee agreed to defer further negotiation of the break-up fee proposal but in light of WillScot Mobile Mini’s movement on the deal consideration was willing to re-engage on the negotiation of the draft merger agreement and agree to the “pull and refile” HSR strategy.
On January 16, 2024, pursuant to a request from the Transaction Committee to re-confirm Party A’s interest, representatives of Goldman Sachs had a telephone call with Party A, wherein Party A reiterated that they were not able to increase their offer above $120.00.
On January 16, 2024, the Transaction Committee held a meeting, at which McGrath’s senior management, a representative of M&F, and a representative of Goldman Sachs were also present. The representative of Goldman Sachs summarized the discussion with Party A and the further conversation with Mr. Boswell whereby Mr. Boswell further explained WillScot Mobile Mini’s rationale for increasing the break-up fee to 5%. At the Transaction Committee’s request M&F provided its views from a legal perspective on the 5% break-up fee proposal and its analysis of market trends for break-up fees. The M&F representative then discussed the McGrath Board’s fiduciary duty considerations in relation to the break-up fee proposal and the potential impact of the increased break-up fee. The M&F representative discussed with the Transaction Committee a negotiation strategy to lower the break-up fee proposal and the appropriate time to raise the issue.
On January 16, 2024, following the Transaction Committee meeting, M&F sent an updated draft of the merger agreement to A&O.
On January 17, 2024, a representative of A&O communicated to a representative of M&F that M&F’s January 16, 2024 draft merger agreement was unacceptable to WillScot Mobile Mini, indicating that, other than the business and legal points agreed upon over the weekend of January 15-17, WillScot Mobile Mini was not willing to deviate from A&O’s January 11, 2024 draft of the merger agreement.
On January 18, 2024, A&O delivered an updated draft of the merger agreement to M&F, reflecting changes to its January 11, 2024 draft only to reflect the business and legal points that had been agreed to on January 15-17.

Between January 19-21, 2024, representatives from WillScot Mobile Mini and McGrath, and their respective attorneys, held zoom meetings to discuss the key provisions of the draft merger agreement, including the break-up fee amount, the termination fee triggers, non-solicitation obligations of McGrath, cooperation obligations among the parties on HSR matters, McGrath’s obligations to cooperate on acquisition financing and timing of the closing in relation to the acquisition financing, closing conditions and certain interim operating covenants. Pursuant to the meetings, the closing conditions, the termination triggers, the triggers for payment of break-up fees and non-solicitation restrictions were largely agreed upon.
On January 21, 2024, A&O delivered a further updated draft of the merger agreement to M&F.
On January 21, 2024, representatives from Goldman Sachs and Mr. Boswell discussed the status of WillScot Mobile Mini’s financing of the proposed transaction and the mechanism for determination of the exchange ratio for the WillScot Mobile Mini common stock to be received by McGrath shareholders. The discussions revealed disagreement on the mechanism for the determination of the exchange ratio, with WillScot Mobile Mini proposing that the exchange ratio be determined based on the VWAP of WillScot Mobile Mini common stock over the 30 consecutive trading days prior to the signing of the merger agreement, and McGrath proposing a determination based on the number of trading days within the 30 consecutive calendar days prior to the signing of the merger agreement.
Between January 21-22, 2024, Messrs. Hanna and Soultz had in-person meetings to discuss various aspects of the proposed transaction and draft merger agreement, including interim operating covenants, cooperation among the parties on HSR matters, retention mechanisms for McGrath employees during the period between signing and closing and certain representations and warranties in the merger agreement.
On January 22, 2024, senior management from McGrath and WillScot Mobile Mini, together with representatives from M&F and A&O, held a zoom meeting to discuss WillScot Mobile Mini’s financing approach and the financing provisions in the draft merger agreement. Based on the meeting and subsequent follow-ups, WillScot Mobile Mini agreed to delete the marketing period provision for the acquisition financing and McGrath agreed to certain obligations to cooperate with WillScot Mobile Mini on its acquisition financing.
On January 22, 2024, WillScot Mobile Mini and McGrath pulled and refiled their respective HSR filings.
On January 22, 2024, the Compensation Committee of the McGrath Board held a meeting to discuss the treatment of equity compensation awards in the proposed transaction. Senior management from McGrath were also present. McGrath’s senior management updated the committee on the remaining open issues in the merger agreement related to the treatment of company-issued 2022 PSU Awards and the upcoming 2024 annual equity award grants. The committee reviewed and discussed the treatment of company-issued equity awards in the event of change in control or corporate transaction, as set forth in the McGrath 2016 Stock Incentive Plan and applicable award agreements. The committee further reviewed McGrath’s projections on the achievement of performance targets for the 2022 PSU Awards. After review, discussion and consideration, the committee approved the full acceleration and vesting, at actual anticipated performance, of the 2022 PSU Awards at or immediately before the closing of the transaction. The Committee further authorized management to issue all 2024 employee equity awards previously approved at the committee’s December 2023 meeting in the form of RSUs.
On January 22, 2024, M&F received updated drafts of the Financing Commitment Papers. Between January 22 and January 26, 2024, M&F and A&O negotiated the Financing Commitment Papers.
On January 23, 2024, Mr. Pratt and representatives of Goldman Sachs held a meeting with Mr. Boswell to discuss the WillScot Projections previously provided by WillScot Mobile Mini, including the underlying assumptions and rationale.
On January 23, 2024, the Transaction Committee held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. Representatives of Goldman Sachs summarized the telephone call with Party A’s Chief Executive Officer on January 16, 2024, whereby Party A’s Chief Executive Officer reiterated that Party A was not able to increase its offer above $120.00 per share. In view of the knowledge of the Transaction Committee of the industry in which McGrath operates as well as potential parties that would be interested in an acquisition of McGrath and taking into account the prior discussions with Party A and after discussion with representatives of Goldman Sachs and a representative of M&F, the Transaction Committee confirmed that WillScot Mobile Mini was the party best positioned to offer a business combination on the most favorable terms to McGrath shareholders and that seeking other indications of interest was not likely to result in a better transaction and could put the proposed transaction with WillScot Mobile Mini at risk because of, among other things, the associated delays and the potential that information regarding the proposed transaction could be leaked. Furthermore, the Transaction Committee considered the terms of the merger agreement related to McGrath’s ability to respond to unsolicited acquisition proposals and the amount of the break-up fee and determined that third parties would be unlikely to be deterred from making a competing proposal by the provisions of the merger agreement. At the same meeting, the M&F representative summarized the significant terms in the draft merger agreement, the significance of such terms on deal certainty, and the Board’s ability to pursue a superior proposal, as well as the agreement on financing mechanism for WillScot Mobile Mini and McGrath’s obligations to cooperate on the acquisition financing. The M&F representative then discussed the negotiation of the break-up fee amount, with McGrath’s proposal at 4% and WillScot Mobile Mini’s proposal at 5%. The M&F representative further discussed a strategy to negotiate a reduction in the break-up fee as the parties move closer to finalization of the merger agreement. The M&F representative provided an update on the due diligence process with WillScot Mobile Mini, as well as the reverse due diligence of WillScot Mobile Mini. Representatives of Goldman Sachs discussed the difference of opinion on the mechanism for determination of the exchange ratio for the WillScot Mobile Mini common stock to be received by McGrath shareholders and the economic impact of such difference.
On January 23, 2024, M&F delivered an updated draft of the merger agreement to A&O based on discussions during the prior week. On the same day, M&F also delivered McGrath’s draft disclosure schedules associated with its representations and warranties in the merger agreement (the “Company Disclosure Schedules”) to A&O.
On January 24, 2024, A&O delivered an updated draft of the merger agreement to M&F.
On January 25, 2024, Messrs. Shuster and Soultz had a telephone call to discuss the amount of the termination fee proposed in the draft merger agreement. Mr. Shuster requested the break-up fee be 4%, whereas Mr. Soultz insisted on 5%. Mr. Shuster and Mr. Soultz discussed a potential compromise to adjust the termination fee, valuation and exchange ratio accordingly.
On January 25, 2024, M&F delivered updated drafts of the merger agreement and the Company Disclosure Schedules to A&O. On the same day, A&O delivered WillScot Mobile Mini’s draft disclosure schedules associated with its representations and warranties in the merger agreement to M&F. Also on January 25, 2024, representatives of WillScot Mobile Mini and McGrath had diligence calls.
On January 25, 2024, the McGrath Board held a meeting, with all directors in attendance and with McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs also present, to review the proposed acquisition of McGrath by WillScot Mobile Mini on the terms set forth in the draft merger agreement. The M&F representative provided an overview of the McGrath Board’s fiduciary duties under California law and reviewed the material terms of the draft merger agreement, including the deal structure, determination of the exchange ratio, deal protection provisions for McGrath that included no financing contingency, the right under certain circumstances to terminate the merger agreement to pursue a superior proposal, the right of the McGrath Board to change its recommendation to shareholders in the event of certain intervening events, reverse termination fee and a material adverse effect closing condition in relation to WillScot Mobile Mini. Specifically, the McGrath Board considered the terms of the merger agreement related to McGrath’s ability to respond to unsolicited acquisition proposals and the amount of the break-up fee and determined that third parties would be unlikely to be deterred from making a competing proposal by the provisions of the merger agreement. The M&F Representative further discussed the termination triggers, the end date, antitrust cooperation and the acquisition financing details. Further, the M&F representative discussed the deal protection provisions for WillScot Mobile Mini, including McGrath’s non-solicitation obligations, the break-up fee and triggers for the same. In addition, the M&F representative summarized the resolution of certain key issues under the merger agreement. Then the M&F representative noted the few discrete points that remained outstanding in the merger agreement, including the exchange ratio and the break-up fee amount payable by McGrath. McGrath’s senior management discussed McGrath’s revised financial projections of the company on a standalone basis updated through 2028. After further discussion, the McGrath Board approved the updated projections and authorized the use of such updated projections for Goldman Sachs’ financial analyses. Representatives of Goldman Sachs reviewed its preliminary financial analyses with respect to the transaction, based on the forecasts. Thereafter, the McGrath Board discussed the Transaction Committee’s strategies implemented to maximize shareholder value, including previously gauging the interests of Party A and the extended negotiation of the deal terms and merger agreement provisions. The McGrath Board then instructed its advisors to further negotiate and finalize the outstanding matters in the merger agreement over the course of the next several days with a view to execute the merger agreement on January 28, 2024, and announce publicly the proposed transaction before the Nasdaq market opened on January 29, 2024. At the same meeting, the McGrath Board approved the issuance of annual restricted stock unit awards to certain McGrath officers and the McGrath non-employee directors that are historically granted annually around such time.
On January 26, 2024, A&O delivered an updated draft of the merger agreement to M&F. On the same day, M&F delivered a further updated draft of the merger agreement to A&O, along with the updated Company Disclosure Schedules. M&F’s January 26, 2024 draft of the merger agreement provided that the break-up fee would be 4.0% of the proposed equity value of the proposed transaction.
On January 27, 2024, A&O provided to M&F a draft of the merger agreement with comments from counsel for WillScot Mobile Mini’s acquisition financing sources. On the same day, A&O delivered a further updated draft of the merger agreement following A&O’s discussions with counsel for WillScot Mobile Mini’s acquisition financing sources. On the same day, M&F delivered a further updated draft of the Company Disclosure Schedules to A&O.
On January 27, 2024, M&F received finalized drafts of the Financing Commitment Papers.
On January 27, 2024, the McGrath Board held a meeting, at which McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. Messrs. Shuster and Hanna and the representative of M&F and representatives of Goldman Sachs provided an update of the current status of the proposed transaction, including the outstanding issues remaining in the merger agreement and the approach to resolving such issues, as well as the potential timetable for execution of the merger agreement.
Between January 27-28, 2024, Messrs. Shuster and Soultz exchanged communications regarding the appropriate time period for determination of the exchange ratio. Mr. Shuster continued to propose the use of VWAP over the trading days within the trailing 30 consecutive calendar days, resulting in an exchange ratio of 1.1353, whereas Mr. Soultz continued to propose a VWAP over the trailing 30 consecutive trading days, resulting in an exchange ratio of 1.1216, in both cases assuming a signing of the merger agreement on January 28, 2024.
On January 28, 2024, Messrs. Shuster and Soultz had a telephone call to discuss the outstanding issue relating to the exchange ratio. After further discussion, the parties agreed to a compromise and resolved the exchange ratio to be 1.1284.
On January 28, 2024, the McGrath Board held a meeting, at which all directors were in attendance and McGrath’s senior management and a representative of M&F and representatives of Goldman Sachs were also present. Messrs. Shuster and Hanna and the representative of M&F and representatives of Goldman Sachs provided an update on negotiations with WillScot Mobile Mini, noting that the exchange ratio issue discussed at the January 25 and 27 meetings of the McGrath Board had been resolved via compromise at 1.1284 and that there were no outstanding issues relating to the merger agreement. Representatives of Goldman Sachs reviewed and discussed its updated financial analyses with respect to the transaction. Thereafter, at the request of the McGrath Board, representatives of Goldman Sachs orally rendered its opinion, subsequently confirmed in writing to the McGrath Board that, as of January 28, 2024, and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders (other than WillScot Mobile Mini and its affiliates) of shares of McGrath common stock pursuant to the merger agreement was fair from a financial point of view to such holders. For a detailed discussion of the opinion provided by Goldman Sachs, please see “The Merger — Opinion of McGrath’s Financial Advisor.” Representatives of Goldman Sachs also verbally confirmed that there were no material changes to the relationship disclosure previously provided to the McGrath Board. The McGrath Board discussed the merger agreement and, after taking into consideration Goldman Sachs’ fairness opinion, the discussions with their financial and legal advisors, and members of McGrath’s senior management, and taking into account the factors described below under “Recommendation of the McGrath Board and Reasons for the Merger,” the McGrath Board determined that it was fair to, and in the best interests of, McGrath and its shareholders to proceed with the proposed transaction pursuant to the terms set forth in the merger agreement. Accordingly, the McGrath Board unanimously authorized, approved, and declared advisable the transaction, upon the terms and subject to the conditions set forth in the merger agreement. The McGrath Board also directed that the proposed merger agreement be submitted to the McGrath shareholders for consideration and recommended that the McGrath shareholders adopt the merger agreement.
On January 28, 2024, M&F delivered to A&O an execution version of the Merger Agreement. Thereafter, M&F received evidence of execution of the Financing Commitment Papers. Subsequently, the Merger Agreement was executed on the same day by McGrath and WillScot Mobile Mini.
McGrath and WillScot Mobile Mini issued a joint press release announcing the Transaction before the Nasdaq market opened on the morning of January 29, 2024. McGrath filed a Current Report on Form 8-K announcing the transaction and attaching the joint press release before the Nasdaq market opened on January 29, 2024 (the “Announcement 8-K”). After the Nasdaq market closed on January 29, 2024, McGrath filed an amendment to the originally filed Announcement 8-K and attached the Merger Agreement as an exhibit.
McGrath Board’s Recommendation and Reasons for the Transaction
By unanimous vote, the McGrath Board, at a special meeting held virtually on January 28, 2024: (i) determined that the Merger Agreement and the Transaction, are advisable, fair to and in the best interests of McGrath and the McGrath shareholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transaction, (iii) directed that the approval and adoption of the Merger Agreement and the Transaction, be submitted to a vote at a meeting of the McGrath shareholders and (iv) resolved, subject to the terms and conditions of the Merger Agreement, to recommend adoption and approval of the Merger Agreement and Transaction, by the McGrath shareholders. The McGrath Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal.
The below discussion of the information and factors considered by the McGrath Board is not exhaustive. In view of the McGrath Board’s consideration of a wide variety of factors in connection with its evaluation of the Merger Agreement and the Transaction, and the complexity of these matters, the McGrath Board did not consider it practical to, nor did it attempt to, quantify, rank, or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Moreover, each member of the McGrath Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The McGrath Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The McGrath Board based its recommendation on the totality of the information available to it, including discussions with McGrath’s management team, and representatives of Goldman Sachs and M&F. The McGrath Board considered all of factors set forth below as a whole, as well as others, and, on balance, concluded that the potential benefits of the Transaction to the McGrath shareholders outweighed the risks, uncertainties, restrictions, and potentially negative factors associated with the Transaction.
The actual benefits from the Transaction could be different from the foregoing estimates and those differences could be material. Accordingly, there can be no assurance that any of the potential benefits described below or included in the factors considered by the McGrath Board will be realized. See “Risk Factors” beginning on page 15.
The below discussion of the information and factors considered by the McGrath Board is forward-looking in nature and should be read in light of the factors described in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 13.
Strategic and Financial Considerations.

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McGrath shareholders will receive for each of their shares of McGrath Common Stock either $123.00 in cash or 2.8211 shares of WillScot Mobile Mini Common Stock, as determined pursuant to the election and allocation procedures in the Merger Agreement under which 60% of McGrath’s outstanding shares will be converted into the cash consideration and 40% of McGrath’s outstanding shares will be converted into the stock consideration.

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The transaction values McGrath at an enterprise value of $3.8 billion and the per-share consideration represents a premium of 10.1% to McGrath’s closing stock price on January 26, 2024.

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There are risks and uncertainties in executing McGrath’s strategic plans and achieving McGrath’s standalone financial projections, including the risks and uncertainties described in the “risk factors” set forth in McGrath’s Annual Report on Form 10-K for the year ended December 31, 2023, whereas the Merger Consideration provides the McGrath shareholders with either a fixed cash amount that provides certainty of value and liquidity or the opportunity to participate in a larger, more diversified company.

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The Exchange Ratio for the stock portion of the Merger Consideration represents a fixed number of shares of WillScot Mobile Mini Common Stock for each share of McGrath Common Stock, which affords the McGrath shareholders the opportunity to benefit from any increase in the trading price of WillScot Mobile Mini Common Stock following the announcement of the Transaction.

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The fact that the McGrath Board considered other possible acquirors and determined that Party A was the most viable and notwithstanding multiple outreaches to Party A, it declined to move forward with a transaction above $120 per share, as described in the section entitled “— Background on the Transaction” beginning on page 26.

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The McGrath Board considered the terms of the Merger Agreement related to McGrath’s ability to respond to unsolicited acquisition proposals and the amount of the termination fee and determined that third parties would be unlikely to be deterred from making an Acquisition Proposal by the provisions of the Merger Agreement.

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The fact that the Merger Consideration reflected extended arm’s length negotiations between McGrath and WillScot Mobile Mini and their respective advisors.

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The McGrath Board considered WillScot Mobile Mini’s five-year financial projections and pro forma combined company projections, as well as other information with respect to WillScot Mobile Mini’s financial condition, results of operations, business, competitive position and business prospects and risks, both on a historical and prospective basis, as well as current industry, economic and market conditions and trends, and discussed such matters with McGrath’s management team, representatives of Goldman Sachs and a representative of M&F.

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The strength of the management team following the Transaction.

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The belief that the complementary geographic footprint and customer base of the combined company would mitigate seasonal and economic volatility and in light of the stock component, the McGrath shareholders would benefit from the strength of the combined company.

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The understanding from WillScot Mobile Mini that the Transaction would accelerate the growth of the combined company, and in light of the stock component, McGrath shareholders would benefit from the upside potential of the combined company.

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The understanding from WillScot Mobile Mini that it projected a $50 million of cost synergies in connection with the Transaction.

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The McGrath shareholders would benefit from a tax-free reorganization under IRC Section 368 for the stock portion of the Merger Consideration.

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Terms of the Merger Agreement. The McGrath Board, with the assistance of legal advisors, reviewed the terms of the Merger Agreement, including:

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The ability of the McGrath Board, subject to specified limitations, prior to the McGrath Shareholder Approval being obtained, to respond to and engage in discussions or negotiations regarding unsolicited Acquisition Proposals if the McGrath Board determines in good faith after consultation with McGrath’s outside legal counsel and financial advisor that the failure to take such action would be inconsistent with its fiduciary duties to the McGrath shareholders under applicable law.
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The fact that the McGrath Board has the right, prior to the McGrath Shareholder Approval being obtained, to change its recommendation to the McGrath shareholders that they vote in favor of the Merger Proposal if the McGrath Board determines in good faith after consultation with McGrath’s outside legal counsel and financial advisor that, as a result of an Intervening Event, the failure to change its recommendation would be inconsistent with its fiduciary duties to the McGrath shareholders under applicable law.

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McGrath’s right, prior to the McGrath Shareholder Approval being obtained, under certain circumstances to terminate the Merger Agreement, in order to enter into a definitive agreement with respect to a Superior Proposal, subject to providing WillScot Mobile Mini an opportunity to match such proposal prior to taking such action, and payment to WillScot Mobile Mini of a termination fee of $120 million if the Merger Agreement is so terminated, which amount the McGrath Board believes to be reasonable.

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McGrath’s obligation to consummate the transaction is conditioned on there having been no material adverse effect (subject to exceptions set forth in the Merger Agreement) on the financial condition, business, assets, liabilities or results of operations of WillScot Mobile Mini between the execution of the Merger Agreement and the closing of the Transaction.

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WillScot Mobile Mini is required under the Merger Agreement to take all actions necessary to obtain antitrust approvals, except for actions that would have a material adverse effect on WillScot Mobile Mini and its subsidiaries or McGrath and its subsidiaries.

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Assuming all other closing conditions are satisfied (or waived), including McGrath Shareholder Approval of the Transaction, McGrath’s right to receive a termination fee of $180 million from WillScot Mobile Mini in the event the Merger Agreement is terminated under certain circumstances related to the failure to obtain antitrust approvals.

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WillScot Mobile Mini is required under the Merger Agreement to retain all McGrath employees until the later of the end of the 2024 calendar year or 6 months after closing, and if there is a termination without cause after that period and before the 12-month anniversary of consummation of the Transaction, employees will receive 90 days’ notice.

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The fact that McGrath is able to operate in accordance with its 2024 business plan during the period prior to the completion of the Transaction or the termination of the Merger Agreement.

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The fact that, on the corollary, WillScot Mobile Mini is subject to specified restrictions during the period prior to the completion of the Transaction or the termination of the Merger Agreement.

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The fact that the representations and warranties of each of McGrath and WillScot Mobile Mini are reasonable under the circumstances.

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The fact that the McGrath shareholders will have the opportunity to vote to approve or reject the Merger Proposal at the Special Meeting.

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Regulatory Matters. The McGrath Board considered the regulatory clearances that would be required as a condition to the Transaction and the prospects and anticipated timing of obtaining those clearances.

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Opinion of Financial Advisor. The McGrath Board considered the oral opinion of Goldman Sachs rendered to the McGrath Board, which was subsequently confirmed by delivery of a written opinion dated January 28, 2024, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Goldman Sachs in preparing its opinion, the Merger Consideration to be paid to the McGrath shareholders (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under “The Merger — Opinion of McGrath’s Financial Advisor” beginning on page 52.

The McGrath Board also considered a number of potentially negative factors in its deliberations concerning the Merger Agreement and the transactions contemplated thereby, including:
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Following the Transaction, McGrath shareholders will not have the opportunity to realize the potential long-term value of the successful execution of McGrath’s current strategy as an independent company.

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The possibility that the Transaction might not be completed on a timely basis or in the timeline laid out in the Merger Agreement, or at all, as a result of delays in or the failure to receive the required regulatory clearances or satisfy other closing conditions, which could divert McGrath management attention and resources from the operation of McGrath’s business and increase expenses from an unsuccessful attempt to complete the Transaction.

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The costs to be incurred in connection with the Transaction, regardless of whether it is completed and the risks and contingencies relating to the announcement and pendency of the Transaction and the risks and costs to McGrath if the Transaction is not completed on a timely basis or at all.

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The uncertainty about the effect of the Transaction, regardless of whether it is completed, on McGrath’s employees, customers and other parties, which may impair McGrath’s ability to attract, retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships with McGrath.

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The Exchange Ratio represents a fixed number of shares of WillScot Mobile Mini Common Stock, which means the market value of the WillScot Mobile Mini Common Stock received by the McGrath shareholders at the completion of the Transaction may differ, possibly materially, from the market value of the WillScot Mobile Mini Common Stock at the time the Merger Agreement was entered into or at any other time, including the possibility that such value could become lower if the trading prices of WillScot Mobile Mini Common Stock declines between the announcement and completion of the Transaction.

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The risk that subject to exceptions set forth in the Merger Agreement, certain material adverse effects on the financial condition, business, assets, liabilities or results of operations of McGrath or WillScot Mobile Mini could result in a failure to complete the Transaction.

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The potential difficulties of integrating the business of WillScot Mobile Mini and McGrath and the risk that all or some portion of the potential benefits of the Transaction (including the anticipated cost synergies) might not be realized or might take longer to realize than expected.

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The fact that, under the terms of the Merger Agreement, prior to the completion of the Transaction or termination of the Merger Agreement, subject to certain exceptions, McGrath is required to conduct its business only in the ordinary course, and is subject to specified restrictions on its ability to conduct its business, including in respect of entering into or terminating material contracts, settling litigation or increasing the compensation of its employees.

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McGrath’s inability to solicit competing acquisition proposals and the possibility that the termination fee payable by McGrath to WillScot Mobile Mini upon termination by McGrath of the Merger Agreement in order to accept a Superior Proposal could discourage other potential acquirers from making a competing offer to purchase McGrath.

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The risk of significant selling pressure on the price of WillScot Mobile Mini Common Stock following the closing of the Transaction if a significant number of McGrath shareholders seek to sell the WillScot Mobile Mini Common Stock they receive as Merger Consideration.

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The potential for litigation relating to the Merger Agreement and the Transaction, and the associated costs, distraction and inconvenience involved in defending those proceedings.

In considering the recommendation of the McGrath Board to adopt the Merger Agreement, the McGrath shareholders should be aware that the directors of McGrath have certain interests in the Transaction that may be different from, or in addition to, the interests of McGrath shareholders generally, as more fully described below under the section captioned “— Interests of McGrath Directors and Executive

Officers in the Merger.” The McGrath Board was aware of these interests and considered them when adopting the Merger Agreement and recommending that McGrath shareholders vote in favor of the Merger Proposal.
Opinion of McGrath’s Financial Advisor
Introduction
Goldman Sachs rendered its oral opinion, subsequently confirmed in writing, to the McGrath Board that, as of January 28, 2024 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than WillScot Mobile Mini and its affiliates) of shares of McGrath Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated January 28, 2024, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. The summary of Goldman Sachs’ opinion contained in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the McGrath Board in connection with its consideration of the Transaction. Goldman Sachs’ opinion is not a recommendation as to how any holder of McGrath Common Stock should vote or make any election with respect to the Transaction or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
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the Merger Agreement;

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annual reports to stockholders and Annual Reports on Form 10-K of McGrath and WillScot Mobile Mini for the five fiscal years ended December 31, 2022;

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certain interim reports to stockholders and Quarterly Reports on Form 10-Q of McGrath and WillScot Mobile Mini;

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certain other communications from McGrath and WillScot Mobile Mini to their respective stockholders;

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certain publicly available research analyst reports for McGrath and WillScot Mobile Mini;

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certain internal financial analyses and forecasts for WillScot Mobile Mini standalone as prepared by its management; and

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certain internal financial analyses and forecasts for McGrath, and certain financial analyses and forecasts for WillScot Mobile Mini pro forma for the Transaction, in each case, as prepared by the management of McGrath and as approved for Goldman Sachs’ use by McGrath (referred to in this section as the “McGrath Forecasts” and which are summarized in the section entitled “— Certain Unaudited Forecasted Financial Information” beginning on page 59), including certain operating synergies projected by the management of WillScot Mobile Mini to result from the Transaction, as approved for Goldman Sachs’ use by McGrath (referred to in this section as the “Synergy Projections”).

Goldman Sachs also held discussions with members of the senior managements of McGrath and WillScot Mobile Mini regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of McGrath and WillScot Mobile Mini; reviewed the reported price and trading activity for McGrath Common Stock and WillScot Mobile Mini Common Stock; compared certain financial and stock market information for McGrath and WillScot Mobile Mini with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the mobile modular industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of the McGrath Board, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the McGrath Board directors that the McGrath Forecasts, including the Synergy Projections, were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of McGrath. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of McGrath or WillScot Mobile Mini or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on McGrath or WillScot Mobile Mini or on the expected benefits of the Transaction in any way meaningful to its analysis. Goldman Sachs also assumed that the Transaction will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of McGrath to engage in the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to McGrath; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, to the holders (other than WillScot Mobile Mini and its affiliates) of shares of McGrath Common Stock of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Transaction or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Transaction, including any allocation of the Merger Consideration, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of McGrath; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of McGrath, or class of such persons, in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders (other than WillScot Mobile Mini and its affiliates) of shares of McGrath Common Stock pursuant to the Merger Agreement or otherwise. Goldman Sachs does not express any opinion as to the prices at which shares of McGrath Common Stock or WillScot Mobile Mini Common Stock will trade at any time, or as to the potential effects of volatility in the credit, financial and stock markets on McGrath, WillScot Mobile Mini or the Transaction, or as to the impact of the Transaction on the solvency or viability of McGrath or WillScot Mobile Mini or the ability of McGrath or WillScot Mobile Mini to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
Summary of Financial Analyses
The following is a summary of the material financial analyses delivered by Goldman Sachs to the McGrath Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 26, 2024, the last trading day before the public announcement of the Transaction, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis
For the purpose of this analysis, Goldman Sachs calculated an implied value of the Merger Consideration, assuming proration of 60% cash and 40% stock consideration pursuant to the Merger Agreement, of $124.72 per share of McGrath Common Stock by adding (i) the cash consideration of $73.80 (accounting for proration) to (ii) an implied value of the stock consideration of $50.92, calculated by multiplying the exchange ratio of 1.1284 (accounting for proration) by the closing per share price of WillScot Mobile Mini Common Stock as of January 26, 2024, the last completed trading day prior to announcement of the Transaction. Goldman Sachs then analyzed the implied value of the Merger Consideration in relation to certain prices of McGrath Common Stock during such period.
The analysis indicated that the implied Merger Consideration of $124.72 represented:
•
a premium of 11.6% based on the closing price per share of McGrath Common Stock as of January 26, 2024 of $111.75;

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a premium of 10.0% based on the volume weighted average price of McGrath for the 30-calendar day period ended January 26, 2024 of $113.42;

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a premium of 3.9% based on the highest closing price per share of McGrath Common Stock for the 52-week period ended January 26, 2024 of $119.99.

Illustrative Discounted Cash Flow Analysis — McGrath Standalone
Using the McGrath Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on McGrath to derive a range of illustrative present values per share of McGrath Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 8.0% to 9.0%, reflecting estimates of McGrath’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2023 (i) estimates of unlevered free cash flow for McGrath for the calendar years 2024 through 2028 as reflected in the McGrath Forecasts and (ii) a range of illustrative terminal values for McGrath, which were calculated by applying a range of terminal year exit enterprise value (“EV”) to earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples of 8.0x to 9.5x to an estimate of the EBITDA to be generated by McGrath in the calendar year 2028, as reflected in the McGrath Forecasts (which analysis implied perpetuity growth rates of an estimated terminal year unlevered free cash flow ranging from 4.1% to 5.6%). The range of terminal year exit EV/EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account McGrath’s historical EV/last twelve month (“LTM”) EBITDA multiples. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including McGrath’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for McGrath, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived a range of illustrative EVs for McGrath by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative EVs it derived for McGrath the amount of McGrath’s net debt as of December 31, 2023 as provided by and approved for Goldman Sachs’ use by the management of McGrath, to derive a range of illustrative equity values for McGrath. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of McGrath as of December 31, 2023, as provided by and approved for Goldman Sachs’ use by the management of McGrath, using the treasury stock method, to derive a range of illustrative present values per share ranging from $100 to $127, rounded to the nearest dollar.
Illustrative Discounted Cash Flow Analysis — Pro Forma Combined Company
Using the McGrath Forecasts, including the Synergy Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on the pro forma combined company. Using the mid-year convention for discounting cash flows and discount rates ranging from 9.0% to 10.5%, reflecting estimates of the pro forma combined company’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2023 (i) estimates of unlevered free cash flow for the pro forma combined company for the calendar years 2024 through 2028 as reflected in the McGrath Forecasts and (ii) a range of illustrative terminal values for the pro forma combined company, which were calculated by applying a range of terminal year exit EV to EBITDA multiples of 9.0x to 10.5x to an estimate of the EBITDA to be generated by the pro forma combined company in the calendar year 2028, as reflected in the McGrath Forecasts (which analysis implied perpetuity growth rates of an estimated terminal year unlevered free cash flow ranging from 4.1% to 6.2%). The range of terminal year exit EV/EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the McGrath Forecasts, including the Synergy Projections, and the historical EV/LTM EBITDA multiples for each of McGrath and WillScot Mobile Mini. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including the pro forma combined company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the pro forma combined company, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived a range of illustrative EVs for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative EVs it derived for the pro forma combined company the amount of the pro forma combined company’s net debt as of December 31, 2023 as provided by and approved for Goldman Sachs’ use by the management of McGrath, to derive a range of illustrative pro forma equity values for the pro forma combined company. Goldman Sachs then divided the range of illustrative pro forma equity values it derived by the number of fully diluted outstanding shares of common stock of the combined company on a pro forma basis as of December 31, 2023, as provided by and approved for Goldman Sachs’ use by the management of McGrath, using the treasury stock method. Goldman Sachs then multiplied the range of equity values per share of the pro forma combined company it obtained by the exchange ratio of 1.1284 (accounting for proration) shares of WillScot Mobile Mini Common Stock per share of McGrath Common Stock and added the cash consideration of $73.80 (accounting for proration) per share of McGrath Common Stock, assuming proration of 60% cash and 40% stock consideration pursuant to the Merger Agreement, to derive a range of illustrative present values per share of McGrath Common Stock ranging from $125 to $142, rounded to the nearest dollar.
Illustrative Present Value of Future Share Price Analysis — McGrath Standalone
Using the McGrath Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of McGrath Common Stock, including the present value of cumulative future dividends in respect of the calendar years 2024 and 2025. For this analysis, Goldman Sachs first calculated the implied EV for McGrath as of December 31 for each of the calendar years 2024 and 2025 by applying a range of multiples of illustrative next twelve month (“NTM”) EV/EBITDA of 9.0x to 10.0x to estimates of McGrath’s NTM EBITDA for each of the calendar years 2024 and 2025. This illustrative range of NTM EV/EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical NTM EV/EBITDA multiples for McGrath.
Goldman Sachs then subtracted the amount of McGrath’s forecasted net debt as of December 31 for each of the calendar years 2024 and 2025, each as provided by and approved for Goldman Sachs’ use by the management of McGrath, from the respective implied EVs in order to derive a range of illustrative equity values as of December 31 for McGrath for each of the calendar years 2024 and 2025. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of McGrath Common Stock for each of the calendar years 2024 and 2025, calculated using information provided by and approved for Goldman Sachs’ use by the management of McGrath, to derive a range of implied future values per share of McGrath Common Stock (excluding dividends). Goldman Sachs then added the cumulative dividends per share expected to be paid to holders of shares of McGrath Common Stock through the end of each of the calendar years 2024 and 2025, as reflected in the McGrath Forecasts. Goldman Sachs then discounted these implied future equity values (including dividends) per share of McGrath Common Stock to December 31, 2023, using an illustrative discount rate of 9.6%, reflecting an estimate of McGrath’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for McGrath, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $107 to $128 per share of McGrath Common Stock, rounded to the nearest dollar.

Illustrative Present Value of Future Share Price Analysis — Pro Forma Combined Company
Using the McGrath Forecasts, including the Synergy Projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of common stock of the combined company on a pro forma basis. For this analysis, Goldman Sachs first calculated the implied EV for the pro forma combined company as of December 31 for each of the calendar years 2024 and 2025 by applying a range of multiples of illustrative NTM EV/EBITDA of 10.0x to 11.0x to estimates of the pro forma combined company’s NTM EBITDA for each of the calendar years 2024 and 2025. This illustrative range of NTM EV/EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical NTM EV/EBITDA multiples for McGrath and WillScot Mobile Mini.
Goldman Sachs then subtracted the amount of the pro forma combined company’s forecasted net debt as of December 31 for each of the calendar years 2024 and 2025, each as provided by and approved for Goldman Sachs’ use by the management of McGrath, from the respective implied EVs for the pro forma combined company in order to derive a range of illustrative pro forma equity values as of December 31 for the pro forma combined company for each of the calendar years 2024 and 2025. Goldman Sachs then divided these implied pro forma equity values for the pro forma combined company by the projected year-end number of fully diluted outstanding shares of common stock of the combined company on a pro forma basis for each of the calendar years 2024 and 2025, calculated using information provided by and approved for Goldman Sachs’ use by the management of McGrath, to derive a range of implied pro forma future values per share of common stock of the combined company on a pro forma basis (excluding dividends). Goldman Sachs assumed that the pro forma combined company would not pay dividends for each of the calendar years 2024 and 2025, as instructed by the management of McGrath. Goldman Sachs then discounted these implied future equity values per share of common stock of the combined company on a pro forma basis to December 31, 2023, using an illustrative discount rate of 12.2%, reflecting an estimate of the pro forma combined company’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the pro forma combined company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then multiplied the range of equity values per share of the pro forma combined company it obtained by the exchange ratio of 1.1284 (accounting for proration) shares of WillScot Mobile Mini Common Stock per share of McGrath Common Stock and added the cash consideration of $73.80 (accounting for proration) per share of McGrath Common Stock, assuming proration of 60% cash and 40% stock consideration pursuant to the Merger Agreement. This analysis resulted in a range of implied present values of $128 to $140 per share of McGrath Common Stock, rounded to the nearest dollar.
Selected Precedent Transactions Analysis.
Goldman Sachs analyzed certain publicly available information relating to the following selected transactions in the mobile modular industry and in other industries since 2014. For each of the selected transactions, Goldman Sachs calculated and compared the implied EV of the applicable target company based on the total consideration paid in the transaction as a multiple of the target company’s LTM EV/EBITDA based on information in public filings, press releases and investor relations documents. While none of the companies that participated in the selected transactions are directly comparable to McGrath, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of McGrath’s results, market size and product profile.
The following table presents the results of this analysis:
	Selected Transactions		LTM EV/EBITDA Multiple
Announcement Date	Target	Acquiror
February 2023	Vesta Housing Solutions Holdings, Inc.	McGrath RentCorp	10.0x
April 2021	General Finance Corporation	United Rentals, Inc.	10.6x
March 2020	Mobile Mini, Inc.	WillScot Corporation	11.4x

	Selected Transactions		LTM EV/EBITDA Multiple
Announcement Date	Target	Acquiror
November 2018	Target Logistics Management, LLC	Platinum Eagle Acquisition Corp.	10.4x
July 2018	BakerCorp International Holdings, Inc.	United Rentals, Inc.	9.0x
June 2018	Modular Space Holdings, Inc.	WillScot Corporation	9.9x
August 2017	Williams Scotsman International, Inc.	Double Eagle Acquisition Corp.	9.0x
October 2015	APR Energy plc	ACON Investments, LLC., Fairfax Financial Holdings Limited and Albright Capital Management	8.9x
November 2014	Evergreen Tank Solutions, Inc.	Mobile Mini, Inc.	9.0x
Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of LTM EV/EBITDA multiples of 8.9x to 11.4x to McGrath’s LTM EV/EBITDA as of December 31, 2023, as provided by and approved for Goldman Sachs’ use by the management of McGrath, to derive a range of implied EVs for McGrath. Goldman Sachs then subtracted the net debt of McGrath as of December 31, 2023, as provided by and approved for Goldman Sachs’ use by the management of McGrath, and divided the result by the number of fully diluted outstanding shares of McGrath Common Stock as of December 31, 2023, as provided by and approved for Goldman Sachs’ use by the management of McGrath, using the treasury stock method, to derive a reference range of implied values per share of McGrath Common Stock, rounded to the nearest dollar, of $84 to $117.
Premia Paid Analysis — Undisturbed Closing Stock Price
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for transactions announced from January 1, 2014 through January 26, 2024 involving a public company based in the United States as the target where the disclosed EVs for the transaction were between $1 billion and $10 billion and where more than 33%, and less than 66%, of the consideration paid in connection with the transaction consisted of stock. This analysis excluded transactions where the target’s last undisturbed closing stock price prior to announcement of the transaction was less than 90% of the target’s highest trading price in the 52 weeks prior to announcement of the transaction. The analysis also excluded transactions in the biotechnology sector. For the entire period, using publicly available information, Goldman Sachs calculated the 25th percentile and the 75th percentile premiums of the price paid in the 15 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a 25th percentile premium of 7% and 75th percentile premium of 24% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 7% to 24% to the undisturbed closing price per share of McGrath Common Stock of $111.75 as of January 26, 2024, the last trading day before the public announcement of the transaction, and calculated a range of implied equity values per share of McGrath Common Stock, rounded to the nearest dollar, of $120 to $139.
Premia Paid Analysis — 52-Week High Stock Price
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for transactions announced from January 1, 2014 through January 26, 2024 involving a public company based in the United States as the target where the disclosed EVs for the transaction were between $1 billion and $10 billion and where more than 33%, and less than 66%, of the consideration paid in connection with the transaction consisted of stock. This analysis excluded transactions in the biotechnology sector. For the entire period, using publicly available information, Goldman Sachs calculated the 25th percentile and the 75th percentile premiums of the price paid in the 48 transactions relative to the target’s highest stock closing price in the 52 weeks prior to announcement of the transaction. This analysis indicated a 25th percentile premium of negative 6% and 75th percentile premium of 11% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of (6)% to 11% to the highest closing price per share of McGrath Common Stock of $119.99 observed in the 52 weeks prior to January 26, 2024, the last trading day before the public announcement of the transaction, and calculated a range of implied equity values per share of McGrath Common Stock, rounded to the nearest dollar, of $113 to $133.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to McGrath or WillScot Mobile Mini or the Transaction.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the McGrath Board as to the fairness from a financial point of view of the Merger Consideration to be paid to the holders (other than WillScot Mobile Mini and its affiliates) of shares of McGrath Common Stock pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of McGrath, WillScot Mobile Mini, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The Merger Consideration was determined through arm’s-length negotiations between McGrath and WillScot Mobile Mini and was approved by the McGrath Board. Goldman Sachs provided advice to McGrath during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to McGrath or the McGrath Board or that any specific amount of consideration constituted the only appropriate consideration for the Transaction.
As described herein, Goldman Sachs’ opinion to the McGrath Board was one of many factors taken into consideration by the McGrath Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.
Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of McGrath, WillScot Mobile Mini, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the Transaction contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to McGrath in connection with, and participated in certain of the negotiations leading to, the Transaction. Goldman Sachs has provided certain financial advisory and/or underwriting services to McGrath and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as McGrath’s financial advisor in connection with its acquisition of VESTA Modular in February 2023 and as McGrath’s financial advisor in connection with its divestiture of its Adler Tank Rentals business in February 2023. During the two-year period ended January 28, 2024, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to McGrath and/or its affiliates of approximately $12 million. During the two-year period ended January 28, 2024, Goldman Sachs Investment Banking has not been engaged by WillScot Mobile Mini or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to McGrath, WillScot Mobile Mini, and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
The McGrath Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction. Pursuant to a letter agreement dated November 1, 2021, McGrath engaged Goldman Sachs to act as its financial advisor in connection with the Transaction. The engagement letter between McGrath and Goldman Sachs provides for a transaction fee that is estimated, based on information available at the date of announcement of the Transaction, at approximately $46 million, $3 million of which became payable at the announcement of the Transaction, and the remainder of which is contingent upon consummation of the Transaction. In addition, McGrath has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Certain Unaudited Prospective Financial Information
Neither McGrath nor WillScot Mobile Mini, as a matter of course, makes public long-term forecasts or internal projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. In connection with the Transaction, the following unaudited prospective financial information was prepared: (i) certain unaudited prospective financial information with respect to McGrath on a standalone basis for the fiscal years 2024 through 2028, prepared by McGrath management, which we refer to as the “McGrath Forecasts,” (ii) certain unaudited prospective financial information with respect to WillScot Mobile Mini on a standalone basis for the fiscal years 2024 through 2028, prepared by WillScot Mobile Mini management, which we refer to as the “WillScot Mobile Mini Forecasts,” (iii) certain estimates of synergies that may be realized following the completion of the Transaction for fiscal years 2024 through 2028, derived from information gathered from WillScot Mobile Mini, which we refer to as the “Synergy Projections,” and (iv) certain unaudited prospective financial information with respect to the combined company on a pro forma basis after giving effect to the Transaction for fiscal years 2024 through 2028 comprised of the McGrath Forecasts, the WillScot Mobile Mini Forecasts and the Synergy Projections, prepared by McGrath by combining the McGrath Forecasts prepared by McGrath with the WillScot Mobile Mini Forecasts and Synergy Projections, which we refer to as the “Combined Company Projections.” We refer to the McGrath Forecasts, the WillScot Mobile Mini Forecasts, the Synergy Projections and the Combined Company Projections as the “Forecasted Financial Information.” The McGrath Forecasts were provided by McGrath management to the McGrath Board for purposes of considering, analyzing and evaluating the Transaction and to Goldman Sachs, and the McGrath Board directed Goldman Sachs to use the McGrath Forecasts in connection with its financial analysis and opinion, as described in the section entitled “The Transaction — Opinion of McGrath’s Financial Advisor.”
The McGrath Forecasts and the WillScot Mobile Mini Forecasts were prepared treating McGrath and WillScot Mobile Mini, as applicable, on a standalone basis, without giving effect to the Transaction, and exclude (i) any impact of the negotiation or execution of the Merger Agreement or the Transaction; (ii) the expenses that have already been and will be incurred in connection with completing the Transaction; (iii) the potential synergies that may be achieved by the combined company as a result of the Transaction; (iv) the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or in anticipation of completing the Transaction; or (v) the effect of any business or strategic decisions or actions which may have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Transaction. Because the McGrath Forecasts and the WillScot Mobile Mini Forecasts were developed for McGrath and WillScot Mobile Mini, respectively, as independent companies without giving effect to the Transaction, the respective projections do not reflect any synergies that may be realized as a result of the Transaction or any changes to McGrath’s or WillScot Mobile Mini’s respective operations or strategy that may be implemented after completion of the Transaction.
The Forecasted Financial Information is not included in this proxy statement/prospectus to influence any decision on whether to vote for the Transaction Proposal or the Adjournment Proposal, or any view on the value of McGrath, WillScot Mobile Mini or the combined company or any of their respective securities, but rather is included in this proxy statement/prospectus only to give shareholders access to certain non-public information that was provided to WillScot Mobile Mini, the McGrath Board and McGrath’s financial advisor. The inclusion of the Forecasted Financial Information should not be regarded as an indication that the McGrath Board, McGrath, the WillScot Mobile Mini Board, WillScot Mobile Mini or their respective members of management or financial advisors or any other recipient of this information considered, or now considers, them to be material information with respect to McGrath, WillScot Mobile Mini or the combined company or predictive of actual future results, and they should not be relied on as such. There can be no assurance that the projected results will be realized or that actual results of McGrath, WillScot Mobile Mini, or the post-closing combined company will not be materially lower or higher than estimated, whether or not the Transaction is completed. The Forecasted Financial Information is based solely on information available to McGrath management and WillScot Mobile Mini management, as applicable, at the time of their preparation and have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement/prospectus. McGrath may in the future report results of operations for periods included in the McGrath Forecasts that will be completed following the preparation of the McGrath Forecasts. WillScot Mobile Mini may in the future report results of operations for periods included in the WillScot Mobile Mini Forecasts that will be completed following the preparation of the WillScot Mobile Mini Forecasts. Shareholders and investors are urged to refer to McGrath’s and WillScot Mobile Mini’s periodic filings with the SEC for information on McGrath’s and WillScot Mobile Mini’s actual historical results.
The Forecasted Financial Information was not prepared with a view toward public disclosure or with a view toward compliance with GAAP, published guidelines of the SEC or published guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. In the view of McGrath management and WillScot Mobile Mini management, respectively the McGrath Forecasts and WillScot Mobile Mini Forecasts, respectively, were reasonably prepared in good faith on a basis reflecting the best available estimates and judgments at the time of preparation and presented, as of the time of preparation, to the best of the respective management’s knowledge and belief, the expected future financial performance of McGrath and WillScot Mobile Mini, respectively, and, in the view of the WillScot Mobile Mini management, the Synergy Projections and, in the view of the McGrath and WillScot Mobile Mini managements, the Combined Company Projections were reasonably prepared in good faith on a basis reflecting the best available estimates and judgments at the time of preparation and presented, as of the time of preparation, to the best of their respective knowledge and belief, the expected future financial performance of the combined company. However, the Forecasted Financial Information is not fact and should not be relied upon as being necessarily predictive of actual future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the Forecasted Financial Information. McGrath and WillScot Mobile Mini caution that actual future results could be materially different from the Forecasted Financial Information.
Neither McGrath’s or WillScot Mobile Mini’s respective independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. McGrath’s independent registered public accounting firm, Grant Thornton LLP, has not audited, reviewed, compiled or performed any procedures with respect to this prospective financial information and, accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto. WillScot Mobile Mini’s independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed, compiled or performed any procedures with respect to this prospective financial information and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.
While presented with numerical specificity, the Forecasted Financial Information is based upon a variety of estimates and assumptions that are inherently uncertain. The Forecasted Financial Information and these estimates and assumptions constitute forward looking statements and may be impacted by any number of factors, including the announcement, pendency and consummation of the Transaction, general economic conditions, trends in the business-to-business rental industry, regulatory and financial market conditions and other risks and uncertainties, including those described or incorporated by reference in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”

in this proxy statement/prospectus, all of which are difficult to predict and many of which are beyond the control of McGrath and WillScot Mobile Mini and will be beyond the control of the combined company following the completion of the Transaction. Also see the section entitled “Where You Can Find More Information.” The Forecasted Financial Information also reflects assumptions as to certain business decisions that are subject to change. There can be no assurance that any of the results reflected in the Forecasted Financial Information will be realized, and actual results will likely differ, and may differ materially, from those shown. Generally, the further out the period to which the Forecasted Financial Information relate, the less predictive the information becomes.
The Forecasted Financial Information includes non-GAAP financial measures for each of McGrath and WillScot Mobile Mini. Please see the tables and descriptions below for a description of how McGrath and WillScot Mobile Mini define these non-GAAP financial measures for purposes of the Forecasted Financial Information in this section. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by McGrath and WillScot Mobile Mini may not be comparable to similarly titled measures used by other companies. The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Transaction if the disclosure is included in a document such as this proxy statement/prospectus. In addition, reconciliations of adjusted financial measures were not relied upon by the McGrath Board, the WillScot Mobile Mini Board or their respective members of management or financial advisors in connection with their respective evaluations of the Transaction. Accordingly, neither McGrath nor WillScot Mobile Mini has provided a reconciliation of the adjusted financial measures included in the Forecasted Financial Information to the relevant GAAP financial measures.
None of McGrath, WillScot Mobile Mini or the combined company or any of their respective affiliates, officers, directors, advisors or other representatives can provide any assurance that actual results will not differ, potentially materially, from the Forecasted Financial Information. Except as required by applicable law, none of McGrath, WillScot Mobile Mini or the combined company or any of their respective affiliates, officers, directors, advisors or other representatives undertakes any obligation to update, or otherwise revise or reconcile, the Forecasted Financial Information to reflect circumstances existing after the date the Forecasted Financial Information was generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Forecasted Financial Information are shown to be inappropriate. None of McGrath, WillScot Mobile Mini or the combined company or any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any McGrath shareholder, WillScot Mobile Mini stockholder or other person regarding McGrath’s or WillScot Mobile Mini’s respective ultimate performance compared to the information contained in the Forecasted Financial Information or that forecasted results will be achieved. McGrath has made no representation to WillScot Mobile Mini, in the Merger Agreement or otherwise, concerning the McGrath Forecasts. WillScot Mobile Mini has made no representation to McGrath, in the Merger Agreement or otherwise, concerning the WillScot Mobile Mini Forecasts.
Certain Unaudited Prospective Financial Information Provided by WillScot Mobile Mini Management
WillScot Mobile Mini does not, as a matter of general practice, make long-term projections as to anticipated future performance available to the public, other than generally providing, on a quarterly basis, estimated ranges of certain expected financial results and operational metrics for the current or impending fiscal year in its regular earnings press releases and other investor materials. WillScot Mobile Mini avoids making public projections for extended periods due to, among other things, the unpredictability of the underlying assumptions and estimates inherent in such projections.
In connection with a possible transaction with McGrath, WillScot Mobile Mini management prepared certain non-public, unaudited prospective financial information regarding the anticipated results of operations for fiscal years 2024 through 2028 of WillScot (together, the “WillScot Mobile Mini Forecasts”). The WillScot Mobile Mini Forecasts were provided by WillScot Mobile Mini management to the WillScot Mobile Mini Board in connection with its evaluation of the Transaction. Certain of the WillScot Mobile Mini Forecasts were also provided by WillScot Mobile Mini management to McGrath management, as described below in the section entitled “— Certain Combined Company Unaudited Prospective Financial Information.”

Except as specifically noted herein, the WillScot Mobile Mini Forecasts were prepared by WillScot Mobile Mini management and are based on numerous estimates and assumptions, including assumptions regarding general market-level activity volume forecasts driven by market growth-rate projections, company-specific pricing growth projections, as well as anticipated margins and discretionary spending, and assume no new acquisitions, divestitures or new large investments or revenues. These forecasts were built on the assumption that macroeconomic conditions would remain stable in the U.S. and in the rest of North America, that the interest rate environment would remain stable, that competitor pricing would remain rational, that regulatory requirements would not change significantly, and that the tax laws, including corporate tax rates, would remain unchanged relative to such laws (including such rates).
The WillScot Mobile Mini Forecasts were based on information and market factors known to WillScot Mobile Mini management as of the time of their preparation, and do not take into account any circumstances or events occurring after such time, including the announcement of the Transaction. The WillScot Mobile Mini Forecasts reflect WillScot Mobile Mini’s business on a standalone basis, without giving effect to the Transaction, the impact of negotiating or executing the Transaction, the expenses that have been or may be incurred in connection with consummating the Transaction, or the potential synergies that may be achieved by the WillScot Mobile Mini as a result of the Transaction.
The forecasted financial information contained in this section entitled “Certain WillScot Mobile Mini Unaudited Prospective Financial Information” was not prepared for public disclosure. The inclusion of this information in this proxy statement/prospectus does not constitute an admission or representation by WillScot Mobile Mini or McGrath that the information is material. You should note that this forecasted financial information constitutes forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
The summary of the WillScot Mobile Mini Forecasts is included in this proxy statement/prospectus to give WillScot and McGrath shareholders access to non-public information that was provided to McGrath and McGrath’s financial advisor in connection with evaluating the Transaction.
WillScot Mobile Mini uses certain financial measures in the WillScot Mobile Mini Forecasts that have not been prepared in accordance with GAAP as supplemental measures to evaluate operational performance. While WillScot Mobile Mini believes that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of WillScot Mobile Mini’s competitors and may not be directly comparable to similarly titled measures of WillScot Mobile Mini’s competitors or other companies generally. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in forecasts (including the WillScot Mobile Mini Forecasts) provided to a board of directors or financial advisor in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the WillScot Mobile Mini Forecasts are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the WillScot Mobile Mini Board or McGrath in connection with the Transaction. Accordingly, no reconciliation of the financial measures included in the WillScot Mobile Mini Forecasts is provided in this proxy statement/prospectus.
The following is a summary of the metrics included in the WillScot Mobile Mini Forecasts (amounts may reflect rounding):
	Fiscal Year (in millions, and all amounts in USD)
	2024E	2025E	2026E	2027E	2028E
Revenue	$2,587	$2,819	$3,040	$3,250	$3,452
WillScot Mobile Mini Adjusted EBITDA(1)	$1,163	$1,318	$1,470	$1,615	$1,755
WillScot Mobile Mini Adjusted EBIT(2)	$769	$927	$1,081	$1,222	$1,367
Unlevered Free Cash Flow(3)	$662	$692	$768	$866	$967

(1)
A non-GAAP financial measure defined as net income (loss) before income tax expense, net interest expense, depreciation and amortization adjusted for, non-cash items considered non-core to business operations including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans, and other discrete expenses.

(2)
A non-GAAP financial measure defined as net income before interest expenses, taxes, non-recurring expense and certain non-cash expenses and transactions that WillScot Mobile Mini management believes are not indicative of WillScot Mobile Mini’s ongoing business.

(3)
A non-GAAP financial measure reflecting net cash provided by operating activities prior to interest expense, minus or plus, net cash used in or provided by investing activities and including estimated tax savings.

Certain Unaudited Prospective Financial Information Provided by McGrath Management
McGrath does not, as a matter of general practice, make long-term projections as to anticipated future performance available to the public. McGrath avoids making public projections for extended periods due to, among other things, the unpredictability of the underlying assumptions and estimates inherent in such projections.
In connection with McGrath’s evaluation of the Transaction, McGrath management prepared and made available to its financial advisor certain non-public, unaudited prospective financial information regarding McGrath’s anticipated results of operations for fiscal years 2024 through 2028 (the “McGrath Forecasts”). The McGrath Forecasts were provided by McGrath management to the McGrath Board in connection with its evaluation of the Transaction and were also provided by McGrath management to Goldman Sachs in connection with its analysis and opinion described in the section “Opinion of McGrath’s Financial Advisor.”
The McGrath Forecasts were prepared by McGrath management in connection with McGrath’s evaluation of the Transaction and are based on numerous estimates and assumptions, including assumptions regarding general market-level forecasts driven by market growth-rate projections, as well as anticipated margins and discretionary spending. These forecasts were built on the assumption that macroeconomic conditions would remain stable in the U.S., that the interest rate environment would remain stable, that competitor pricing would remain rational, that regulatory requirements would not change significantly, and that the tax laws, including corporate tax rates, would remain unchanged relative to such laws (including such rates). The underlying assumptions were generally based on information and market factors known to McGrath management as of their date of preparation (and, as a result do not include any adjustments for the impact or potential impact of any events that took place thereafter). The McGrath Forecasts reflect McGrath’s business on a standalone basis, without giving effect to the Transaction, the impact of negotiating or executing the Transaction, or the expenses that have been or may be incurred in connection with consummating the Transaction.
The forecasted financial information contained in this section entitled “Certain Unaudited Prospective Financial Information Provided by McGrath Management” was not prepared for public disclosure. The inclusion of this information in this proxy statement/prospectus does not constitute an admission or representation by McGrath or WillScot Mobile Mini that the information is material. You should note that this forecasted financial information constitutes forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
The summary of the McGrath Forecasts is included in this proxy statement/prospectus to give McGrath shareholders access to non-public information that was provided to the McGrath Board and McGrath’s financial advisor in connection with evaluating the Transaction.
McGrath uses certain financial measures in the McGrath Forecasts that have not been prepared in accordance with GAAP as supplemental measures to evaluate operational performance. While McGrath believes that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of McGrath’s potential competitors and may not be directly comparable to similarly titled measures of WillScot Mobile or other companies generally. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in forecasts (including McGrath Forecasts) provided to a board of directors or financial advisor in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore McGrath Forecasts are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the McGrath Board or McGrath’s financial advisor in connection with the Transaction. Accordingly, no reconciliation of the financial measures included in the McGrath Forecasts is provided in this proxy statement/prospectus.
The following table presents a summary of the metrics included in the McGrath Forecasts.
	Fiscal Year (in millions, and all amounts in USD)
	2024E	2025E	2026E	2027E	2028E
Revenue	$920	$1,027	$1,150	$1,261	$1,324
McGrath Adjusted EBITDA(1)	$350	$394	$438	$488	$516
McGrath Adjusted EBIT(2)	$227	$263	$302	$344	$364
Unlevered Free Cash Flow(3)	$51	$101	$150	$185	$230

(1)
“McGrath Adjusted EBITDA” is defined as McGrath’s net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. McGrath Adjusted EBITDA is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. This forward-looking non-GAAP measure cannot be reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP for any of the periods presented without unreasonable effort. Estimating such forward-looking measures and providing a meaningful reconciliation consistent with McGrath’s accounting policies for future periods is meaningfully difficult and requires a level of precision that is unavailable for these future periods.

(2)
“McGrath Adjusted EBIT” is defined as McGrath’s earnings before interest expense, provision for income taxes, and as burdened by share-based compensation. McGrath Adjusted EBIT is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. This forward-looking non-GAAP measure cannot be reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP for any of the periods presented without unreasonable effort. Estimating such forward-looking measures and providing a meaningful reconciliation consistent with McGrath’s accounting policies for future periods is meaningfully difficult and requires a level of precision that is unavailable for these future periods.

(3)
“Unlevered Free Cash Flow” means McGrath Adjusted EBITDA as defined above, minus share-based compensation, taxes (inclusive of estimated tax savings) and capital expenditures, change in net working capital, plus sale of rental equipment, net of gain. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. This forward-looking non-GAAP measure cannot be reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP for any of the periods presented without unreasonable effort. Estimating such forward-looking measures and providing a meaningful reconciliation consistent with McGrath’s accounting policies for future periods is meaningfully difficult and requires a level of precision that is unavailable for these future periods.

Certain Combined Company Unaudited Prospective Financial Information
In connection with McGrath’s evaluation of the Transaction, McGrath management prepared and made available to its financial advisor certain non-public, unaudited prospective financial information regarding WillScot Mobile Mini’s anticipated results of operations for fiscal years 2024 through 2028 giving effect to the Transaction derived from information gathered from WillScot Mobile Mini (the “Combined Company Projections” and together with the WillScot Mobile Mini Forecasts and the McGrath Forecasts, the “Prospective Financial Information”). The Combined Company Projections were prepared by McGrath management on the basis of the WillScot Mobile Mini Forecasts and the McGrath Forecasts, with certain adjustments thereto based on the Synergy Projections of $50 million in run rate cost synergies, phased in at 50% in 2024 and 100% from 2025 onward. The Combined Company Projections were provided by McGrath management to the McGrath Board in connection with its evaluation of the Transaction and were also provided by McGrath management to Goldman Sachs in connection with its analysis and opinion described in the section “Opinions of McGrath’s Financial Advisor.”
The Combined Company Projections were prepared by McGrath management in connection with McGrath’s evaluation of the Transaction and are based on combining the WillScot Mobile Mini Forecasts and the McGrath Forecasts, with certain adjustments thereto based on the Synergy Projections.
The Combined Company Projections were not prepared for public disclosure. The inclusion of this information in this proxy statement/prospectus does not constitute an admission or representation by McGrath or WillScot Mobile Mini that the information is material. You should note that the Combined Company Projections constitutes forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
The summary of the Combined Company Projections is included in this proxy statement/prospectus to give McGrath shareholders access to non-public information that was provided to the McGrath Board and McGrath’s financial advisor in connection with evaluating the Transaction.
McGrath uses certain financial measures in the Combined Company Projections that have not been prepared in accordance with GAAP as supplemental measures to evaluate operational performance. While McGrath believes that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of WillScot Mobile Mini or McGrath’s potential competitors and may not be directly comparable to similarly titled measures of the combined company’s potential competitors or other companies generally. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in forecasts (including the Combined Company Projections) provided to a board of directors or financial advisor in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the Combined Company Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the McGrath Board or McGrath’s financial advisor in connection with the Transaction. Accordingly, no reconciliation of the financial measures included in the Combined Company Projections is provided in this proxy statement/prospectus.
The following is a summary of the metrics included in the Combined Company Projections (amounts may reflect rounding):
	Fiscal Year (in millions, and all amounts in USD)
	2024E	2025E	2026E	2027E	2028E
Revenue	$3,507	$3,846	$4,190	$4,511	$4,775
Combined Company Adjusted EBITDA(1)	$1,538	$1,762	$1,958	$2,153	$2,321
Combined Company Adjusted EBIT(2)	$1,021	$1,240	$1,433	$1,616	$1,781
Unlevered Free Cash Flow(3)	$716	$811	$934	$1,063	$1,208

(1)
“Combined Company Adjusted EBITDA” is defined as the Combined Company’s net income (loss) before income tax expense, net interest expense, depreciation and amortization adjusted for non-cash items considered non-core to business operations including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans, and other discrete expenses. Combined Company Adjusted EBITDA is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. This forward-looking non-GAAP measure cannot be reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP for any of the periods presented without unreasonable effort. Estimating such forward-looking measures and providing a meaningful reconciliation consistent with WillScot Mobile Mini and McGrath’s accounting policies for future periods is meaningfully difficult and requires a level of precision that is unavailable for these future periods.
(2)
“Combined Company Adjusted EBIT” means net income (loss) before income tax expense, net interest expense, adjusted for non-cash items considered non-core to business operations including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, other discrete expenses, and as burdened by stock-based compensation. Combined Company Adjusted EBIT is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. This forward-looking non-GAAP measure cannot be reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP for any of the periods presented without unreasonable effort. Estimating such forward-looking measures and providing a meaningful reconciliation consistent with WillScot Mobile Mini and McGrath’s accounting policies for future periods is meaningfully difficult and requires a level of precision that is unavailable for these future periods.

(3)
“Unlevered Free Cash Flow” means Combined Company Adjusted EBITDA as defined above, minus share-based compensation, taxes (inclusive of estimated tax savings) and capital expenditures and before other net cash provided by operating activities prior to interest expenses, and other net cash used in or provided by investing activities, plus sale of rental equipment, net of gain. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. This forward-looking non-GAAP measure cannot be reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP for any of the periods presented without unreasonable effort. Estimating such forward-looking measures and providing a meaningful reconciliation consistent with WillScot Mobile Mini and McGrath’s accounting policies for future periods is meaningfully difficult and requires a level of precision that is unavailable for these future periods.

Important Information About the Unaudited Prospective Financial Information
The Prospective Financial Information contained in this section entitled “Certain Unaudited Prospective Financial Information” constitutes forward-looking information. While the Prospective Financial Information and the Synergy Projections were prepared in good faith and based on information available at the time of preparation, no assurance can be made regarding actual future events. The estimates and assumptions underlying the Prospective Financial Information and the Synergy Projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant uncertainties and contingencies, including, among others, risks and uncertainties described in the sections of this joint proxy statement/prospectus entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of WillScot Mobile Mini and McGrath. The Prospective Financial Information and the Synergy Projections were built on the assumption that macroeconomic conditions would remain stable in the U.S. and in the rest of North America and that the interest rate environment would remain stable. There can be no assurance that the underlying assumptions or projected results will be realized, and actual results will likely differ, and may differ materially, from those reflected in this section, whether or not the Transaction is completed. In addition, because the unaudited Prospective Financial Information contained in this section covers multiple years and, in certain cases, extends many years into the future, such information by its nature becomes less predictive with each successive year. As a result, the Prospective Financial Information and the Synergy Projections cannot be considered predictive of actual future operating results, nor should it be construed as financial guidance, and this information should not be relied on as such.

Except as described above, the Prospective Financial Information and the Synergy Projections were prepared solely for internal use by McGrath and its financial advisor. The Prospective Financial Information is the responsibility of WillScot Mobile Mini management and McGrath management, and was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding projections and forward-looking statements and the use of non-GAAP measures or GAAP. The inclusion of the Prospective Financial Information and the Synergy Projections in this joint proxy statement/prospectus is not an admission or representation by WillScot Mobile Mini or McGrath that such information is material or that the results contained in such information will be achieved. The Prospective Financial Information, other than the Combined Company Projections and the Synergy Projections, does not reflect the impact of the Transaction.
Neither Ernst & Young LLP nor Grant Thornton LLP have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Prospective Financial Information or the Synergy Projections, and, accordingly, neither Ernst & Young LLP nor Grant Thornton LLP express an opinion or any other form of assurance with respect thereto. The Ernst & Young LLP reports and the Grant Thornton LLP reports incorporated by reference into this joint proxy statement/prospectus relate to WillScot Mobile Mini’s and McGrath’s previously issued financial statements, respectively. They do not extend to the Prospective Financial Information or the Synergy Projections, and should not be read to do so. By including the Prospective Financial Information and the Synergy Projections in this joint proxy statement/prospectus, none of WillScot Mobile Mini, McGrath or any of their advisors or other representatives, including Goldman Sachs, has made or makes any representation to any person regarding the ultimate performance of WillScot Mobile Mini or McGrath in the future, compared to such information contained herein. Such information covers multiple years and such information by its nature becomes less predictive and subject to greater uncertainty with each succeeding year.
The Prospective Financial Information and the Synergy Projections are not included in this proxy statement/prospectus in order to induce any McGrath shareholder to vote in favor of the Merger Proposal or any of the other proposals to be voted on at Special Meeting or to influence any McGrath shareholder to make any investment decision with respect to the Transaction or otherwise.
EXCEPT AS MAY BE REQUIRED BY FEDERAL SECURITIES LAWS, NEITHER WILLSCOT MOBILE MINI NOR MCGRATH INTENDS TO UPDATE, AND EACH EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE, OR OTHERWISE REVISE, THE FOREGOING PROSPECTIVE FINANCIAL INFORMATION OR SYNERGY PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE INCORRECT OR NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM) OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS.
In light of the foregoing and the uncertainties inherent in the Prospective Financial Information and the Synergy Projections, WillScot Mobile Mini stockholders and McGrath shareholders are cautioned not to place undue, if any, reliance on such information.
Interests of McGrath’s Directors and Executive Officers in the Transaction
In considering the recommendation of the McGrath Board to vote for the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal, holders of McGrath Common Stock should be aware that the directors and executive officers of McGrath have interests in the Transaction that are different from, or in addition to, the interests of holders of McGrath Common Stock generally. The McGrath Board was aware of these interests and considered them, among other matters, in making its recommendation that McGrath shareholders vote to approve the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal.
These interests include, among others, the following, which items are further detailed below:
•
each McGrath RSU Award held by a non-employee director of McGrath will become fully vested immediately prior to the Effective Time pursuant to the terms of the award agreements;

•
at the Effective Time, each McGrath RSU Award that is outstanding and unvested as of immediately prior to the Effective Time will be assumed by WillScot Mobile Mini;

•
at the Effective Time, each outstanding McGrath PSU Award granted during the 2022 calendar year (each, a “McGrath 2022 PSU”) will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of restricted stock units deemed earned based on the McGrath Board’s good faith best estimate of projected actual performance through the end of the performance period (the “Deemed Earned Units”) and 60% of the Deemed Earned Units will be converted into Per Share Cash Consideration and 40% of the Deemed Earned Units will be converted into Per Share Stock Consideration;

•
at the Effective Time, each outstanding McGrath PSU Award granted during the 2023 calendar year (each, a “McGrath 2023 PSU”) will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of restricted stock units that would vest if target performance was achieved and pro-rated based on the number of days elapsed between the grant date and the Effective Time and 60% of the vested restricted stock units will be converted into Per Share Cash Consideration and 40% of the vested restricted stock units will be converted into Per Share Stock Consideration;

•
each McGrath executive officer is entitled to change in control severance payments and benefits upon a qualifying termination of employment prior to or within 12 months following the consummation of the Transaction;

•
Subsequent to the execution of the Merger Agreement, WillScot Mobile Mini made commitments to certain executive officers of McGrath notifying such executive officers that WillScot Mobile Mini anticipates continuing their employment following the Transaction close through at least March 31, 2025, increasing their cash severance entitlement in the event of a qualifying termination within the first year following the closing date of the Transaction, and providing that the executive officers will be eligible to receive a one-time grant of WillScot Mobile Mini performance-based restricted stock units under the WillScot Mobile Mini Holdings Corp 2020 Incentive Award Plan; and

•
pursuant to the terms of the Merger Agreement, McGrath’s directors and executive officers are entitled to indemnification, advancement of expenses and six years of continued liability insurance coverage. See the section entitled “Director and Officer Indemnification”.

The interests of each person who has served as an executive officer or director of McGrath since January 1, 2023, if any, are described in more detail below, and certain of them are quantified within the narrative disclosure. The Transaction will constitute a “change in control” for purposes of the compensation arrangements described below. The amounts presented in the following discussion do not reflect the impact of applicable withholding or other taxes.
Treatment of McGrath Equity Awards
Each of McGrath’s executive officers holds one or more of the following types of equity awards: McGrath RSU Awards, McGrath 2022 PSUs and McGrath 2023 PSUs. McGrath’s non-employee directors hold unvested McGrath RSU Awards, which will become fully vested immediately prior to the Effective Time pursuant to the terms of the award agreements. The Merger Agreement specifies the treatment of McGrath’s outstanding equity awards in connection with the Transaction, which will be treated as follows at the Effective Time:
(i)
each McGrath RSU Award that is outstanding and unvested as of immediately prior to the Effective Time will be assumed by WillScot Mobile Mini (each, a “Substitute RSU Award”), with each Substitute RSU Award being subject to the same terms and conditions as applied to the McGrath RSU Award immediately prior to the Effective Time, except that the number of shares of WillScot Mobile Mini Common Stock subject to each Substitute RSU Award will be equal to (A) the number of shares of McGrath Common Stock subject to the McGrath RSU Award immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (with the resulting number rounded up to the nearest whole share);

(ii)
each McGrath RSU Award that is outstanding and vested as of immediately prior to the Effective Time (taking into account any acceleration or vesting as a result of the consummation of the Transaction), will be cancelled and converted into a right to receive the Merger Consideration, with 60% of the shares of McGrath Common Stock underlying such McGrath RSU Award converted into Per Share Cash Consideration and 40% of the McGrath Common Stock underlying such McGrath RSU Award converted into Per Share Stock Consideration;

(iii)
each outstanding McGrath 2022 PSU will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the Deemed Earned Units and 60% of the Deemed Earned Units will be converted into Per Share Cash Consideration and 40% of the Deemed Earned Units will be converted into Per Share Stock Consideration; and

(iv)
each outstanding McGrath 2023 PSU will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of restricted stock units that would vest if target performance was achieved and pro-rated based on the number of days elapsed between the grant date and the Effective Time and 60% of the vested restricted stock units will be converted into Per Share Cash Consideration and 40% of the vested restricted stock units will be converted into Per Share Stock Consideration.

The table below sets forth the number of outstanding McGrath RSU Awards, McGrath 2022 PSUs and McGrath 2023 PSUs held by each of McGrath’s executive officers as of March 1, 2024 and an estimate of the value of such awards (on a pre-tax basis) using a price per share of $126.57, which is the average closing price of a share of McGrath Common Stock over the first five business days following the public announcement of the Transaction. For McGrath 2022 PSUs, the values set forth in the table below are based on maximum performance and for McGrath 2023 PSUs, the values set forth in the table below are based on target performance. None of McGrath’s directors or executive officers holds vested McGrath RSU Awards as of March 1, 2024. Depending on the date upon which the closing of the Transaction actually occurs, certain McGrath RSU Awards, McGrath 2022 PSUs and McGrath 2023 PSUs that are unvested as of the date of this proxy statement/prospectus and that are included in the table below may vest and settle pursuant to their terms, without regard to the Transaction.
Name	Number of Shares Subject to Unvested McGrath RSU Awards (#)(1)	Value of Shares Subject to McGrath RSU Awards ($)	Target Number of Shares Subject to McGrath 2022 PSUs (#)(2)	Value of Shares Subject to McGrath 2022 PSUs (at maximum) ($)(2)	Target Number of Shares Subject to McGrath 2023 PSUs (#)(3)	Value of Shares Subject to McGrath 2023 PSUs (at Target) ($)(3)
Joseph F. Hanna	35,585	$4,503,993	8,310	$2,103,593	16,310	$2,064,357
Keith E. Pratt	12,688	$1,605,920	3,230	$817,642	3,600	$455,652
David M. Whitney	2,858	$361,737	1,170	$296,174	1,060	$134,164
Tara Wescott	3,692	$467,296	1,230	$311,362	1,200	$151,884
Gilda Malek	8,290	$1,049,265	—	—	—	—
Kristina Van Trease	4,345	$549,947	1,570	$397,430	1,530	$193,652
Philip B. Hawkins	5,981	$757,015	2,000	$506,280	1,970	$249,343
John P. Skenesky	3,875	$490,459	1,540	$389,836	1,440	$182,261
John P. Lieffrig	3,695	$467,676	1,380	$349,333	1,250	$158,213
Nicolas C. Anderson	2,200	$278,454	—	—	—	—
Kimberly A. Box	2,200	$278,454	—	—	—	—
Smita Conjeevaram	2,200	$278,454	—	—	—	—
William J. Dawson	2,200	$278,454	—	—	—	—
Elizabeth A. Fetter	2,200	$278,454	—	—	—	—
Bradley M. Shuster	2,200	$278,454	—	—	—	—

(1)
The number of shares, includes the following unvested McGrath RSU Awards which were granted to McGrath executive officers on February 23, 2024 in respect of calendar year 2024 long-term incentive compensation awards: Mr. Hanna: 26,420; Mr. Pratt: 9,210; Mr. Whitney: 1,760; Ms. Wescott: 2,480; Ms. Malek: 4,000; Ms. Van Trease: 2,800; Mr. Hawkins: 4,000; Mr. Skenesky: 2,400; and Mr. Lieffrig: 2,400.

(2)
Represent target number of shares subject to the McGrath 2022 PSUs. Value shown assumes that McGrath 2022 PSUs are earned at 200% of target, which is the maximum level of performance achievement. Actual performance achievement and the Deemed Units may vary from this amount. The actual value of the McGrath 2022 PSUs will be based on the number of restricted stock units deemed earned based on the McGrath Board’s good faith best estimate of projected actual performance through the end of the performance period.

(3)
Represent target number of shares subject to the McGrath 2023 PSUs. Value shown assumes that 100% of McGrath 2023 PSUs are earned based on target performance, without taking into account proration. The actual value of McGrath 2023 PSUs will be based on the number of restricted stock units that would vest if target performance was achieved and pro-rated based on the number of days elapsed between the grant date and the Effective Time.

These amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur prior to the closing of the Transaction following the date of this proxy statement/prospectus. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by McGrath executive officers and directors may materially differ from the amounts set forth above.
2024 McGrath Equity Awards
In past years, including in calendar year 2023, the Compensation Committee of the McGrath Board has approved long-term incentive compensation awards for McGrath’s executive officers that have 50% of the equity value granted as performance-based RSUs, vesting at the end of each three-year performance period, and 50% of the equity value granted as service-based RSUs vesting over three years. In December 2023, prior to the signing of the Merger Agreement, the Compensation Committee had preliminarily approved the amount of long-term incentive compensation awards for McGrath’s executive officers for calendar year 2024, without specifying the form of such long-term incentive compensation awards. In connection with the Transaction, McGrath and WillScot Mobile Mini agreed that long-term incentive compensation awards granted in February 2024 would be granted 100% in the form of service-based RSUs, as opposed to McGrath’s historic practice of granting awards 50% in the form of performance-based RSUs. Accordingly, on February 23, 2024, McGrath granted long-term incentive compensation awards 100% in the form of service-vesting RSU awards to each of its executive officers that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date. As discussed under “Payments and Benefits Upon Termination at or Following a Change in Control”, if the employment of any of McGrath’s executive officers is terminated without cause or the executive officer resigns for good reason within 12 months after the Transaction, subject to a release of claims, all of such executive officer’s service-vesting RSUs granted on February 23, 2024 will accelerate and vest upon such termination of employment. The amount of the service-vesting RSUs granted to each McGrath executive officer is included in the table above, which sets forth all of the outstanding McGrath equity awards held by McGrath executive officers.
Treatment of McGrath Common Stock
If the Merger Proposal is approved by McGrath shareholders, the shares of McGrath Common Stock held by the directors and executive officers of McGrath will be treated in the same manner as outstanding shares of McGrath Common Stock held by all other McGrath shareholders entitled to receive the Merger Consideration.
As of the Record Date, directors and executive officers of McGrath, as a group, held [    ] outstanding shares of McGrath Common Stock. At the Effective Time, each share of McGrath Common Stock outstanding as of immediately prior to the Effective Time that is held by the directors and executive officers of McGrath will be automatically converted into the right to receive the Merger Consideration, as determined pursuant to the election and allocation procedures in the Merger Agreement. McGrath shareholders will have the opportunity to elect to receive either the Per Share Cash Consideration or the Per Share Stock Consideration in respect of their McGrath Common Stock, provided that 60% of the McGrath Common Stock will be converted into the cash consideration and 40% of the McGrath Common Stock will be converted into the stock consideration.
Payments and Benefits Upon Termination at or Following a Change in Control
McGrath has not entered into employment agreements with any of its named executive officers but instead has established a Change in Control Severance Plan and an Involuntary Termination Severance Plan for Officers. McGrath’s executive officers are eligible to receive severance payments and benefits upon certain terminations of employment, pursuant to McGrath’s Change in Control Severance Plan, Involuntary Termination Severance Plan for Officers and the Equity Plans, as described below.
Change in Control Severance Plan
McGrath maintains a “Change in Control Severance Plan” for its CEO and CFO. The Change in Control Severance Plan, as approved in 2013, contained an initial two-year term with no automatic renewal, though the McGrath Board and the Compensation Committee have renewed it since that time and most recently made changes to the plan in February 2022.
Each of Messrs. Hanna and Pratt is entitled to severance payments and termination benefits upon a termination of their employment that is a qualifying termination under McGrath’s Change in Control Severance Plan. Under the McGrath’s Change in Control Severance Plan, if Messrs. Hanna’s or Pratt’s employment is terminated other than for cause or for good reason within 12 months following a change in control, subject to a release of claims, they are entitled to: (i) two times annual base salary; (ii) two times target bonus for the year of termination; (c) medical benefits under COBRA for up to 24 months for Mr. Hanna and 12 months for Mr. Pratt; (d) outplacement assistance in accordance with the applicable McGrath policies and guidelines in effect immediately prior to termination of employment; and (e) full acceleration and vesting of any and all equity awards, which would include all Substituted RSU Awards. McGrath’s Change in Control Severance Plan does not provide for a tax gross-up. The Merger Agreement provides that WillScot Mobile Mini will honor the Change in Control Severance Plan in accordance with its terms.
Involuntary Termination Severance Plan for Executive Officers
McGrath maintains a formal Involuntary Termination Severance Plan for Officers (the “Severance Plan”) that provides for severance benefits upon a qualifying termination for officer-level positions, including each of McGrath’s executive officers.
Under the Severance Plan, upon a termination by McGrath without cause prior to a change in control or after 12 months following a change in control, subject to a release of claims, McGrath’s named executive officers are entitled to the following severance benefits: (a) for Messrs. Hanna and Pratt, a severance payment of up to the equivalent of 12 months of base salary, and for other participants, a severance payment of up to the equivalent of 6 months of base salary, (b) medical benefits under COBRA for up to 12 months, and (c) outplacement assistance in accordance with the applicable McGrath policies and guidelines in effect immediately prior to termination of employment. In the cases of Messrs. Hanna and Pratt, if they are eligible to receive severance benefits under the Change in Control Severance Plan, they would not also be eligible to receive severance benefits under the Severance Plan, but would instead receive the benefits described under Change in Control Severance Plan above.
Under the Severance Plan, upon a termination by McGrath without cause or a resignation for good reason within 12 months after a change in control, subject to a release of claims, each participant other than Messrs. Hanna and Pratt are entitled to receive (a) a severance payment of up to the equivalent of 6 months of base salary, (b) medical benefits under COBRA for up to 12 months, (c) full acceleration and vesting of any and all equity awards, which would include all Substituted RSU Awards, and (d) outplacement assistance in accordance with the applicable McGrath policies and guidelines in effect immediately prior to termination of employment. The Severance Plan does not provide for a tax gross-up. The Merger Agreement provides that WillScot Mobile Mini will honor the Involuntary Termination Severance Plan in accordance with its terms.
Acceleration Under Equity Plans
Existing McGrath equity compensation plans provide for full acceleration of equity awards upon a qualifying termination after a change in control for all employees of McGrath. Under McGrath’s 2016 Stock Incentive Plan and 2007 Stock Incentive Plan, the Substitute RSU Awards are subject to full accelerated vesting if the holder’s employment or service is terminated by WillScot Mobile Mini without cause within 12 months after the Transaction. In addition, the outstanding unvested McGrath RSU Awards held by non-employee directors of McGrath will become fully vested as of immediately prior to the Effective Date pursuant to the terms of the award agreements.
Existing McGrath equity compensation plans also provide for full acceleration of equity awards in the event that the equity awards are not assumed or replaced in a change in control. In addition, pursuant to the terms of the award agreements, in the event that a change in control occurs before the applicable performance result is determined, all outstanding McGrath 2023 PSUs will become vested assuming achievement of target performance on a pro-rated basis based on the date of such change in control. As described under “Treatment of McGrath Equity Awards” above, in connection with the Transaction, the McGrath Board determined, and the Merger Agreement provides, that (i) each outstanding McGrath 2022 PSU will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of Deemed Earned Units, with 60% of the Deemed Earned Units converted into Per Share Cash Consideration and 40% of the Deemed Earned Units converted into Per Share Stock Consideration and (ii) each outstanding McGrath 2023 PSU will accelerate and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of restricted stock units that would vest if target performance was achieved and pro-rated based on the number of days elapsed between the grant date and the Effective Time, with 60% of the vested restricted stock units converted into Per Share Cash Consideration and 40% of the vested restricted stock units converted into Per Share Stock Consideration.
In addition, directors and executive officers enjoy any additional rights provided under the terms of the Change in Control Severance Plan, the Severance Plan or an equity compensation award, including but not limited to the terms of McGrath’s 2016 Stock Incentive Plan, 2007 Stock Incentive Plan, or any other Company equity plan.
Annual Cash Bonus Plan
McGrath’s annual cash bonus plan for executive officers generally provides that upon such executive officer’s termination of employment without cause or resignation for good reason, which occurs prior to the end of the plan term, such executive officer would receive a pro-rated bonus based on the number of days of employment prior to such termination for the plan year, with the bonus amount calculated based on full satisfaction of the target components under the plan. If an executive officer’s employment is terminated without cause or an executive officer resigns for good reason in the middle of a plan year, such executive officer would be entitled to a pro-rated annual bonus for the year of termination. Accordingly, if the Transaction closes during the middle of a plan year and an executive officer’s employment is terminated without cause or an executive officer resigns for good reason in connection with the closing of the Transaction, then such executive officer would be entitled to a pro-rated annual bonus for the year of termination.
New Employment and Compensation Arrangements with McGrath
In connection with the Transaction, and subsequent to execution of the Merger Agreement, WillScot Mobile Mini made commitments to certain of McGrath’s executive officers other than Mr. Hanna and Mr. Pratt in the form of two separate notification letters each dated March 4, 2024 and a third notification letter dated March 25, 2024 (in the case of the third notification letter, to Messrs. Whitney, Skenesky and Lieffrig and Mses. Malek, and Wescott) (together, the “Notification Letters”) that notify the executive officers that WillScot Mobile Mini anticipates continuing the individual’s employment following the Transaction close through at least March 31, 2025. The Notification Letters further provide that the executive officers will be eligible to receive a one-time grant of WillScot Mobile Mini performance-based restricted stock units (“WillScot PSUs”) in the amount of $250,000 (for Ms. Van Trease and Messrs. Hawkins and Whitney) or $150,000 (for Messrs. Skenesky and Lieffrig and Mses. Malek and Wescott) to be issued under the WillScot Mobile Mini Holdings Corp 2020 Incentive Award Plan, subject to the approval of the Compensation Committee of the Board of Directors of WillScot Mobile Mini, which WillScot PSUs will vest based on the achievement of certain performance criteria (which criteria is not stated in the letter) over a three-year period. The Notification Letters further state that if the executive officer’s employment is terminated without cause within one year following the Transaction close, then all unvested WillScot PSUs will vest at target performance level. The Notification Letters further state that the executive officer will receive, as part of his or her severance package, 12 months of base salary (for Mses. Van Trease, Malek and Wescott and Messrs. Hawkins, Whitney, Skenesky and Lieffrig) rather than 6 months of base salary, in the event of a qualifying termination within the first year following the closing date of the Transaction.
Any executive officers who become officers or employees or who otherwise are retained to provide services to WillScot Mobile Mini after the Transaction close may also enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by WillScot Mobile Mini. As of the date of this proxy statement/prospectus, no other new individualized compensation arrangements between such person and WillScot Mobile Mini have been established.
Indemnification and Insurance
The Merger Agreement provides that, for a period of six years following the completion of the Transaction, WillScot Mobile Mini will maintain in effect the current directors’ and officers’ liability insurance policies maintained by McGrath (provided that WillScot Mobile Mini may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that WillScot Mobile Mini will not be obligated to expend, on an aggregate basis, an amount in excess of 300% of the current annual premium paid as of the date of the Merger Agreement by McGrath for such insurance (the “Premium Cap”), and if the premiums for such insurance would at any time exceed the Premium Cap or such coverage is not otherwise available, then WillScot Mobile Mini will maintain insurance policies that, in WillScot Mobile Mini’s good faith determination, provide the maximum coverage available at an aggregate premium equal to the Premium Cap. In lieu of the foregoing, McGrath may (and at the request of WillScot Mobile Mini, McGrath will use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)-year “tail” policy under McGrath’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.
Potential Payments upon Termination or Change-in-Control
In accordance with Item 402(t) of Regulation S-K promulgated by the SEC, the table below sets forth the compensation that is based on, or otherwise relates to, the Transaction that may be paid or become payable to each of McGrath’s named executive officers in connection with the Transaction. Please see the previous portions of this section for further information regarding this compensation. Under the applicable SEC rules, McGrath’s named executive officers (each, an “NEO”) are as set forth below:
•
Joseph F. Hanna, President and Chief Executive Officer;

•
Keith E. Pratt, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary;

•
Philip B. Hawkins, Senior Vice President and Division Manager, Mobile Modular;

•
Melodie Craft, former Vice President Legal Affairs and Risk Management and Corporate Secretary;

•
Gilda Malek, Vice President, General Counsel and Corporate Secretary; and

•
Kristina Van Trease, Senior Vice President, Chief Strategy Officer.

Melodie Craft, former Vice President Legal Affairs and Risk Management of McGrath, was an NEO prior to March 10, 2023, at which time Ms. Craft and McGrath mutually agreed that Ms. Craft would resign from McGrath. In connection with her resignation, McGrath agreed to make the following payments to Ms. Craft: (a) a special cash payment of $345,000.24 (equal to twelve months of Ms. Craft’s base salary); (b) a 2022 priority bonus of $86,250.06; (c) a 2022 profitability bonus in the amount of $129,935.72; and (d) a cash stipend of $19,724.04 as a COBRA subsidy. Ms. Craft also received six months of outplacement assistance and the performance stock units and restricted stock units previously awarded to Ms. Craft and scheduled to vest prior to May 1, 2023 became fully vested. Ms. Malek was appointed as McGrath’s Vice President, General Counsel and Corporate Secretary, effective March 21, 2023 and has been included in the table below despite not being a NEO for purposes of McGrath’s most recent summary compensation table.
The amount of payments and benefits that each named executive officer would receive (on a pre-tax basis), as set forth in the table below, is based on the following assumptions:
•
the closing date of the Transaction is March 28, 2024, which is the latest practicable date prior to this filing and used solely for purposes of this golden parachute compensation disclosure;

•
the NEOs of McGrath experience a qualifying termination immediately following the assumed closing date of the Transaction that results in change in control severance benefits becoming payable to him or her under such individual’s applicable McGrath Change in Control Severance Plan or Severance Plan without taking into account any possible reduction that might be required to avoid the excise tax in connection with Section 280G under Section 4999 of the Code;

•
WillScot Mobile Mini honors the terms of the Notification Letters by providing enhanced severance to each eligible executive officer in the event of a qualifying termination within the first year following the closing date of the Transaction and granting them WillScot PSUs, which vest at target performance levels on the executive officer’s qualifying termination;

•
the NEO’s base salary rate and target annual bonus remain unchanged from those in effect as of the date of this proxy statement/prospectus;

•
the McGrath equity awards that are outstanding as of March 28, 2024 are the equity awards that McGrath has granted to its NEOs through, and are outstanding as of, the closing date of the Transaction; and

•
the per share value of McGrath’s common stock is $126.57, which is the average closing price of a share of McGrath common stock over the first five business days following the public announcement of the Transaction.

The amounts below do not include the value of benefits which the NEOs are already entitled to or vested in as of the assumed date of the Transaction without regard to the occurrence of a change in control, and do not reflect any possible reductions under the Section 280G “net-better” cutback provisions included in the McGrath Change in Control Severance Plan and the Severance Plan. In addition, these amounts do not include any other incentive award grants, issuances or forfeitures that may be made or occur, or future dividends or dividend equivalents that may be accrued, prior to the completion of the Transaction. The amounts shown are estimates of amounts that would be payable to the NEOs based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus. Some of the assumptions are based on information not currently available. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by an NEO may materially differ from the amounts set forth below.
Golden Parachute Compensation
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Joseph F. Hanna	3,604,372	7,357,894	59,709	11,021,974
Keith E. Pratt	1,739,016	2,589,116	49,088	4,377,220
Philip B. Hawkins	514,918	1,353,919	39,422	1,908,259
Gilda Malek	382,896	1,049,265	28,927	1,461,088
Kristina Van Trease	400,492	1,017,749	7,500	1,425,741

(1)
Cash.   The amounts in this column represent: (i) for Messrs. Hanna and Pratt, an amount equal to two times the sum of their annual base salary and annual target bonus for the year of termination, and (ii) for Mses. Malek and Van Trease and Mr. Hawkins, an amount equal to 12 months of their annual base salary and prorated target annual bonus for the year of termination. Such cash severance payments are “double trigger” and become payable only upon a qualifying termination within 12 months following the Effective Time. The estimated amount of each such severance payment is shown in the following table.

Named Executive Officer	Severance ($)	Prorated Bonus ($)	Total ($)
Joseph F. Hanna	3,400,000	204,372	3,604,372
Keith E. Pratt	1,664,000	75,016	1,739,016
Philip B. Hawkins	450,000	64,918	514,918
Gilda Malek	330,000	52,896	382,896
Kristina Van Trease	350,000	50,492	400,492

(2)
Equity Awards.   The amounts in this column represent the aggregate estimated value payable to the NEOs in respect of (i) the unvested McGrath RSU Awards (calculated by multiplying the total number of McGrath Common Stock subject to such McGrath RSU Awards held by the NEO, as applicable, by the Merger Consideration), (ii) the unvested McGrath 2022 PSUs (calculated by multiplying the maximum number of restricted stock units that could be earned under the awards by the Merger Consideration), and (iii) the unvested McGrath 2023 PSUs (calculated by multiplying the target number of restricted stock units that would vest if target performance was achieved and pro-rated based on the number of days elapsed between the grant date and March 28, 2024 by the Merger Consideration), in each case, in accordance with the Merger Agreement and without regard to applicable taxes and withholdings. The outstanding unvested McGrath PSU Awards, including both the McGrath 2022 PSUs and the McGrath 2023 PSUs, held by the NEOs will become vested in connection with the Transaction and are considered payable pursuant to “single trigger” arrangements. The unvested McGrath RSU Awards will be converted into Substitute RSU Awards which will become vested if the NEO experiences a qualifying termination within 12 months after the closing of the Transaction, and therefore, are considered subject to “double trigger” vesting acceleration. The estimated value of each such equity award is shown in the following table. As discussed above, these calculations assume, among other things, the closing date of the Transaction to be March 28, 2024 (which is the assumed date solely for purposes of this golden parachute compensation disclosure).

Name	McGrath RSU Awards ($)	McGrath 2022 PSUs ($)	McGrath 2023 PSUs ($)	Total ($)
Joseph Hanna	4,503,993	2,103,593	750,307	7,357,894
Keith E. Pratt	1,605,920	817,642	165,554	2,589,116
Philip B. Hawkins	757,015	506,280	90,624	1,353,919
Gilda Malek	1,049,265	—	—	1,049,265
Kristina Van Trease	549,947	397,430	70,373	1,017,749

(3)
Perquisites/Benefits.   Amounts shown reflect the value of the applicable multiple of continued COBRA coverage payable to the NEOs (and the NEO’s spouse and dependents, as applicable), as well as the reasonable outplacement assistance (in the amount of $15,000 for each of Messrs. Hanna and Pratt and $7,500 for McGrath’s other NEOs). Such benefits are “double trigger” and become payable only upon a qualifying termination under the terms of McGrath’s Change in Control Severance Plan or the Severance Plan, as applicable.

The calculations in the tables above are hypothetical estimates based on the assumptions discussed above, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, and do not reflect certain compensation actions that may occur before the completion of the Transaction. The actual amount of payments and benefits that each of McGrath’s NEOs receive in connection with the Transaction may be higher or lower than those appearing in the table above.
Assuming that each NEO does not experience a qualifying termination, within 12 months of the completion of the Transaction, the NEOs would not be entitled to the change in control severance payments and benefits and accelerated vesting of the Substitute RSUs, which are considered “double trigger” arrangements pursuant to McGrath’s Change in Control Severance Plan and Involuntary Termination Severance Plan for Officers. Each NEO would be entitled to receive accelerated vesting of the McGrath 2022 PSUs and the McGrath 2023 PSUs in connection with the Transaction, which are considered “single trigger” arrangements.
Director and Officer Indemnification
The Merger Agreement provides that, for a period of 6 years following the completion of the Transaction, WillScot Mobile Mini shall and shall cause Merger Sub II (or any successor thereto) to maintain in effect directors’ and officers’ liability insurance policies from one or more insurance carriers with the same or better credit rating as McGrath’s insurance carrier on the date of the Merger Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as McGrath’s existing policies with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that Merger Sub II will not be obligated to expend, on an aggregate basis, an amount in excess of 300% of the current annual premium paid as of the date of the Merger Agreement by McGrath for such insurance (the “Premium Cap”), and if the premiums for such insurance would at any time exceed the Premium Cap or such coverage is not otherwise available, then the Merger Sub II will obtain a policy with the maximum coverage available for a cost not exceeding the Premium Cap. In lieu of the foregoing, McGrath may, with the prior written consent of WillScot Mobile Mini, (and at the request of WillScot Mobile Mini, McGrath will use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)‑year “tail” policy under McGrath’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.
Treatment of Indebtedness
In connection with the Transaction, McGrath’s 2.57% Series D Notes due 2028, 2.35% Series E Notes due 2026 and 6.25% Series F Notes due 2030 (collectively, the “McGrath Notes”) will be repaid in full and McGrath’s $650.0 million revolving credit facility and $20.0 million sweep service facility will be repaid in full and terminated. For additional information about the treatment of the expected indebtedness of WillScot Mobile Mini following completion of the Transaction, see the section entitled “Description of Material Indebtedness” on page 135 of this proxy statement/prospectus.
Regulatory Approvals
Under the antitrust and competition laws of the United States, McGrath and WillScot Mobile Mini cannot consummate the Transaction until they file certain notifications and report forms with the relevant antitrust authorities that are required or deemed necessary and, where applicable, receive clearance (including the expiration or termination of applicable waiting periods) from such governmental entities to consummate the Transaction.
The requirements of the HSR Act and the related rules and regulations provide that certain acquisitions may not be completed until required information has been furnished to the Antitrust Division of the DOJ and the Premerger Notification Office of the FTC and until the waiting period under the HSR Act has expired or been terminated. Once the waiting period expires or is early terminated, the parties have satisfied their obligations under the HSR Act and the HSR Act no longer prohibits consummation of the acquisition. McGrath and WillScot Mobile Mini filed the required notifications with the Antitrust Division of the DOJ and the Premerger Notification Office of the FTC on December 22, 2023. On January 22, 2024, McGrath withdrew its HSR notification and report form and re-filed the same on the same day, which began a new 30-day waiting period. On February 21, 2024, each of McGrath and WillScot Mobile Mini received a Second Request from the FTC in connection with the FTC’s review of the Transaction, which extends the waiting period until 30 days after both parties have substantially complied with the Second Request, unless the FTC early terminates the additional waiting period or the parties otherwise agree not to consummate the Transaction for a period of time after substantial compliance. McGrath and WillScot Mobile Mini are working with the FTC to complete its investigation as soon as practicable.
At any time before or after consummation of the Transaction, notwithstanding the expiration or termination of the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act, the DOJ or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the Transaction, to rescind the Transaction or to conditionally permit completion of the Transaction subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under other applicable regulatory laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin or otherwise prevent the completion of the Transaction or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under regulatory laws under some circumstances. There can be no assurance that a challenge to the Transaction on antitrust or other regulatory grounds will not be made or, if such a challenge is made, that it would not be successful.
Timing of the Transaction
The Transaction is expected to be completed in 2024. Neither WillScot Mobile Mini nor McGrath can predict, however, the actual date on which the Transaction will be completed because it is subject to conditions beyond each company’s control, including obtaining necessary regulatory approvals. See the section entitled “The Merger Agreement — Conditions to Completion of the Integrated Mergers.”
Director and Officer Indemnification
Under the Merger Agreement, certain indemnification and insurance rights exist in favor of McGrath’s current and former directors and officers. See the section entitled “— Director and Officer Indemnification” for information about these rights.
Appraisal Rights in the Transaction
The shares of McGrath Common Stock held by McGrath shareholders who do not vote their McGrath Common Stock in favor of the Transaction or consent to the Transaction and who properly demand the purchase of such shares in accordance with Chapter 13 of the California Corporations Code will not be converted into the right to receive the Merger Consideration otherwise payable for McGrath Common Stock upon consummation of the Transaction, but will instead be converted into the right to receive such consideration as may be determined to be due pursuant to Chapter 13 of the California Corporations Code.
The following discussion is not a complete statement of the law pertaining to dissenters’ rights under the California Corporations Code. The full text of Sections 1300 through 1313 of the California Corporations Code is attached as Annex C and is incorporated herein by reference. Annex C should be reviewed carefully. The following discussion is qualified in its entirety by Annex C.
All references in Sections 1300 through 1313 of the California Corporations Code and in this summary to a “shareholder” are to the holder of record of McGrath Common Stock as to which dissenters’ rights are asserted. A person having a beneficial interest in McGrath Common Stock held of record in the name of another person, such as a broker, bank or nominee, cannot enforce dissenters’ rights directly and must act promptly to cause the holder of record to follow the steps summarized below properly and in a timely manner to perfect such person’s dissenters’ rights.
ANY HOLDER OF MCGRATH COMMON STOCK WISHING TO EXERCISE DISSENTERS’ RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE, WHICH CONSISTS OF SECTIONS 1300-1313, WILL RESULT IN THE LOSS OF A SHAREHOLDER’S STATUTORY DISSENTERS’ RIGHTS.

Under the California Corporations Code, McGrath Common Stock must satisfy each of the following requirements to qualify as dissenting shares, which are referred to as dissenting shares:
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such dissenting shares must have been outstanding on the record date;

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such dissenting shares must not have been voted or consented in favor of the Merger Proposal;

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the holder of such dissenting shares must timely make a written demand that McGrath repurchase such dissenting shares at fair market value (as defined below); and

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the holder of such dissenting shares must submit certificates or other evidence representing such dissenting shares for endorsement (as described below).

Pursuant to Sections 1300 through 1313 of the California Corporations Code, holders of dissenting shares may require McGrath to repurchase their dissenting shares at a price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the Transaction, excluding any appreciation or depreciation as a consequence of the Transaction, but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter, referred to as the “fair market value.”
Within 10 days following approval of the Merger Proposal by McGrath shareholders, McGrath is required to mail a dissenter’s notice to each person who did not vote in favor of the Merger Proposal. The dissenter’s notice must contain the following:
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a notice of the approval of the Merger Proposal;

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a statement of the price determined by McGrath to represent the fair market value of dissenting shares (which will constitute an offer by McGrath to purchase such dissenting shares at such stated price unless such shares lose their status as “dissenting shares” under Section 1309 of the California Corporations Code);

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a brief description of the procedure for such holders to exercise their rights as dissenting shareholders; and

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a copy of Sections 1300 through 1304 of Chapter 13 of the California Corporations Code.

Within 30 days after the date on which the notice of the approval of the Merger Proposal by the outstanding shares is mailed to dissenting shareholders, McGrath must have received from any dissenting shareholder a written demand that McGrath repurchase such shareholder’s dissenting shares. The written demand must include the number and class of dissenting shares held of record by such dissenting shareholder that the dissenting shareholder demands that McGrath purchase. Furthermore, the written demand must include a statement of what such dissenting shareholder claims to be the fair market value of the dissenting shares (which will constitute an offer by the dissenting shareholder to sell the dissenting shares at such price). In addition, within such same 30-day period, a dissenting shareholder must submit to McGrath certificates representing any dissenting shares that the dissenting shareholder demands McGrath purchase, so that such dissenting shares may either be stamped or endorsed with the statement that the shares are dissenting shares or exchanged for certificates of appropriate denomination so stamped or endorsed. If the dissenting shares are uncertificated, then such shareholder must provide written notice of the number of shares which the shareholder demands that McGrath purchase within 30 days after the date of the mailing of the notice of the approval of the Merger Proposal. The demand, statement and McGrath certificates (or other evidence of share ownership) should be delivered by overnight courier or certified mail, return-receipt requested to:
McGrath RentCorp
5700 Las Positas Road
Livermore, CA 94551-7800
Attention: Corporate Secretary
If upon the dissenting shareholder’s surrender of the dissenting shares (if any), McGrath and a dissenting shareholder agree upon the price to be paid for the dissenting shares and agree that such shares are dissenting shares, then the agreed price is required by law to be paid (with interest thereon at the legal rate on judgments from the date of the agreement) to the dissenting shareholder within the later of (i) 30 days after the date of such agreement or (ii) 30 days after any statutory or contractual conditions to the completion of the Transaction are satisfied.
If McGrath and a dissenting shareholder disagree as to the price for such dissenting shares or disagree as to whether such shares are entitled to be classified as dissenting shares, such holder has the right to bring an action in California Superior Court of the proper county, within six months after the date on which the notice of the shareholders’ approval of the Merger Proposal is mailed, to resolve such dispute. In such action, the court will determine whether the McGrath Common Stock held by such shareholder are dissenting shares and/or the fair market value of such dissenting shares.
In determining the fair market value for the dissenting shares, the court may appoint one or more impartial appraisers to make the determination. Within a time fixed by the court, the appraisers, or a majority of them, will make and file a report with the court. If the appraisers cannot determine the fair market value within 10 days of their appointment, or within a longer time determined by the court, or the court does not confirm their report, then the court will determine the fair market value. Upon a motion made by any party, the report will be submitted to the court and considered evidence as the court considers relevant. The costs of the dissenters’ rights action, including reasonable compensation to the appraisers appointed by the court, will be allocated between McGrath and the dissenting shareholder(s) as the court deems equitable. However, if the appraisal of the fair market value of McGrath shares exceeds the price offered by McGrath in the notice of approval, then McGrath will pay the costs. If the fair market value of the shares awarded by the court exceeds 125% of the price offered by McGrath, then the court may in its discretion impose additional costs on McGrath, including attorneys’ fees, fees of expert witnesses and interest.
McGrath shareholders considering whether to exercise dissenters’ rights should consider that the fair market value of their McGrath Common Stock determined under Chapter 13 of the California Corporations Code could be more than, the same as or less than the value of consideration to be paid in connection with the Transaction, as set forth in the Merger Agreement. Also, McGrath reserves the right to assert in any appraisal proceeding that, for purposes thereof, the fair market value of dissenting shares is less than the value of the Merger Consideration to be issued and paid in connection with the Transaction, as set forth in the Merger Agreement. McGrath shareholders considering whether to exercise dissenters’ rights should consult with their tax advisors for the specific tax consequences of the exercise of dissenters’ rights.
Strict compliance with certain technical prerequisites is required to exercise dissenters’ rights.   McGrath shareholders wishing to exercise dissenters’ rights should consult with their own legal counsel in connection with compliance with Chapter 13 of the California Corporations Code. Any McGrath shareholder who fails to strictly comply with the requirements of Chapter 13 of the California Corporations Code, attached as Annex C, will forfeit the right to exercise dissenters’ rights and will, instead, receive the consideration to be issued and paid in connection with the Transaction, as set forth in the Merger Agreement.
Except as expressly limited by Chapter 13 of the California Corporations Code, dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined.
Dissenting shares lose their status as “dissenting shares,” and holders of dissenting shares cease to be entitled to require McGrath to purchase such shares, upon the happening of any of the following:
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the Transaction is abandoned;

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the dissenting shares are transferred before their submission to McGrath for the required endorsement;

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the dissenting shareholder and McGrath do not agree on the status of the shares as dissenting shares or do not agree on the purchase price, but neither McGrath nor the shareholder files a complaint or intervenes in a pending action within six months after McGrath mails a notice that its shareholders have approved the Transaction; or

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with McGrath’s consent, the dissenting shareholder withdraws the shareholder’s demand for purchase of the dissenting shares.

Material U.S. Federal Income Tax Consequences of the Integrated Mergers
The following discussion is a summary of the material U.S. federal income tax consequences of the Integrated Mergers to U.S. Holders and Non-U.S. Holders (each as defined below) that exchange their shares of McGrath Common Stock for the Merger Consideration. The following summary is based upon the provisions of the Code, its legislative history, existing and proposed U.S. Treasury Regulations promulgated thereunder and rulings and other administrative pronouncements issued by the IRS and judicial decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion addresses only U.S. Holders and Non-U.S. Holders who hold their McGrath Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the Integrated Mergers will be completed in accordance with the Merger Agreement and as described in this proxy statement/prospectus. This discussion does not address any U.S. federal tax consequences other than income tax consequences (such as estate, gift or other non-income tax consequences) or any state, local or non-U.S. income or non-income tax consequences. In addition, this discussion does not purport to be a complete analysis of all of the U.S. federal income tax consequences (such as the Medicare contribution tax on net investment income or consequences that may arise under certain rules commonly referred to as the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith)) that may be relevant to Holders of McGrath Common Stock in light of their particular circumstances and does not address all of the U.S. federal income tax consequences that may be relevant to particular holders of McGrath Common Stock that are subject to special rules, including, but not limited to:
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banks, insurance companies, and certain other financial institutions;

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regulated investment companies and real estate investment trusts;

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brokers, dealers or traders in securities that use a mark to market method of tax accounting;

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tax-exempt organizations or governmental organizations;

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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding McGrath Common Stock as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to McGrath Common Stock being taken into account in an applicable financial statement;

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persons that actually or constructively own 5% or more (by vote or value) of the outstanding shares of McGrath Common Stock or, after the Transaction, the WillScot Mobile Mini Common Stock;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

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persons subject to the “base erosion and anti-abuse” tax;

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U.S. Holders having a functional currency other than the U.S. dollar;

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persons who hold or received McGrath Common Stock pursuant to the exercise of any employee share option or otherwise as compensation; and

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tax-qualified retirement plans.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds McGrath Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the Integrated Mergers to them.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of McGrath Common Stock which is, or is treated for U.S. federal income tax purposes as, any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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a trust that (i) is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons (as defined in Section 7701(a)(30) of the Code) or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person; or

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of McGrath Common Stock which is neither a U.S. Holder nor a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes).
The following discussion is a summary of material U.S. federal income tax consequences of the Integrated Mergers to U.S. Holders and Non-U.S. Holders under current law and is for general information only. All stockholders should consult their tax advisors as to the tax consequences of the Integrated Mergers in their particular circumstances, including the applicability and effect of U.S. federal, state, local or non-U.S. income or other tax laws.
U.S. Federal Income Tax Treatment of the Integrated Mergers
It is intended that, for U.S. federal income tax purposes, the Integrated Mergers, taken together will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, the completion of the Integrated Mergers is not conditioned upon the receipt of an opinion of counsel to the effect that the Integrated Mergers will qualify for the Intended Tax Treatment. In addition, neither McGrath nor WillScot Mobile Mini intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Integrated Mergers. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court would not sustain such a challenge.
If, at the effective time of the Integrated Mergers, any requirement for the Integrated Mergers to qualify for the Intended Tax Treatment is not satisfied, a U.S. Holder would generally recognize gain or loss upon the exchange in an amount equal to the difference, if any, between (1) the sum of the fair market value of the WillScot Mobile Mini Common Stock and the amount of cash received (including any cash received in lieu of a fractional share of WillScot Mobile Mini Common Stock), and (2) such U.S. Holder’s tax basis in the McGrath Common Stock surrendered in the exchange. Gain must be calculated separately for each block of McGrath Common Stock exchanged by such U.S. Holder if such blocks were acquired at different times or for different prices. Any gain so recognized generally would be long-term capital gain if the U.S. Holder’s holding period in a particular block of McGrath Common Stock exceeds one year at the effective time of the Transaction. Long-term capital gain of non-corporate U.S. Holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. Holder’s holding period in WillScot Mobile Mini Common Stock received in the Integrated Mergers would begin on the day following the Integrated Mergers.
The remainder of this discussion assumes that the Integrated Mergers will qualify for the Intended Tax Treatment.
Tax Consequences of the Mergers to U.S. Holders
The U.S. federal income tax consequences to U.S. Holders who exchange share of McGrath Common Stock for the Merger Consideration pursuant to the Integrated Mergers are as follows:
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a U.S. Holder who receives solely WillScot Mobile Mini Common Stock (other than cash received in lieu of a fractional share of WillScot Mobile Mini Common Stock) generally will not recognize gain or loss;

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a U.S. holder who receives solely cash generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and such U.S. Holder’s tax basis in the shares of McGrath Common Stock surrendered in exchange therefor; and

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a U.S. Holder who receives a combination of shares of WillScot Mobile Mini Common Stock and cash (other than cash received in lieu of a fractional share of WillScot Mobile Mini Common Stock) generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of cash received (other than any cash received in lieu of a fractional share of WillScot Mobile Mini Common Stock) and (2) the excess of the sum of the amount of cash and the fair market value of the WillScot Mobile Mini Common Stock received over such U.S. Holder’s tax basis in the shares of McGrath Common Stock surrendered in exchange therefor, and such U.S. Holder will not be able to recognize any loss.

Any recognized gain will generally be long-term capital gain if the U.S. Holder’s holding period with respect to the shares of McGrath Common Stock surrendered is more than one year. Long-term capital gain of non-corporate U.S. Holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. If a U.S. Holder acquired different blocks of shares of WillScot Mobile Mini Common Stock at different times or different prices, any gain or loss generally will be determined separately for each identifiable block of shares. U.S. Holders should consult their tax advisors regarding the manner in which the Merger Consideration should be allocated among different blocks of shares of McGrath Common Stock surrendered and the determination of the tax bases and holding periods of any WillScot Mobile Mini Common Stock received. The deductibility of capital losses is subject to limitations.
In some cases, if a U.S. Holder actually or constructively owns WillScot Mobile Mini Common Stock after the completion of the Integrated Mergers, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such U.S. Holder could have dividend income up to the amount of any cash consideration received. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a U.S. Holder, including the application of certain constructive ownership rules, U.S. Holders should consult their tax advisors regarding the potential tax consequences of the Integrated Mergers to them, and U.S. Holders that are corporations should consult their tax advisors regarding the potential applicability of the “extraordinary dividend” provisions of the Code.
The aggregate tax basis of the WillScot Mobile Mini Common Stock received (including fractional shares deemed received and redeemed as described in the section entitled “Cash in Lieu of a Fractional Share” below) will be equal to the aggregate adjusted tax basis of the shares of McGrath Common Stock surrendered, reduced by the amount of cash consideration received by the U.S. Holder (excluding any cash in lieu of a fractional share) and increased by the amount of gain (excluding any gain recognized with respect to cash in lieu of a fractional share), if any, recognized by the U.S. Holder in the Integrated Mergers. The holding period of any WillScot Mobile Mini Common Stock received (including fractional shares deemed received and redeemed as described in the section entitled “Cash in Lieu of a Fractional Share” below) will include the holding period of the shares of McGrath Common Stock surrendered.
Cash in Lieu of a Fractional Share
A U.S. Holder who receives cash in lieu of a fractional share of WillScot Mobile Mini Common Stock will be treated as having received the fractional share pursuant to the Integrated Mergers and then as having exchanged that fractional share with WillScot Mobile Mini for cash in a redemption transaction.
A U.S. Holder receiving cash in lieu of a fractional share of WillScot Mobile Mini Common Stock will generally recognize gain or loss equal to the difference between the amount of cash received and such U.S. Holder’s tax basis in such fractional share of WillScot Mobile Mini Common Stock. Any gain or loss recognized generally will be long-term capital gain or loss if the U.S. Holder’s holding period in such WillScot Mobile Mini Common Stock, as determined in accordance with the rules discussed above, exceeds one year at the closing of the Integrated Mergers. The deductibility of capital losses is subject to limitations.
In some cases, if a U.S. Holder actually or constructively owns WillScot Mobile Mini Common Stock after the Integrated Mergers, the recognized gain could be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such U.S. Holder could have dividend income up to the amount of the cash consideration received. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a U.S. Holder, including the application of certain constructive ownership rules, U.S. Holders should consult their tax advisors regarding the potential tax consequences of the Integrated Mergers to them, and U.S. Holders that are corporations should consult their tax advisors regarding the potential applicability of the extraordinary dividend” provisions of the Code.
Information Reporting and Backup Withholding
Any cash payments to a U.S. Holder in connection with the Integrated Mergers may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%), unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number (generally on a properly completed IRS Form W-9), and otherwise complies with all applicable requirements of the backup withholding rules. Certain U.S. Holders (such as corporations) are exempt from backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Material U.S. Federal Income Tax Consequences of the Integrated Mergers to Non-U.S. Holders
In general, the material U.S. federal income tax consequences of the Integrated Mergers to a Non-U.S. Holder that exchanges its shares of McGrath Common Stock for the Merger Consideration will be the same as those described above for a U.S. Holder, except that, regardless of whether the Integrated Mergers qualify for the Intended Tax Treatment, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized in connection with the Integrated Mergers unless:
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such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States);

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the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year in which the Integrated Mergers occur and certain other conditions are met; or

•
shares of McGrath Common Stock constituted a “United States real property interest” by reason of (1) McGrath’s status as a “United States real property holding corporation”, or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Integrated Mergers and the period that such Non-U.S. Holder held shares of McGrath Common Stock, and (2) such Non-U.S. Holder owning more than 5 percent of McGrath Common Stock during such period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax with respect to such gain at a 30% rate (or such lower rate as may be specified by an applicable tax treaty), which may be offset by such Non-U.S. Holder’s U.S. source capital losses, if any, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, McGrath does not believe that it is, or has been during the five-year period ending on the date of the Integrated Mergers, a USRPHC.
Non-U.S. Holders should consult their tax advisors regarding the potential application of tax treaties that may provide for different rules with respect to any gain recognized by a Non-U.S. Holder.

Information Reporting and Backup Withholding
A Non-U.S. Holder generally will not be subject to information reporting or backup withholding with respect to the Merger Consideration received in connection with the Integrated Mergers, provided that such Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSEQUENCES RELATING TO THE INTEGRATED MERGERS, AND IS NOT, AND IS NOT INTENDED TO BE, TAX ADVICE. ALL STOCKHOLDERS ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT THEIR LEGAL AND TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE INTEGRATED MERGERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER U.S. FEDERAL TAX LAWS, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS.
Accounting Treatment
The Integrated Mergers will be accounted for as a business combination in accordance with accounting principles generally accepted in the United States (“GAAP”). Under this method of accounting, WillScot Mobile Mini will be the acquirer for financial reporting purposes and will account for the Integrated Mergers using the acquisition method of accounting for business combinations in accordance with Accounting Standard Codification No. 805, “Business Combinations,” (“ASC 805”). Under ASC 805, WillScot Mobile Mini values assets acquired and liabilities assumed in a business combination at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions by management, including estimating future cash flows, and developing appropriate discount rates.
The allocation of the estimated purchase price to assets acquired and liabilities assumed with respect to the Integrated Mergers is based on management’s preliminary estimates of and assumptions related to the fair values of assets acquired and liabilities assumed as of December 31, 2023 using currently available information and is subject to completion of the final analysis of the fair value of the assets and liabilities of McGrath RentCorp as of the Effective Time. Accordingly, the assignment of purchase price in the unaudited pro forma condensed combined financial statements is preliminary and adjustments could be material.
Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets to be acquired based on their estimated fair values as of the date of acquisition. Such fair values are based on available information and certain assumptions that management believes are reasonable. Management has made a preliminary assignment of the estimated purchase price to the tangible (including rental equipment) and intangible assets to be acquired and liabilities to be assumed based on various preliminary assumptions and estimates. The final determination of these estimated fair values, the assets’ useful lives and the amortization methods are subject to completion of an ongoing assessment and will be available as soon as practicable but no later than one year after the consummation of the Integrated Mergers. Fair value measurements can be highly subjective, and the reasonable application of measurement principles may result in a range of alternative estimates using the same facts and circumstances. The results of the final assignment could be materially different from the preliminary assignment set forth in these unaudited pro forma condensed combined financial statements, including but not limited to, the assignment related to identifiable intangible assets, rental equipment, property, plant and equipment, operating lease assets, trade receivables, deferred revenue, inventories, deferred taxes, goodwill, operating lease liabilities, debt, and the resulting impacts on, among others, depreciation and amortization, interest expense and income taxes.
Nasdaq Listing; Delisting and Deregistration of McGrath Common Stock
If the Transaction is completed, WillScot Mobile Mini Common Stock will continue to trade on Nasdaq under the ticker symbol “WSC,” McGrath Common Stock will cease to be listed on Nasdaq and McGrath Common Stock will be deregistered under the Exchange Act.

THE MERGER AGREEMENT
This section describes the material terms of the Merger Agreement. The descriptions of the Merger Agreement in this section and elsewhere in this proxy statement/prospectus are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to carefully read the entire Merger Agreement.
This summary is qualified in its entirety by reference to the Merger Agreement attached as Annex A to, and incorporated by reference into, this proxy statement/prospectus.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement is included to provide you with information regarding its terms. Neither the Merger Agreement nor the summary of its material terms included in this section is intended to provide any factual information about WillScot Mobile Mini or McGrath. Factual disclosures about WillScot Mobile Mini and McGrath contained in this proxy statement/prospectus and/or in the public reports of WillScot Mobile Mini and McGrath filed with the SEC (as described in the section entitled “Where You Can Find More Information”) may supplement, update or modify the disclosures about WillScot Mobile Mini and McGrath contained in the Merger Agreement. The Merger Agreement contains representations and warranties and covenants of the parties customary for a merger of this nature. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement except for the limited purposes expressly set forth therein and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in WillScot Mobile Mini’s or McGrath’s public disclosures. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about WillScot Mobile Mini or McGrath at the time they were made or otherwise.
Structure of the Integrated Mergers
The Merger Agreement provides, among other matters, for the acquisition of McGrath pursuant to two successive mergers, on the terms and subject to the conditions in the Merger Agreement and in accordance with the California Corporations Code and the DLLCA. At the Effective Time, Merger Sub I will be merged with and into McGrath, with McGrath continuing as the surviving corporation in the First-Step Merger and as a direct wholly owned subsidiary of WillScot Mobile Mini. Immediately following the First-Step Merger, McGrath, as the surviving corporation in the First-Step Merger, will be merged with and into Merger Sub II, with Merger Sub II continuing as the surviving company in the Second-Step Merger and as a direct wholly owned subsidiary of WillScot Mobile Mini (the “Surviving Company”).
Unless otherwise determined by WillScot Mobile Mini prior to the Effective Time, the officers and directors of Merger Sub I immediately prior to the Effective Time will be the initial officers and directors of the surviving corporation, until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal, and the initial managing member and officers of Merger Sub II immediately prior to the Second Effective Time will be the managing member and officers of the Surviving Company, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Merger Consideration
As a result of the First-Step Merger, each share of McGrath Common Stock issued and outstanding immediately prior to the Effective Time, other than (i) shares of McGrath Common Stock held by McGrath as treasury stock or owned by WillScot Mobile Mini or any subsidiary of McGrath or WillScot Mobile Mini, and (ii) Dissenting Shares, will be converted automatically into and represent the right to receive:
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for each share of McGrath with respect to which an election to receive the Cash Consideration has been made and not revoked or deemed revoked (a “Cash Election”), the Per Share Cash Consideration (i.e. $123.00), subject to proration as described below;

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for each share of McGrath with respect to which an election to receive the Stock Consideration has been made and not revoked or deemed revoked (a “Stock Election”), the Per Share Stock Consideration (i.e. 2.8211 shares of WillScot Mobile Mini Common Stock); or

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for each share of McGrath (other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked), the right to receive the Per Share Cash Consideration or Per Share Stock Consideration as described below.

The maximum number of shares of McGrath Common Stock that will be entitled to receive the Per Share Cash Consideration (the “Cash Conversion Number”) is equal to the product of (x) the total number of shares of McGrath Common Stock issued and outstanding immediately prior to the Effective Time (excluding the shares of McGrath Common Stock to be cancelled as provided in Section 3.1(a)(iii)) multiplied by (y) sixty percent (60%) (rounded down to the nearest whole number), and the maximum number of shares of McGrath Common Stock that will be entitled to receive the Per Share Stock Consideration (the “Stock Conversion Number”) is be equal to the product of (x) the total number of shares of McGrath Common Stock issued and outstanding immediately prior to the Effective Time (excluding the shares of McGrath Common Stock to be cancelled as provided in Section 3.1(a)(iii)) multiplied by (y) forty percent (40%) (rounded up to the nearest whole number).
The Merger Consideration will be adjusted appropriately to reflect the effect of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange, consolidation, subdivision or readjustment of shares, subdivision, or any similar transaction, or any stock dividend after the date of the Merger Agreement and prior to the Effective Time.
No fractional shares of WillScot Mobile Mini Common Stock will be issued in the First-Step Merger. All fractional shares of WillScot Mobile Mini Common Stock that a holder of McGrath Common Stock would otherwise be entitled to receive a fractional share of WillScot Mobile Mini Common Stock shall be entitled to receive, in lieu thereof, from WillScot Mobile Mini an amount in cash (rounded to the nearest cent), without interest, determined by multiplying the fraction of such fractional share of WillScot Mobile Mini Common Stock by the arithmetic average of the closing price (rounded to the nearest one ten-thousandth) of WillScot Mobile Mini Common Stock on Nasdaq on the last five trading days preceding the Closing Date.
Oversubscription of Cash Consideration
Shares of WillScot Mobile Mini Common Stock may be issued to McGrath shareholders who make Cash Elections if the aggregate number of shares of McGrath Common Stock with respect to which a Cash Election has been made exceeds the Cash Conversion Number. If the cash consideration is oversubscribed, then:
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All Stock Election Shares and all Non-Election Shares will be converted into the right to receive the Per Share Stock Consideration; and

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A McGrath shareholder who made a Cash Election will have the right to receive (a) the Per Share Cash Consideration for a number of shares of McGrath Common Stock equal to the product obtained by multiplying (i) the number of shares of McGrath Common Stock for which such holder has made a Cash Election by (ii) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the aggregate number of shares of McGrath Common Stock with respect to which a Cash Election has been made and (b) the Per Share Stock Consideration for the remaining shares of McGrath Common Stock for which the McGrath shareholder made a Cash Election.

Undersubscription of Cash Consideration
Cash may be issued to McGrath shareholders who make Stock Elections and/or to Non-Election shares if the number of Cash Election shares is less than the Cash Conversion Number (such difference between the number of Cash Election shares and the Cash Conversion Number, the “Shortfall Number”). If the Per Share Cash Consideration is undersubscribed, then all Cash Election shares will be converted into the right to receive the Cash Consideration. McGrath shareholders who make a Stock Election, as well as Non-Election shares, will have the right to receive cash and/or shares of WillScot Mobile Mini Common Stock based in part on whether the Shortfall Number is less or greater than the number of Non-Election shares, as described below.
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If the Shortfall Number is less than or equal to the number of Non-Election shares, then (a) all Stock Election shares will be converted into the right to receive the Per Share Stock Consideration and (b) the Non-Election shares will be converted into the right to receive (i) the Per Share Cash Consideration for the number of Non-Election shares equal to the product obtained by multiplying (A) the number of Non-Election shares held by such holder by (B) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the aggregate number of Non-election Shares and (ii) the Per Share Stock Consideration for the remaining number of such holder’s Non-Election shares.

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If the Shortfall number exceeds the number of Non-Election shares, then (a) all Non-Election shares will be converted into the right to receive the Per Share Cash Consideration and (b) Stock Election shares will be converted into the right to receive (i) the Per Share Cash Consideration in respect of that number of Stock Election shares equal to the product obtained by multiplying (A) the number of Stock Election shares held by such holder by (B) a fraction, the numerator of which is the Stock Conversion Number, and the denominator of which is the aggregate number of Stock Election shares and (ii) the Per Share Stock Consideration for the remaining number of such holder’s Stock Election shares.

Election Procedures; Exchange of Shares
Election Procedures
Each McGrath shareholder of record may specify (i) the number of shares of McGrath Common Stock owned by such holder with respect to which such McGrath shareholder desires to make a stock election and (ii) the number of shares of McGrath Common Stock owned by such holder with respect to which such McGrath shareholder desires to make a cash election. At any time during the Election Period (as defined below), each McGrath shareholder may change or revoke such McGrath shareholder’s election by written notice to the Exchange Agent prior to the election deadline accompanied by a properly completed and signed revised form of election.
Additionally, each McGrath shareholder may, at any time during the election period, revoke his, her or its election by written notice received by the Exchange Agent prior to the election deadline or by withdrawal prior to the election deadline of his, her or its old certificates, or of the guarantee of delivery of such old certificates, previously deposited with the Exchange Agent. All elections will be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the parties that the merger agreement has been terminated in accordance with the terms thereof.
Under the terms of the Merger Agreement, WillScot Mobile Mini has agreed to prepare an election form reasonably acceptable to McGrath, including appropriate and customary transmittal materials, so as to permit McGrath shareholders of record to exercise their right to make an election. WillScot Mobile Mini will initially make available and mail the form of election not less than twenty business days prior to the anticipated election deadline to McGrath shareholders of record as of the business day prior to such mailing date. Following such mailing date, WillScot Mobile Mini will use all reasonable efforts to make available as promptly as possible a form of election to any McGrath shareholder who requests such form of election prior to the date that is expected to be 5:00 p.m. Eastern Time on the date WillScot Mobile Mini and McGrath agree is as near as practicable to three business days before the Closing Date (the “Election Deadline”).

Any election will have been made properly only if the Exchange Agent receives a duly completed and signed election form (including duly executed transmittal materials included in the form of election) during the Election Period. In order for an election form to be duly delivered to the Exchange Agent during the election period, the election form must be accompanied by any old certificates representing all certificated shares to which such form of election relates or by an appropriate customary guarantee of delivery of such old certificates, as set forth in such form of election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States.
WillScot Mobile Mini and McGrath have agreed to cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen business days before, and at least ten business days prior to, the Election Deadline.
Subject to the terms of the Merger Agreement and the form of election, WillScot Mobile Mini, in the exercise of its reasonable, good faith discretion, has the right to make all determinations, not inconsistent with the terms of the Merger Agreement, governing (i) the validity of the forms of election and compliance by any holder with the election procedures set forth therein, (ii) the method of issuance and delivery of new certificates representing the whole number of shares of WillScot Mobile Mini Common Stock into which shares of McGrath Common Stock are converted in the First-Step Merger and (iii) the method of payment of cash for shares of McGrath Common Stock converted into the right to receive the Per Share Cash Consideration and cash in lieu of fractional shares of WillScot Mobile Mini Common Stock.
All shares of WillScot Mobile Mini Common Stock issued pursuant to the Merger Agreement will be in uncertificated book-entry form, unless a physical certificate is required under applicable law.
Letter of Transmittal
As promptly as practicable after the Effective Time, but in any event within one business day thereafter, the Exchange Agent to send to each holder of record of shares of McGrath Common Stock who did not submit a form of election as described above a letter of transmittal and instructions on how to surrender shares of McGrath Common Stock in exchange for the Merger Consideration the holder is entitled to receive under the Merger Agreement.
If a certificate for McGrath Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the Merger Consideration upon receipt of (i) an affidavit of that fact by the claimant and (ii) if required by WillScot Mobile Mini, the posting of a bond in customary amount and upon such terms as may be necessary as indemnity against any claim that may be made against it with respect to such certificate.
Following completion of the First-Step Merger, there will be no further transfers on the stock transfer books of McGrath of shares of McGrath Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, old certificates representing shares of McGrath Common Stock are presented for transfer to the Exchange Agent, they will be cancelled and exchanged for the Merger Consideration and cash in lieu of fractional shares and dividends or distributions to which the holder presenting such old certificates is entitled.
Withholding
WillScot Mobile Mini, the Merger Subs and the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration any cash in lieu of fractional shares of WillScot Mobile Mini Common Stock, cash dividends or distributions payable or any other cash amount payable under the Merger Agreement to any person the amounts they are required to deduct and withhold under the Code or any applicable provision of federal, state, local or foreign tax law. If any such amounts are so withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the Merger Agreement as having been paid to the stockholders from whom they were withheld.
Treatment of McGrath Equity Awards
McGrath Incentive Plans
At the Effective Time, WillScot Mobile Mini will assume McGrath’s 2016 Stock Incentive Plan and McGrath’s 2007 Stock Incentive Plan.

McGrath SARs
Each McGrath SAR that is outstanding, vested and unexercised as of immediately prior to the Effective Time (taking into account any acceleration of vesting as a result of the consummation of the Transaction) will be cancelled and converted into a right to receive a cash payment equal to the number of shares of McGrath Common Stock subject to such McGrath SAR, multiplied by the Per Share Cash Consideration minus the applicable exercise price per share of such McGrath SAR.
McGrath RSU Awards
Each McGrath RSU Award that is outstanding and unvested as of immediately prior to the Effective Time (taking into account any acceleration of vesting as a result of the consummation of the Transaction) will be assumed by WillScot Mobile Mini and converted into a restricted stock unit award with respect to WillScot Mobile Mini Common Stock (each, a “Substitute RSU Award”), with each Substitute RSU Award being subject to the same terms and conditions as applied to McGrath RSU Award immediately prior to the Effective Time, except that the number of shares of WillScot Mobile Mini Common Stock subject to each Substitute RSU Award will be equal to (A) the number of shares of McGrath Common Stock subject to McGrath RSU Award immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (with the resulting number rounded up to the nearest whole share).
Each McGrath RSU Award that is outstanding and vested as of immediately prior to the Effective Time (taking into account any acceleration or vesting as a result of the consummation of the Integrated Mergers), will be cancelled and converted into a right to receive the Merger Consideration, with 60% of the shares of McGrath Common Stock underlying such McGrath RSU Award converted into Per Share Cash Consideration and 40% of the McGrath Common Stock underlying such McGrath RSU Award converted into Per Share Stock Consideration;
McGrath PSU Awards
Each McGrath PSU Award granted during the 2022 calendar year that is outstanding and unvested as of immediately prior to the Effective Time will accelerate and vest, and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of restricted stock units deemed earned based on the Board’s good faith best estimate of projected actual performance through the end of the performance period (the “Deemed Earned Units”) and 60% of the Deemed Earned Units converted into the right to receive the Per Share Cash Consideration and 40% of the Deemed Earned Units converted into the right to receive the Per Share Stock Consideration; and
Each McGrath PSU Award granted during the 2023 calendar year will accelerate and vest, and be cancelled and converted into a right to receive the Merger Consideration, with such conversion based on the number of restricted stock units that would vest if target performance was achieved and pro-rated based on the number of days elapsed between the grant date and the Effective Time and 60% of the vesting restricted stock units converted into Per Share Cash Consideration and 40% of the vesting restricted stock units converted into Per Share Stock Consideration.
Closing and Effectiveness of the Integrated Mergers
Unless WillScot Mobile Mini and McGrath mutually agree in writing to another time, date or place, the closing of the Integrated Mergers shall take place remotely via the electronic exchange of documents and signatures or in New York City at the offices of Allen & Overy LLP, 1221 Avenue of the Americas, New York, New York, 10020 at 10:00 a.m., Eastern time, on the third business day after the date the conditions set forth in the Merger Agreement (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or permitted waiver of such conditions) have been satisfied or waived.
The First-Step Merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of California or such later time as WillScot Mobile Mini and McGrath shall agree and is specified in the certificate of merger. The Second-Step Merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or such later time as WillScot Mobile Mini and McGrath shall agree and is specified in the certificate of merger.

Representations and Warranties; Material Adverse Effect
The Merger Agreement contains representations and warranties by McGrath, WillScot Mobile Mini, Merger Sub I and Merger Sub II that are subject to certain exceptions and qualifications (including exceptions and qualifications related to knowledge, materiality and material adverse effect).
The Merger Agreement contains representations and warranties by McGrath relating to, among other things, the following:
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due organization, valid existence, good standing and qualification to do business of McGrath and its subsidiaries;

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corporate authorization and enforceability of the Merger Agreement;

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required consents and approvals from governmental entities;

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the absence of any conflicts or violations of organizational documents and other agreements or laws;

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capitalization and ownership of subsidiaries;

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documents filed with the SEC and financial statements;

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accuracy of information supplied or to be supplied in connection with this joint proxy statement/prospectus;

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conduct of their businesses in the ordinary course and the absence of a material adverse effect;

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the absence of certain undisclosed material liabilities;

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internal controls and disclosure controls and procedures relating to financial reporting;

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the absence of certain legal proceedings and investigations;

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possession of, and compliance with, permits necessary for the conduct of business;

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compliance with applicable laws (including certain domestic and foreign anti-corruption laws, anti-money laundering, and international trade laws and sanctions) and absence of governmental orders;

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material contracts;

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tax matters and the intended tax treatment of various transactions;

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employee matters and employee benefit plans;

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labor matters;

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intellectual property, information technology and data protection;

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environmental matters;

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insurance coverage;

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real property;

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transactions with affiliates;

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compliance with antitakeover statutes and the absence of antitakeover plans;

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receipt of opinions from McGrath’s financial advisors;

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finder and transaction-related fees and expenses; and

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absence of ownership interest in WillScot Mobile Mini Common Stock.

The Merger Agreement includes a more limited set of representations and warranties by WillScot Mobile Mini, Merger Sub I and Merger Sub II relating to, among other things, the following:
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due organization, valid existence, good standing and qualification to do business;

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subsidiaries;

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corporate or limited liability company power and authority;

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valid issuance of WillScot Mobile Mini Common Stock in connection with the Transaction;

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governmental and other third-party consents and absence of certain conflicts;

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capitalization;

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SEC reporting and financial statements;

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environmental matters;

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data protection;

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absence of certain impediments in connection with the tax treatment of the Integrated Mergers;

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absence of undisclosed liabilities;

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absence of certain legal proceedings;

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absence of certain developments;

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compliance with laws;

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absence of undisclosed finders’ or brokers’ fees; and

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availability of funds at the closing.

The representations and warranties of each of WillScot Mobile Mini and McGrath expire at the Effective Time. Except as specifically included in the Merger Agreement, the disclosure schedules or SEC filings incorporated by reference therein, each party expressly disclaims any other representation or warranty and expressly waives any reliance thereon and rights with respect thereto.
Certain of the representations and warranties in the Merger Agreement are subject to materiality or “material adverse effect” qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct is material or would result in a “material adverse effect” (as defined below) on the party making such representation or warranty). In addition, certain of the representations and warranties in the Merger Agreement are subject to knowledge qualifications (that is, those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation or warranty did not have knowledge). Furthermore, each of the representations and warranties is subject to the qualifications set forth in the parties’ disclosure schedules and SEC filings publicly available at least two business days prior to the date of the Merger Agreement (other than any disclosure contained in any SEC filings that are cautionary, predictive or forward-looking in nature).
For purposes of the Merger Agreement, “material adverse effect,” when used in reference to McGrath or WillScot Mobile Mini, means any fact, event, circumstance, development, occurrence, change or effect that, individually or in the aggregate with all other facts, events, circumstances, developments, occurrences, changes or effects, has or would reasonably be expected to have a material adverse effect on (i) the financial condition, business, assets, liabilities or results of operations of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to timely consummate the Closing (including the Integrated Mergers) on the terms set forth in the Merger Agreement on or before October 31, 2024 (as such date may be extended pursuant to the terms of the Merger Agreement, the “End Date”); provided that none of the following will be deemed to constitute, or will be taken into account in determining whether a “material adverse effect” would reasonably be expected to occur:
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changes after the date of the Merger Agreement in general economic conditions in the United States or any foreign jurisdiction, or in the securities, credit, banking, financial, debt, currency or capital markets in the United States or any foreign jurisdiction, including any changes in tax rates, interest rates, exchange rates or tariffs;

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changes after the date of the Merger Agreement in conditions generally affecting the industry in which such party and its subsidiaries operate;

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changes after the date of the Merger Agreement in international or national political conditions (including any outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international crisis or emergency);

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any hurricane, tornado, flood, earthquake or other natural disasters or calamities occurring after the date of the Merger Agreement;

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any pandemic, epidemic, public health event or other contagion, including COVID-19 or any variations thereof (including any escalation or general worsening of any of the foregoing) occurring after the date of the Merger Agreement;

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any decline, in and of itself, in the market price or trading volume of such party’s common stock (except that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or will be, a material adverse effect, unless otherwise excluded from this definition);

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any failure, in and of itself, by such party or any of its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (except that the underlying facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or will be, a material adverse effect, unless otherwise excluded from this definition);

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the execution and delivery of the Merger Agreement, the public announcement or the pendency of the Merger Agreement and the Transactions (except with respect to any representation or warranty by its terms addresses the consequences of the execution and delivery of the Merger Agreement or the public announcement or pendency of the Merger Agreement);

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any changes after the date of the Merger Agreement in any applicable law or GAAP or the interpretation or application thereof;

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any action taken, or not taken, by a party to the extent expressly required or prohibited by the Merger Agreement;

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any action required by a governmental authority pursuant to antitrust laws in connection with the Transaction; or

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as applicable to WillScot Mobile Mini, any action or omission taken by WillScot Mobile Mini pursuant to the written consent or request of McGrath and, as applicable to McGrath, any action or omission taken by McGrath pursuant to the written consent or request of WillScot Mobile Mini.

However, the exceptions described in the first, second, third, fourth, fifth and ninth bullet point will not apply to the extent any such event, circumstance, development, occurrence, change or effect described in such bullet points has a disproportionate impact on such party and its subsidiaries, taken as a whole, relative to other companies in the industries in which such party and its subsidiaries operate.
Covenants and Agreements
Conduct of Business
McGrath has agreed to certain covenants in the Merger Agreement regarding the conduct of its business. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement (except as otherwise specifically contemplated by the Merger Agreement, as may be required by law or order of a governmental entity as set forth in the applicable disclosure schedule, or otherwise required or expressly permitted by, or otherwise contemplated in, McGrath’s business plan for the fiscal year 2024), unless WillScot Mobile Mini shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), McGrath (a) shall, and shall cause each of its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice in all material respects and in compliance in all material respects with all applicable laws and use its and their commercially reasonable efforts to (i) preserve intact its business organization and relationships with customers, suppliers, licensors, licensees, governmental authorities and other third parties, in the case of each of the foregoing, having material business relationships with such party and its subsidiaries; (ii) keep available the services of the directors, officers and employees of McGrath and its subsidiaries; and (iii) maintain in effect all material permits of McGrath and its subsidiaries, and (b) shall not, and shall cause each of its subsidiaries not to:
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adopt or propose any change to its certificate of incorporation, bylaws or other organizational documents;

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(i) merge or consolidate with any other individual or entity; (ii) acquire any interest in any corporation, partnership, other business organization or any division thereof or any assets (other than acquisitions of products in the ordinary course of business), securities or property, in each case other that transactions (A) solely among McGrath and one or more of its wholly owned subsidiaries, (B) solely among McGrath’s wholly owned subsidiaries or (C) with an aggregate value of less than $15 million on a quarterly basis or $60 million on an annual basis);

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split, combine or reclassify any shares of its capital stock (other than transactions (A) solely among McGrath and its wholly owned subsidiaries or (B) solely among McGrath’s wholly owned subsidiaries); (ii) amend any term or alter any rights of any of its outstanding equity securities; (iii) declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or other securities (other than regular cash dividends consistent with past practice or dividends or distributions by a direct or indirect subsidiary to McGrath, or a wholly owned subsidiary of McGrath); or (iv) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of McGrath or its subsidiaries or any rights, warrants or options to acquire any such shares or other securities, other than (1) repurchases of shares of McGrath Common Stock in connection with McGrath’s equity-based awards, (2) acquisitions of McGrath Common Stock tendered by holders of McGrath’s equity-based awards in order to satisfy obligations to pay the base price and/or tax withholding obligation with respect thereto, and (3) the acquisition by McGrath of McGrath Common Stock in connection with the forfeiture of McGrath’s equity-based awards, in each case outstanding as of the date of the Merger Agreement;

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(i) issue, deliver or sell, authorize the issuance, delivery or sale of, or pledge or otherwise encumber any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants, options to acquire or other derivative instruments with respect to, any such capital stock or any such convertible securities, other than the issuance of any shares of McGrath Common Stock in connection with McGrath’s equity-based awards outstanding as of the date of the Merger Agreement or (ii) enter into any agreement with respect to the voting of any of its capital stock;

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authorize, make or commit to make any capital expenditures or incur any obligations or liabilities in connection therewith;

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transfer, sell, lease or otherwise dispose of any subsidiary (or division thereof) or any assets, securities or property, other than (i) transfers, sales, leases or other dispositions in the ordinary course of business in an amount not to exceed $10 million in the aggregate for such dispositions on a quarterly basis; (ii) transactions (A) solely among McGrath and one or more of its wholly owned subsidiaries or (B) solely among McGrath’s wholly owned subsidiaries; (iii) sales of products in the ordinary course of business; or (iv) the continued liquidation of TRS-RenTelco India Private Limited and the dissolution of McGrath RentCorp Asia PTE. LTD.;

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sell, assign, transfer or otherwise dispose of, license or sublicense (other than pursuant to non-exclusive licenses or sublicenses granted to third parties in the ordinary course of business) or agree to cause or require any of the foregoing, abandon, allow to lapse, cancel, waive or otherwise fail to take any action necessary to maintain, any material patents, registered trademarks, registered copyrights, internet domain name registrations and pending applications for any patents, trademarks and copyrights owned by McGrath or any of its subsidiaries;

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disclose to any person any material trade secrets owned by McGrath, other than in the ordinary course of business or as required by the terms of certain specified material contracts;

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make any loans, advances or capital contributions, other than loans, advances or capital contributions (A) by McGrath to one or more of its wholly owned subsidiaries or (B) by its subsidiaries to McGrath or any other subsidiary, or (ii) incur, assume, guarantee, repay or repurchase any indebtedness, other than (1) pursuant to the debt financing in connection with the Merger as contemplated in the Merger Agreement, (2) the incurrence and/or repayment of loans (or issuance or terminations of letters of credit or similar instruments) (A) in the ordinary course of business to fund the capital expenditures permitted by the Merger Agreement), and (B) in connection with the consummation of acquisitions or investments otherwise permitted by the Merger Agreement, but with an aggregate value of less than $15 million on a quarterly basis or $60 million on an annual basis, (3) indebtedness to refinance or replace existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced, (4) guaranties incurred in compliance with the Merger Agreement by it of indebtedness of its wholly owned subsidiaries, (5) interest rate swaps on customary commercial terms in the ordinary course of business and not for speculative purposes, (6) transactions solely among (x) McGrath and one or more of its wholly owned Subsidiaries or (y) McGrath’s wholly owned subsidiaries, (7) customer deposits or prepayments incurred in the ordinary course of business, or (8) the incurrence and/or repayment of loans (or issuance or terminations of letters of credit or similar instruments) pursuant to McGrath’s existing credit facilities in the ordinary course of business;
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create or incur any lien (except for a permitted lien) on any material property or asset, other than liens securing indebtedness in accordance with the Merger Agreement;

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other than in the ordinary course of business consistent with past practice, (i) enter into any material contract (including by amendment); (ii) terminate, renew, extend or amend in any material respect any material contract or waive any material right thereunder (other than any automatic termination, renewal or extension pursuant to the terms of such material contract); or (iii) enter into, terminate, renew, extend or amend or waive any right under any contract with any related party;

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terminate, suspend, abrogate, amend or modify any material permit in a manner material and adverse to McGrath and its subsidiaries, taken as a whole;

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other than as required by the terms of any employee plan, (i) grant any change in control, retention, severance or termination pay to (or amend any existing arrangement with) any of the current or former director, officer, employee or individual independent contractor of McGrath or its subsidiaries (together, “Service Providers”); (ii) enter into any employment or consulting agreement or deferred compensation, change in control, guaranteed bonus, severance or other similar agreement (or any material amendment to any such existing agreement) with any existing, former or prospective Service Providers with a base salary and annual target bonus, in the aggregate, in excess of $400,000 (a “Senior Employee”); (iii) establish, adopt, materially amend or enter into any employee plan or collective bargaining agreement; (iv) grant or materially amend any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any current or former Service Provider; (v) hire or terminate without cause any Senior Employee; (vi) materially increase the compensation, bonus or other benefits payable to any current or former Service Providers (other than increases in base compensation of not more than 4% in the aggregate to management or Senior Employees and in each case in the ordinary course of business consistent with past practice) or (vii) make any loan or advance to any Service Provider;

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make a loan to the McGrath’s employee stock ownership and 401(k) plan (“KSOP”), or direct or otherwise cause the trustee of the KSOP to borrow any amounts to purchase McGrath Common Stock with respect to the KSOP;

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make any material change in any method of accounting or accounting principles or practice, other than as required by GAAP or Regulation S-X under the Exchange Act, as approved by its independent public accountants;

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(i) make, change or revoke any material tax election, (ii) adopt or change any annual tax accounting period, (iii) adopt or change any method of tax accounting, (iv) enter into any material closing agreement with respect to taxes; (v) settle or surrender any material tax claim, audit, assessment or other proceeding relating to taxes or (vi) fail to accrue a reserve in the books and records and financial statements in accordance with past practice for taxes payable by McGrath or any of its subsidiaries;

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take (or fail to take) any action which action (or failure to act) would reasonably be expected to case the Integrated Mergers to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

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commence any proceeding, or settle or compromise, or offer to settle or compromise, any claim, action, suit, investigation, or proceeding, pending or threatened, and involving or against McGrath or any of its subsidiaries, other than those involving only a monetary payment not to exceed $500,000 individually and $2 million in the aggregate and that include a full release of McGrath and any of its subsidiaries with respect to the matters that are the subject thereof without any admission of any wrongdoing on the part of or any material restriction on the future operations of McGrath or any of its subsidiaries; provided that in no event shall McGrath or any of its subsidiaries settle or compromise, or offer to settle or compromise (i) any class action or collective action claims or (ii) any other claim, action, suit, investigation, regulatory examination or proceeding (A) that relates to the Transaction, (B) that seeks injunctive or equitable relief, or (C) asserts (1) infringement, misappropriation or other violation by McGrath or any of its subsidiaries of any intellectual property or (2) infringement, misappropriation or other violation by other persons of any intellectual property owned by McGrath or any of its subsidiaries;

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enter into any transaction between McGrath or any of its subsidiaries, on the one hand, and any of McGrath’s affiliates (other than itself and its subsidiaries), on the other hand, other than agreements permitted by the Merger Agreement or indemnification agreements between McGrath and directors or executive officers of McGrath;

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commit a willful breach of any representation or warranty of McGrath that would make such representation or warranty inaccurate in any respect at, or immediately prior to, the Effective Time;

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write up, write down or write off the book value of any of its assets, other than (1) in the ordinary course of business and consistent with past practice or (2) as may be consistent with McGrath’s financial accounting policies and procedures and GAAP as determined in consultation with McGrath’s outside auditor; or

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agree, commit or publicly propose to do any of the foregoing.

The Merger Agreement includes a more limited set of covenants in the Merger Agreement regarding the conduct of the businesses of WillScot Mobile Mini, Merger Sub I and Merger Sub II. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement (except as otherwise specifically contemplated by the Merger Agreement, as may be required by law or order of a governmental entity as set forth in the applicable disclosure schedule, or otherwise required or expressly permitted by the Merger Agreement), unless McGrath shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), WillScot Mobile Mini shall not, and shall cause each of its subsidiaries not to:
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adopt or propose any material change to its certificate of incorporation, bylaws or other organizational documents in a manner that would adversely affect the economic benefits of the Integrated Mergers to the holders of McGrath Common Stock or if such actions would or could be reasonably expected to impede or delay the Integrated Mergers;

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split, combine or reclassify any shares of its capital stock (other than transactions (A) solely among WillScot Mobile Mini and one of more of its wholly owned subsidiaries or (B) solely among WillScot Mobile Mini’s wholly owned subsidiaries);

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with respect to WillScot Mobile Mini only, amend any term or alter any rights of its outstanding equity securities;

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other than in the ordinary course of business, issue, deliver or sell, authorize the issuance, delivery or sale of, or pledge or otherwise encumber any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants, options to acquire or other derivate instruments with respect to, any such capital stock or any such convertible securities, other than the issuance, vesting or settlement of shares of WillScot Mobile Mini’s equity awards in accordance with the present terms of its equity incentive plan, equity awards, and other than in connection with the debt financing contemplated by the Merger Agreement;

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declare, set aside or pay any dividend or make any other distribution (whether in cash, shares or property, or any combination thereof) in respect of any shares of its capital stock or other securities

(except for dividends or distributions by a subsidiary of WillScot Mobile Mini to WillScot Mobile Mini or another wholly owned subsidiary of WillScot Mobile Mini);
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take (or fail to take) any action which action (or failure to act) would reasonably be expected to cause the Integrated Mergers to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

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acquire (including by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any assets (other than acquisitions of products in the ordinary course of business) of any such entity, except in each case, as would not reasonably be expected to impede or delay in any material respect the Transaction; or

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agree, commit or publicly propose to do any of the foregoing.

No Solicitation of Alternative Proposals; Changes in McGrath Board Recommendation
From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, McGrath shall not, and shall cause its subsidiaries and its and their respective controlled affiliates and its and their respective directors and officers, and solely with respect to such controlled affiliates that are limited liability companies, the board of managers thereof, not to, and shall use its reasonable efforts to cause its and their other representatives not to, directly or indirectly:
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solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Alternative Proposal (as defined below) or any inquiry or proposal that would reasonably be expected to lead to an Alternative Proposal;

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enter into or participate in any discussions or negotiations with, furnish any information relating to such party or any of its subsidiaries or afford access to the business, properties, assets, employees, consultants, books or records of McGrath or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, knowingly participate in, knowingly facilitate or knowingly encourage any effort by, any third party (excluding affiliates) that such party knows, or should reasonably be expected to know, is considering, seeking to make, or has made, an Alternative Proposal or any inquiry or proposal that may reasonably be expected to lead to an Alternative Proposal;

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amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the McGrath or any of its subsidiaries;

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enter into any letter of intent or other contract relating to any Alternative Proposal (each, a “McGrath Acquisition Agreement”);

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effect a McGrath Adverse Recommendation Change (as defined below) or terminate the Merger Agreement pursuant to Section 10.1(d)(i) thereof;

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take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of inapplicable to any third party or any Alternative Proposal; or

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resolve, propose or agree to do any of the foregoing.

For purposes of the Merger Agreement, an “Alternative Proposal” refers to any offer or proposal from any person or group of persons (other than WillScot Mobile Mini and its subsidiaries, including the Merger Subs): (a) to acquire directly or indirectly, in a single transaction or a series of related transactions, (i) twenty percent (20%) or more of the consolidated assets of the McGrath and its subsidiaries, or (ii) twenty percent (20%) or more of the issued and outstanding voting equity interests in the McGrath or in one or more of its subsidiaries whose assets taken together constitute twenty percent (20%) or more of the consolidated assets of McGrath and its subsidiaries; (b) for a tender offer or exchange offer that, if consummated, would result in such person or group owning, directly or indirectly, twenty percent (20%) or more of the voting equity interests in McGrath or in one or more of its subsidiaries whose assets taken together constitute twenty percent (20%) or more of the consolidated assets of McGrath and its subsidiaries; or (c) that involves any merger, reorganization, consolidation, business combination, binding share exchange, recapitalization, liquidation, dissolution or similar transaction, in each case, involving McGrath and/or one or more of its subsidiaries that results, directly or indirectly, in (i) the acquisition of twenty percent (20%) or more of the consolidated assets of McGrath and its subsidiaries or (ii) the acquisition, conversion or exchange of securities representing twenty percent (20%) or more of the aggregate voting power of McGrath (or of one or more of its subsidiaries whose assets taken together constitute twenty percent (20%) or more of the consolidated assets of McGrath and its subsidiaries).
Notwithstanding these restrictions, the Merger Agreement provides that, prior to the receipt of the McGrath Shareholder Approval, the McGrath Board (or a committee thereof), directly or indirectly through McGrath or any of its representatives, may (i) enter into an acceptable confidentiality agreement with a third party that has made (and not withdrawn) an Alternative Proposal, in writing that was not solicited in violation of the Merger Agreement (ii) thereafter furnish to such third party and its representatives (and the actual and potential financing sources and representatives of such third party, provided that such financing sources and representatives act in accordance with an acceptable confidentiality agreement) non-public information with respect to itself and its subsidiaries as and to the extent permitted by and in accordance with such executed acceptable confidentiality agreement (and such acceptable confidentiality agreement shall be provided to WillScot Mobile Mini within twenty-four (24) hours of such execution, and McGrath shall provide or make available to WillScot Mobile Mini all such non-public information, to the extent that such information has not previously been provided or made available to WillScot Mobile Mini, within twenty-four (24) hours following such information being so furnished to such third party), and (iii) participate in negotiations or discussions with such third party and its representatives (and the actual and potential financing sources and representatives of such third party, provided that such financing sources and representatives act in accordance with an acceptable confidentiality agreement), provided, that prior to taking any of the actions set forth in (i), (ii) and (iii) above, the McGrath Board (or a committee thereof) determines, acting in good faith and after consultation with outside legal counsel and its financial advisor of nationally recognized reputation, that (A) such Alternative Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (B) the failure to take such action would be inconsistent with its fiduciary duties under applicable laws. McGrath shall notify WillScot Mobile Mini promptly (and in no event later than twenty-four (24) hours) after it obtains knowledge of the receipt by the McGrath (or any of its representatives) of (i) any Alternative Proposal, (ii) any inquiry that would reasonably be expected to lead to an Alternative Proposal, and (iii) any request for non-public information relating to McGrath or any of its subsidiary or for access to the business, properties, assets, employees, consultants, books, or records of McGrath or any of its subsidiaries by any third party in connection with or that would reasonably be expected to lead to an Alternative Proposal. In such notice, McGrath shall identify the third party making, and the material terms and conditions of, any such Alternative Proposal, indication or request and shall provide to WillScot Mobile Mini a copy of such Alternative Proposal or other inquiry or request. McGrath shall keep WillScot Mobile Mini reasonably informed on a current basis of the status and material terms of any such Alternative Proposal, indication or request, including any material amendments or material proposed amendments as to price and other material terms thereof, including by providing a copy of any draft or final agreements or other material documents relating thereto exchanged between the parties within twenty-four (24) hours of any such exchange.
For purposes of the Merger Agreement, a “Superior Proposal” means a bona fide written Alternative Proposal not solicited in violation of the provisions of the Merger Agreement (except that, for purposes of this definition, each reference in the definition of “Alternative Proposal” to “twenty percent (20%) or more” shall be deemed to be a reference to “fifty percent (50%) or more”) made after the date of the Merger Agreement that the McGrath Board (or a committee thereof) determines, acting in good faith and after consultation with its outside legal counsel and its financial advisor of nationally recognized reputation, taking into account all legal, regulatory, financial and other aspects of such proposal that the McGrath Board (or a committee thereof) considers appropriate (including conditionality, shareholder approval requirements, the existence of financing contingency, expected timing, likelihood of consummation of the proposal and the identity of the third party making such proposal) (x) is reasonably likely to be consummated in accordance with the terms proposed, and (y) is more favorable from a financial point of view to the shareholders of McGrath than the Transactions (where applicable, after taking into account any revisions to the terms of the Merger Agreement committed to in writing by WillScot Mobile Mini in response to such Superior Proposal.

Notwithstanding the foregoing restrictions, at any time prior to the receipt of the McGrath Shareholder Approval, the McGrath Board (or a committee thereof) may effect a McGrath Adverse Recommendation Change in connection with an Alternative Proposal or terminate the Merger Agreement if:
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McGrath notifies WillScot Mobile Mini, in writing, at least four Business Days (the “Superior Proposal Notice Period”) before making such Adverse Recommendation Change or terminating the Merger Agreement, of its intention to take such action (which notice shall not, by itself, constitute a McGrath Adverse Recommendation Change or a notice of termination pursuant to the terms of the Merger Agreement), which notice shall state that the McGrath Board (or a committee thereof) has determined, after consulting with outside legal counsel and its financial advisor of nationally recognized reputation, (A) that such Alternative Proposal constitutes a Superior Proposal and the reasons for such determination, (B) that the McGrath Board (or a committee thereof) intends to effect an Adverse Recommendation Change as a result of such Superior Proposal, and (C) the failure to take such action would be inconsistent with its fiduciary duties under applicable laws;

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McGrath attaches to such notice the most current version of the proposed agreement reflecting the Superior Proposal and any material documents related thereto, and summarizes in reasonable detail any material terms and conditions of such Superior Proposal not reflected in the proposed agreement and other documents, and the identity of the third party making such Superior Proposal;

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during the Superior Proposal Notice Period, if requested by WillScot Mobile Mini, McGrath negotiates, and causes its appropriate representatives to negotiate, with WillScot Mobile Mini in good faith regarding such adjustments to the terms and provisions of the Merger Agreement proposed in writing by WillScot Mobile Mini in good faith so that such Alternative Proposal ceases to constitute a Superior Proposal (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period (and any expiration thereof), there is any material revision to the terms of the Superior Proposal, including any revision in price, McGrath shall provide a new notice to WillScot Mobile Mini in accordance with clauses (i) and (ii) hereof and the Superior Proposal Notice Period shall be extended (or, if expired, a new Superior Proposal Notice Period shall commence), to ensure that at least two Business Days remain in the Superior Proposal Notice Period (or, in the case of a new Superior Proposal Notice Period, the Superior Proposal Notice Period shall be at least three Business Days) subsequent to the time McGrath notifies WillScot Mobile Mini of any such material revision in accordance herewith); and

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the McGrath Board (or a committee thereof) determines, acting in good faith and after consulting with outside legal counsel and its financial advisor of nationally recognized reputation, that (A) such Alternative Proposal continues to constitute a Superior Proposal after taking into account any amendments to the terms and provisions of this Agreement proposed in writing by Parent in good faith during the Superior Proposal Notice Period, and (B) the failure to take such action would be inconsistent with its fiduciary duties under applicable laws.

In addition, notwithstanding the foregoing restrictions, prior to the receipt of the McGrath Shareholder Approval, the McGrath Board (or a committee thereof) may effect a McGrath Adverse Recommendation Change not in connection with or relating to an Alternative Proposal if:
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an Intervening Event occurs, as determined by the McGrath Board (or a committee thereof), acting in good faith and after consulting with outside legal counsel and its financial advisor of nationally recognized reputation;

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the McGrath Board (or such committee) determines, acting in good faith and after consulting with outside legal counsel and its financial advisor of nationally recognized reputation that the failure to effect such McGrath Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law;

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prior to effecting the McGrath Adverse Recommendation Change, McGrath notifies WillScot Mobile Mini, in writing, at least four Business Days (the “Intervening Event Notice Period”) before taking such action, of the McGrath Board’s (or such committee’s) intent to consider such action (which notice shall not, by itself, constitute a McGrath Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts, as known by McGrath following reasonable inquiry and investigation, giving rise to the Intervening Event and the reasons for McGrath Board’s (or such committee’s) proposal to consider such action;
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during the Intervening Event Notice Period, if requested by WillScot Mobile Mini, McGrath negotiates and causes its appropriate representatives to negotiate, with WillScot Mobile Mini in good faith regarding any such adjustments to the terms and provisions of the Merger Agreement proposed in writing by WillScot Mobile Mini in good faith so that the underlying facts giving rise to the Intervening Event cease to result in a determination by the McGrath Board to propose making a McGrath Adverse Recommendation Change; and

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the McGrath Board (or such committee) determines, acting in good faith and after consulting with outside legal counsel and its financial advisor of nationally recognized reputation and taking into account any amendments to the terms and provisions of the Merger Agreement proposed in writing by WillScot Mobile Mini in good faith during the Intervening Event Notice Period, that the failure to effect such McGrath Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law.

The foregoing shall also apply to any material change to the facts and circumstances relating to an Intervening Event, as determined by the McGrath Board (or a committee thereof) in good faith, in which case such change shall require a new notice in accordance with the terms of the Merger Agreement and McGrath shall comply again with the provisions of the Merger Agreement, but in each such case the Intervening Event Notice Period shall be three Business Days following receipt by WillScot Mobile Mini of the requisite notice from McGrath.
For the purposes of the Merger Agreement, “Intervening Event” means any material event, change, effect, development or occurrence, in each case, that was not known by or was not reasonably foreseeable to, or the material consequences of which were not known by or were not reasonably foreseeable to the McGrath Board prior to the date of the Merger Agreement; provided, that the following events shall not constitute or be taken in account when determining whether there has been an Intervening Event: (A) any event, fact, development, change or occurrence, or consequence thereof, that involves or relates to WillScot Mobile Mini, the Merger Subs or any of their respective affiliates, (B) any Alternative Proposal or Superior Proposal, (C) any event, fact, development, change or occurrence that results from the announcement, pendency and consummation of the Merger Agreement or the Transaction, (D) any development or change in the industry, or conditions, in which McGrath or any of its subsidiaries operate, (E) the fact that McGrath meets or exceeds any internal financial forecasts, earnings guidance or analysts’ earnings expectations or projections, or (F) any changes or lack thereof after the date hereof in the market price or trading volume of McGrath Common Stock (except that the underlying facts or occurrences giving rise to the events described in clauses (E) and (F) may be taken into account when determining whether there has occurred an Intervening Event).
Efforts to Obtain Required Stockholder Vote
McGrath shall, in consultation with WillScot Mobile Mini, in accordance with applicable law and its organizational documents, (i) no later than three business days after the effectiveness of the registration statement of which this proxy statement/prospectus is a part, (A) duly call and give notice of a special meeting of the shareholders of McGrath and (B) cause the proxy statement/prospectus (and all other proxy materials for the McGrath shareholder special meeting) to be mailed to McGrath shareholders; and (ii) as promptly as practicable thereafter, duly convene and hold the McGrath shareholder special meeting or any adjournment or postponement thereof, and shall comply with all legal requirements applicable to the McGrath shareholder meeting.
Efforts to Obtain Regulatory Approval
Each of WillScot Mobile Mini, the Merger Subs and McGrath shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to consummate and make effective as promptly as practicable the transactions contemplated under the Merger Agreement, including: (i) preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary or advisable filings (other than pursuant to the HSR Act, which filings were made prior to the date of the Merger Agreement) (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated under the Merger Agreement) and (iii) promptly complying with any requests for additional information and documentary material by any governmental authority.
Each of WillScot Mobile Mini and McGrath shall, to the extent permitted by applicable law, (i) promptly notify the other party of any substantive or other material communication (whether written or oral) made or received with any governmental authority relating to antitrust law and regarding the transactions contemplated under the Merger Agreement and permit the other party to review in advance any proposed written substantive and other material communication or submission to such governmental authority and consider in good faith such other party’s (and any of their respective outside counsel’s) reasonable comments to such communication or submission; (ii) not agree to participate in any in-person meeting or substantive discussion with any governmental authority in respect of any filing, investigation or inquiry relating to antitrust law and regarding the transactions contemplated under the Merger Agreement unless, to the extent reasonably practicable, it consults with such other party in advance and, to the extent permitted by such governmental authority, gives such other party the opportunity to attend or participate, as applicable; and (iii) promptly furnish the other party with copies of all correspondence, filings and written communications between it and its affiliates and representatives, on the one hand, and such governmental authority or its respective staff, on the other hand, with respect to the Merger Agreement, ancillary transaction documents and the transactions contemplated thereunder.
Subject to the terms of the Merger Agreement, WillScot Mobile Mini shall have final decision making authority over the overall strategy for obtaining any waiting period expirations or terminations, consents, clearances, waivers, licenses, Orders, registrations, approvals, permits and authorizations for the Transaction, including any strategic decisions in relation to the (i) response, substance, timing and compliance with any request for additional information or documentary material; (ii) any action, offer, proposal, or negotiations with any governmental entity in furtherance of its obligations under Section 8.1(e); and (iii) any action, litigation or other proceeding asserted by any governmental entity or person in relation to the Transaction pursuant to the HSR Act; provided, however, that each of the parties agrees to jointly develop the overall strategy, any substantive positions taken, as well as the final form of any work product to be submitted to the Federal Trade Commission (including the Federal Trade Commission’s investigative staff, management, leadership and Commissioners), including any presentation, memorandum, white paper, opinion, and other written communication, with each of the Parties to consult and cooperate reasonably promptly and in good faith with the other Party with respect thereto; provided, further, that in the event any party reasonably objects in writing to any such strategy, substantive positions or work product, including any presentation, memorandum, white paper, opinion, or other written communication to be (or proposed to be) made or submitted, then such matters shall be resolved expeditiously and as necessary may be escalated for discussion to the Chief Executive Officer of McGrath and the Chief Executive Officer of WillScot Mobile Mini, such discussion to be held no later than 24 hours following the date of objection, and if such representatives are not in good faith able to resolve such objection during such discussion, such matter shall thereafter be resolved by WillScot Mobile Mini by the close of business (5:00 p.m. Eastern time) on the day of such discussion, and the parties shall in good faith, promptly following such resolution by the Parent, implement such strategy, substantive position or work product, including any presentation, memorandum, white paper, opinion, or other written communication. McGrath shall not (i) agree to extend any waiting period under the HSR Act without the prior written consent of WillScot Mobile Mini, or (ii) enter into any agreement with any governmental entity not to consummate the Transaction without the prior written consent of WillScot Mobile Mini.
McGrath and WillScot Mobile Mini shall reasonably cooperate with each other and their respective representatives in obtaining any other consents that may be required in connection with the Transactions.
WillScot Mobile Mini shall promptly take or cause to be taken any and all steps and actions necessary to eliminate each and every impediment under any antitrust law to the Transaction and to avoid the entry of any injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit the consummation of such Transaction, including, but not limited to, the proffer and agreement by WillScot Mobile Mini of its willingness to, and the taking of all actions by WillScot Mobile Mini to, sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, such assets, rights, product lines, licenses, categories of assets or businesses or other operations or interests therein of McGrath or WillScot Mobile Mini or either of their subsidiaries, if any such action is necessary or advisable to eliminate the actual, anticipated or threatened proceeding, or issuance of any order or judgment that would delay avoid, restrain, prevent, enjoin or otherwise prohibit the consummation of the Transaction. In no event will WillScot Mobile Mini, McGrath or any of their subsidiaries or representatives be obligated to agree to or commit to any actions that would, or would reasonably be expected to, have a material adverse effect on (x) WillScot Mobile Mini and its subsidiaries, taken as a whole, or (y) McGrath and its subsidiaries, taken as a whole.
Efforts to Obtain Financing
WillScot Mobile Mini shall, and shall cause its subsidiaries and representatives to, use reasonable best efforts to take (or cause to be taken) all actions and to do (or cause to be done) all things that are necessary, proper or advisable to obtain the debt financing contemplated in the Merger Agreement on the terms and subject to the conditions set forth in the Commitment Letter as promptly as possible such that as of the Closing, Parent shall consummate the financing contemplated in the Merger Agreement, including using reasonable best efforts to (i) negotiate, enter into and maintain in effect definitive financing documents on the terms and conditions contained in the Commitment Letter or on other terms (subject to the limitations contained in the Merger Agreement) that would not reasonably be expected to prevent or delay the Integrated Mergers, the other Transaction or the date on which such financing could be obtained or make the timely funding of the full amount of such financing less likely to occur, (ii) satisfy or waive all conditions related to the debt financing, (iii) maintain in effect the Commitment Letter and any Financing documents until consummation of the debt financing, (iv) consummate the debt financing, (v) enforce WillScot Mobile Mini’s rights with respect thereto against breaching counterparties and (vi) arrange alternative financing if the debt financing as originally contemplated becomes unavailable.
McGrath shall, and shall cause its subsidiaries to, use commercially reasonable efforts to provide WillScot Mobile Mini with all cooperation reasonably requested by WillScot Mobile Mini in connection with the arrangement, syndication and consummation of the debt financing, including commercially reasonable efforts to (i) provide assistance to WillScot Mobile Mini and the Merger Subs in connection with the preparation of financing documents related to McGrath and its subsidiaries, (ii) participate in a reasonable number of due diligence sessions and other meetings with parties acting as lead arrangers or pagends for and prospective lenders in the debt financing and (iii) executing and delivering financing documents as reasonably requested by financing sources. For additional information about the debt financing in connection with the Transaction, see the section entitled “Description of Material Indebtedness.”
Employee Matters
For a period of twelve months following the Closing Date (the “Benefits Continuation Period”), the Surviving Company shall provide, and WillScot Mobile Mini shall cause the Surviving Company to provide, to each Continuing Employee (i) base salary or base wage rate and target and/or discretionary cash and equity compensation opportunities that are no less favorable than the base salary or base wage rate and target and/or discretionary cash and equity compensation opportunities provided to such Continuing Employee by McGrath and its subsidiaries immediately prior to the Effective Time; and (ii) employee benefits (including retirement and health and welfare benefits, but excluding defined benefit plan benefits and retiree medical and welfare benefits) that are no less favorable in the aggregate to the employee benefits provided to such Continuing Employee by McGrath and its subsidiaries immediately prior to the date of the Merger Agreement. WillScot Mobile Mini shall, or shall cause the Surviving Company to, for a period of twelve months after the Closing Date, assume and honor the McGrath’s Change in Control Severance Plan and Involuntary Termination Severance Plan for Officers in accordance with the terms as in effect immediately prior to the Merger Agreement. WillScot Mobile Mini shall, or shall cause the Surviving Company to, assume and honor the McGrath Equity Plans.
The Surviving Company shall not, and WillScot Mobile Mini shall cause the Surviving Company not to, terminate any employee of McGrath as of immediately prior to the Effective Time (each, a “Continuing

Employee”) without cause through the later of (i) the end of the 2024 calendar year and (ii) six months following the Closing Date (the “Employment Continuation Period”). With respect to any terminations of Continuing Employees without cause following the Employment Continuation Period and before the end of the Benefits Continuation Period, the Surviving Company shall, and WillScot Mobile Mini shall cause the Surviving Company to, provide at least ninety days’ advance written notice of termination.
From and after the Closing, WillScot Mobile Mini or its affiliates shall recognize all service of each Continuing Employee prior to the Effective Time with McGrath or its subsidiaries and their respective predecessors for all purposes, including for purposes of determining vesting, eligibility to participate, level of benefits, vacation accruals and benefit plan accruals (other than benefit accrual under any defined benefit pension plan), under any 401(k) plan, employee benefit plan, program, policy or arrangement of WillScot Mobile Mini or any of its subsidiaries (each, a “WillScot Mobile Mini Plan”) in which such Continuing Employee is eligible to participate on or after the Effective Time, in all cases, subject to the terms of such WillScot Mobile Mini Plan. In no event shall this result in any duplication of benefits for the same period of service.
With respect to each WillScot Mobile Mini Plan providing health or welfare benefits, WillScot Mobile Mini shall, or shall cause its affiliates (including the Surviving Company) to, (i) waive, or cause to be waived, any pre-existing conditions, limitations, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to such Continuing Employee to the same extent such preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods would have been waived or satisfied under the applicable employee plan such Continuing Employee participated in immediately prior to the Effective Time and (ii) provide, or cause to be provided, such Continuing Employee with credit for any copayments, deductibles and similar expenses incurred by such Continuing Employee under a McGrath employee plan during the calendar year in which the Effective Time occurs, to the same extent such credit was given under the McGrath employee plan such Continuing Employee participated in immediately prior to the Effective Time, in satisfying such year’s applicable copayment, deductible or out-of-pocket requirements under such WillScot Mobile Mini Plan; in each case, in accordance with and subject to the terms of such WillScot Mobile Mini Plan and the requirements of any WillScot Mobile Mini Plan provider, as applicable, and provided, that nothing herein shall result in the duplication of any benefits.
Certain Tax Matters
WillScot Mobile Mini and McGrath intend that the Integrated Mergers will qualify as a reorganization within the meaning of Section 368(a) of the Code and the treasury regulations promulgated thereunder (the “Treasury Regulations”) and that the Merger Agreement is adopted as a “plan of reorganization” for purposes of Section 368 of the Code and the Treasury Regulations thereunder.
Each of WillScot Mobile Mini and McGrath agrees to (i) provide customary representations reasonably requested by counsel in order to deliver the tax opinions described in the Merger Agreement and any tax opinions required in connection with the registration statement of which this joint proxy statement/prospectus is a part and (ii) use commercially reasonable efforts (A) to cause the Integrated Mergers to qualify as a “reorganization” with respect to which WillScot Mobile Mini and McGrath will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code and (B) not to, and not permit or cause any of its respective subsidiaries or affiliates to, take or cause to be taken any action reasonably likely to cause the Integrated Mergers to fail to qualify as a “reorganization”.
Notwithstanding any provision in the Merger Agreement to the contrary, the Merger Agreement provides that none of WillScot Mobile Mini or McGrath or any of their respective subsidiaries shall have any liability or obligation to any McGrath shareholders should the Integrated Mergers fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Other Covenants
The Merger Agreement contains certain other covenants, including covenants relating to:
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cooperation between McGrath and WillScot Mobile Mini in the preparation of this proxy statement/prospectus;

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cooperation between McGrath and WillScot Mobile Mini in the repayment of certain outstanding indebtedness of McGrath;

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confidentiality and reasonable access by each of McGrath and WillScot Mobile Mini to certain information about the other party from the date of the Merger Agreement to the earlier of the Effective Time or the termination of the Merger Agreement;

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cooperation between McGrath and WillScot Mobile Mini in connection with public announcements;

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cooperation between McGrath and WillScot Mobile Mini in connection with delisting the McGrath Common Stock from Nasdaq and terminating its registration under the Exchange Act;

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actions by McGrath and WillScot Mobile Mini to eliminate or minimize the effects of any antitakeover statute or regulation applicable to the transactions contemplated by the Merger Agreement;

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cooperation between McGrath and WillScot Mobile Mini in connection with the exemption under Rule 16b-3 promulgated under the Exchange Act of the transactions contemplated under the Merger Agreement and any other dispositions of McGrath Common Stock or acquisitions of WillScot Mobile Mini Common Stock by directors or officers of McGrath; and

•
keeping the other party reasonably informed regarding any shareholder demands or similar proceedings regarding the transactions contemplated by the Merger Agreement commenced after the date of the Merger Agreement and giving such other party the opportunity to consult with respect to the defense or settlement of such litigation (provided that no such settlement shall be agreed without the other party’s prior consent).

Conditions to Completion of the Integrated Mergers
The obligations of each of WillScot Mobile Mini, McGrath and the Merger Subs to effect the Integrated Mergers are subject to the satisfaction or mutual waiver (to the extent permitted by law) of the following conditions:
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the approval of the Integrated Mergers by McGrath shareholders;

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the termination or expiration of any applicable waiting period or periods under the HSR Act;

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the absence of any law, injunction, judgment, order or decree of a governmental authority prohibiting or making illegal the consummation of the Integrated Mergers or any of the other transactions contemplated by the Merger Agreement and the ancillary agreements; and

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the declaration of effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, and the absence of any stop order suspending such effectiveness.

In addition to the mutual closing conditions described above, the obligations of each of WillScot and the Merger Subs, on the one hand, and McGrath, on the other hand, are subject to the satisfaction or waiver of certain other conditions, including:
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McGrath or each of WillScot Mobile Mini and the Merger Subs, as applicable, having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;

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certain representations and warranties of McGrath and WillScot Mobile Mini, as applicable, relating to capitalization being true and correct in all respects, subject only to de minimis exceptions, as of the date of the Merger Agreement and as of the Closing as if made on the Closing Date (or, if applicable, as of the date made);

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certain representations and warranties of McGrath and WillScot Mobile Mini, as applicable, relating to corporate existence and power, corporate authorization, non-contravention with respect to organizational documents, capitalization, preemptive rights and other agreements granting certain rights with respect to capital stock, antitakeover statutes, the receipt of opinions of financial advisors, brokers, and stockholder rights plan being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing as if made on the Closing Date (or, if applicable, as of the date made);

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each other representation and warranty of McGrath or WillScot Mobile Mini, as applicable, (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect) being true and correct as of the date of the Merger Agreement and as of the Closing as if made on the Closing Date (or, if applicable, as of the date made), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

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the absence of a material adverse effect with respect to McGrath and WillScot Mobile Mini, as applicable, since the date of the Merger Agreement; and

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the receipt of a certificate executed by an executive officer of the other party confirming the satisfaction of the applicable conditions described above.

In addition, the obligation of WillScot Mobile Mini and the Merger Subs to effect the Integrated Mergers also are subject to the condition that the expiration or termination of the waiting period under the HSR Act shall not include the imposition of an Adverse Regulatory Condition.
Termination
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the McGrath Shareholder Approval, under the following circumstances:
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by mutual written agreement of McGrath and WillScot Mobile Mini;

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by either McGrath or WillScot Mobile Mini if:

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the Integrated Mergers have not become effective on or before the End Date, provided that if on such date, one or more conditions to Closing (being (A) termination or expiration of any applicable waiting period or periods under the HSR Act, (B) the expiration or termination of the waiting period under the HSR Act shall not include the imposition of an Adverse Regulatory Condition, or (C) the absence of any law, injunction, judgment, order or decree of a governmental authority prohibiting or making illegal the consummation of the Integrated Mergers or any of the other transactions contemplated by the Merger Agreement and the ancillary agreements) have not been satisfied but all other conditions to Closing have been satisfied or waived, then the End Date shall be extended by either McGrath or WillScot Mobile Mini, to a date that is up to three months after such date if either party notifies the other party in writing on or prior to 5:00pm Eastern time on the End Date of its election to so extend the End Date, provided that this right of termination shall not be available to any party whose breach of any provision of the Merger Agreement primarily causes or results in the failure of the Integrated Mergers to be consummated by such time;

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any governmental authority of competent jurisdiction shall have enacted, issued, enforced or entered any applicable law or order after the date of the Merger Agreement that makes illegal permanently enjoins, prevents or otherwise prohibits the consummation of the Integrated Mergers and transactions contemplated by the Merger Agreement and if such law is a judgment, order or decree, such judgment, order or decree has become final and non-appealable, provided that this right of termination shall not be available to any party who has failed to perform its obligations under the Merger Agreement in any material respect, or whose breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such law or order; or

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the required vote of McGrath shareholders is not obtained by reason of the failure to obtain the required vote upon a vote taken thereon at the McGrath Shareholder Meeting (including any adjournment or postponement thereof);

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by WillScot Mobile Mini if:

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prior to the receipt of the McGrath Shareholder Approval, a McGrath Adverse Recommendation Change shall have occurred; or

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a breach of any representation or warranty or failure to perform any covenant or agreement by McGrath shall have occurred that, together with any other breaches or failure to perform by

McGrath, would constitute, if continuing on the Closing Date, any of the closing conditions with respect thereto to not be satisfied and such breach or failure to perform is incapable of being cured by the End Date or has not been cured within thirty days following written notice to McGrath from WillScot Mobile Mini with respect thereto; or
•
by McGrath if:

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prior to the receipt of the McGrath Shareholder Approval, the McGrath Board (or a committee thereof) authorizes McGrath to terminate the Merger Agreement to enter into an acquisition agreement in respect of a Superior Proposal, provided that McGrath shall not be entitled to terminate the Merger Agreement unless it has complied in all material respects with its non-solicitation obligations with respect to such Superior Proposal (including with respect to the Alternative Proposal underlying or leading to such Superior Proposal), provided further that concurrently with such termination (A) McGrath shall enter into such acquisition agreement and (B) McGrath shall pay to WillScot Mobile Mini the termination fee due (as described below); or

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a breach of any representation or warranty or failure to perform any covenant or agreement by WillScot Mobile Mini or the Merger Subs shall have occurred that, together with any other breaches or failure to perform by WillScot Mobile Mini or the Merger Subs, would constitute, if continuing on the Closing Date, any of the closing conditions with respect thereto to not be satisfied and such breach or failure to perform is incapable of being cured by the End Date or has not been cured within thirty days following written notice to WillScot Mobile Mini from McGrath with respect thereto.

If the Merger Agreement is terminated, the Merger Agreement will become void and of no effect without liability of any party, except in the case of a willful breach of the Merger Agreement or fraud. The provisions of the Merger Agreement relating to fees and expenses, effects of termination, notices, non-survival of representations and warranties, amendment and waivers, references to disclosure schedule and SEC filings, binding effect, benefit, assignment, governing law, jurisdiction/venue, waiver of jury trial, counterparts, entire agreement, severability, and limitation on liabilities will continue in effect notwithstanding termination of the Merger Agreement.
Expenses and Termination Fees
Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such cost or expense. Prior to the closing of the Transaction, any costs and expenses incurred in (a) the provision of any information and documentary material requested in connection with any filings under the HSR Act or any antitrust law, and (b) obtaining and binding the D&O insurance required under the Merger Agreement shall be the sole responsibility of WillScot Mobile Mini. However, any costs, fees and expenses of printing and mailing the proxy statement/prospectus paid to the SEC in connection with the Integrated Mergers shall be shared equally by McGrath and WillScot Mobile Mini.
In the event of a termination of the Merger Agreement by McGrath or WillScot Mobile Mini under certain circumstances relating primarily to an Alternative Proposal, a Superior Proposal or a McGrath Adverse Recommendation Change, McGrath will be required to pay a termination fee of $120 million to WillScot Mobile Mini in accordance with the timing and other terms set out in the Merger Agreement.
If the Merger Agreement is terminated by McGrath or WillScot Mobile Mini on the basis that the Integrated Mergers have not become effective on or before the End Date, due to the failure of (1) the expiration or termination of all waiting periods applicable to the Transaction under the HSR Act, (2) the waiting period under the HSR Act has expired or terminated but an Adverse Regulatory Condition has been imposed or (3) there is an order or legal restraint or prohibition preventing the consummation of the Transaction or an applicable law has been enacted that would prohibit or make illegal the consummation of the Transaction (and the order or law relates to the expiration or termination of waiting periods under the HSR Act or the imposition of an Adverse Regulatory Condition), and all other conditions to the parties’ obligations to complete the Transactions have been satisfied, then WillScot Mobile Mini shall pay, or cause to be paid, a termination fee of $180 million to McGrath within three Business Days after the date of termination of the Merger Agreement.
Amendment and Waiver
At any time prior to the Effective Time, subject to compliance with applicable law, the Merger Agreement may be amended or waived, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that no amendment, waiver or termination of relevant provisions that is materially adverse the interests of any lender or financing source to the parties shall be effective against such lender or financing source without its prior written consent. No failure or delay by any party in exercising any right, power or privilege under the Merger Agreement shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise preclude any further exercise or the exercise of any other right, power or privilege.
Third-Party Beneficiaries
The provisions of the Merger Agreement shall be binding upon only the parties thereto and are not intended to confer upon any person any rights, benefits, remedies, obligations or liabilities, except for: (i) following the Effective Time, the right of McGrath shareholders to receive the Merger Consideration in respect of shares of McGrath Common Stock, and the holders of McGrath Equity Awards to receive equity awards or the Merger Consideration as applicable, (ii) the right of McGrath Indemnified Parties to enforce the provisions relating to indemnification and (iii) the right of each of the lenders and financing sources as an express third-party beneficiary under certain provisions of the Merger Agreement.
Governing Law; Waiver of Jury Trial
Governing Law
The Merger Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.
Waiver of Jury Trial
The parties have agreed to waive all rights to trial by jury in any litigation directly or indirectly arising out of or relating to the Merger Agreement.
Enforcement
The parties have agreed that irreparable harm would occur and that the parties would not have any adequate remedy at law (a) for any breach of the provisions of the Merger Agreement or (b) in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms. The parties have agreed that except where the Merger Agreement is terminated pursuant to its provisions, they will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the performance of its terms and provisions, without proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

THE SPECIAL MEETING
This proxy statement/prospectus is being provided to the McGrath shareholders as part of a solicitation of proxies by the McGrath Board for use at the Special Meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement/prospectus provides McGrath shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.
Date, Time and Place of the Special Meeting
The Special Meeting will be held virtually at [           ] on [           ], 2024, at [           ]. To enter the Special Meeting, shareholders, or their proxyholder, may participate, vote, and ask questions at the Special Meeting by visiting [           ] and using their 15-digit control number found on their proxy card. McGrath intends to mail this proxy statement/prospectus and the enclosed form of proxy to its shareholders entitled to vote (in person virtually or by proxy) at the Special Meeting on or about [           ], 2024.
Purpose of the Special Meeting
At the Special Meeting, McGrath shareholders will be asked to consider and vote on the following:
1.   Adoption of the Merger Agreement.   To vote on a proposal to approve and adopt the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus.
2.   Adoption of the Merger-Related Compensation Proposal.   To vote, on a non-binding, advisory proposal to approve compensation that will or may become payable by McGrath to its named executive officers in connection with the Transaction.
3.   Adjournment of the Special Meeting.   To vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal.
Completion of the Transaction is conditioned on the approval of the Merger Proposal.
Recommendation of the McGrath Board
On January 28, 2024, the McGrath Board unanimously approved and declared advisable the Merger Agreement and the Transaction, and determined that the Merger Agreement and the Transaction, are fair and in the best interests of McGrath shareholders. Accordingly, the McGrath Board recommends that McGrath shareholders vote “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.
McGrath shareholders should carefully read this proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the Transaction and the other transactions contemplated by the Merger Agreement.
Record Date; McGrath Shareholders Entitled to Vote
Only holders of record of McGrath Common Stock at the close of business on [           ], 2024, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. As of the close of business on [         ], 2024, there were [         ] shares of McGrath Common Stock outstanding and entitled to vote at the Special Meeting. Each share of McGrath Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each proposal to be considered at the Special Meeting, via online presence or by proxy through the internet or by telephone or by a properly executed and delivered proxy with respect to the Special Meeting.
Your vote is important. We expect that many McGrath shareholders will not attend the Special Meeting via online presence, and instead will be represented by proxy. Most McGrath shareholders have a choice of voting over the internet, by using a toll-free telephone number, or by returning a completed proxy card or voting instruction form. Please check your notice, proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. The internet and telephone voting procedures have been designed to authenticate shareholders, to allow you to vote your shares, and to confirm that your instructions have been properly recorded. The internet and telephone voting facilities for McGrath shareholders of record will close at [11:59 p.m. [Eastern Time] on [           ], 2024]. If your shares are held through a broker, bank or other holder of record and internet or telephone facilities are made available to you, these facilities may close sooner than those for McGrath shareholders of record.
You can revoke your proxy at any time before it is exercised by delivering a properly executed, later-dated proxy (including an internet or telephone vote) or by voting by virtual ballot at the Special Meeting. Executing your proxy in advance will not limit your right to vote at the Special Meeting if you decide to attend via online presence. However, if your shares are held in the name of a broker, bank or other holder of record, you cannot vote at the Special Meeting unless you have a legal proxy, executed in your favor, from the holder of record.
All shares entitled to vote and represented by properly executed proxies received prior to the Special Meeting and not revoked will be voted at the Special Meeting in accordance with your instructions. If you sign and return your proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the McGrath Board recommends for such proposal.
A complete list of McGrath shareholders entitled to vote at the Special Meeting will be available for examination by any McGrath shareholder in the Investor Relations Department at McGrath’s corporate office at 5700 Las Positas Road, Livermore, California 94551 for purposes pertaining to the Special Meeting, during ordinary business hours for a period of ten days before the Special Meeting, and at the time and place of the Special Meeting.
Voting by McGrath’s Directors and Executive Officers
As of the close of business on [           ], 2024, the most recent practicable date for which such information was available, directors and executive officers of McGrath and their affiliates owned and were entitled to vote [           ] shares of McGrath Common Stock or less than [    ]% of the shares of McGrath Common Stock outstanding on that date. The number and percentage of shares of McGrath Common Stock owned by directors and executive officers of McGrath and their affiliates as of the Record Date are not expected to be meaningfully different from the number and percentage as of [           ], 2024. None of McGrath’s directors and executive officers have notified McGrath in writing that he or she intends to oppose any of the proposals to be considered at the Special Meeting. For information with respect to McGrath Common Stock owned by directors and executive officers of McGrath, please see the section entitled “McGrath Beneficial Ownership Table.”
The number of shares reflected above does not include shares underlying outstanding McGrath stock options or McGrath restricted stock awards. For information with respect to McGrath stock options or McGrath restricted stock awards, please see the sections entitled “The Merger Agreement — Treatment of McGrath Equity Awards — Treatment of McGrath Stock Options” and “— Treatment of McGrath Restricted Stock Awards.”
Quorum
The McGrath Bylaws provide that the holders of a majority of the outstanding shares of McGrath Common Stock entitled to vote at the Special Meeting, represented in person, via virtual presence, or by proxy, will constitute a quorum for the transaction of business at the Special Meeting.
Abstentions and broker non-votes, if any, will count for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting.
Required Vote
The required votes to approve the McGrath Proposals are as follows:

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The Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of McGrath Common Stock entitled to vote on the Merger Proposal (in person or by proxy) at the Special Meeting.

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The Merger-Related Compensation Proposal requires the affirmative vote of a majority of the shares of McGrath Common Stock represented and entitled to vote at the Special Meeting.

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The Adjournment Proposal requires the affirmative vote of a majority of the shares of McGrath Common Stock represented and entitled to vote at the Special Meeting.

Voting of Proxies by Holders of Record
If you were the record holder of your McGrath shares as of the Record Date, you may submit your proxy to vote by mail, by telephone or via the internet. For additional information, please see the section entitled “The Special Meeting — Record Date; McGrath Shareholders Entitled to Vote.”
Voting via the Internet or by Telephone
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To submit your proxy via the internet, go to the website listed on your enclosed McGrath proxy card. Have your McGrath proxy card in hand when you access the website and follow the instructions to vote your shares.

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To submit your proxy by telephone, call [           ]. Have your McGrath proxy card in hand when you call and then follow the instructions to vote your shares.

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If you vote via the internet or by telephone, you must do so no later than [11:59 p.m. [           ] on [           ], 2024].

Voting by Mail
As an alternative to submitting your proxy via the internet or by telephone, you may submit your proxy by mail.
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To submit your proxy by mail, simply mark your McGrath proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed McGrath proxy card to the following address: [           ].

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If you vote by mail, your McGrath proxy card must be received no later than the close of business on [           ], 2024.

General
Please be aware that any costs related to voting via the internet, such as internet access charges, will be your responsibility.
All properly signed proxies that are timely received and that are not revoked will be voted at the Special Meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted as recommended by the McGrath Board.
Treatment of Abstentions; Failure to Vote
For purposes of the Special Meeting, an abstention occurs when a McGrath shareholder attends the Special Meeting, either in person or by proxy, but abstains from voting.
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For the Merger Proposal, if a McGrath shareholder present in person at the Special Meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the effect of a vote cast “AGAINST” such proposal. If a McGrath shareholder is not present in person at the Special Meeting and does not respond by proxy, it will have the effect of a vote cast “AGAINST” such proposal.

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For the Merger-Related Compensation Proposal, if a McGrath shareholder responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” such proposal. If a McGrath shareholder present in person at the Special Meeting abstains from voting or is not present in person at the Special Meeting and does not respond by proxy, it is not expected to have an effect on the vote count for such proposal.
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For the Adjournment Proposal, if a McGrath shareholder responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” such proposal. If a McGrath shareholder present in person at the Special Meeting abstains from voting or is not present in person at the Special Meeting and does not respond by proxy, it is not expected to have an effect on the vote count for such proposal.

Shares Held in Street Name
If your shares of McGrath Common Stock are held in an account at a bank, broker or other nominee holder of record (i.e., in “street name”), you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker or other nominee. You may not vote shares held in street name by returning a McGrath proxy card directly to McGrath or by voting via online presence at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. Further, banks, brokers or other nominees who hold shares of McGrath Common Stock on behalf of their customers may not give a proxy to McGrath to vote those shares with respect to the Merger Proposal, the McGrath Merger-Related Compensation Proposal and the Adjournment Proposal without specific instructions from their customers, as banks, brokers and other nominees do not have discretionary voting power on these “non-routine” matters. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions with respect to shares registered in the name of organizations that are not governed by Nasdaq Rule 2251, those shares will not be voted at the meeting because such organizations do not have discretionary voting power. If you do not furnish voting instructions to brokerage firms that are governed by Nasdaq Rule 2251, one of two things can happen, depending upon whether a proposal is “routine.” Under Nasdaq Rule 2251, brokerage firms, banks, broker-dealers, and other similar organizations have the discretion to cast votes on routine matters, without voting instructions from their clients. Brokerage firms, banks, broker-dealers, and other similar organizations are not permitted, however, to cast votes on “non-routine” matters, such as the Merger Proposal (as requested in Proposal No. 1), the Merger-Related Compensation Proposal (as requested in Proposal No. 2) or the Adjournment Proposal (as requested in Proposal No. 3), without such voting instructions.
Therefore, if you are a McGrath shareholder and you do not instruct your bank, broker or other nominee on how to vote your shares:
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your bank, broker or other nominee may not vote your shares on the Merger Proposal, which broker non-votes, if any, will have the same effect as a vote “AGAINST” such proposal; and

•
your bank, broker or other nominee may not vote your shares on the Merger-Related Compensation Proposal or the Adjournment Proposal, which broker non-votes, if any, will have no effect on the vote count for such proposal.

Any broker non-votes will count for purposes of determining whether a quorum is present.
Attendance at the Special Meeting and Voting
You will not be able to attend the Special Meeting physically. You or your authorized proxyholder may participate, vote, and ask questions at the Special Meeting by visiting [           ] and using your 15-digit control number found on your proxy card.
To be admitted to the virtual Special Meeting, you will need the 15-digit control number included on your proxy card, or the instructions that accompanied your proxy materials. The Special Meeting will begin promptly at [           ]. Online check-in will begin at [           ], and you should allow ample time for online check-in procedures. If you have difficulty accessing the virtual Special Meeting, please call [           ] for assistance.
If you hold shares through an intermediary, such as a bank, broker or other nominee, you will need to contact such bank, broker or other nominee to request a legal proxy and register for the Special Meeting in advance through our transfer agent, Computershare. Once proof of your proxy power (legal proxy) has been obtained, send the proof reflecting your holdings along with your name and email address to legalproxy@computershare.com to obtain your 15-digit control number. Registration must be received no later than [           ], on [           ], 2024.
Revocability of Proxies
Any McGrath shareholder of record giving a proxy has the power to revoke it. If you are a McGrath shareholder of record, you may revoke your proxy in any of the following ways:
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by logging onto the internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case, if you are eligible to do so;

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by sending a notice of revocation to the Corporate Secretary of McGrath;

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by sending a completed proxy card bearing a later date than your original proxy card; or

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by attending the Special Meeting, and voting via virtual presence.

If you choose any of the first three methods, you must take the described action no later than the beginning of the Special Meeting.
If your shares are held in an account at a bank, broker or other nominee and you have delivered your voting instruction card or otherwise given instruction on how to vote your shares to your bank, broker or other nominee or your applicable plan administrator, you should contact your bank, broker or other nominee or your applicable plan administrator to change your vote.
Solicitation of Proxies; Expenses of Solicitation
The McGrath Board is soliciting proxies for the Special Meeting from its shareholders. McGrath will bear a portion of the cost of the solicitation of proxies, including preparation, assembly and delivery, as applicable, of this proxy statement/prospectus, the McGrath proxy card and any additional materials furnished to McGrath shareholders. Proxies may be solicited by directors, officers and a small number of McGrath’s regular employees personally or by mail, telephone or facsimile, but such persons will not be specially compensated for such service. McGrath has retained Morrow Sodali, a proxy solicitation firm, to assist in the solicitation of proxies and will pay Morrow Sodali an initial fee of $30,000 plus additional fees to be determined at the conclusion of the solicitation and reasonable out-of-pocket expenses. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of McGrath Common Stock of record for beneficial owners for forwarding to such beneficial owners. McGrath may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.
Assistance
If you have any questions about the proxy materials, or if you need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed McGrath proxy card, you should contact Morrow Sodali, the proxy solicitation agent for McGrath, at [           ] (toll-free) or [           ] (collect).
Your vote is very important regardless of the number of shares of McGrath Common Stock that you own and the matters to be considered at the Special Meeting are of great importance to the shareholders of McGrath. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this proxy statement/prospectus and submit your proxy via the internet or by telephone or, if applicable, complete, date, sign and promptly return the enclosed McGrath proxy card or voting instruction form in the enclosed postage-paid envelope. If you submit your proxy via the internet or by telephone, you do not need to return the enclosed McGrath proxy card.
Please vote your shares via the internet or by telephone, or sign, date and return a McGrath proxy card or voting instruction form promptly to ensure that your shares can be represented, even if you otherwise plan to attend the Special Meeting via virtual presence.

Tabulation of Votes
McGrath has appointed [           ] to serve as the Inspector of Election for the Special Meeting. [           ] will independently tabulate affirmative and negative votes and abstentions.
Adjournments
Subject to certain restrictions contained in the Merger Agreement, the Special Meeting may be adjourned to allow additional time for obtaining additional proxies. No notice of an adjourned meeting need be given if the time and place thereof are announced at the Special Meeting at which the adjournment was taken unless:
•
the adjournment is for more than 45 days, in which case a notice of the adjourned meeting will be given to each McGrath shareholder of record entitled to vote at the Special Meeting; or

•
if, after the adjournment, a new record date for determination of McGrath shareholders entitled to vote is fixed for the adjourned meeting, in which case the McGrath Board will fix as the record date for determining McGrath shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of McGrath shareholders entitled to vote at the adjourned meeting, and will give notice of the adjourned meeting to each McGrath shareholder of record as of such record date.

At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

PROPOSAL 1: APPROVAL OF THE MERGER PROPOSAL
This proxy statement/prospectus is being furnished to you as a shareholder of McGrath as part of the solicitation of proxies by the McGrath Board for use at the Special Meeting to consider and vote upon the Merger Proposal and approve the Transactions. The Merger Agreement is attached as Annex A to this proxy statement/prospectus.
The McGrath Board unanimously recommends that McGrath shareholders approve the Merger Proposal, as disclosed in this proxy statement/prospectus and particularly the related narrative disclosures in the sections of this proxy statement/prospectus entitled “The Transaction” beginning on page 26 and “The Merger Agreement” beginning on page 85 and as attached as Annex A to this proxy statement/prospectus.
Assuming a quorum is present, the Transaction cannot be completed without the affirmative vote of at least a majority of the outstanding shares of McGrath Common Stock entitled to vote on the Merger Proposal at the Special Meeting. A failure to vote, a broker non-vote or an abstention will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Vote Required
The affirmative vote of at least a majority of the outstanding shares of McGrath Common Stock entitled to vote on the Merger Proposal at the Special Meeting is required to approve the Merger Proposal.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.
PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE COMPENSATION ARRANGEMENTS
The Merger-Related Compensation Proposal
Section 14A of the Exchange Act and Rule 14a-21 thereunder, which were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that McGrath provide its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the payment of certain compensation that will or may become payable by McGrath to its named executive officers in connection with the Transaction, as disclosed in the section entitled “Interests of the Directors and Executive Officers of McGrath in the Transaction — Golden Parachute Compensation”.
Accordingly, McGrath is seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the shareholders of McGrath RentCorp. approve, ratify and confirm, on a non-binding, advisory basis, the compensation that will or may become payable to McGrath’s named executive officers in connection with the Transaction as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Interests of the Directors and Executive Officers of McGrath in the Transaction — Golden Parachute Compensation” in the Form S-4 for the Special Meeting of stockholders.”
McGrath shareholders should note that this proposal is not a condition to consummation of the Transaction, and as an advisory vote, the result will not be binding on McGrath, the McGrath Board. Accordingly, regardless of the outcome of the advisory vote, if the Transaction is consummated, McGrath’s named executive officers will be eligible to receive the compensation that is based on, or otherwise relates to, the Transaction in accordance with the terms and conditions applicable to those payments.
Vote Required
The affirmative vote of at least a majority of the shares of McGrath Common Stock represented and entitled to vote at the Special Meeting, is required to approve, by means of a non-binding, advisory vote, the Merger-Related Compensation Proposal.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE MERGER-RELATED COMPENSATION PROPOSAL.

PROPOSAL 3: ADJOURNMENT PROPOSAL
The Special Meeting may be adjourned from time to time to a later date, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of such adjournment to approve the Merger Proposal.
McGrath is asking its shareholders to authorize the holder of any proxy solicited by the McGrath Board to vote in favor of any adjournment of the Special Meeting to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the Merger Proposal.
Vote Required
The affirmative vote of at least a majority of the shares of McGrath Common Stock represented and entitled to vote at the Special Meeting, is required to approve, the Adjournment Proposal.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the historical financial information of WillScot Mobile Mini and McGrath adjusted to give effect to the Integrated Mergers and other material events contemplated by the Merger Agreement. Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus. References to the “Combined Company” refer to WillScot Mobile Mini and its consolidated subsidiaries after giving effect to the Transaction.
The unaudited pro forma condensed combined balance sheet as of December 31, 2023 combines the historical balance sheet of WillScot Mobile Mini as of December 31, 2023 and the historical balance sheet of McGrath as of December 31, 2023 on a pro forma basis as if the Integrated Mergers and other material events contemplated by the Merger Agreement occurred on December 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical statement of operations of WillScot Mobile Mini for the year ended December 31, 2023 and the historical statement of operations of McGrath for the year ended December 31, 2023 on a pro forma basis as if the Integrated Mergers and other material events contemplated by the Merger Agreement occurred on January 1, 2023.
The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma condensed combined financial information;

•
the historical audited consolidated financial statements of WillScot Mobile Mini contained in its Annual Report on Form 10-K as of and for the year ended December 31, 2023, which are incorporated by reference into this proxy statement/prospectus;

•
the historical audited consolidated financial statements of McGrath contained in its Annual Report on Form 10-K as of and for the year ended December 31, 2023, which are incorporated by reference into this proxy statement/prospectus; and

•
other information relating to WillScot Mobile Mini and McGrath and the Transaction contained in this proxy statement/prospectus.

Description of the Integrated Mergers
On January 28, 2024, WillScot Mobile Mini, Merger Sub I, Merger Sub II, and McGrath, entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain customary closing conditions, Merger Sub I will merge with and into McGrath, with McGrath surviving the First-Step Merger and, immediately thereafter, McGrath will merge with and into Merger Sub II, with Merger Sub II surviving as a wholly owned subsidiary of WillScot Mobile Mini. Upon consummation of the First-Step Merger, the Merger Consideration will be distributed as follows:
•
40% of McGrath Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by McGrath as treasury shares or owned by a subsidiary of McGrath and Dissenting Shares) will be cancelled and converted into the right to receive 2.8211 shares of WillScot Mobile Mini Common Stock, and

•
the remaining 60% of McGrath Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by McGrath as treasury shares or owned by a subsidiary of McGrath and Dissenting Shares) will be cancelled and converted into a right to receive cash compensation of $123.00 per share.

Description of Other Material Events in Connection with the Integrated Mergers
In connection with the Integrated Mergers, Willscot Mobile Mini entered into a commitment letter dated January 28, 2024, which was amended and restated on February 12, 2024, and as modified by a Notice of Reduction of Bridge Commitments, dated February 27, 2024 (the “Commitment Letter”), pursuant to which certain financial institutions have committed to make available, in accordance with the terms of the Commitment Letter, (i) a $500 million, eight-year senior secured bridge credit facility, (ii) a

$500 million, five-year senior secured bridge credit facility and (iii) an upsize to Willscot Mobile Mini’s existing $3.7 billion ABL Facility by $750 million to $4.5 billion to repay McGrath’s existing unsecured revolving lines of credit (the “McGrath Lines of Credit”) and notes (the “McGrath Notes”), fund the cash portion of the Merger Consideration, and pay the fees, costs and expenses incurred in connection with the Integrated Mergers and other material events. WillScot Mobile Mini expects to replace the proposed bridge credit facilities with permanent financing prior to the consummation of the Integrated Mergers. As WillScot Mobile Mini has not yet secured the terms of such permanent financing, the unaudited pro forma condensed combined financial information reflects the terms of the bridge credit facilities.
Accounting for the Integrated Mergers
The Integrated Mergers will be accounted for as a business combination in accordance with accounting principles generally accepted in the United States (“GAAP”). Under this method of accounting, WillScot Mobile Mini will be the acquirer for financial reporting purposes and will account for the Integrated Mergers using the acquisition method of accounting for business combinations in accordance with Accounting Standard Codification No. 805, “Business Combinations,” (“ASC 805”). Under ASC 805, WillScot Mobile Mini values assets acquired and liabilities assumed in a business combination at their fair values as of the acquisition date. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions by management, including estimating future cash flows, and developing appropriate discount rates.
The allocation of the estimated purchase price to assets acquired and liabilities assumed with respect to the Integrated Mergers is based on management’s preliminary estimates of and assumptions related to the fair values of assets acquired and liabilities assumed as of December 31, 2023 using currently available information and is subject to completion of the final analysis of the fair value of the assets and liabilities of McGrath as of the Effective Time. Accordingly, the purchase price and the assignment of purchase price in the unaudited pro forma condensed combined financial statements is preliminary and adjustments could be material.
Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets to be acquired based on their estimated fair values as of the date of acquisition. Such fair values are based on available information and certain assumptions that management believes are reasonable. Management has made a preliminary assignment of the estimated purchase price to the tangible (including rental equipment) and intangible assets to be acquired and liabilities to be assumed based on various preliminary assumptions and estimates. The final determination of these estimated fair values, the assets’ useful lives and the amortization methods are subject to completion of an ongoing assessment and will be available as soon as practicable but no later than one year after the consummation of the Integrated Mergers. Fair value measurements can be highly subjective, and the reasonable application of measurement principles may result in a range of alternative estimates using the same facts and circumstances. The results of the final assignment could be materially different from the preliminary assignment set forth in these unaudited pro forma condensed combined financial statements, including but not limited to, the assignment related to identifiable intangible assets, rental equipment, property, plant and equipment, operating lease assets, trade receivables, deferred revenue, inventories, deferred taxes, goodwill, operating lease liabilities, debt, and the resulting impacts on, among others, depreciation and amortization, interest expense and income taxes.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Integrated Mergers and Other Material Events in accordance with GAAP.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations that would have been realized had the Integrated Mergers and other material events occurred as of the dates indicated, nor is it meant to be indicative of any anticipated future financial condition or results of operations of the Combined Company, nor does it reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

WillScot Mobile Mini Holdings Corp.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2023
(In thousands)
	Historical WillScot Mobile Mini as of December 31, 2023	Historical McGrath (as reclassified) as of December 31, 2023 (see Note 2)	Transaction Accounting Adjustments (see Note 3)		Other Transaction Accounting Adjustments (see Note 5)		Pro Forma Combined as of December 31, 2023
Assets
Cash and cash equivalents	$10,958	$877	$(1,887,302)	(3a)	$1,887,302	(5a)	$11,835
Trade receivables, net of allowance for credit losses	451,130	161,538	—		—		612,668
Inventories	47,406	13,067	—		—		60,473
Prepaid expenses and other current assets	57,492	43,922	—		—		101,414
Assets held for sale – current	2,110	—	—		—		2,110
Total current assets	569,096	219,404	(1,887,302)		1,887,302		788,500
Rental equipment, net	3,381,315	1,329,323	256,000	(3b)	—		4,966,638
Property, plant and equipment, net	340,887	169,114	428,000	(3c)	—		938,001
Operating lease assets	245,647	14,773	—		—		260,420
Goodwill	1,176,635	323,224	1,255,167	(3d)	—		2,755,026
Intangible assets, net	419,709	64,588	508,412	(3e)	—		992,709
Other non-current assets	4,626	11,271	—		—		15,897
Total long-term assets	5,568,819	1,912,293	2,447,579		—		9,928,691
Total assets	$6,137,915	$2,131,697	$560,277		$1,887,302		$10,717,191
Liabilities and equity
Accounts payable	$86,123	$14,332	$—		$—		$100,455
Accrued expenses	129,621	15,130	—		(3,873)	(5b)	140,878
Accrued employee benefits	45,564	19,867	—		—		65,431
Deferred revenue and customer deposits	224,518	75,967	—		—		300,485
Operating lease liabilities – current	57,408	6,857	—		—		64,265
Current portion of long-term debt	18,786	—	—		—		18,786
Total current liabilities	562,020	132,153	—		(3,873)		690,300
Long-term debt	3,538,516	761,086	9,373	(3g)	1,891,175	(5c)	6,200,150
Deferred tax liabilities	554,268	241,555	286,440	(3f)	—		1,082,263
Operating lease liabilities – non-current	187,837	7,916	—		—		195,753
Other non-current liabilities	34,024	47,634	—		—		81,658
Long-term liabilities	4,314,645	1,058,191	295,813		1,891,175		7,559,824
Total liabilities	4,876,665	1,190,344	295,813		1,887,302		8,250,124
Preferred Stock	—	—	—		—		—
Common Stock	20	111,122	(111,119)	(3h)	—		23
Additional paid-in-capital	2,089,091	—	1,232,828	(3h)	—		3,321,919
Accumulated other comprehensive loss	(52,768)	(116)	116	(3h)	—		(52,768)
(Accumulated deficit) retained earnings	(775,093)	830,347	(857,361)	(3h)	—		(802,107)
Total shareholders’ equity	1,261,250	941,353	264,464		—		2,467,067
Total liabilities and shareholders’ equity	$6,137,915	$2,131,697	$560,277		$1,887,302		$10,717,191
See notes to unaudited pro forma condensed combined financial statements.

WillScot Mobile Mini Holdings Corp.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(In thousands, except share and per share data)
	Historical WillScot Mobile Mini for the year ended December 31, 2023	Historical McGrath (as reclassified) for the year ended December 31, 2023 (see Note 2)	Transaction Accounting Adjustments (see Note 4)		Other Transaction Accounting Adjustments (see Note 5)		Pro Forma Combined for the year ended December 31, 2023
Revenues:
Leasing and services revenue:
Leasing	$1,833,935	$474,336	$—		$—		$2,308,271
Delivery and installation	437,179	141,777	—		—		578,956
Sales revenue:
New units	48,129	141,267	—		—		189,396
Rental units	45,524	65,898	—		—		111,422
Total revenues	2,364,767	823,278	—		—		3,188,045
Costs:
Costs of leasing and services:
Leasing	398,467	128,246	—		—		526,713
Delivery and installation	317,117	81,213	—		—		398,330
Costs of sales:
New units	26,439	103,361	—		—		129,800
Rental units	23,141	32,692	—		—		55,833
Depreciation of rental equipment	265,733	88,912	18,100	(4a)	—		372,745
Gross profit	1,333,870	388,854	(18,100)		—		1,704,624
Expenses:
Selling, general and administrative	596,090	190,215	27,813	(4b)	—		814,118
Other depreciation and amortization	72,921	19,005	51,340	(4c)	—		143,266
Currency losses (gains), net	6,754	(310)	—		—		6,444
Other income, net	(15,354)	(15,799)	—		—		(31,153)
Operating income	673,459	195,743	(97,253)		—		771,949
Interest expense	205,040	40,560	—		169,766	(5d)	415,366
Income from continuing operations before income tax	468,419	155,183	(97,253)		(169,766)		356,583
Income tax expense from continuing operations	126,575	39,040	(19,060)	(4d)	(42,443)	(5e)	104,112
Income from continuing operations	$341,844	$116,143	$(78,193)		$(127,323)		$252,471
Earnings per share from continuing operations attributable to WillScot Mobile Mini common shareholders:
Basic	$1.72						$1.12
Diluted	$1.69						$1.10
Weighted Average Shares
Basic	198,554,885		27,753,073	(4e)			226,307,958
Diluted	201,849,836		27,881,762	(4e)			229,731,598
See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1.   Estimated Consideration and Purchase Price Allocation for the Integrated Mergers
The following table summarizes the components of the estimated Merger Consideration:
(in thousands, except share and per share amounts)
McGrath Common Stock outstanding(1)	24,540,624
McGrath Service-Based RSUs estimated to vest	10,909
McGrath Performance-Based RSUs estimated to vest	42,661
McGrath Common Stock subject to conversion	24,594,194
Stock Consideration
McGrath Common Stock subject to stock conversion (40%)	9,837,678
Per Share Stock Consideration (per McGrath share)	2.8211
Estimated total WillScot Mobile Mini Common Stock to be issued	27,753,073
WillScot Mobile Mini Common Stock per share price(2)	$44.15
Fair value of shares of WillScot Mobile Mini Common Stock issued	$1,225,299
Fair value of consideration for McGrath Service-Based RSUs exchanged for WillScot Mobile Mini Time-Based RSUs attributable to pre-combination services	6,255
Estimated total Stock Consideration	$1,231,554
Cash Consideration
McGrath Common Stock subject to cash conversion (60%)	14,756,517
Per Share Cash Consideration (per McGrath share)	$123.00
Estimated cash conversion consideration	$1,815,052
Estimated reimbursement of seller expenses paid at close	45,715
Estimated total Cash Consideration	$1,860,767
Estimated total Merger Consideration	$3,092,321

(1)
Represents McGrath’s outstanding shares as of March 20, 2024.

(2)
Represents WillScot Mobile Mini stock price as of April 1, 2024.

The estimated total Merger Consideration at closing may change materially from the amount shown above as a result of changes in the WillScot Mobile Mini Common Stock share price. A $1.00 change in the price per share of WillScot Mobile Mini Common Stock would increase or decrease the estimated total Merger Consideration by approximately $28.0 million. The value of estimated total Merger Consideration will also change based on the number of common shares of McGrath outstanding at the Effective Time. The change in estimated total Merger Consideration would be expected to be assigned primarily to goodwill.

The following table presents a preliminary estimation of the purchase price allocation of the assets acquired and liabilities assumed as if the Integrated Mergers had been completed on December 31, 2023:
In thousands	December 31, 2023
Purchase price	$3,092,321
Cash and cash equivalents	877
Trade receivables, net	161,538
Inventories	13,067
Prepaid expenses and other current assets	43,922
Rental equipment	1,585,323
Property, plant and equipment, net	597,114
Operating lease assets	14,773
Intangible assets	573,000
Other non-current assets	11,271
Total identifiable assets acquired	3,000,885
Accounts payable	(14,332)
Accrued expenses	(15,130)
Accrued employee benefits	(19,867)
Deferred revenue and customer deposits	(75,967)
Operating lease liabilities – current	(6,857)
Long-term debt	(770,459)
Deferred tax liabilities	(528,793)
Operating lease liabilities – non-current	(7,916)
Other non-current liabilities	(47,634)
Total identifiable liabilities assumed	(1,486,955)
Goodwill identified	$1,578,391
Note 2.   Accounting Policies and Reclassifications
The unaudited pro forma condensed combined financial information has been prepared in a manner consistent with the accounting policies adopted by WillScot Mobile Mini. WillScot Mobile Mini made a preliminary assessment, based on the information currently available, as to any material differences between accounting policies of WillScot Mobile Mini and McGrath. As more information becomes available, management will perform a more detailed review of the accounting policies of McGrath in an effort to determine if differences in accounting policies require further adjustment or reclassification. As a result of that review, additional differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the future combined financial information and differ materially from the amounts set forth in these unaudited pro forma condensed combined financial statements.

Historical McGrath Balance Sheet as of December 31, 2023
(in thousands)	Historical McGrath As of December 31, 2023	Reclassifications (see Note 2a)	Accounting Policy Alignment (see Note 2b)	(As reclassified) as of December 31, 2023
Assets
Cash and cash equivalents	$877	$—	$—	$877
Trade receivables, net of allowance for credit losses	227,368	(6,330)	(59,500)	161,538
Inventories	—	13,067	—	13,067
Prepaid expenses and other current assets	102,789	(34,671)	(24,196)	43,922
Total current assets	331,034	(27,934)	(83,696)	219,404
Rental equipment, at cost
Relocatable modular buildings	1,291,093	(1,291,093)	—	—
Portable storage containers	236,123	(236,123)	—	—
Electronic test equipment	377,587	(377,587)	—	—
	1,904,803	(1,904,803)	—	—
Less: Accumulated depreciation	(575,480)	575,480	—	—
Rental equipment, net	1,329,323	—	—	1,329,323
Property, plant and equipment, net	169,114	—	—	169,114
Operating lease assets	—	14,773	—	14,773
Goodwill	323,224	—	—	323,224
Intangible assets, net	64,588	—	—	64,588
Other non-current assets	—	11,271	—	11,271
Total long-term assets	1,886,249	26,044		1,912,293
Total assets	$2,217,283	$(1,890)	$(83,696)	$2,131,697
Liabilities and equity
Accounts payable	$—	$14,332	$—	$14,332
Accrued expenses	—	62,764	(47,634)	15,130
Accrued employee benefits	—	19,867	—	19,867
Accounts payable and accrued liabilities	167,523	(167,523)	—	—
Deferred revenue and customer deposits	111,428	8,152	(43,613)	75,967
Operating lease liabilities – current	—	6,857	—	6,857
Total current liabilities	278,951	(55,551)	(91,247)	132,153
Notes payable	762,975	(762,975)	—	—
Long-term debt	—	761,086	—	761,086
Deferred income taxes, net	241,555	(241,555)	—	—
Deferred tax liabilities	—	241,555	—	241,555
Operating lease liabilities – non-current	—	7,916	—	7,916
Other non-current liabilities	—	47,634	—	47,634
Long-term liabilities	1,004,530	53,661	—	1,058,191
Total liabilities	1,283,481	(1,890)	(91,247)	1,190,344
Preferred stock	—	—	—	—
Common stock	111,122	—	—	111,122
Accumulated other comprehensive loss	(116)	—	—	(116)
Retained earnings	822,796	(822,796)	—	—
Accumulated deficit	—	822,796	7,551	830,347
Total shareholders’ equity	933,802	—	7,551	941,353
Total liabilities and shareholders’ equity	$2,217,283	$(1,890)	$(83,696)	$2,131,697

Historical McGrath Statement of Operations for the year ended December 31, 2023
(in thousands)	Historical McGrath for the year ended December 31, 2023	Reclassifications (see Note 2a)	Accounting Policy Alignment (see Note 2b)	As reclassified for the year ended December 31, 2023
Revenues:
Leasing and services revenue:
Rental	$474,336	$(474,336)	$—	$—
Rental related services	138,160	(138,160)	—	—
Leasing	—	474,336	—	474,336
Delivery and installation	—	138,160	3,617	141,777
Sales revenue:	207,165	(207,165)	—	—
New units	—	141,267	—	141,267
Rental units	—	65,898	—	65,898
Other revenue	12,181	(12,181)	—	—
Total revenues	831,842	(12,181)	3,617	823,278
Costs:
Costs of leasing and services:
Rental related services	96,628	(96,628)	—	—
Leasing	—	128,246	—	128,246
Delivery and installation	—	83,317	(2,104)	81,213
Other	114,942	(114,942)	—	—
Costs of sales:	137,727	(137,727)	—	—
New units	—	103,361	—	103,361
Rental units	—	32,692	—	32,692
Depreciation of rental equipment	88,912	—	—	88,912
Gross profit	393,633	(10,500)	5,721	388,854
Expenses:
Selling, general and administrative	207,539	(17,324)	—	190,215
Other depreciation and amortization	—	19,005	—	19,005
Foreign currency exchange gain	(310)	310	—	—
Currency gains, net	—	(310)	—	(310)
Other income, net	(3,618)	(12,181)	—	(15,799)
Operating income	190,022	—	5,721	195,743
Interest expense	40,560	—	—	40,560
Income from continuing operations before income tax	149,462	—	5,721	155,183
Income tax expense from continuing operations	37,610	—	1,430	39,040
Income from continuing operations	$111,852	$—	$4,291	$116,143

a)
Financial information presented in the “Historical McGrath” column in the unaudited pro forma condensed combined balance sheet and statement of operations has been reclassified to conform to the historical presentation of WillScot Mobile Mini. Reclassifications made to the Historical McGrath Balance Sheet as of December 31, 2023 primarily relate to classification of current and non-current amounts and separation into WillScot Mobile Mini financial statement line items not historically presented as separate line items by McGrath. Reclassifications on the Historical McGrath Statement of Operations for the year ended December 31, 2023 primarily relate to aligning financial statement naming conventions and separation into financial statement line items not presented by McGrath. In addition, $12.2 million of income related primarily to transition services agreements and rental income under subleases was reclassified from Other revenue to Other expense, net and $1.7 million of depreciation on rolling stock equipment was reclassified from Rental related services costs to Other depreciation and amortization to conform with Willscot Mobile Mini classification.
b)
As a result of the preliminary assessment of accounting policies, WillScot Mobile Mini identified a difference in revenue recognition policy for service-related performance obligations, including delivery, installation and removal services. Based on their historical accounting policy, McGrath treated this service revenue as an integral part of the lease agreement with the customer and recognized these revenues on a straight-line basis over the term of the initial lease. WillScot Mobile Mini’s accounting policy is to allocate consideration between lease deliverables and non-lease components based on the estimated relative standalone selling (leasing) price of each deliverable, whereby revenues from non-lease components, such as service-related performance obligations, are recognized when the services are performed.

The following summarizes the impact of aligning McGrath’s revenue accounting policy to the WillScot Mobile Mini accounting policy for service-related performance obligations as of and for the year ended December 31, 2023:
(in thousands)
Balance Sheet
Trade receivables, net of allowance for credit losses(i)	$(59,500)
Prepaid expenses and other current assets(ii)	(24,196)
Decrease in total assets	$(83,696)
Accrued expenses(iii)	$(47,634)
Deferred revenue and customer deposits(iv)	(43,613)
Accumulated deficit(v)	7,551
Decrease in total liabilities and shareholders’ equity	$(83,696)
Statement of Operations
Delivery and installation revenue(vi)	$3,617
Delivery and installation costs(vii)	(2,104)
Income from continuing operations before income tax	5,721
Income tax expense from continuing operations(viii)	1,430
Increase to income from continuing operations	$4,291

i).
Trade receivables, net of allowance for credit losses —  McGrath’s historical unbilled accounts receivable balances associated with back-end rental-related service revenues, such as removal services, were adjusted to align with WillScot Mobile Mini’s accounting policy of recording these services upon performance.

ii).
Prepaid expenses and other current assets —  McGrath’s historical prepaid expenses associated with front-end rental-related service revenues, such as delivery and installation, were adjusted to align with WillScot Mobile Mini’s accounting policy of recording these expenses when incurred.

iii).
Accrued expenses — McGrath’s historical accrued expenses associated with back-end rental-related service revenues, such as removal services, were adjusted to align with WillScot Mobile Mini’s accounting policy of recording these expenses when incurred.

iv).
Deferred revenue and customer deposits— McGrath’s historical deferred income balances associated with front-end rental-related service revenues, such as delivery and installation, were adjusted to align with WillScot Mobile Mini’s accounting policy of recording these services upon performance.

v).
Accumulated deficit — McGrath’s historical retained earnings was adjusted to reflect the cumulative impact of the adjustments to assets and liabilities to align with WillScot Mobile Mini’s accounting policy.

vi).
Revenues — Represents the net impact of 1) the derecognition of revenue for back-end rental-related services not yet performed and 2) the recognition of revenue for front-end rental-related services that have been performed for the year ended December 31, 2023.

vii).
Cost of leasing and services —  Represents the net impact of 1) the derecognition of costs associated with back-end rental-related expenses not yet incurred and 2) the recognition of costs associated with front-end rental-related services that have been performed for the year ended December 31, 2023.

viii).
Income tax expense from continuing operations —  Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 25% for the year ended December 31, 2023.

Note 3.   Pro Forma Condensed Combined Balance Sheet Adjustments Related to the Integrated Mergers
The following summarizes the pro forma adjustments in connection with the Integrated Mergers to give effect as if the Integrated Mergers had been completed on December 31, 2023 for the purposes of the pro forma condensed combined balance sheet:
a)
Adjustment to cash consists of the following:

(In thousands)	December 31, 2023
Cash payment for 40% of McGrath’s outstanding shares	$(1,815,052)
Estimated non-recurring transaction costs to be paid with borrowings from the ABL Facility	(24,383)
Cash payment for acceleration of McGrath Performance-Based RSUs	(2,152)
Estimated reimbursement of seller expenses paid at close	(45,715)
Net adjustment to cash	$(1,887,302)

b)
Rental equipment, net — Adjustment to recognize the estimated fair value of rental equipment acquired. We have preliminarily assigned the purchase price to the Rental Equipment’s estimated fair values at the closing date of the Integrated Mergers. The calculated value is preliminary and subject to change and could vary materially from the final purchase price assignment. The fair value estimate is based on a combination of cost- and market-based approaches. Significant assumptions include the current replacement costs, asset ages and useful lives.

c)
Property, plant and equipment, net —  Adjustment to recognize the estimated fair value of land acquired. We have preliminarily assigned the purchase price to the estimated fair value of land at the closing date of the Integrated Mergers. The calculated value is preliminary and subject to change and could vary materially from the final purchase price assignment. No adjustments to the carrying value of the other property, plant and equipment were estimated as WillScot Mobile Mini does not have sufficient information as to the specific types, nature, age, condition or location of McGrath’s other property, plant and equipment to estimate fair value or conclude on whether carrying value approximates fair value.

d)
Goodwill — Represents a net adjustment to goodwill to reflect the balance that would have been recorded if the Integrated Mergers occurred on December 31, 2023. We have preliminarily assigned the purchase price to the net tangible and intangible assets based upon their estimated fair values at the closing date of the Integrated Mergers. The excess of the purchase price over the estimated fair values of the net tangible and intangible assets acquired has been recorded as goodwill as of December 31, 2023. The calculated value is preliminary, subject to change and could vary materially from the final purchase price assignment.

e)
Intangible assets, net — Represents a net adjustment to recognize the estimated fair value of intangible assets acquired consisting of trade names and customer relationships as follows:

(in thousands)	December 31, 2023
Trade names	$98,000
Customer relationships	475,000
Fair value of intangible assets acquired	573,000
McGrath historical carrying value of intangible assets	(64,588)
Total adjustment to intangible assets, net	$508,412
The value for the trade names was determined using the relief-from-royalty method. The value for the customer relationships intangible asset was determined using the multi-period excess earnings method. Since all information required to perform a detailed valuation analysis of McGrath’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, management utilized various assumptions. The preliminary estimates of fair value and estimated useful lives will likely differ from final amounts calculated after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements.
f)
The identified basis differences between the fair value and historic carrying value of assets and non-recurring transaction costs have been tax effected using a statutory tax rate of 25%. This rate may vary from the effective tax rate of the historical and combined businesses. The estimate of deferred tax balances is preliminary and is subject to change based upon certain factors including final determination of the fair value of assets acquired and liabilities assumed and deductible non-recurring items by taxing jurisdiction. WillScot Mobile Mini’s results for income taxes presented herein is WillScot Mobile Mini’s best estimate based on the factors described herewith. The tax results may differ from the actual tax balances and effective tax rates of WillScot Mobile Mini and are dependent on several factors including fair value adjustments and post-combination restructuring actions.

g)
Represents the adjustment to long-term debt for the $7.5 million make whole premium on McGrath Notes due to early redemption as well as the elimination of $1.9 million in deferred financing fees related to McGrath Notes and McGrath Lines of Credit.

h)
The changes to equity as of December 31, 2023 are as follows:

(in thousands)	Common stock	Additional paid-in capital	Accumulated other comprehensive income (loss)	(Accumulated deficit) retained earnings	Total shareholders’ equity
(i) Elimination of McGrath’s equity	$(111,122)	$—	$116	$(830,347)	$(941,353)
(ii) Issuance of WillScot Mobile Mini Common Stock, par value $0.0001 per share	3	1,225,295	—	—	1,225,298
(iii) Non recurring transaction costs estimate	—	—	—	(23,409)	(23,409)
(iv) Fair value of consideration for McGrath Service-Based RSUs exchanged for WillScot Mobile Mini Time-Based RSUs attributable to pre-combination services	—	6,255	—	—	6,255
(v) Acceleration of McGrath Performance-Based RSUs estimated to vest	—	1,453	—	(3,605)	(2,152)
(vi) Non-recurring equity issuance costs estimate	—	(175)	—	—	(175)
	$(111,119)	$1,232,828	$116	$(857,361)	$264,464

i)
Represents the adjustment to eliminate McGrath’s historical stockholder’s equity.

ii)
Represents the adjustment to reflect the issuance of 27,753,073 shares of WillScot Mobile Mini Common Stock based on the closing price of $44.15 per share on April 1, 2024.

iii)
Represents an adjustment to accumulated deficit for non-recurring transaction costs.

iv)
Represents the fair value of consideration for the exchange of unvested and outstanding McGrath Service-Based RSUs for 2.8211 WillScot Mobile Mini Time-Based RSUs.

v)
Represents post-combination stock compensation expense of $3.6 million as an increase to accumulated deficit related to certain Performance-Based RSUs that were unvested as of the Effective Time and subject to accelerated vesting in connection with the Integrated Mergers. In accordance with the Merger Agreement, 40% of the accelerated vesting of Performance-Based RSUs converted into Common Stock as a $1.5 million increase to Additional Paid-In-Capital. The remaining 60% of the accelerated vesting of Performance-Based RSUs converted into cash of $2.2 million.

vi)
Represents an adjustment to additional paid-in capital to record non-recurring equity issuance costs of $0.2 million, incurred in connection with the Merger.

Note 4.   Pro Forma Combined Condensed Statement of Operations Adjustments Related to the Integrated Mergers
a)
Adjustment to recognize additional depreciation expense of $18.1 million based on the estimated fair value of rental equipment, calculated on a straight line basis. The expected useful lives of the rental fleet acquired are as follows:

	Estimated Useful Life	Residual Value
Modular space units	10 – 20 years	5 – 50%
Portable storage units	7 – 30 years	20 – 55%
Electronic test equipment and accessories	1 – 8 years	0%
VAPS and other related rental equipment	1 – 10 years	0%

b)
Adjustment to selling, general and administrative expense to reflect Willscot Mobile Mini’s estimated, future non-recurring transaction costs to be incurred by Willscot Mobile Mini in connection with the Integrated Mergers, including post-combination stock compensation expense for the acceleration of certain Performance-Based RSUs.

(in thousands)	For the year ended December 31, 2023
Compensation expense associated with accelerated vesting of McGrath Performance- Based RSUs attributable to post-combination services(i)	$3,605
Estimated non-recurring transaction costs(ii)	24,208
Net adjustment to Selling, general and administrative expense	$27,813

i)
Adjustment for estimated post-combination stock compensation expense associated with the acceleration of certain Performance-Based RSUs beyond contractual equity award provisions. These costs will not affect the company’s income statement beyond 12 months after the acquisition date.

ii)
Adjustment for future estimated non-recurring transaction costs in relation with the Integrated Mergers such as transaction advisors fees, consulting fees, regulatory fees, legal fees, and accounting expenses. The estimated value is preliminary and subject to change and could vary materially from the final transaction costs. As of December 31, 2023, WillScot Mobile Mini had incurred $2.7 million of transaction costs in connection with the Merger which have been included in the historical financial statements. These costs will not affect the company’s income statement beyond 12 months after the acquisition date.

c)
Adjustment to recognize amortization expense on intangible assets, relating to the fair value purchase accounting adjustments, as shown above. The following table summarizes the estimated fair values of McGrath’s identifiable intangible assets and their estimated useful lives and uses a straight-line method of amortization:

(in thousands)	Weighted Average Estimated Useful Life	Estimated Fair Value	Amortization expense for the year ended December 31, 2023
Trade names	11 years	$98,000	$9,213
Customer relationships	9 years	475,000	52,778
McGrath historical amortization expense			(10,651)
Pro forma adjustment for amortization			$51,340
A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill of $57.3 million and annual amortization expense of approximately $6.1 million, assuming an overall weighted average useful life of 9.3 years.
d)
Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 25% for the year ended December 31, 2023. This rate does not reflect WillScot Mobile Mini’s effective tax rate, which includes foreign taxes and other items and may differ from the rate assumed for purposes of preparing these statements. Because the tax rate used for these unaudited pro forma condensed combined financial statements is an estimate, the rate will likely vary from the actual effective rate in periods subsequent to completion of the Integrated Mergers.

e)
Pro forma earnings per common share for the year ended December 31, 2023 has been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted average number of common shares outstanding has been calculated as if the issuance of additional shares in connection with the Integrated Mergers had been issued and outstanding on January 1, 2023.

The following table sets forth the computation of pro forma weighted average common and diluted shares outstanding as of December 31, 2023:
December 31, 2023
Historical WillScot Mobile Mini weighted average Common Shares outstanding – basic	198,554,885
Shares of WillScot Mobile Mini common stock issued as Merger Consideration	27,753,073
Pro forma weighted average Common Shares outstanding – basic	226,307,958
Historical WillScot Mobile Mini weighted average Common Shares outstanding – dilutive	201,849,836
Shares of WillScot Mobile Mini common stock issued as Merger Consideration	27,753,073
Dilutive Securities – unvested McGrath Service-Based RSUs exchanged for WillScot Mobile Mini Time-Based RSUs(i)	128,689
Pro forma weighted average Common Shares outstanding – dilutive	229,731,598

i).
Represents the dilutive impact of unvested McGrath’s Service-Based RSUs on the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023. Each unvested Service-Based RSU of McGrath will be exchanged for 2.8211 Time-Based RSUs of WillScot Mobile Mini. The impact of dilutive shares was calculated based on average share price for the respective periods and may not reflect actual dilution under current market conditions.

Note 5.   Pro Forma Accounting Adjustments for Other Material Events
The following summarizes the pro forma adjustments related to WillScot Mobile Mini’s borrowings under the ABL Facility in connection with the Integrated Mergers as well as the proceeds from borrowings under the secured bridge credit facilities. Proceeds from the additional ABL Facility borrowings and borrowings under the secured bridge credit facilities will be used to repay the outstanding McGrath Lines of Credit and the outstanding the McGrath Notes, fund the cash portion of the Merger Consideration, and pay the fees, costs and expenses incurred in connection with the Integrated Mergers and other material events. Pursuant to the redemption notice delivered prior to repayment, certain proceeds will be paid to the trustee of the McGrath Notes for payment to the note holders. Repayment of the McGrath Lines of Credit and the McGrath Notes is presented in Note 5c below.
These adjustments are presented assuming the adjustments made in Note 3g of $9.4 million, relating to the elimination of deferred financing costs of $1.9 million and a $7.5 million make whole premium, all of which was recorded to long-term debt. This presentation is preliminary and subject to change as additional information becomes available to finalize the accounting treatment.
a)
Adjustment to cash and cash equivalents consists of the following:

(in thousands)	December 31, 2023
Amount borrowed under the WillScot Mobile Mini ABL Facility	$1,694,800
Amount borrowed under the secured bridge credit facilities	1,000,000
Cash paid to repay the McGrath Lines of Credit	(588,000)
Cash paid to repay the McGrath Notes	(175,000)
Cash paid for accrued interest associated with the McGrath Lines of Credit and the McGrath Notes	(3,873)
Cash paid for deferred financing costs associated with the secured bridge credit facilities	(27,417)
Cash paid for deferred financing costs associated with the WillScot Mobile Mini ABL Facility	(5,749)
Cash paid for make whole premium associated with the McGrath Notes	(7,459)
Net adjustment to cash	$1,887,302

b)
Adjustment to accrued interest represents $3.9 million in accrued interest that will be paid in connection with the repayment of the McGrath Notes and the McGrath Lines of Credit.

c)
Adjustment to long-term debt represents the following:

(in thousands)	December 31, 2023
Amount borrowed under the secured bridge credit facilities	$1,000,000
Deferred financing costs associated with the secured bridge credit facilities	(27,417)
Amount borrowed under the ABL Facility	1,694,800
Cash paid for deferred financing costs related to the new borrowings on the ABL Facility	(5,749)
Cash paid for the repayment premium associated with the McGrath Notes	(7,459)
Repayment of outstanding borrowings on the McGrath Notes	(175,000)
Repayment of outstanding borrowings on the McGrath Lines of Credit	(588,000)
Net adjustment to long-term debt	$1,891,175

d)
Adjustment to interest expense represents the following:

(in thousands)	For the year ended December 31, 2023
Interest expense related to the WillScot Mobile Mini ABL Facility (i)	$116,094
Interest expense related to the WillScot Mobile Mini secured bridge loan facilities (ii)	88,500
Elimination of interest expense related to the McGrath Notes	(3,614)
Elimination of interest expense related to the McGrath Lines of Credit	(35,592)
Elimination of amortization of deferred financing costs for the McGrath Notes	(11)
Elimination of amortization of deferred financing costs for the McGrath Lines of Credit	(1,344)
Amortization of deferred financing costs on the WillScot Mobile Mini ABL Facility	1,278
Amortization of deferred financing costs on the WillScot Mobile Mini secured bridge loan facilities	4,455
Net adjustment to interest expense	$169,766

(i)
Represents interest expense on the additional $1.7 billion draw on the ABL Facility. The adjustment assumes the financing was obtained on January 1, 2023. The additional borrowings on the ABL Facility stipulate a contractual rate based on the Secured Overnight Financing Rate (“SOFR”) plus a spread. The interest rate assumed for purposes of preparing this pro forma financial information is 6.85%, which is a SOFR rate of 5.35% plus a spread of 1.50%. A 1/8 of a percentage point change in the benchmark interest rate for the additional $1.7 billion draw on the ABL Facility, which is subject to a variable interest rate, would increase or decrease the pro forma interest expense by approximately $2.1 million annually.

(ii)
Represents interest expense on the $1.0 billion secured bridge loan facilities. The adjustment assumes the financing was obtained on January 1, 2023. The Commitment Letter, as further described in the section of this proxy statement/prospectus entitled “Description of Material Indebtedness,” stipulates a contractual rate for borrowings on the secured bridge facilities based on the SOFR plus a spread, which increases quarterly. The interest rate assumed for purposes of preparing this pro forma financial information is 8.85%, which is a SOFR rate of 5.35% plus a spread of 3.50%. A 1/8 of a percentage point change in the benchmark interest rate for the additional $1.0 billion secured bridge loan facilities, which are subject to a variable interest rate, would increase or decrease the pro forma interest expense by approximately $1.3 million annually.

e)
Adjustment to recognize the income tax impacts of the pro forma adjustments. Tax expense is recognized using a U.S. federal and state statutory tax rate of 25%. This rate may vary from the effective tax rates of the historical companies and the Combined Company.

WILLSCOT MOBILE MINI BENEFICIAL OWNERSHIP TABLE
The following table shows information as of April 2, 2024, regarding the beneficial ownership of WillScot Mobile Mini Common Stock by: (1) each director; (2) each named executive officer; (3) the directors and executive officers as a group; and (4) each WillScot Mobile Mini stockholder that WillScot Mobile Mini knows to be the beneficial owner of more than 5% of the outstanding shares of WillScot Mobile Mini Common Stock, as determined based on a review by WillScot Mobile Mini of filings with the SEC. Unless otherwise noted, each person named in the table has sole voting power and sole investment power. The beneficial ownership of WillScot Mobile Mini Common Stock is based on 190,598,309 shares of WillScot Mobile Mini Common Stock issued and outstanding, as of April 2, 2024.
	Common Stock
Name and Address of Beneficial Owner	Number of Shares	%
Directors and Executive Officers(1)
Bradley L. Soultz(2)(3)	1,091,869	*
Timothy D. Boswell(2)(4)	392,965	*
Hezron T. Lopez(2)	76,693	*
Felicia K. Gorcyca	—
Graeme Parkes(2)(5)	149,444	*
Sally J. Shanks(2)	39,126	*
Erik Olsson(6)	616,463	*
Gerard E. Holthaus(7)	402,294	*
Mark S. Bartlett(7)	146,077	*
Jeff Sagansky(7)	2,420,905	1.3%
Michael W. Upchurch(7)	36,541	*
Rebecca L. Owen(7)	31,147	*
Erika T. Davis(7)	9,836	*
Natalia N. Johnson(7)	3,463	*
All executive officers and directors as a group(8)	5,616,823	2.9%
Five Percent Holders
The Vanguard Group, Inc.(9)	17,516,434	9.2%
Fidelity Management & Research Company LLC(10)	11,860,827	6.2%
BlackRock, Inc(11).	11,553,229	6.1%
T. Rowe Price Associates, Inc.(12)	11,220,134	5.9%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options or warrants that are currently exercisable or exercisable within 60 days. Unless otherwise noted, the business address of each stockholder listed above is 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008.

(2)
Does not include any unvested stock options, Performance-Based RSUs or Time-Based RSUs granted under the WillScot Mobile Mini 2020 Incentive Award Plan, all of which are subject to forfeiture.

(3)
Includes 338,876 shares held in an irrevocable trust of which Mr. Soultz is the sole trustee and 141,725 shares and 408,497 vested options held in a separate irrevocable trust of which Mr. Soultz’s spouse is a co-trustee.

(4)
Includes 267,274 shares held in an irrevocable trust of which immediate family members of Mr. Boswell are the sole trustees and 125,691 vested options.

(5)
Includes 75,042 vested options.

(6)
Includes 4,345 unvested restricted shares of WillScot Mobile Mini Common Stock that are subject to forfeiture, which were granted to Mr. Olsson in June 2023 as part of WillScot Mobile Mini’s annual non-executive director compensation program.

(7)
Includes 3,523 unvested restricted shares of WillScot Mobile Mini Common Stock that are subject to forfeiture, which were granted to Mr. Holthaus, Mr. Bartlett, Mr. Sagansky, Ms. Owen, Ms. Davis and Mr. Upchurch in June 2023, and includes 3,463 unvested restricted shares of WillScot Mobile Mini Common Stock that are subject to forfeiture, which were granted to Ms. Johnson as part of WillScot Mobile Mini’s annual non-executive director compensation program.

(8)
Beneficial Ownership for stockholders with 5% or more ownership is based the most recently available 13G filings.

(9)
According to a Schedule 13G/A filed February 13, 2024, on behalf of The Vanguard Group. The Vanguard Group has beneficial ownership over the shares reported. The Vanguard Group has shared voting power with respect to 72,696 shares, and sole and shared dispositive power with respect to 17,236,886 shares and 279,548 shares, respectively. The business address of this stockholder is 100 Vanguard Blvd., Malvern, PA 19355.

(10)
According to a Schedule 13G/A filed February 9, 2024, on behalf of Fidelity Management & Research Company. Fidelity Management & Research Company has beneficial ownership over the shares reported. Fidelity Management & Research Company has sole voting power with respect to 11,853,707 shares and sole dispositive power with respect to 11,860,827 shares. The business address of this stockholder is 245 Summer Street, Boston, Massachusetts 02210.

(11)
According to a Schedule 13G/A filed January 29, 2024, on behalf of BlackRock, Inc. BlackRock, Inc. has beneficial ownership over the shares reported. BlackRock, Inc. has sole voting power with respect to 10,726,632 shares and sole dispositive power with respect to 11,553,229 shares. The business address of this stockholder is 50 Hudson Yards, New York, NY 10001.

(12)
According to Schedule 13G filed February 14, 2014, on behalf of T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. has beneficial ownership over the shares reported. T. Rowe Price Associates, Inc. has sole voting power with respect to 2,496,152 shares and sole dispositive power with respect to 11,211,516 shares. The business address of this stockholder is 100 E. Pratt Street, Baltimore, MD 21202.

MCGRATH BENEFICIAL OWNERSHIP TABLE
The table below sets forth information known to McGrath regarding the number of shares of McGrath Common Stock beneficially owned as of the close of business on April 1, 2024, by (i) each of McGrath’s directors, (ii) McGrath executive officers, (iii) all of McGrath’s directors and executive officers as a group, and (iv) each McGrath shareholder that McGrath knows to be the beneficial owner of more than 5% of the outstanding shares of McGrath Common Stock, as determined based on a review by McGrath of filings with the SEC.
Beneficial Owner(1)(2)	Shares Beneficially Owned(3)	Percentage of Class of Shares Beneficially Owned
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	2,691,278	11.0%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	2,127,591	8.7%
Franklin Mutual Advisors, LLC(6) 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	1,866,600	7.6%
Joseph Hanna(7)	171,249	*
Keith E. Pratt(7)	56,867	*
Philip B. Hawkins(7)	4,283	*
Gilda Malek(7)(8)	919	*
Kristina Van Trease(7)	5,507	*
Nicolas C. Anderson	1,500	*
Kimberly A. Box	8,500	*
Smita Conjeevaram	4,500	*
William J. Dawson	28,105	*
Elizabeth A. Fetter	5,970	*
Bradley M. Shuster	11,700	*
All executive officers and directors as a group (15 persons)(9)	377,369	1.6%

*
The percentage of shares beneficially owned by this director or executive officer constitutes less than 2% of McGrath Common Stock as of April 1, 2024.

(1)
Except as otherwise indicated, the address of each of the executive officers and directors is c/o McGrath, 5700 Las Positas Road, Livermore, California 94551.

(2)
To McGrath’s knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each shareholder named in this table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

(3)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of McGrath Common Stock subject to equity awards currently exercisable or that will become exercisable within 60 days of April 1, 2024, are deemed outstanding for computing the percentage of the person holding such equity awards, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 24,548,743 shares of McGrath Common Stock outstanding as of April 1, 2024.

(4)
The Vanguard Group filed Amendment No. 12 to Schedule 13G with the SEC on February 13, 2024, and reported beneficial ownership of 2,691,278 shares, sole dispositive power with respect to 2,619,230 shares of McGrath Common Stock, shared voting power with respect to 45,854 shares of Common

Stock, and shared dispositive power with respect to 72,048 shares of McGrath Common Stock. The Schedule 13G/A contained information as of December 29, 2023, and may not reflect current holdings of McGrath Common Stock.
(5)
BlackRock, Inc. filed Amendment No. 15 to Schedule 13G with the SEC on January 25, 2024, and reported beneficial ownership of 2,127,591 shares and sole voting power with respect to 2,062,608 shares of McGrath Common Stock. The Schedule 13G/A contained information as of December 31, 2023, and may not reflect current holdings of McGrath Common Stock.

(6)
Franklin Mutual Advisers, LLC filed Amendment No. 2 to Schedule 13G with the SEC on January 30, 2024, and reported beneficial ownership of 1,866,600 shares, sole voting power with respect to 1,763,647 shares, and sole dispositive power with respect to 1,866,600 shares of McGrath Common Stock. The securities reported are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Franklin Mutual Advisers, LLC (“FMA”), an indirect wholly owned subsidiary of Franklin Resources, Inc. (“FRI”). When an investment management contract (including a sub-advisory agreement) delegates to FMA investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FMA as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FMA reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise noted in Item 4 of Schedule 13G. As a result, for purposes of Rule 13d-3 under the Act, FMA may be deemed to be the beneficial owner of the securities reported in Schedule 13G. The Schedule 13G contained information as of December 31, 2023, and may not reflect current holdings of McGrath Common Stock.

(7)
Includes the shares held by the KSOP for the benefit of the named individual. The number of shares included is 258 shares for Mr. Hanna; 350 shares for Mr. Pratt; 19,304 shares for Mr. Hawkins; 0 shares for Ms. Malek; 1,167 shares for Ms. Van Trease; and 37,489 shares for all executive officers and directors as a group. These shares are included because beneficiaries under the KSOP hold sole voting power over the shares (whether or not rights to the shares have vested).

(8)
Ms. Malek was hired by the Company effective March 21, 2023.

(9)
See footnotes (8) and (9).

DESCRIPTION OF MATERIAL INDEBTEDNESS
In connection with the Merger Agreement, on January 28, 2024, WillScot Mobile Mini entered into a commitment letter, which was further amended and restated on February 12, 2024 (filed as Exhibit 10.1 to the registration statement of which this proxy statement/prospectus forms a part) pursuant to which certain financial institutions have committed to provide, in accordance with the terms of the Commitment Letter, (i) an $875 million eight year senior secured bridge credit facility, (ii) an $875 million five year senior secured bridge credit facility and (iii) an upsize to WSI’s existing $3.7 billion ABL credit facility by $750 million to $4.45 billion to (x) repay McGrath’s existing credit facilities and notes, (y) fund the cash portion of the Merger Consideration (as defined below) and (z) pay the fees, costs and expenses incurred in connection with the Integrated Mergers and the related transactions, subject to customary conditions.
On February 27, 2024 and as contemplated by the Commitment Letter, WSI entered into a Sixth Amendment (the “Sixth Amendment”), which amended WSI’s existing ABL Credit Agreement, dated as of July 1, 2020 (as amended by the First Amendment to the ABL Credit Agreement, dated as of December 2, 2020, the LIBOR Transition Amendment, dated as of December 6, 2021, the Third Amendment to the ABL Credit Agreement, dated as of December 16, 2021, the Fourth Amendment to the ABL Credit Agreement, dated as of June 30, 2022, the Fifth Amendment to the ABL Credit Agreement dated as of February 26, 2024, the Sixth Amendment dated as of February 27, 2024 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “ABL Facility”) with Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “ABL Administrative Agent”). The amendments contemplated by the Sixth Amendment will not become effective until the closing of the Transaction. In connection with WSI’s entry into the Sixth Amendment and the increased borrowings available therefrom, WSI delivered a notice of reduction of bridge commitment, filed as Exhibit 10.2 to the registration statement of which this proxy statement/prospectus forms a part, reducing each senior secured bridge facility by $375 million. After giving effect to such reductions, (i) the aggregate principal amount of outstanding commitments with respect to the eight-year senior secured bridge credit facility is $500 million and (ii) the aggregate principal amount of outstanding commitments with respect to the five year senior secured bridge credit facility is $500 million
The following is a description of the principal indebtedness that WillScot Mobile Mini is expected to have following the Transaction.
ABL Facility
The ABL Facility, as modified by the Sixth Amendment, matures on June 30, 2027 and will consist of a $4.45 billion asset backed revolving credit facility available to be drawn by WSI and certain of its subsidiaries organized in the United States (the “US Borrowers”), Canada (the “Canadian Borrowers”) and England and Wales (the “UK Borrowers”, and together with the US Borrowers and the Canadian Borrowers, the “Borrowers”). Borrowings by Canadian Borrowers and UK Borrowers are subject to an aggregate subfacility cap of $405.5 million (the “Multicurrency Sublimit”). The ABL Facility includes an accordion feature that permits the Borrowers to increase the ABL Facility in an aggregate amount not to exceed $750.0 million plus the amount of any voluntary prepayments of the ABL Facility that are accompanied by permanent commitment reductions, subject to the satisfaction of customary conditions.
The ABL Facility is available to be drawn in US Dollars, Canadian Dollars, Euros and British Pounds Sterling. Borrowings under the ABL Facility will initially bear interest at (i) in the case of US Dollars, at the applicable US Borrower’s option, either a Term SOFR-based rate plus 1.50% or alternative base rate plus 0.50%, (ii) in the case of Canadian Dollars, at the applicable Canadian Borrower’s option, either (prior to the Term CORRA Activation Date) Daily Simple CORRA rate plus 1.50%, (from and after the Term CORRA Activation Date) a Term CORRA rate plus 1.50% or Canadian prime rate plus 0.50% and (iii) in the case of Euros and British Pounds Sterling, a EURIBOR-based or SONIA-based rate plus 1.50%, as applicable. Each such interest rate shall be subject to one step down of 0.25% and one step up of 0.25% based on the daily average availability to be drawn under the ABL Facility during the preceding quarter.
Borrowing availability under the ABL Facility is subject to each of the borrowing bases described below and, in the case of the Canadian Borrowers and the UK Borrowers, the Multicurrency Sublimit.

The borrowing base applicable to the US Borrowers (the “US Borrowing Base”) is, at any time of determination, an amount equal to the sum, without duplication, of:
(a)
85% of the net book value of the US Borrowers’ and the US Guarantors’ (as defined below) eligible accounts receivable, plus;

(b)
the lesser of:

(i)
95% of the net book value of the US Borrowers’ and the US Guarantors’ eligible rental equipment and

(ii)
the product of (x) 90% multiplied by (y) the lower of (A) cost and (B) net orderly liquidation value percentage identified in the most recent appraisal multiplied by the net book value of the US Borrowers’ and the US Guarantors’ eligible rental equipment (or, in the case of custom containers and ISO containers that are presold, the lower of (A) cost and (B) sales invoice price), plus;

(c)
subject to a cap of $100.0 million in respect of this clause (c) individually, and a shared cap of $200.0 million in respect of this clause (c), clause (c) of the UK Borrowing Base (as defined below) and clause (c) of the Canadian Borrowing Base (as defined below), the sum of:

(i)
90% of the net book value of the US Borrowers’ and the US Guarantors’ eligible modular and container inventory held for sale,

(ii)
90% of net book value of the US Borrowers’ and the US Guarantors’ eligible work in process modular and container inventory, and

(iii)
65% of the cost of US Borrowers’ and the US Guarantors’ eligible raw material inventory (or, in the case of steel, lumber, plywood, or paint, for purposes of fiscal year end calculations, 65% of the lower of the cost or market value of such eligible raw materials), in each case, other than any of the foregoing items that consist of eligible rental equipment which are subject to clause (b) above, plus;

(d)
subject to a cap of $125.0 million, the sum of:

(i)
85% of the net orderly liquidation value of the US Borrowers’ and the US Guarantors’ eligible machinery and equipment (other than rental equipment which is subject to clause (b) above), and

(ii)
solely at WSI’s option, 60% of the appraised fair market value of eligible real property, plus;

(e)
100% of the US Borrowers’ and the US Guarantors’ unrestricted cash and cash equivalents that are subject to a first priority lien and control agreement in favor of the ABL Administrative Agent;

(f)
from and after the delivery of the initial field examination and appraisal with respect to McGrath and its subsidiaries, the lesser of (i) ninety-five percent (95%) of the net book value of eligible electronic test equipment of the US Borrowers and the US Guarantors and (ii) eighty-five percent (85%) of the net orderly liquidation value percentage identified in the most recent appraisal of eligible electronic test equipment of the US Borrowers and the US Guarantors, minus;

(g)
customary reserves.

The borrowing base applicable to the Canadian Borrowers (the “Canadian Borrowing Base”) is, at any time of determination, an amount equal to the sum, without duplication, of:
(a)
85% of the net book value of the Canadian Borrowers’ and the Canadian Guarantors’ eligible accounts receivable, plus;

(b)
the lesser of:

(i)
95% of the net book value of the Canadian Borrowers’ and the Canadian Guarantors’ eligible rental equipment, and

(ii)
the product of (x) 90% multiplied by (y) the lower of (A) cost and (B) net orderly liquidation value percentage identified in the most recent appraisal ordered by the ABL Administrative Agent multiplied by the net book value of the Canadian Borrowers’ and the Canadian Guarantors’ eligible rental equipment (or, in the case of custom containers and ISO containers that are presold, the lower of (A) cost and (B) sales invoice price), plus;

(c)
subject to a cap of $100.0 million in respect of this clause (c) individually, and a shared cap of $200.0 million in respect of this clause (c), clause (c) of the US Borrowing Base and clause (c) of the UK Borrowing Base, the sum:

(i)
90% of the net book value of the Canadian Borrowers’ and the Canadian Guarantors’ eligible modular and container inventory held for sale,

(ii)
90% of net book value of the Canadian Borrowers’ and the Canadian Guarantors’ eligible work in process modular and container inventory, and

(iii)
65% of the cost of the Canadian Borrowers’ and the Canadian Guarantors’ eligible raw material inventory, (except, in the case of steel, lumber, plywood, or paint where, for purposes of fiscal year end calculations in which case it is 65% of the lower of the cost or market value of such eligible raw materials), in each case, other than any of the foregoing items that consist of eligible rental equipment which are subject to clause (b) above, plus;

(d)
subject to a cap of $25.0 million, 85% of the net orderly liquidation value of the Canadian Borrowers’ and the Canadian Guarantors’ eligible machinery and equipment (other than rental equipment which is subject to clause (b) above), plus;

(e)
100% of the Canadian Borrower’s and the Canadian Guarantors’ unrestricted cash and cash equivalents that are subject to a first priority lien and control agreement in favor of the ABL Administrative Agent, minus;

(f)
customary reserves.

The borrowing base applicable to the UK Borrowers (the “UK Borrowing Base”) is, at any time of determination, an amount equal to the sum, without duplication, of:
(a)
85% of the net book value of the UK Borrowers’ and the UK Guarantors’ eligible accounts receivable, plus

(b)
the lesser of:

(i)
95% of the net book value of the UK Borrowers’ and the UK Guarantors’ eligible rental equipment, and

(ii)
the product of (x) 90% multiplied by (y) the lower of (A) cost and (B) net orderly liquidation value percentage identified in the most recent appraisal ordered by the ABL Administrative Agent multiplied by the net book value of the UK Borrowers’ and the UK Guarantors’ eligible rental equipment (or, in the case of custom containers and ISO containers that are presold, the lower of (A) cost and (B) sales invoice price), plus:

(c)
subject to a cap of $100.0 million in respect of this clause (c) individually, and a shared cap of $200.0 million in respect of this clause (c), clause (c) of the US Borrowing Base and clause (c) of the Canadian Borrowing Base, the sum:

(i)
90% of the net book value of the UK Borrowers’ and the UK Guarantors’ eligible modular and container inventory held for sale,

(ii)
90% of net book value of the UK Borrowers’ and the UK Guarantors’ eligible work in process modular and container inventory, and

(iii)
65% of the cost of the UK Borrowers’ and the UK Guarantors’ eligible raw material inventory, (except, in the case of steel, lumber, plywood, or paint where, for purposes of fiscal year end calculations in which case it is 65% of the lower of the cost or market value of such eligible raw materials), in each case, other than any of the foregoing items that consist of eligible rental equipment which are subject to clause (b) above, plus
(d)
subject to a cap of $25.0 million, 85% of the net orderly liquidation value of the UK Borrowers’ and the UK Guarantors’ eligible machinery and equipment (other than rental equipment which is subject to clause (b) above), plus

(e)
100% of the UK Borrower’s and the UK Guarantors’ unrestricted cash and cash equivalents that are subject to a first priority lien and control agreement in favor of the ABL Administrative Agent, minus

(f)
customary reserves.

Borrowing capacity under the ABL Facility is made available to the US Borrowers for up to $145.0 million of letters of credit and to the Canadian Borrowers for up to $75 million of letters of credit. Additionally, US Borrowers may incur up to $170.0 million of swingline loans and Canadian Borrowers may incur up to $50.0 million of swingline loans, in each case as a subfacility of the ABL Facility and subject only to same-day notice and customary conditions.
Obligations of the US Borrowers will be unconditionally guaranteed by WS Holdings and each of its direct or indirect wholly owned material restricted subsidiaries that are organized in the United States (the “US Guarantors”). Obligations of the Canadian Borrowers will be unconditionally guaranteed by each of WS Holdings’ direct or indirect wholly owned material restricted subsidiaries that are organized in Canada (the “Canadian Guarantors”). Obligations of the UK Borrowers will be unconditionally guaranteed by each of WS Holdings’ direct or indirect wholly owned material restricted subsidiaries that are organized in England and Wales (the “UK Guarantors”, together with the US Guarantors and the Canadian Guarantors, the “Guarantors”).
The terms of the ABL Facility include customary representations and warranties and affirmative and negative covenants (including, without limitation, negative covenants limiting the ability of WSI and its restricted subsidiaries to incur debt, issue disqualified stock, grant liens, engage in certain fundamental changes, make asset sales, investments and acquisitions, make payments on account of equity interests, prepay junior indebtedness, enter into agreements involving negative pledges or restrictions on subsidiary distributions, make certain changes in the conduct of their businesses, amend organizational documents, change fiscal year, enter into certain hedge agreements and a negative covenant with respect to unit subsidiaries and amendments to master lease agreements).
Senior Secured Notes
2025 Senior Secured Notes
On June 15, 2020, a special purpose subsidiary of WillScot Mobile Mini completed a private offering of $650.0 million in aggregate principal amount of its 6.125% senior secured notes due 2025 (the “2025 Secured Notes”). The issuer entered into an indenture dated June 15, 2020 with Deutsche Bank Trust Company Americas, as trustee (as amended from time to time, the “2025 Notes Indenture”), which governs the terms of the 2023 Secured Notes. Interest is payable semiannually on June 15 and December 15 of each year.
On and after June 15, 2023, WSI may redeem the 2025 Secured Notes, in whole or in part, at the redemption prices expressed as percentages of principal amount set forth below plus accrued and unpaid interest to but not including the applicable redemption date (subject to the holders’ right to receive interest due on an interest payment date falling on or prior to the redemption date), if redeemed during the 12 month period beginning on June 15 of each of the years set forth below.
Year	Redemption Price
2023	101.531%
2024 and thereafter	100.000%

The 2025 Secured Notes are unconditionally guaranteed by WS Holdings and each of WSI’s wholly owned US subsidiaries (the “Note Guarantors”). WillScot Mobile Mini is not a guarantor of the 2025 Secured Notes. The Note Guarantors and certain of WSI’s non-US subsidiaries are guarantors or borrowers under the ABL Facility. These guarantees are secured by a second priority security interest in substantially all of the assets of WSI and the Note Guarantors (subject to customary exclusions) and are subordinated to WSI’s obligations under the ABL Facility.
2028 Senior Secured Notes
On August 25, 2020, a subsidiary of WillScot Mobile Mini completed a private offering of $500.0 million in aggregate principal amount of its 4.625% senior secured notes due 2028 (the “2028 Secured Notes”). The issuer entered into an indenture dated August 25, 2020 with Deutsche Bank Trust Company Americas, as trustee (as amended from time to time, the “2028 Notes Indenture”), which governs the terms of the 2028 Secured Notes. Interest is payable semiannually on August 15 and February 15 of each year.
On and after August 15, 2023, WSI may redeem the 2028 Secured Notes, in whole or in part, at the redemption prices expressed as percentages of principal amount set forth below plus accrued and unpaid interest to but not including the applicable redemption date (subject to the holders’ right to receive interest due on an interest payment date falling on or prior to the redemption date), if redeemed during the 12 month period beginning on August 15 of each of the years set forth below.
Year	Redemption Price
2023	102.313%
2024	101.156%
2025 and thereafter	100.000%
The 2028 Secured Notes are unconditionally guaranteed the Note Guarantors. WillScot Mobile Mini is not a guarantor of the 2028 Secured Notes. The Note Guarantors and certain of WSI’s non-US subsidiaries are guarantors or borrowers under the ABL Facility. These guarantees are secured by a second priority security interest in substantially all of the assets of WSI and the Note Guarantors (subject to customary exclusions) and are subordinated to WSI’s obligations under the ABL Facility.
2031 Senior Secured Notes
On September 25, 2023, a subsidiary of WSI completed a private offering of $500.0 million in aggregate principal amount of its 7.375% senior secured notes due 2031 (the “2031 Secured Notes”). The issuer entered into an indenture dated September 25, 2023 with Deutsche Bank Trust Company Americas, as trustee (“2031 Notes Indenture”), which governs the terms of the 2031 Secured Notes. Interest is payable semiannually on April 1 and October 1 of each year, beginning April 1, 2024.
WSI may redeem the 2031 Secured Notes at any time before October 1, 2026 at a redemption price equal to 100% of the principal amount thereof, plus a customary make whole premium for the 2028 Secured Notes being redeemed, plus accrued and unpaid interest, if any, to but not including the redemption date. Before October 1, 2026, WSI may redeem up to 40% of the aggregate principal amount of the 2028 Secured Notes at a price equal to 107.375% of the principal amount of the 2031 Secured Notes being redeemed, plus accrued and unpaid interest, if any, to but not including the redemption date with the net proceeds of certain equity offerings. WSI may also redeem up to 10% of the aggregate principal amount of the 2031 Secured Notes at any time prior to October 1, 2026 at a redemption price equal to 103% of the principal amount of the 2031 Secured Notes being redeemed during each 12-month period commencing with the issue date, plus accrued and unpaid interest, if any, to but not including the redemption date.
On and after October 1, 2026, WSI may redeem the 2028 Secured Notes, in whole or in part, at the redemption prices expressed as percentages of principal amount set forth below plus accrued and unpaid interest to but not including the applicable redemption date (subject to the holders’ right to receive interest due on an interest payment date falling on or prior to the redemption date), if redeemed during the 12 month period beginning on October 1 of each of the years set forth below.

Year	Redemption Price
2026	103.688%
2027	101.844%
2028 and thereafter	100.000%
The 2031 Secured Notes are unconditionally guaranteed by the Note Guarantors. WillScot is not a guarantor of the 2031 Secured Notes. The Note Guarantors and certain of WSI’s non-US subsidiaries are guarantors or borrowers under the ABL Facility. These guarantees are secured by a second priority security interest in substantially all of the assets of WSI and the Note Guarantors (subject to customary exclusions) and are subordinated to WSI’s obligations under the ABL Facility. Upon the repayment of the 2025 Secured Notes and the 2028 Secured Notes, if the lien associated with the ABL Facility represents the only lien outstanding on the collateral under the 2031 Secured Notes (other than certain permitted exceptions), the collateral securing the 2031 Secured Notes will be released and the 2031 Secured Notes will become unsecured subject to satisfaction of customary conditions.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS
McGrath is incorporated under the laws of the State of California, and, accordingly, the rights of its shareholders are currently governed by the California Corporations Code. WillScot Mobile Mini is and will continue to be a Delaware corporation following completion of the Transaction and governed by the DGCL.
As of the Effective Time, McGrath shareholders immediately prior to the Effective Time will receive WillScot Mobile Mini Common Stock. McGrath’s pre-Transaction shareholders will hold approximately 12.6% of the outstanding shares of WillScot Mobile Mini Common Stock as of the Effective Time. The rights of the former McGrath shareholders will thereafter be governed by the DGCL and by the WillScot Mobile Mini Charter and the WillScot Mobile Mini Bylaws.
The following description summarizes the material differences between rights of McGrath shareholders and WillScot Mobile Mini stockholders based on the governing documents of McGrath and WillScot Mobile Mini that are in effect as of the date of this proxy statement/prospectus. This does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Shareholders should read carefully the relevant provisions of the California Corporations Code, the McGrath Articles and McGrath Bylaws, the DGCL and the WillScot Mobile Mini Charter and the WillScot Mobile Mini Bylaws. Copies of the documents referred to in this summary may be obtained as described under the section entitled “Where You Can Find More Information.”
	McGrath	WillScot Mobile Mini
Authorized Capital Stock	The authorized capital stock of McGrath consists of 40,000,000 shares of common stock, no par value.	The authorized capital stock of WillScot Mobile Mini consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.
Preferred Stock	—	The WillScot Mobile Mini Charter provides that the WillScot Mobile Mini Board has the exclusive authority to authorize the issue of one or more series of preferred stock and fix by resolution the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, as well as the qualifications, limitations or restrictions of the series.
Dividends	The McGrath Bylaws provide that the McGrath Board has the authority to declare a distribution to the shareholders of the corporation. The McGrath Board may delegate to a committee of the McGrath Board the power to declare a distribution at a specified rate or in a periodic amount or within a price range determined by the McGrath Board.	The WillScot Mobile Mini Bylaws provide that the WillScot Mobile Mini Board has the power to declare and pay dividends on the shares of WillScot Mobile Mini’s capital stock, to set apart a reserve or reserves for any proper purpose out of any of the funds of WillScot Mobile Mini available for dividends and to abolish any such reserve.

	McGrath	WillScot Mobile Mini
Special Meetings of Shareholders	The McGrath Bylaws provide that special meetings of McGrath shareholders may be called at any time only by the McGrath Board, the Chairman or the President of McGrath or by the holders of shares in the aggregate entitled to cast not less than 10 percent of the votes at the meeting.	The WillScot Mobile Mini Charter and the WillScot Mobile Mini Bylaws provide that special meetings of WillScot Mobile Mini’s stockholders may be called at any time only by the WillScot Mobile Mini Board, the Chairman or the Chief Executive Officer of WillScot Mobile Mini, subject to the rights of the holders of any series of preferred stock. The ability of WillScot Mobile Mini stockholders to call a special meeting is specifically denied.
Special Meetings of the Board of Directors	The McGrath Bylaws provide that special meetings of the McGrath Board for any purpose or purposes may be called at any time by the Chairman of the McGrath Board or the President or any Vice President or the Secretary or any two directors.	The WillScot Mobile Mini Bylaws provide that special meetings of the WillScot Mobile Mini Board may be held at any time or place whenever called by the Chief Executive Officer, the Chairman of the WillScot Mobile Mini Board or a majority of the WillScot Mobile Mini Board.
Quorum and Manner of Acting at Meetings of the Board	The McGrath Bylaws provide that a majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of the McGrath Bylaws. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the McGrath Board, subject to the provisions of Section 310 of the California Corporations Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the California Corporations Code (as to appointment of committees), and Section 317(e) of the California Corporations Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.	The WillScot Mobile Mini Bylaws provide that a majority of the directors of the WillScot Mobile Mini Board will constitute a quorum for the transaction of business at any meeting. Except in cases in which the WillScot Mobile Mini Charter, the WillScot Mobile Mini Bylaws, or any agreements binding upon WillScot Mobile Mini otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the WillScot Mobile Mini Board.

	McGrath	WillScot Mobile Mini
Shareholder Action by Written Consent	The McGrath Bylaws provide that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of the election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the McGrath Board, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.	The WillScot Mobile Mini’s Charter provides that subject to the rights of the holders of preferred stock, any action required or permitted to be taken by WillScot Mobile Mini’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.
Shareholder Proposals and Nominations of Candidates for Election to the Board of Directors	The McGrath Articles and the McGrath Bylaws do not include provisions on shareholder proposals or the nomination of candidates for election to the McGrath Board. In order for proposals or nominations to be considered at the shareholder meeting, shareholders are required to follow Rule 14a 8 under the Exchange Act and instructions in the previous year’s proxy materials or other public announcements by McGrath.
The WillScot Mobile Mini Bylaws allow stockholders of record at the time notice is provided in accordance with the WillScot Mobile Mini Bylaws, who are entitled to vote at the meeting and who comply with the notice procedures set forth in the WillScot Mobile Mini Bylaws, including but not limited to giving timely notice in writing to the Secretary at the principal executive office of WillScot Mobile Mini, to nominate candidates for election to WillScot Mobile Mini Board or to propose business to be considered by stockholders at an annual meeting, or special meeting, as applicable.
Such proposals and nominations (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Exchange Act and indicated in the notice of meeting) may only be brought in accordance with the

	McGrath	WillScot Mobile Mini

applicable provision of the WillScot Mobile Mini Bylaws.
To be timely with respect to an annual meeting of stockholders, notice of such proposals and nominations must be delivered to the Secretary at WillScot Mobile Mini’s principal executive office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided that, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by WillScot Mobile Mini.
To be timely with respect to a special meeting of stockholders, notice of nominations in compliance with the WillScot Mobile Mini Bylaws must be received by the Secretary at the principal executive offices of WillScot Mobile Mini not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the WillScot Mobile Mini Board to be elected at such special meeting.

Proxy Access for Director Nominations	The McGrath Articles and the McGrath Bylaws do not include provisions on proxy access. In order for proposals or nominations to be included in McGrath’s proxy	The WillScot Mobile Mini Charter and the WillScot Mobile Mini Bylaws do not include provisions on proxy access. In order for proposals or nominations to be included in

	McGrath	WillScot Mobile Mini
	materials for the annual stockholder meeting, stockholders are required to follow Rule 14a-8 under the Exchange Act and instructions in the previous year’s proxy materials or other public announcements by McGrath.	WillScot Mobile Mini’s proxy materials for the annual stockholder meeting of a particular year, stockholders are required to follow Rule 14a-8 under the Exchange Act and instructions in the previous year’s proxy materials or other public announcements by WillScot Mobile Mini.
Number of Directors	The McGrath Bylaws provide that the number of directors shall be not less than five nor more than nine and shall be fixed from time to time by the affirmative vote of the McGrath Board.	The WillScot Mobile Mini Charter provides that the number of directors shall be not less three nor more than 13 and shall be fixed from time to time by the affirmative vote of a majority of the authorized directors of the WillScot Mobile Mini Board.
Election of Directors
The McGrath Bylaws provide that all directors shall be elected at each annual meeting of shareholders or, if such annual meeting is not held or directors are not elected thereat, at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual or special meeting of shareholders at which directors are elected and until their successors are elected and qualified.
A plurality of the votes cast is required for the election of directors. In an uncontested election, any director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance and Nominating Committee of the McGrath Board is required to make recommendations to the McGrath Board with respect to any such letter of resignation. The McGrath Board is required to take action with respect to this recommendation within 90 days following certification of the shareholder vote and to disclose its decision-making process.

The WillScot Mobile Mini Charter and the WillScot Mobile Mini Bylaws provide that all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.
The WillScot Mobile Mini Board is not classified.
WillScot Mobile Mini’s directors are elected by a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided, that if the number of nominees exceeds the number of directors to be elected, the directors must be elected by the vote of a plurality of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee.
If a director then serving on WillScot Mobile Mini Board does not receive the required majority, the director shall tender his or her resignation to WillScot Mobile Mini Board and the Nominating and Corporate Governance Committee of the WillScot Mobile Mini Board

	McGrath	WillScot Mobile Mini
shall make a recommendation within 90 days to the WillScot Mobile Mini Board whether to accept the resignation or take any other actions.
Removal of Directors	Under the California Corporations Code, any and all directors may be removed without cause by a majority of the outstanding shares. The McGrath Articles and the McGrath Bylaws do not include provisions related to the removal of directors from the McGrath Board.	The WillScot Mobile Mini Charter and the WillScot Mobile Mini Bylaws do not include provisions related to the removal of directors from the WillScot Mobile Mini Board.
Vacancies of Directors
The McGrath Bylaws provide that vacancies in the McGrath Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.
McGrath shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.
The WillScot Mobile Mini Charter provides that subject to the rights of the holders of any series of preferred stock, vacancies occurring on the WillScot Mobile Mini Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. A person so elected to fill a vacancy or newly created directorship shall hold office until the next election of directors and until his or her successor shall be duly elected and qualified.
Amendments to Certificate of Incorporation	Under the California Corporations Code, amendments to a corporation’s articles of incorporation may be adopted if approved by the board of directors and a majority of the outstanding shares entitled to vote.	Under the DGCL, an amendment to the certificate of incorporation generally requires (1) the approval of the board of directors, (2) the approval of the holders of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of any class entitled to vote thereon as a class, if any.
Amendments to Bylaws	The McGrath Bylaws provide that the McGrath Bylaws may be amended or repealed, or new bylaws	The WillScot Mobile Mini Bylaws provide that the WillScot Mobile Mini Bylaws may be repealed,

	McGrath	WillScot Mobile Mini
	may be adopted, by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote or by the McGrath Board, except with respect to the number of directors set forth in the bylaws, which requires the vote or written consent of the holders of a majority of the outstanding shares entitled to vote.	altered or amended, or substituted bylaws may be adopted at any time, only by resolution duly adopted by a majority of the full WillScot Mobile Mini Board, subject to repeal or change by action of WillScot Mobile Mini stockholders.
Indemnification of Directors and Officers
The California Corporations Code provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification extends only to expenses actually and reasonably incurred in connection with the defense or settlement of such action.
The California Corporations Code provides that any indemnification must be made by the corporation only as authorized in the specific

Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation. Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation’s request against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement of actions taken, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. However, with respect to actions by or in the rights of the corporation, no indemnification may be paid for judgments and settlements or to the extent the person is adjudged to be liable to the corporation unless a court approves the indemnity.
The DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent

McGrath	WillScot Mobile Mini

case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct. Such determination must be made (i) by a majority vote of a quorum consisting of directors who are not parties to such proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present, with the shares owned by the person to be indemnified not being entitled to vote thereon, or (iv) by the court in which the proceeding is or was pending upon application made by the corporation or the person to be indemnified or the attorney or other person rendering services in connection with the defense, whether or not the application by the person to be indemnified, attorney or other person is opposed by the corporation.
The California Corporations Code provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, shareholder vote, agreement or otherwise. The California Corporations Code permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of directors to the corporation and the corporation’s shareholders for money damages, except for liability resulting from: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (iii) any transaction from which a director derived an of a corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.
In accordance with the DGCL, the WillScot Mobile Mini Charter and the WillScot Mobile Mini Bylaws provide that WillScot Mobile Mini shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any covered person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of WillScot Mobile Mini or, while a director or officer of the WillScot Mobile Mini, is or was serving at the request of WillScot Mobile Mini as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such covered person.
Notwithstanding the foregoing and subject to certain exceptions, WillScot Mobile Mini shall be required to indemnify a covered person in connection with a proceeding commenced by such covered person only if the commencement was authorized in the specific case by the WillScot Mobile Mini Board.

McGrath	WillScot Mobile Mini

improper personal benefit; (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; (vi) acts arising from an interested director transaction listed under Section 310 of the California Corporations Code ; or (vii) acts arising from the approval of specific corporate action listed under Section 316 of the California Corporations Code.
The California Corporations Code does not allow a corporation to indemnify its agents for: (i) any claim, issue or matter as to which the person has been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending will determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court determines; (ii) any amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) any expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. The California Corporations Code provides that to the extent that an agent of a corporation has been successful on the merits in defense of any related proceeding or in defense of any claim, issue, or matter therein, the agent will be

In accordance with the WillScot Mobile Mini Bylaws, WillScot Mobile Mini shall to the fullest extent permitted by applicable law pay the expenses (including attorneys’ fees) incurred by a covered person in defending any proceeding in advance of its final disposition as long as the covered person provides an undertaking to repay all amounts advanced if it should be ultimately determined that the covered person is not entitled to be indemnified.
The rights of covered persons under the WillScot Mobile Mini Bylaws shall not be exclusive of any other rights which such Covered Persons may have under any statute, the WillScot Mobile Mini Articles or WillScot Mobile Mini Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Any right to indemnification or advancement of expenses of covered person under the WillScot Mobile Mini Bylaws shall not be eliminated or impaired by an amendment to or repeal of the WillScot Mobile Mini Bylaws after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought.

	McGrath	WillScot Mobile Mini

indemnified against expenses actually and reasonably incurred by the agent.
The McGrath Articles provide for the indemnification of its agents to the full extent permitted by California law. The McGrath Bylaws provide that McGrath shall indemnify and advance expenses to any person who was or is made a party a party, or is threatened to be made a party, or is otherwise involved in any action, suit, or proceeding, by reason of the fact such person is an agent of McGrath.
The indemnification and advancement of expenses provided for by the McGrath Bylaws is not exclusive of any other rights which those seeking indemnification may have including, but not limited to, any rights granted under any statute, the McGrath Articles, the McGrath Bylaws, any agreement, the vote of shareholders or disinterested directors or otherwise. The indemnification and advancement of expenses provided for by the McGrath Bylaws is not exclusive of any other rights which those seeking indemnification may have including, but not limited to, any rights granted under any statute, the McGrath Articles, the McGrath Bylaws, any agreement, the vote of shareholders or disinterested directors or otherwise.

Shareholders Rights Plans	McGrath does not have a shareholder rights plan.	WillScot Mobile Mini does not have a stockholder rights plan.

VALIDITY OF COMMON STOCK
The validity of the shares of WillScot Mobile Mini Common Stock offered hereby will be passed upon for WillScot Mobile Mini by Allen & Overy LLP, New York, NY.

EXPERTS
The consolidated financial statements of WillScot Mobile Mini Holdings Corp. appearing in WillScot Mobile Mini Holdings Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of WillScot Mobile Mini Holdings Corp.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting of McGrath RentCorp incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

MCGRATH SHAREHOLDER PROPOSALS
Assuming the Transaction is completed in 2024, McGrath will not hold its 2024 annual meeting of shareholders. If the Transaction is consummated, you will be entitled to attend and participate in WillScot Mobile Mini’s annual meetings of stockholders. If McGrath holds a 2024 annual meeting of stockholders, it will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to McGrath shareholders residing at the same address, unless such shareholders have notified McGrath, of their desire to receive multiple copies of the proxy statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this proxy statement/prospectus and wish to receive only one, please contact McGrath, at the address identified below. McGrath will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: McGrath’s Corporate Secretary at McGrath RentCorp, Investor Relations, 5700 Las Positas Road, Livermore, California 94551.
A number of brokerage firms have instituted householding for shares held in “street name.” If you and members of your household have multiple accounts holding shares of McGrath Common Stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement/prospectus or wish to revoke your decision to household. These options are available to you at any time.
WHERE YOU CAN FIND MORE INFORMATION
WillScot Mobile Mini has filed a registration statement on Form S-4 to register with the SEC the shares of WillScot Mobile Mini Common Stock to be issued to McGrath shareholders in connection with the Integrated Mergers. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of WillScot Mobile Mini in addition to being proxy statements of WillScot Mobile Mini and McGrath for their respective special meetings. The registration statement, including the attached exhibits and annexes, contains additional relevant information about WillScot Mobile Mini and McGrath. The rules and regulations of the SEC allow WillScot Mobile Mini and McGrath to omit certain information included in the registration statement from this proxy statement/prospectus.
WillScot Mobile Mini and McGrath file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy statements and other information about WillScot Mobile Mini and McGrath. The address of that site is http://www.sec.gov. The reports and other information filed by WillScot Mobile Mini and McGrath with the SEC are also available at their respective websites, which are http://www.willscotmobilemini.com and http://www.mgrc.com. Information on these websites is not part of this proxy statement/prospectus.
The SEC allows WillScot Mobile Mini and McGrath to “incorporate by reference” information into this proxy statement/prospectus. This means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus or in later filed documents incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that WillScot Mobile Mini and McGrath have, respectively, previously filed with the SEC and any additional documents that either company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the respective dates of the McGrath and WillScot Mobile Mini special meetings (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about WillScot Mobile Mini and McGrath and their respective financial performance.
This proxy statement/prospectus also incorporates by reference the following documents that have previously been filed with the SEC by WillScot Mobile Mini (File No. 001-37552):

•
Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024; and

•
Current Reports on Form 8-K or 8-K/A, as applicable (to the extent “filed” and not “furnished”), filed on January 18, 2024, January 29, 2024, January 29, 2024 and February 29, 2024.

This proxy statement/prospectus also incorporates by reference the following documents that have previously been filed with the SEC by McGrath (File No. 001-13292):
•
Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024; and

•
Current Reports on Form 8-K (only to the extent “filed” and not “furnished”), filed on January 29, 2024 and January 29, 2024.

WillScot Mobile Mini has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to WillScot Mobile Mini, as well as all pro forma financial information, and McGrath has supplied all such information relating to McGrath.
Documents incorporated by reference are available from WillScot Mobile Mini or McGrath, as the case may be, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this proxy statement/prospectus. McGrath shareholders or WillScot Mobile Mini stockholders, as applicable, may obtain these documents incorporated by reference by requesting them in writing or by telephone from the appropriate party at the following addresses and telephone numbers:
WillScot Mobile Mini Holdings Corp. 4646 E. Van Buren Street, Suite 400 Phoenix, Arizona 85008 Attention: Investor Relations investors@willscotmobilemini.com	McGrath RentCorp 5700 Las Positas Road Livermore, CA 94551 Attention: Investor Relations (925) 606-9200 investor@mgrc.com
To obtain timely delivery of the documents, you must request them no later than five business days before the date of the applicable special meeting. Therefore, if you would like to request documents from McGrath, please do so by [           ], 2024 in order to receive them before the Special Meeting.
You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus to vote on the Merger Proposal, the Merger-Related Compensation Proposal, and the Adjournment Proposal. Neither WillScot Mobile Mini nor McGrath has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus.
If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or solicitations of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.
This proxy statement/prospectus is dated [           ], 2024. You should not assume that the information in it (or incorporated by reference) is accurate as of any date other than that date or the date of such incorporated document, as applicable, and neither its mailing to McGrath shareholders or WillScot Mobile Mini stockholders nor the issuance of shares of WillScot Mobile Mini Common Stock in the Integrated Mergers will create any implication to the contrary.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
DATED AS OF JANUARY 28, 2024
BY AND AMONG
WILLSCOT MOBILE MINI HOLDINGS CORP.,
BRUNELLO MERGER SUB I, INC.,
BRUNELLO MERGER SUB II, LLC,
and
MCGRATH RENTCORP

EXHIBITS
Exhibit A:
First-Step Merger Articles

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 28, 2024, is by and among WillScot Mobile Mini Holdings Corp., a Delaware corporation (“Parent”), Brunello Merger Sub I, Inc., a California corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub I”), Brunello Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, “Merger Subs”), and McGrath RentCorp, a California corporation (the “Company” and together with Parent, Merger Sub I and Merger Sub II, the “Parties” and each a “Party”).
RECITALS
WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions hereof;
WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, (i) Merger Sub I will merge with and into the Company, with the Company surviving the merger as a direct wholly owned subsidiary of Parent (the “First-Step Merger”), and (ii) immediately thereafter, the Company, as the surviving corporation in the First-Step Merger, will merge (the “Second-Step Merger”, and together with the First-Step Merger, the “Integrated Mergers”) with and into Merger Sub II, with Merger Sub II surviving the Second-Step Merger as a direct wholly owned subsidiary of Parent (hereinafter sometimes referred to in such capacity as the “Surviving Company”);
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the Transactions (including the Parent Stock Issuance and the Integrated Mergers) are advisable, fair to and in the best interests of the Company’s shareholders; (b) approved, adopted and declared advisable this Agreement and the Transactions (including the Integrated Mergers); (c) directed that the approval and adoption of this Agreement (including the Integrated Mergers) be submitted to a vote at a meeting of the Company’s shareholders; and (d) resolved, subject to the terms and conditions of this Agreement, to recommend the approval and adoption of this Agreement (including the Integrated Mergers) by the Company’s shareholders;
WHEREAS, the board of directors of Parent (the “Parent Board”) has approved, adopted and declared advisable this Agreement and the Transactions (including the Parent Stock Issuance and the Integrated Mergers);
WHEREAS, the board of directors or managing member (as applicable) of each of the Merger Subs has unanimously (a) approved, adopted and declared advisable this Agreement and the Transactions (including the Integrated Mergers); and (b) determined that this Agreement, the Integrated Mergers and the other Transactions are fair to and in the best interests of the Merger Subs and Parent (as the Merger Subs’ sole equityholder);
WHEREAS, immediately following the execution of this Agreement, Parent, in its capacity as sole equityholder of each of the Merger Subs, is delivering its written consent approving and adopting this Agreement and the Integrated Mergers;
WHEREAS, the Parties intend that the Integrated Mergers will together be treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder (the “Treasury Regulations”) and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for purposes of Sections 354, 368 and 1032 of the Code and the Treasury Regulations thereunder; and
WHEREAS, the Company, Parent and the Merger Subs desire to make certain representations, warranties, covenants and agreements specified in this Agreement in connection with the Transactions and to prescribe certain conditions to the Transactions.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

1.
CERTAIN DEFINITIONS; INTERPRETATION

1.1
Definitions.

As used in this Agreement, the following terms have the following meanings:
“2022 Company PSU Award” has the meaning set forth in Section 3.3(c)(i).
“2023 Company PSU Award” has the meaning set forth in Section 3.3(c)(i).
“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement (including any waivers thereof or amendments thereto) that contains confidentiality, standstill and other material provisions that are no less favorable to the Company and no more favorable to any such Third Party than those contained in the Confidentiality Agreement and which confidentiality agreement shall not provide such Third Party with any exclusive right to negotiate with the Company nor shall require the Company or any Company Subsidiary to reimburse the costs or expenses of such Third Party.
“Adverse Regulatory Condition” has the meaning set forth in Section 8.1(e).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Alternative Financing” has the meaning set forth in Section 8.3(b).
“Alternative Proposal” means any offer or proposal from any Person or group of Persons (other than Parent and its Subsidiaries, including the Merger Subs): (a) to acquire directly or indirectly, in a single transaction or a series of related transactions, (i) twenty percent (20%) or more of the consolidated assets of the Company and the Company Subsidiaries, or (ii) twenty percent (20%) or more of the issued and outstanding voting equity interests in the Company or in one or more Company Subsidiaries whose assets taken together constitute twenty percent (20%) or more of the consolidated assets of the Company and the Company Subsidiaries; (b) for a tender offer or exchange offer that, if consummated, would result in such Person or group owning, directly or indirectly, twenty percent (20%) or more of the voting equity interests in the Company or in one or more Company Subsidiaries whose assets taken together constitute twenty percent (20%) or more of the consolidated assets of the Company and the Company Subsidiaries; or (c) that involves any merger, reorganization, consolidation, business combination, binding share exchange, recapitalization, liquidation, dissolution or similar transaction, in each case, involving the Company and/or one or more of the Company Subsidiaries that results, directly or indirectly, in (i) the acquisition of twenty percent (20%) or more of the consolidated assets of the Company and the Company Subsidiaries or (ii) the acquisition, conversion or exchange of securities representing twenty percent (20%) or more of the aggregate voting power of the Company (or of one or more Company Subsidiaries whose assets taken together constitute twenty percent (20%) or more of the consolidated assets of the Company and the Company Subsidiaries).
“Anti-Corruption Laws” means all Laws concerning or relating to bribery and corruption in the public or private sector, including the FCPA, the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation, the UK Bribery Act 2010 and any other similar anti-bribery or anti-corruption Laws.
“Anti-Money Laundering Laws” means all Laws concerning or relating to money laundering, terrorist financing or financial recordkeeping and reporting, including the Money Laundering Control Act of 1986, the Uniting and Strengthening America by Providing Appropriate Tools to Restrict, Intercept, and Obstruct Terrorism Act of 2001 (the Patriot Act), the UK Proceeds of Crime Act 2002 and any other similar anti-money laundering Laws.

“Antitakeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” (including Section 203 of the DGCL) or other similar state anti-takeover law.
“Antitrust Laws” means the HSR Act, the Sherman Antitrust Act of 1890, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Applicable Law(s)” means, with respect to any Person, any Law that is binding upon or applicable to such Person or any of such Person’s properties or assets. References to “Applicable Law” or “Applicable Laws” shall be deemed to include Antitrust Laws.
“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.2(a).
“Benefits Continuation Period” has the meaning set forth in Section 7.4(a).
“Borrowers” has the meaning set forth in Section 5.18.
“Business Day” means a day, other than Saturday, Sunday, or other day on which commercial banks in Arizona, California or New York are authorized or required by Applicable Law to close.
“CARES Act” has the meaning set forth in Section 4.16(l).
“Cash Conversion Number” has the meaning set forth in Section 3.2(a)(i).
“Cash Election” has the meaning set forth in Section 3.1(a)(i)(A).
“Cash Election Number” has the meaning set forth in Section 3.2(a)(ii)(A).
“Cash Election Shares” has the meaning set forth in Section 3.1(a)(i)(A).
“Certificate” has the meaning set forth in Section 3.1(d).
“CGCL” has the meaning set forth in Section 2.1(a).
“Clean Team Agreement” has the meaning set forth in Section 6.2.
“Closing” has the meaning set forth in Section 2.2.
“Closing Date” has the meaning set forth in Section 2.2.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Expenses” means, with respect to the failure of one Party to pay any amount due pursuant to this Agreement to the other Party, (i) any costs and expenses (including reasonable legal fees and expenses) incurred by the other Party in connection with a legal action to enforce this Agreement that results in a judgment for such amount due, and (ii) interest on the amount in the foregoing clause (i) calculated from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment.
“Commitment Letter” has the meaning set forth in Section 5.18.
“Company” has the meaning set forth in the Preamble.
“Company’s 2024 Business Plan” has the meaning set forth in Section 6.1.
“Company Acquisition Agreement” has the meaning set forth in Section 6.3(a)(iv).
“Company Adverse Recommendation Change” means the Company Board or any applicable committee thereof: (a) failing to make, withdrawing, or amending, modifying or materially qualifying, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Proxy Statement/Prospectus (in either preliminary or definitive form) that is mailed to the Company’s shareholders; (c) approving, adopting or recommending an Alternative Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Common Stock within ten (10) Business Days after the commencement (within the meaning of Rules 14d-2(a) under the Securities Exchange Act) of such offer; (e) after public announcement of an Alternative Proposal made by a Person or Group of Persons other than Parent, failing to reaffirm the Company Board Recommendation within ten (10) Business Days after receipt of a written request to do so from Parent (which request Parent shall not make in excess of twice per Alternative Proposal and in excess of one additional request in respect of each modification to an Acquisition Proposal); or (f) proposing, resolving or agreeing to take any of the foregoing actions.
“Company Balance Sheet” means the consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2022, and the footnotes to such consolidated balance sheet, in each case set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022.
“Company Balance Sheet Date” means December 31, 2022.
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in Section 4.2(b).
“Company Common Stock” means the common stock, no par value, of the Company.
“Company Credit Facilities” means, collectively, (i) that certain Second Amended and Restated Credit Agreement dated July 15, 2022, among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and lender, and the other lenders named therein, (ii) that certain Second Amended and Restated Credit Facility Letter Agreement, dated as of August 10, 2022, between the Company and MUFG Union Bank, N.A. and (iii) except in the context of Section 6.1(i), the Company Note Purchase Agreement.
“Company Data” means all data and information (including Personal Information) Processed by or for the Company and/or any of the Company Subsidiaries.
“Company Data Processing Policy” means each external or internal policy, statement, representation or notice made by or, at the Company or a Company Subsidiary’s request, for the Company or any of the Company Subsidiaries relating to the Processing (including cross-border transfer) of Company Data.
“Company Disclosure Schedule” means the Company Disclosure Schedule delivered to Parent on the date of this Agreement.
“Company Employee” has the meaning set forth in Section 7.4(b).
“Company Employee Plan” means any (i) pension, retirement, profit-sharing, supplementary retirement, excess benefit, savings, health, welfare, medical, dental, vision, life insurance, accident insurance, workers’ compensation, Section 125 cafeteria, disability, travel, hospitalization, dependent care, long-term nursing care, legal, counselling, fringe benefits, tuition benefits, employee assistance, vacation, PTO, relocation or similar plan, agreement, arrangement, program or policy, or (ii) compensation, bonus, employment, consulting, severance, termination, change in control, transaction bonus, retention, equity or equity-based, phantom equity, incentive, deferred compensation, or similar plan, agreement, arrangement, program or policy; in either case, whether or not reduced to writing, whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to or required to be contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company or any of its ERISA Affiliates has or may have any liability.
“Company Equity Awards” means the Company SARs, the Company RSU Awards and the Company PSU Awards issued pursuant to the Company Equity Plan.
“Company Equity Plan” means each of the Company’s 2016 Stock Incentive Plan, effective June 8, 2016, and the Company’s 2007 Stock Incentive Plan, in each case, as amended from time to time.

“Company Governmental Authorizations” has the meaning set forth in Section 4.3.
“Company Insurance Policies” has the meaning set forth in Section 4.22.
“Company IT Systems” means any and all Software, computers, hardware, servers, networks, platforms, workstations, routers, hubs, circuits, switches and other information or communications technology, hardware, networks, communications infrastructure, equipment, systems and services (including for voice, data or video), that are owned, leased, licensed or used or held for use by the Company or any of the Company Subsidiaries (including through cloud-based or other third-party service providers).
“Company Material Adverse Effect” means any fact, event, circumstance, development, occurrence, change or effect that, individually or in the aggregate with all other facts, events, circumstances, developments, occurrences, changes or effects, has or would reasonably be expected to have a material adverse effect on (x) the financial condition, business, assets, liabilities or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (y) the ability of the Company to timely consummate the Closing (including the Integrated Mergers) on the terms set forth herein by the End Date; provided, that for purposes of clause (x) of this definition, none of the following shall be deemed to constitute, or shall be taken into account in determining whether a Company Material Adverse Effect has occurred, or whether a Company Material Adverse Effect would reasonably be expected to occur: (a) any changes after the date hereof in general economic conditions in the United States or any foreign jurisdiction, or in the securities, credit, banking, financial, debt, currency or capital markets in the United States or in any foreign jurisdiction, including any changes in tax rates, interest rates, exchange rates or tariffs; (b) any changes after the date hereof in conditions generally affecting the industry in which the Company and the Company Subsidiaries operate; (c) any changes after the date hereof in international or national political conditions (including any outbreak or escalation of hostilities, any acts of war or terrorism, or any other national or international crisis or emergency); (d) any hurricane, tornado, flood, earthquake or other natural disasters or calamities occurring after the date hereof; (e) any pandemic, epidemic, public health event or other contagion, including COVID-19 or any variations thereof (including any escalation or general worsening of any of the foregoing) occurring after the date hereof; (f) any decline, in and of itself, in the market price or trading volume of the Company Common Stock (it being understood and agreed that the foregoing exclusion shall not apply to any underlying facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Company Material Adverse Effect); (g) any failure in and of itself by the Company or any Company Subsidiary to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing exclusion shall not apply to any underlying facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect); (h) the execution and delivery of this Agreement or the public announcement or the pendency of this Agreement and the Transactions (it being understood and agreed that the foregoing shall not apply with respect to any representation or warranty that by its terms addresses the consequences of the execution and delivery of this Agreement or the consummation of the Transactions); (i) any changes after the date hereof in any Applicable Law or GAAP, or the interpretation or application thereof; (j) any action taken, or not taken, by the Company at the written request of or with the written consent of, Parent (including consent deemed to be given in accordance with Section 6.1 if Parent provides no written response after a written request by the Company for such consent); (k) any action taken, or not taken, by the Company to the extent expressly required or prohibited by this Agreement; and (l) any action required by a Governmental Authority pursuant to Antitrust Laws in connection with the Transactions; except in the case of each of clause (a), (b), (c), (d), (e) or (i), to the extent that the effects of any such change has a materially disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, relative to the adverse effect such change has on other companies operating in the industry in which the Company and the Company Subsidiaries operate.
“Company Material Contract” has the meaning set forth in Section 4.15(a).
“Company Note Purchase Agreement” means that certain Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of June 8, 2023, among the Company, certain Company Subsidiaries party thereto, PGIM, Inc., and other signatories thereto.

“Company Notes” means, collectively, the outstanding $40 million in aggregate principal amount of 2.57% Series D Notes due 2028, $60 million in aggregate principal amount of 2.35% Series E Senior Notes due 2026 and $75 million in aggregate principal amount of 6.25% Series F Notes due 2030 issued pursuant to the Company Note Purchase Agreement.
“Company Organizational Documents” has the meaning set forth in Section 4.1(c).
“Company Owned IP” means all Registered Company IP and all other Intellectual Property owned or purported to be owned by the Company or any of the Company Subsidiaries.
“Company Permits” has the meaning set forth in Section 4.13.
“Company PSU Awards” means an award of restricted stock units covering shares of Company Common Stock subject to a performance-based vesting condition (which, for the avoidance of doubt, may also be subject to a time-based vesting condition).
“Company RSU Awards” means an award of restricted stock units covering shares of Company Common Stock subject to a time-based vesting condition.
“Company SAR” means a stock appreciation award covering shares of Company Common Stock subject to a time-based vesting condition.
“Company SEC Documents” has the meaning set forth in Section 4.7(a).
“Company Securities” has the meaning set forth in Section 4.5(a).
“Company Security Incident” has meaning set forth in Section 4.20(b).
“Company Service Provider” means any director, officer, employee or individual independent contractor of the Company or any Company Subsidiary.
“Company Shareholder Approval” has the meaning set forth in Section 4.2(a).
“Company Shareholder Meeting” has the meaning set forth in Section 6.4(a).
“Company Subsidiary” means any Subsidiary of the Company.
“Confidentiality Agreement” has the meaning set forth in Section 6.2(a).
“Continuing Employee” means each employee (whether temporary, part-time or full-time) of the Company or any Company Subsidiary who remains employed with Parent, the Surviving Company or any of their respective Affiliates immediately after the Closing.
“Contract” means any written or oral contract, agreement, obligation, understanding or instrument, lease or license.
“Costs Reimbursement” has the meaning set forth in Section 10.5.
“D&O Insurance” has the meaning set forth in Section 7.3(b).
“Deemed Earned Units” has the meaning set forth in Section 3.3(c)(i).
“DGCL” means the General Corporation Law of the State of Delaware.
“Dissenting Shares” has the meaning set forth in Section 3.4(a).
“DLLCA” has the meaning set forth in Section 2.1(b).
“Effective Time” has the meaning set forth in Section 2.3.
“Election” has the meaning set forth in Section 3.2(b)(i).
“Election Deadline” has the meaning set forth in Section 3.2(b)(iii).
“Election Period” has the meaning set forth in Section 3.2(b)(ii).

“Employment Continuation Period” has the meaning set forth in Section 7.4(b).
“End Date” has the meaning set forth in Section 10.1(b)(i).
“Environmental Claims” means any and all administrative, regulatory, judicial or arbitral suits, actions, claims, proceedings, demands, investigations, inquiries, judgments, penalties, Liens or notices of noncompliance or violation by or from any Person alleging Environmental Liability or otherwise related to Environmental Law.
“Environmental Law” means any Law concerning or relating to (a) the environment (including air, water, drinking water supply, land, subsurface strata, plant and animal life, biodiversity or any other environmental medium or natural resource), (b) human health and safety as related to exposure to Hazardous Substances, or (c) the exposure to, or the presence, use, storage, recycling, treatment, generation, transportation, processing, management, handling, labelling, production, Release or disposal of Hazardous Substances.
“Environmental Liability” means any obligation, liability, fine, penalty, judgment, award, settlement, loss, damage, cost, expense or fee (including attorneys’ and consultants’ fees) that arises from or is related to (a) actual or alleged exposure to, or the presence, use, storage, recycling, treatment, generation, transportation, processing, management, handling, labelling, production, Release or disposal of, Hazardous Substances or (b) Environmental Laws, including actual or alleged violations of, or non-compliance with, any Environmental Law, or any Order imposed by any Governmental Authority under Environmental Law.
“Environmental Permits” means all permits, licenses, franchises, consents, variances, exemptions, Orders, certificates, registrations, approvals and other similar authorizations required by or issued pursuant to any Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, with respect to any entity, any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.
“Exchange Agent” has the meaning set forth in Section 3.5(a).
“Exchange Fund” has the meaning set forth in Section 3.5(a).
“Exchange Ratio” has the meaning set forth in Section 3.1(a)(ii)(A).
“Excluded Shares” has the meaning set forth in Section 3.1(a)(i).
“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.
“Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing.
“Financing” means debt financing contemplated by the Commitment Letter.
“Financing Documents” has the meaning set forth in Section 8.3(a).
“Financing Sources” means the Persons, including each agent, arranger, Lender and other entities that have committed to provide or have otherwise entered into agreement (including any Commitment Letter or Financing Document), in each case, in connection with all or any part of the Financing or any Alternative Financing and with respect to which such commitments or its obligations under such agreements have not been terminated, withdrawn or repudiated, including the parties to any commitment letters, engagement letters, joinder agreements, indentures, credit agreements or loan agreements relating thereto, including the Lenders, together with their Subsidiaries and their respective Affiliates and each officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such Person or Affiliate and their respective successors and assigns; it being understood that Parent, the Merger Subs, Company and/or any of their respective Affiliates shall not be Financing Sources for any purposes hereunder.
“First-Step California Certificate” has the meaning set forth in Section 2.3.

“First-Step Merger” has the meaning set forth in the Recitals.
“First-Step Merger Articles” has the meaning set forth in Section 2.5(a)(i).
“First-Step Merger Bylaws” has the meaning set forth in Section 2.5(a)(ii).
“Form of Election” has the meaning set forth in Section 3.2(b)(ii).
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Government Official” means any (a) public or elected official or officer, employee (regardless of rank), or Person acting on behalf of a national, provincial, or local Governmental Authority, including a department, agency, instrumentality, state-owned or state-controlled company or public international organization (e.g., the United Nations, World Bank), (b) party official or candidate for political office or (c) officer, employee (regardless of rank), or Person acting on behalf of an entity that is financed in large measure through public appropriations, is widely perceived to be performing government functions, or has its key officers and directors appointed by a government.
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, instrumentality or commission, including any political subdivision thereof, or any non-governmental self-regulatory agency, commission or authority, including any arbitrator.
“Group” means a “group” as defined in Section 13(d) of the Securities Exchange Act.
“Hazardous Substance” means any substance, material, waste or other matter that is listed, designated, classified or regulated by any Environmental Law as “hazardous,” “toxic,” “radioactive,” or “dangerous,” or as a “contaminant” or “pollutant”, including petroleum or any derivative or byproduct thereof, toxic mold, radon, gas, radioactive substances, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, polychlorinated biphenyls or per- and polyfluoroalkyl substances.
“Holder” has the meaning set forth in Section 3.2(b)(i).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Improvements” has the meaning set forth in Section 4.23(d).
“Indebtedness” means, with respect to a Person, as at a specified date, without duplication, all (a) obligations for borrowed money of such Person and its Subsidiaries, if applicable, including with respect to the Company, the Company Credit Facilities; (b) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments, including the Company Notes; (c) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (d) capital lease obligations; (e) obligations under any letter of credit, performance bonds, banker’s acceptance or similar credit transactions; (f) customer deposits; (g) guaranties of all or any part of the indebtedness of the type referred to in the foregoing clauses (a) through (f) of any other Person; and (h) any unpaid interest, prepayment penalties, premiums, costs, fees and Taxes that would arise or become due as a result of the repayment of any of the obligations referred to in the foregoing clauses (a) through (g).
“Indemnified Person” has the meaning set forth in Section 7.3(a).
“Integrated Mergers” has the meaning set forth in the Recitals.
“Intellectual Property” means any and all of the following, whether or not registered, and all rights therein, arising in the United States or any other jurisdiction throughout the world: (a) trademarks, service marks, trade names, certification marks, logos, trade dress, brand names, corporate names, Internet account names and registrations (including domain names and social networking and media names and handles) and other indicia of origin, together with all goodwill associated therewith or symbolized thereby, and all registrations and applications relating to the foregoing; (b) patents and pending patent applications and all divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof; (c) registered and unregistered copyrights and works of authorship (whether or not copyrightable, and including those in Software), all registrations and applications to register the same, and all renewals, extensions, reversions and restorations thereof; (d) trade secrets and rights in confidential technology and information (including know-how, inventions, schematics, drawings, techniques, protocols, improvements, processes, formulae, models, methodologies, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) (collectively, “Trade Secrets”); (e) rights in databases and data collections (including knowledge databases, and customer databases); (f) Internet domain name registration; (g) other similar types of proprietary or intellectual property; and (h) the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or other violation of any of the foregoing.
“Internal Controls” has the meaning set forth in Section 4.7(g).
“Intervening Event” means any material event, change, effect, development or occurrence, in each case, that was not known by or was not reasonably foreseeable to, or the material consequences of which were not known by or were not reasonably foreseeable to the Company Board as of or prior to the execution and delivery of this Agreement; provided, however, that in no event will any of the following constitute or be taken into account in determining whether there has occurred an Intervening Event: (A) any event, fact, development, change or occurrence, or consequence thereof, that involves or relates to Parent, Merger Subs or any of their respective Affiliates, (B) any Alternative Proposal or Superior Proposal, (C) any event, fact, development, change or occurrence that results from the announcement, pendency and consummation of this Agreement or the Transactions, (D) any development or change in the industry in which the Company and the Company Subsidiaries operate or conditions in the United States or other jurisdictions where the Company and the Company Subsidiaries operate, (E) the fact that the Company meets or exceeds any internal financial forecasts, earnings guidance or analysts’ earnings expectations or projections, or (F) any changes or lack thereof after the date hereof in the market price or trading volume of the Company Common Stock (it being understood that, with respect to clauses (E) and (F), the underlying facts or occurrences giving rise to such meeting or exceeding of forecasts, guidance, expectations or projections or such changes or lack thereof in market price or trading volume may be taken into account in determining whether there has occurred an Intervening Event, to the extent not otherwise excluded from this definition).
“Intervening Event Notice Period” has the meaning set forth in Section 6.3(d)(iii).
“IRS” means the Internal Revenue Service.
“Key Advising Executive” means each individual named in Section 1.1(a)-1 of the Company Disclosure Schedule, as such Schedule may be updated between the date hereof and five (5) Business Days prior to the Closing Date upon the mutual agreement of the Company and Parent.
“Key Consulting and Employment Agreements” has the meaning set forth in Section 6.5.
“Key Employee” means each individual named in Section 1.1(a)-2 of the Company Disclosure Schedule, as such Schedule may be updated between the date hereof and five (5) Business Days prior to the Closing Date upon the mutual agreement of the Company and Parent.
“Knowledge of Parent” means the actual knowledge of the executive officers of Parent after reasonable inquiry of their respective direct reports.
“Knowledge of the Company” means the actual knowledge of those officers of the Company set forth in Section 1.1(b) of the Company Disclosure Schedule after reasonable inquiry of their respective direct reports.
“KSOP” has the meaning set forth in Section 6.1(n).
“Law” means any U.S. or non-U.S. federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, policy, guideline, executive order, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority, in each case as amended or supplemented from time to time and including any rules, regulations or interpretations promulgated thereunder.
“Leased Real Property” has the meaning set forth in Section 4.23(b).

“Leases” means all leases, subleases, licenses, sublicenses and any other agreements providing rights to use or occupy, in whole or in part, the Leased Real Property and any other related documents, including guarantees and all amendments or modifications thereto or waivers of provisions thereof.
“Lenders” means JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Wells Fargo Securities LLC, MUFG Bank, Ltd., MUFG Securities Americas Inc., Deutsche Bank AG Cayman Islands Branch, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Bank of America, N.A., BofA Securities, Inc., Bank of Montreal and BMO Capital Markets Corp.
“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, right-of-way, easement, encroachment, security interest, option, right of first refusal, servitude, encumbrance or other adverse claim of any kind in respect of such property or asset.
“Merger Consideration” has the meaning set forth in Section 3.1(a)(ii)(C).
“Merger Sub I” has the meaning set forth in the Preamble.
“Merger Sub I Common Stock” has the meaning set forth in Section 3.1(b).
“Merger Sub II” has the meaning set forth in the Preamble.
“Merger Sub II Certificate” has the meaning set forth in Section 2.5(a)(i).
“Merger Sub II Limited Liability Company Agreement” has the meaning set forth in Section 2.5(a)(ii).
“Merger Subs” has the meaning set forth in the Preamble.
“MoFo” has the meaning set forth in Section 11.15.
“Nasdaq” means the Nasdaq Stock Market LLC, or any successor thereto.
“Non-US Company Employee Plan” means any Company Employee Plan maintained, sponsored, contributed to or required to be contributed to by the Company or any Company Subsidiary primarily for the benefit of Company Service Providers outside of the United States.
“Non-Election Shares” has the meaning set forth in Section 3.1(a)(i)(C).
“OFAC” means the Office of Foreign Asset Control of the U.S. Department of the Treasury or any successor thereto.
“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority or arbitrator (in each case, whether temporary, preliminary or permanent).
“Owned Real Property” has the meaning set forth in Section 4.23(a).
“Parent” has the meaning set forth in the Preamble.
“Parent 401(k)” has the meaning set forth in Section 7.4(e).
“Parent Balance Sheet” means the consolidated balance sheet of Parent and its Subsidiaries as of December 31, 2022, and the footnotes to such consolidated balance sheet, in each case set forth in the draft of the Parent’s annual report on Form 10-K for the year ended December 31, 2022.
“Parent Balance Sheet Date” means December 31, 2022.
“Parent Board” has the meaning set forth in the Recitals.
“Parent Common Stock” means the common stock, par value $0.0001, of Parent.
“Parent Data” means all data and information (including Personal Information) Processed by or for the Parent and/or any of its Subsidiaries.
“Parent Data Processing Policy” means each external or internal policy, statement, representation or notice made by or, at Parent or any of its Subsidiaries’ request, for Parent or any of its Subsidiaries relating to the Processing (including cross-border transfer) of Parent Data.

“Parent Disclosure Schedule” means the Parent Disclosure Schedule delivered to the Company on the date of this Agreement.
“Parent Equity Awards” has the meaning set forth in Section 5.5(a).
“Parent Governmental Authorizations” has the meaning set forth in Section 5.3.
“Parent IT Systems” means any and all Software, computers, hardware, servers, networks, platforms, workstations, routers, hubs, circuits, switches and other information or communications technology, hardware, networks, communications infrastructure, equipment, systems and services (including for voice, data or video), that are owned, leased, licensed or used or held for use by Parent or any of its Subsidiaries (including through cloud-based or other third-party service providers).
“Parent Material Adverse Effect” means any fact, event, circumstance, development, occurrence, change or effect that, individually or in the aggregate with all other facts, events, circumstances, developments, occurrences, changes or effects, has or would reasonably be expected to have a material adverse effect on (x) the financial condition, business, assets, liabilities or results of operations of the Parent and its Subsidiaries, taken as a whole, or (y) the ability of the Parent to timely consummate the Closing (including the Integrated Mergers) on the terms set forth herein by the End Date; provided, that for purposes of clause (x) of this definition, none of the following shall be deemed to constitute, or shall be taken into account in determining whether a Parent Material Adverse Effect has occurred, or whether a Parent Material Adverse Effect would reasonably be expected to occur: (a) any changes after the date hereof in general economic conditions in the United States or any foreign jurisdiction, or in the securities, credit, banking, financial, debt, currency or capital markets in the United States or in any foreign jurisdiction, including any changes in tax rates, interest rates, exchange rates or tariffs; (b) any changes after the date hereof in conditions generally affecting the industry in which the Parent and its Subsidiaries operate; (c) any changes after the date hereof in international or national political conditions (including any outbreak or escalation of hostilities, any acts of war or terrorism, or any other national or international crisis or emergency); (d) any hurricane, tornado, flood, earthquake or other natural disasters or calamities occurring after the date hereof; (e) any pandemic, epidemic, public health event or other contagion, including COVID-19 or any variations thereof (including any escalation or general worsening of any of the foregoing) occurring after the date hereof; (f) any decline, in and of itself, in the market price or trading volume of the Parent Common Stock (it being understood and agreed that the foregoing exclusion shall not apply to any underlying facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Parent Material Adverse Effect); (g) any failure in and of itself by the Parent or any of its Subsidiary to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing exclusion shall not apply to any underlying facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Parent Material Adverse Effect); (h) the execution and delivery of this Agreement or the public announcement or the pendency of this Agreement and the Transactions (it being understood and agreed that the foregoing shall not apply with respect to any representation or warranty that by its terms addresses the consequences of the execution and delivery of this Agreement or the consummation of the Transactions); (i) any changes after the date hereof in any Applicable Law or GAAP, or the interpretation or application thereof; (j) any action taken, or not taken, by the Parent at the written request of or with the written consent of, the Company (including consent deemed to be given in accordance with Section 7.1 if the Company provides no written response after a written request by Parent for such consent); (k) any action taken, or not taken, by the Parent to the extent expressly required or prohibited by this Agreement; and (l) any action required by a Governmental Authority pursuant to Antitrust Laws in connection with the Transactions; except in the case of each of clause (a), (b), (c), (d), (e) or (i), to the extent that the effects of any such change has a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such change has on other companies operating in the industry in which the Parent and its Subsidiaries operate.
“Parent Organizational Documents” has the meaning set forth in Section 5.1(c).
“Parent Permits” has the meaning set forth in Section 5.13.
“Parent Plan” has the meaning set forth in Section 7.4(c).

“Parent Preferred Stock” has the meaning set forth in Section 5.5(a).
“Parent PSU Awards” has the meaning set forth in Section 5.5(a).
“Parent Restricted Stock Awards” has the meaning set forth in Section 5.5(a).
“Parent RSU Awards” has the meaning set forth in Section 5.5(a).
“Parent SEC Documents” has the meaning set forth in Section 5.7(a).
“Parent Securities” has the meaning set forth in Section 5.5(a).
“Parent Security Incident” has the meaning set forth in Section 5.19(b).
“Parent Stock Issuance” the issuance of shares of Parent Common Stock in connection with the Integrated Mergers.
“Parent Stock Options” has the meaning set forth in Section 5.5(a).
“Party” or “Parties” have the meaning set forth in the Preamble.
“Payoff Letters” has the meaning set forth in Section 8.5.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Per Share Cash Consideration” has the meaning set forth in Section 3.1(a)(ii)(B).
“Per Share Stock Consideration” has the meaning set forth in Section 3.1(a)(i)(B).
“Permitted Lien” means (a) mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s, vendors’, operators’ or other like Liens, if any, arising or incurred in the ordinary course of business consistent with past practice that (i) relate to obligations as to which there is no default on the part of the Company or any of Company Subsidiary or (ii) are being contested in good faith through appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP; (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business that do not materially impair the value, use or operation of the assets of the Company and any of its Subsidiaries, taken as a whole; (c) minor rights-of-way, covenants, conditions, restrictions, easements and other similar matters of record affecting title and other title defects of record or Liens (other than those constituting Liens for the payment of Indebtedness), if any, that do not or would not, individually or in the aggregate, impair in any material respect the use or occupancy of the assets of the Company and the Company Subsidiaries, taken as a whole; (d) Liens for Taxes or other governmental charges that are not yet due or payable or that are being contested in good faith through appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP; (e) Liens supporting surety bonds, performance bonds and similar obligations issued in the ordinary course of business consistent with past practice in connection with the businesses of the Company and the Company Subsidiaries; (f) Liens not created by the Company or any Company Subsidiary that affect the underlying fee interest of a Leased Real Property and that are disclosed to the Parent prior to the Closing; (g) Liens that are disclosed on the most recent consolidated balance sheet of the Company included in the reports or notes thereto or securing liabilities reflected on such balance sheet; (h) with respect to rights-of-way, any restrictions set forth in a granting instrument or in another executed agreement that is of public record or is one to which the Company or any of its Subsidiaries otherwise has access and which are disclosed to the Parent prior to the Closing; (i) Liens that do not and would not reasonably be expected to materially impair the continued use of Owned Real Property or Leased Real Property as presently operated and which were not incurred in connection with Indebtedness of the Company or any Company Subsidiary; (j) non-exclusive licenses to Intellectual Property entered into in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company and any of its Subsidiaries, taken as a whole; (k) restrictions or exclusions that would be shown by a current title report or other similar report or an accurate survey or physical inspection of the property; (l) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property that are not violated by the current use and operation of the Real Property and that do not materially impair the value, use or operation of the Real Property or the businesses of the Company and any of its Subsidiaries, taken as a whole; (m) Liens securing judgments for the payment of money involving a liability of less than $120,000,000 or which would not reasonably be expected to result in a Company Material Adverse Effect and so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period in which such proceedings may be initiated has not expired and which are disclosed to the Parent prior to the Closing; (n) Liens required under the Indebtedness of the Parent or its Subsidiaries, as applicable, incurred as expressly permitted under this Agreement, in each case as security for such Indebtedness; and (o) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, in each case incurred in the ordinary course of business.
“Person” means any individual, corporation (including not-for-profit), Governmental Authority, general or limited partnership, limited liability company, joint ventures, estate, association, trust, unincorporated organization or other entity or organization of any kind or nature or group (as defined in Section 13(d)(3) of the Securities Exchange Act).
“Personal Information” means any data or information that constitutes “personal information,” “personal data,” “sensitive personal information,” “personally identifiable information” or any similar term under any applicable Privacy and Data Processing Obligations, including any data or information that relates to an identified or identifiable individual, household or device, including, but not limited to, name, address, telephone number, email address, username and password, photograph, government-issued identifier, or any other data used or intended to be used to identify, contact or precisely locate an individual, household or device.
“Premium Cap” has the meaning set forth in Section 7.3(b).
“Principal Executive Officer” and “Principal Financial Officer” have the meaning set forth in Section 4.7(f).
“Privacy and Data Processing Obligation(s)” means, all (a) Applicable Laws relating to privacy, data protection or security of Company Data or Parent Data, (b) applicable binding rules, principles or requirements of any self-regulatory organization or industry standard relating to the Processing of Company Data or Parent Data, privacy, data protection or data security, (c) contractual requirements relating to the Processing of Company Data or Parent Data, privacy, data protection or data security, or (d) Company Data Processing Policy or Parent Data Processing Policy.
“Proceeding” means any action, cause of action, claim, demand, litigation, suit, grievance, citation, summons, subpoena, inquiry, audit, hearing, investigation, written inquiry, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.
“Process” means with respect to any data or set of data, any operation or set of operations performed thereon, whether or not by automated means, including access, adaptation, alignment, alteration, collection, combination, compilation, consultation, creation, derivation, destruction, disclosure, disposal, dissemination, erasure, interception, maintenance, making available, organization, recording, restriction, retention, retrieval, storage, structuring, transmission, use and security measures with respect thereto.
“Proxy Statement/Prospectus” has the meaning set forth in Section 8.2(a).
“Real Property” has the meaning set forth in Section 4.23(b).
“Real Property Permits” has the meaning set forth in Section 4.23(e).
“Record Date” means the record date that has been fixed for the Company Shareholder Meeting.
“Registered Company IP” has the meaning set forth in Section 4.19(a).
“Registrable Mobile Assets” has the meaning set forth in Section 4.14(e).
“Registration Certificates” has the meaning set forth in Section 4.14(e).
“Registration Statement” has the meaning set forth in Section 8.2(a).

“Regulation S-K” has the meaning set forth in Section 4.11.
“Regulatory Termination” has the meaning set forth in Section 10.4(a).
“Regulatory Termination Fee” has the meaning set forth in Section 10.4(a).
“Related Party” means any (a) executive officer or director of the Company, (b) record or, to the Knowledge of the Company, beneficial owner of five percent (5%) or more of the voting securities of the Company, (c) affiliate (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act) or “associates” (or members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Securities Exchange Act) of any such executive officer, director or beneficial owner or (d) portfolio company of any investment fund affiliated with, controlled or managed by such beneficial owner.
“Related Party Contract” means any Contracts or other transactions with any Related Party.
“Release” means any actual or threatened release, spill, leak, discharge, emission, abandonment, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping, depositing, dispersing, discharging, escape or migration into or through the environment or within any building, structure, facility or fixture (including abandonment or discarding of barrels, containers and other closed receptables containing any Hazardous Substances).
“Repayment” has the meaning set forth in Section 8.4.
“Repayment Notices” has the meaning set forth in Section 8.4.
“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives of such Person.
“Retiree Benefits” has the meaning set forth in Section 4.17(h).
“Sanctioned Jurisdiction” means a country, territory or region that is the target of comprehensive, country-wide or territory-wide Sanctions (including, as of the date hereof, the Crimea region of Ukraine, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine and Syria).
“Sanctioned Person” means any Person that is (a) identified on, or directly or indirectly owned or controlled by any Person identified on, any Sanctions List, (b) resident, domiciled, or located in, or organized or incorporated under the Laws of, a Sanctioned Jurisdiction, (c) a Governmental Authority of any Sanctioned Jurisdiction, or (d) otherwise a target of Sanctions (where “target of Sanctions” refers to any Person with whom a Person subject to the jurisdiction of a Sanctions Authority would be prohibited or restricted by that Sanctions Authority from engaging in trade, business or other activities).
“Sanctions” means any economic, trade or financial sanctions or export control Laws, embargoes or restrictive measures issued, administered or enforced by any Sanctions Authority.
“Sanctions Authority” means the United States of America, the United Nations Security Council, the European Union, the United Kingdom, or any Governmental Authority of the foregoing, including, without limitation, OFAC, the U.S. Department of State, the U.S. Department of Commerce, the Council of the European Union and His Majesty’s Treasury.
“Sanctions List” means OFAC’s List of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets maintained by His Majesty’s Treasury, the Consolidated List of Persons and Entities subject to Financial Sanctions maintained by the European Commission, and any similar list maintained by, or public announcement of a Sanctions designation made by, any Sanctions Authorities, each as amended, supplemented or substituted from time to time.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Second-Step California Certificate” has the meaning set forth in Section 2.3.

“Second-Step Delaware Certificate” has the meaning set forth in Section 2.3.
“Second-Step Merger” has the meaning set forth in the Recitals.
“Securities Act” means the Securities Act of 1933.
“Securities Exchange Act” means the Securities Exchange Act of 1934.
“Senior Employee” has the meaning set forth in Section 6.1(m).
“Shortfall Number” has the meaning set forth in Section 3.2(a)(ii)(B).
“Significant Subsidiaries Organizational Documents” has meaning set forth in Section 4.6(c).
“Significant Subsidiary” means, with respect to any Person, each Subsidiary of such Person that is a “significant subsidiary” (as defined in Regulation S-X) of such Person.
“Software” means any and all (a) computer programs, software, firmware, middleware and other code (including operating systems, libraries, platforms, applications, data files and databases and interfaces), in each case, in source code, object code or any other form; (b) updates, upgrades, enhancements or customizations of any of the foregoing; and (c) documentation related to the foregoing (including protocols, specifications, developers’ notes and annotations, instructional materials and flow charts).
“Stock Conversion Number” has the meaning set forth in Section 3.2(a)(i).
“Stock Election” has the meaning set forth in Section 3.1(a)(i)(B).
“Stock Election Shares” has the meaning set forth in Section 3.1(a)(i)(B).
“Subsidiary” means, when used with reference to a Person, (a) any other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body or Persons performing similar functions, or more than 50% of the issued and outstanding voting securities of which, are owned, directly or indirectly, by such first Person or (b) any other Person with respect to which such first Person controls the management. For purposes of this Agreement, a Subsidiary shall be considered a “wholly owned Subsidiary” of a Person as long as such Person directly or indirectly owns all of the securities or other ownership interests (excluding any securities or other ownership interests held by an individual director or officer required to hold such securities or other ownership interests pursuant to Applicable Law) of such Subsidiary.
“Substitute RSU Award” has the meaning set forth in Section 3.3(b)(i).
“Superior Proposal” means a bona fide written Alternative Proposal not solicited in violation of the provisions of Section 6.3 (except that, for purposes of this definition, each reference in the definition of “Alternative Proposal” to “twenty percent (20%) or more” shall be deemed to be a reference to “fifty percent (50%) or more”) made after the date of this Agreement that the Company Board (or a committee thereof) determines, acting in good faith and after consultation with its outside legal counsel and its financial advisor of nationally recognized reputation, taking into account all legal, regulatory, financial and other aspects of such proposal that the Company Board (or a committee thereof) considers appropriate (including conditionality, shareholder approval requirements, the existence of financing contingency, expected timing, likelihood of consummation of the proposal and the identity of the third party making such proposal) (x) is reasonably likely to be consummated in accordance with the terms proposed, and (y) is more favorable from a financial point of view to the shareholders of the Company than the Transactions (where applicable, after taking into account any revisions to the terms of this Agreement committed to in writing by Parent in response to such Superior Proposal pursuant to Section 6.3(d)).
“Superior Proposal Notice Period” has the meaning set forth in Section 6.3(c)(i).
“Surviving Company” has the meaning set forth in the Recitals.
“Tail Period” has the meaning set forth in Section 7.3(b).
“Tax” means any income, gross receipts, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, pension, environmental (under Section 59A of the Code), estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits taxes, and any other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest, penalties and additions to tax (including penalties for failure to file or late filing of any tax return or other Filing, and any interest in respect of such penalties, additions to tax or additional amounts imposed by any federal, state, local, non-U.S. or other Taxing Authority) as well as any abandoned and unclaimed property or escheat obligations.
“Tax Return” means any report, return, document, statement, declaration or other information or Filing supplied or required to be supplied to any Taxing Authority with respect to Taxes, including information returns, claims for refunds, any documents with respect to or accompanying payments of estimated Taxes or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.
“Tax Sharing Agreement” means any existing agreement binding any Person or any of its Subsidiaries that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability, other than agreements entered into in the ordinary course of business that do not have as a principal purpose addressing Tax matters.
“Taxing Authority” means any Governmental Authority responsible for the administration, assessment, imposition or collection of any Tax.
“Terminated Plan” has the meaning set forth in Section 7.4(e).
“Termination” has the meaning set forth in Section 8.4.
“Termination Fee” has the meaning set forth in Section 10.3(a).
“Third Party” means any Person or Group, other than the Company, Parent, any of their respective Subsidiaries or Affiliates or the Representatives of any such Persons acting in such capacity.
“Transfer Taxes” means all transfer and similar Taxes imposed in respect of the Integrated Mergers, including documentation, recording, registration, stamp duty, transfer, real estate transfer, sales and use, value added and similar Taxes and fees in all jurisdictions whenever and wherever imposed and, for the avoidance of doubt, shall include all such Taxes payable in relation to any deemed or indirect transfer of assets or property as a result of the Mergers and all penalties, surcharges, charges, interest and additions thereto but shall not include any charge to capital gains or income, franchise or similar Taxes.
“Transaction Documents” means this Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Confidentiality Agreement and the Clean Team Agreement.
“Transaction Litigation” has the meaning set forth in Section 8.10.
“Transactions” means the transactions contemplated by this Agreement, including the Integrated Mergers, the Parent Stock Issuance and the Financing.
“Treasury Regulations” has the meaning set forth in the Recitals.
“Uncertificated Share” has the meaning set forth in Section 3.1(d).
“Underlying RSU Share” has the meaning set forth in Section 3.3(b)(ii).
“Union” has the meaning set forth in Section 4.18(e).
“WARN” means the federal Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local Law.
“Willful Breach” means an intentional and willful material breach, or intentional and willful material failure to perform, in each case taken with actual knowledge that such breach or failure to perform would result in or constitute in and of itself a material breach of a covenant or agreement set forth in this Agreement.

1.2
Other Definitional and Interpretative Provisions.

The following rules of interpretation shall apply to this Agreement: (a) the words “hereof,” “hereby,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (c) references to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified; (d) all Exhibits and schedules annexed to this Agreement or referred to in this Agreement, including the Company Disclosure Schedule and the Parent Disclosure Schedule, are incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (e) any capitalized term used in any Exhibit or the Company Disclosure Schedule but not otherwise defined therein shall have the meaning set forth in this Agreement; (f) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (g) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import; (h) “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (i) references to any Contract or Laws are to that Contract or Laws as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided, that with respect to any Contract listed on any schedule hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule; (j) references to any Person include the successors and permitted assigns of that Person; (k) references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including,” respectively; (l) references to “dollars” and “$” means U.S. dollars; (m) the term “made available” and words of similar import mean that the relevant documents, instruments or materials were (i) posted and made available on the Intralinks, Inc. due diligence data site maintained by the Company or Parent, in connection with the Transactions prior to the date hereof; (ii) provided via electronic mail or in person prior to the date hereof; or (iii) filed or furnished to the SEC and publicly available on the SEC’s EDGAR reporting system at least two (2) Business Days prior to the date hereof; (n) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; and (o) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
2.
THE INTEGRATED MERGERS; CLOSING

2.1
The Integrated Mergers.

(a)
Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, in accordance with the applicable provisions of the California General Corporation Law (the “CGCL”), at the Effective Time, Merger Sub I shall merge with and into the Company, whereupon the separate existence of Merger Sub I shall cease, and the Company shall be the surviving corporation in the First-Step Merger and shall continue its corporate existence under the laws of the State of California.

(b)
Immediately following the Effective Time, subject to the terms and conditions herein, in accordance with the CGCL and the Delaware Limited Liability Company Act (the “DLLCA”), the Company, as the surviving corporation in the First-Step Merger, shall merge with and into Merger Sub II. Merger Sub II shall be the Surviving Company in the Second-Step Merger and shall continue as the surviving limited liability company under the laws of the State of Delaware. Upon consummation of the Second-Step Merger, the separate corporate existence of the Company shall terminate.

2.2
Closing.

The closing of the Integrated Mergers (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures or in New York City at the offices of Allen & Overy LLP, 1221

Avenue of the Americas, New York, New York, 10020 at 10:00 a.m., Eastern time, on the third (3rd) Business Day after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of such conditions by the Party or Parties entitled to the benefit thereof at the Closing) have been satisfied or, to the extent permitted by Applicable Law, waived by the Party or Parties entitled to the benefit thereof, or at such other place, at such other time or on such other date (or by means of remote communication) as Parent and the Company may mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date”.
2.3
Effective Time of the Integrated Mergers.

Subject to the provisions of this Agreement, at the Closing, (a) the Parties shall cause the First-Step Merger to be consummated by filing a certified copy of this Agreement (the “First-Step California Certificate”) with the Secretary of State of the State of California, in such form as required by, and executed and acknowledged by the applicable Parties in accordance with, the relevant provisions of the CGCL, (b) the Parties shall make all other filings and recordings required by the CGCL in connection with the First-Step Merger, (c) the Parties shall cause the Second-Step Merger to be consummated by filing or causing to be filed a certificate of merger (the “Second-Step Delaware Certificate”) with the Secretary of State of the State of Delaware and a certified copy of this Agreement (the “Second-Step California Certificate”) with the Secretary of State of the State of California, in each case in such form as required by, and executed and acknowledged by the applicable Parties in accordance with, the relevant provisions of the DLLCA and the CGCL, respectively, and (d) Parent shall make or cause to be made all other filings and recordings required by the DLLCA and the CGCL in connection with the Second-Step Merger. The First-Step Merger shall become effective as of the date and time of filing of the First-Step California Certificate or such later date and time as is specified in the First-Step California Certificate (the time the First-Step Merger becomes effective being hereinafter referred to as the “Effective Time”). The Second-Step Merger shall become effective as of the date and time of filing of the Second-Step Delaware Certificate and the Second-Step California Certificate or such later date and time as is specified in the Second-Step Delaware Certificate and the Second-Step California Certificate.
2.4
Effects of the Integrated Mergers.

The First-Step Merger shall have the effects set forth herein and in the applicable provisions of the CGCL. The Second-Step Merger shall have the effects set forth herein and in the applicable provisions of the DLLCA and the CGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Company as the surviving corporation in the First-Step Merger shall possess all the rights, properties, powers, privileges and franchises of the Company and Merger Sub I and all of the claims, obligations, debts, liabilities, restrictions and duties of the Company and Merger Sub I, and from and after the effective time of the Second-Step Merger, Merger Sub II as the Surviving Company shall possess all the rights, properties, powers, privileges and franchises of the Company and Merger Sub II and all of the claims, obligations, debts, liabilities, restrictions and duties of the Company and Merger Sub II.
2.5
Surviving Company Governance.

(a)
Surviving Company Organizational Documents.

(i)
At the Effective Time, the articles of incorporation of the Company, as amended and in effect immediately prior to the Effective Time, shall be amended and restated as set forth in the form attached hereto as Exhibit A (the “First-Step Merger Articles”) and shall be the articles of incorporation of the surviving corporation in the First-Step Merger. At the effective time of the Second-Step Merger, the certificate of formation of Merger Sub II as in effect immediately prior to the effective time of the Second-Step Merger (the “Merger Sub II Certificate”), subject to the requirements of Section 7.3, shall be the certificate of formation of the Surviving Company until thereafter amended as provided therein or by Applicable Law.

(ii)
At the Effective Time, the bylaws of Merger Sub I, as in effect immediately prior to the

Effective Time, shall be the bylaws of the surviving corporation in the First-Step Merger (the “First-Step Merger Bylaws”) until thereafter amended as provided therein or Applicable Law. At the effective time of the Second-Step Merger, the limited liability company agreement of Merger Sub II as in effect immediately prior to the Effective Time (the “Merger Sub II Limited Liability Company Agreement”), subject to the requirements of Section 7.3, shall be the limited liability company agreement of the Surviving Company until thereafter amended in accordance with their terms or Applicable Law.
(b)
Surviving Company Managers and Officers.   The Parties shall take all actions necessary so that the directors and officers of Merger Sub I immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the surviving corporation in the First-Step Merger until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the First-Step Merger Articles and the First-Step Merger Bylaws. The managing member and officers of Merger Sub II in office immediately prior to the effective time of the Second-Step Merger shall be the managing member and officers, respectively, of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Merger Sub II Certificate and the Merger Sub II Limited Liability Company Agreement.

2.6
Further Assurances.

At and after the effective time of the Second-Step Merger, the officers and managing member of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of Parent, the Company, or any of its Subsidiaries or the Merger Subs, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Parent, the Company, any of its Subsidiaries, the Merger Subs, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Integrated Mergers.
3.
MERGER CONSIDERATION; EFFECT OF THE INTEGRATED MERGERS ON CAPITAL STOCK

3.1
Conversion of Shares.

(a)
Effects of First-Step Merger on Company Common Stock.

(i)
At the Effective Time, by virtue of the First-Step Merger and without any action on the part of Parent, Merger Sub I, the Company, any holder of the Company Common Stock or any other Person, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than (x) shares of Company Common Stock held by the Company as treasury stock or owned by Parent or any Subsidiary of Parent or the Company, and (y) Dissenting Shares (such shares of Company Common Stock in (x) and (y), collectively, “Excluded Shares”), shall be automatically converted into and shall thereafter represent the right to receive:

(A)
for each share of Company Common Stock with respect to which an election to receive cash (a “Cash Election”) has been effectively made and not revoked or deemed revoked pursuant to Section 3.2(b)(v) (collectively, the “Cash Election Shares”), an amount in cash equal to the Per Share Cash Consideration (as defined below), without interest, subject to Section 3.2(a);

(B)
for each share of Company Common Stock with respect to which an election to receive shares of Parent Common Stock (a “Stock Election”) has been effectively made and not revoked or deemed revoked pursuant to Section 3.2(b)(v) (collectively, the “Stock Election Shares”), a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the “Per Share Stock Consideration”), subject to Section 3.2(a); and

(C)
for each share of Company Common Stock (other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked pursuant to Section 3.2(b)(v)) (collectively, the “Non-Election Shares”), the right to receive the Per Share Cash Consideration or Per Share Stock Consideration as is determined in accordance with Section 3.2(a).

(ii)
For purposes hereof, the following terms shall have the following meanings:

(A)
The “Exchange Ratio” means 2.8211.

(B)
The “Per Share Cash Consideration” means $123.00.

(C)
The “Merger Consideration” means the Per Share Cash Consideration and/or Per Share Stock Consideration described in Section 3.1(a), as applicable.

(iii)
Cancellation of Certain Company Common Stock.   Each share of Company Common Stock held immediately prior to the Effective Time by the Company as treasury stock or owned by Parent or any Subsidiary of Parent or the Company shall be cancelled and cease to exist, and no consideration shall be paid with respect thereto.

(b)
Effects of First-Step Merger on Merger Sub I Common Stock.   At the Effective Time, by virtue of the First-Step Merger and without any action on the part of the Parties, any holder of the Merger Sub I Common Stock (as defined below) or any other Person, each share of common stock, par value $0.01 per share, of Merger Sub I (the “Merger Sub I Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the surviving corporation in the First-Step Merger.

(c)
Effects of Second-Step Merger on Merger Sub II Limited Liability Company Interest and Company Common Stock.   At the effective time of the Second-Step Merger, (1) each limited liability company interest of Merger Sub II outstanding immediately prior to such time shall remain unchanged and continue to remain outstanding as a limited liability company interest in the Surviving Company, and (2) each share of common stock of the Company, issued and outstanding immediately prior to such time shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(d)
Cancellation of Company Common Stock.   As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and (i) each share of Company Common Stock that was represented by a certificate (each, a “Certificate”) immediately prior to the Effective Time and (ii) each uncertificated share of Company Common Stock (an “Uncertificated Share”) that immediately prior to the Effective Time was registered to a holder on the stock transfer books of the Company (in each case, other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration into which such share was converted in accordance with this Section 3.1 and (in the case of a share converted into the Per Share Stock Consideration) the right to receive any dividends pursuant to Section 3.5(e) and any cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.7, in each case to be issued or paid in accordance with Section 3.5,without interest.

3.2
Proration; Election Procedures.

(a)
Proration.

(i)
Notwithstanding anything to the contrary set forth in this Agreement, (A) the maximum number of shares of Company Common Stock that will be entitled to receive the Per Share Cash Consideration pursuant to Section 3.1(a)(i) shall be equal to the product of (x) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding the shares of Company Common Stock to be cancelled as provided in Section 3.1(a)(iii)) multiplied by (y) sixty percent (60%) (rounded down to the nearest whole number) (the “Cash Conversion Number”), and (B) the maximum number of shares of Company Common Stock that will be entitled to receive the Per Share Stock Consideration pursuant to Section 3.1(a)(i) shall be equal to the product of (x) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding the shares of Company Common Stock to be cancelled as provided in Section 3.1(a)(iii)) multiplied by (y) forty percent (40%) (rounded up to the nearest whole number) (the “Stock Conversion Number”).
(ii)
Promptly (and in any event no later than three (3) Business Days) after the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of shares of Company Common Stock (other than Excluded Shares) of rights to receive the Per Share Cash Consideration and the Per Share Stock Consideration as follows:

(A)
If the aggregate number of shares of Company Common Stock (other than Excluded Shares) with respect to which Cash Elections shall have been made (the “Cash Election Number”) exceeds the Cash Conversion Number, then (1) each Stock Election Share and each Non-Election Share shall be converted into the right to receive the Per Share Stock Consideration and (2) each holder of Cash Election Shares will be entitled to receive the Per Share Cash Consideration in respect of that number of such holder’s Cash Election Shares equal to the product of (x) the number of Cash Election Shares held by such holder multiplied by (y) a fraction, (I) the numerator of which is the Cash Conversion Number and (II) the denominator of which is the Cash Election Number, with each of such holder’s remaining Cash Election Shares being converted into the right to receive the Per Share Stock Consideration; and

(B)
If the Cash Election Number is less than the Cash Conversion Number (the amount by which the Cash Conversion Number exceeds the Cash Election Number being referred to herein as the “Shortfall Number”), then (A) each Cash Election Share shall be converted into the right to receive the Per Share Cash Consideration, and (B) all Stock Election Shares and all Non-Election Shares shall be treated in the following manner:

I.
If the Shortfall Number is less than or equal to the number of Non-Election Shares, then (x) each Stock Election Share shall be converted into the right to receive the Per Share Stock Consideration, and (y) each holder of Non-Election Shares will be entitled to receive the Per Share Cash Consideration in respect of that number of such holder’s Non-Election Shares equal to the product of (I) the number of Non-Election Shares held by such holder multiplied by (II) a fraction, (x) the numerator of which is the Shortfall Number and (y) the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Per Share Stock Consideration; or

II.
If the Shortfall Number exceeds the number of Non-Election Shares, then (x) each Non-Election Share shall be converted into the right to receive the Per Share Cash Consideration, and (y) each holder of Stock Election Shares will be entitled to receive the Per Share Stock Consideration in respect of that number of such holder’s Stock Election Shares equal to the product of (I) the number of Stock Election Shares held by such holder multiplied by (II) a fraction, (x) the numerator of which is the Stock Conversion Number and (y) the denominator of which is the total number of Stock Election Shares, with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Per Share Cash Consideration.

(b)
Election Procedures.

(i)
Each holder of record of shares of Company Common Stock to be converted into the right to receive the Merger Consideration in accordance with, and subject to, Sections 3.1(a) and 3.2(a) (each, a “Holder”) shall have the right, subject to the limitations set forth in this Section 3.2(b), to specify in a request made in accordance with the provisions of this

Section 3.2(b) (herein called an “Election”) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make (i) a Stock Election or (ii) a Cash Election.
(ii)
Parent shall (x) prepare a form reasonably acceptable to the Company, including appropriate and customary transmittal materials in such form as prepared by Parent and reasonably acceptable to the Company (the “Form of Election”), to permit Holders to exercise their right to make an Election, (y) cause the Exchange Agent to make available and mail the Form of Election not less than twenty (20) Business Days prior to the anticipated Election Deadline (as defined below) to Holders as of the Business Day prior to such mailing date, and (z) following such mailing date, use all reasonable efforts to make available as promptly as possible a Form of Election to any Holder who requests such Form of Election prior to the Election Deadline. The period between such mailing date and the Election Deadline is referred to herein as the “Election Period”.

(iii)
Any Election shall have been made properly only if the Exchange Agent shall have received, during the Election Period, a Form of Election properly completed and signed (including duly executed transmittal materials included in the Form of Election). As used herein, unless otherwise agreed in advance by the Parties, “Election Deadline” means 5:00 p.m. Eastern time on the date which the Parties shall agree is as near as practicable to three (3) Business Days preceding the Closing Date. The Company and Parent shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) Business Days before, and at least ten (10) Business Days prior to, the Election Deadline.

(iv)
Any Holder may, at any time during the Election Period, change such Holder’s Election by written notice to the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. If any Election is not properly made with respect to any shares of Company Common Stock (none of Parent, the Company nor the Exchange Agent being under any duty to notify any Holder of any such defect), such Election shall be deemed to not be effective, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made with respect thereto.

(v)
Any Holder may, at any time during the Election Period, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent and the shares of Company Common Stock previously covered by such revoked Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made with respect thereto. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the Parties that this Agreement has been terminated in accordance with the terms hereof.

(vi)
Subject to the terms herein and the Form of Election, Parent, in the exercise of its reasonable, good faith discretion, shall have the right to make all determinations, not inconsistent with the terms herein, governing the (i) validity of the Forms of Election and compliance by any Holder with the Election procedures set forth herein, (ii) method of issuance and delivery of new certificates for Parent Common Stock representing the whole number of shares of Parent Common Stock into which shares of Company Common Stock are converted in the First-Step Merger, and (iii) method of payment of cash for shares of Company Common Stock converted into the right to receive the Per Share Cash Consideration and cash in lieu of fractional shares of Parent Common Stock.

3.3
Treatment of Company Equity Awards.

Except as set forth in Section 6.1 of the Company Disclosure Schedule, this Section 3.3 shall govern the treatment of the Company Equity Awards in connection with the First-Step Merger. All payments under this Section 3.3 shall be made at or as soon as practicable following the Effective Time pursuant to the Company’s or the Surviving Company’s ordinary payroll practices and shall be subject to any applicable withholding Taxes.
(a)
Company SARs.

(i)
At the Effective Time, each Company SAR that is outstanding, unexercised and vested as of immediately prior to the Effective Time (taking into account any acceleration of vesting as a result of the consummation of the Integrated Merger) shall, by virtue of the Integrated Mergers and without further action on the part of the Company, Parent or the holder thereof, be cancelled and converted into a right to receive an amount in cash equal to (A) the number of shares of Company Common Stock subject to such Company SAR, multiplied by (B)(1) the Per Share Cash Consideration minus (2) the exercise price per share of such Company SAR, subject to any required withholding of Taxes.

(b)
Company RSU Awards.

(i)
At the Effective Time, each Company RSU Award that is outstanding and unvested as of immediately prior to the Effective Time (taking into account any acceleration of vesting as a result of the consummation of the Integrated Merger) shall, by virtue of the Integrated Mergers and without further action on the part of the Company, Parent or the holder thereof, be assumed by Parent and converted into a restricted stock unit award with respect to Parent Common Stock (each, a “Substitute RSU Award”), and Parent shall assume the Company Equity Plans and each such Company RSU Award on the same terms and conditions as applied to the related Company RSU Award immediately prior to the Effective Time, except that the number of shares of Parent Common Stock subject to each Substitute RSU Award shall be equal to the product of (A) the number of shares of Company Common Stock subject to such Company RSU Award as of immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio (with the resulting number rounded up to the nearest whole share).

(ii)
At the Effective Time, each Company RSU Award that is outstanding and vested as of immediately prior to the Effective Time (taking into account any acceleration of vesting as a result of the consummation of the Integrated Mergers) shall, by virtue of the Integrated Mergers and without further action on the part of the Company, Parent, Merger Subs or the holder thereof, be cancelled and converted into a right to receive the Merger Consideration in respect of each share of Company Common Stock subject to such Company RSU Award (each an “Underlying RSU Share”), subject to any required withholding of Taxes; provided, that notwithstanding anything to the contrary in Section 3.2, for purposes of this Section 3.3(b)(ii), with respect to each such Company RSU Award, sixty percent (60%) of the Underlying RSU Shares shall be converted into the Per Share Cash Consideration and forty percent (40%) of the Underlying RSU Shares shall be converted into the Per Share Stock Consideration.

(c)
Company PSU Awards.

(i)
Immediately prior to the Effective Time, each Company PSU Award granted during the 2022 calendar year (each, a “2022 Company PSU Award”) that is outstanding and unvested as of immediately prior to the Effective Time shall accelerate and vest and, at the Effective Time, shall, by virtue of the Integrated Mergers and without further action on the part of the Company, Parent, Merger Subs or the holder thereof, be cancelled and converted into a right to receive the Merger Consideration in respect of each Deemed Earned Unit (as defined below) with respect thereto, subject to any required withholding of Taxes; provided, that notwithstanding anything to the contrary in Section 3.2, for purposes of this Section 3.3(c)(i), with respect to each such 2022 Company PSU Award, sixty percent (60%) of the Deemed Earned Units shall be converted into the right to receive the Per Share Cash Consideration and forty percent (40%) of the Deemed Earned Units shall be converted into the right to receive the Per Share Stock Consideration. For purposes of this Agreement, “Deemed Earned Units” means, with respect to each 2022 Company PSU Award (1) the number of restricted stock units awarded pursuant to such 2022 Company PSU Award, multiplied by (2) the estimated actual performance achievement level with respect to such 2022 Company PSU Award, as determined by the Company’s Board in good faith based on its best estimate of projected actual performance through the end of the performance period, and as measured against performance goals.
(ii)
Immediately prior to the Effective Time, each Company PSU Award granted during the 2023 calendar year (each, a “2023 Company PSU Award”) that is outstanding and unvested as of immediately prior to the Effective Time shall accelerate and vest in accordance with the terms of such 2023 Company PSU Award and, at the Effective Time, shall, by virtue of the Integrated Mergers and without further action on the part of the Company, Parent, Merger Subs or the holder thereof, be cancelled and converted into a right to receive the Merger Consideration in respect of each vested restricted stock unit with respect thereto, which number of vested restricted stock units shall be calculated in accordance with the terms of such 2023 Company PSU Award (which terms, for the avoidance of doubt, provide that the number of restricted stock units that vests in the event of a Change in Control (as defined in the applicable Company Equity Plan) shall be (1) the number of restricted stock units granted pursuant to the terms and conditions of such 2023 Company PSU Award (i.e., the number of restricted stock units that would vest if performance goal was achieved at target), multiplied by (2) the quotient obtained by dividing (a) the number of days between the grant date of such 2023 Company PSU Award and the Effective Time by (b) 1,095, subject to any required withholding of Taxes, provided, that, in the event of any conflict between the vesting calculation described in this Section 3.3(c)(ii) and the terms of such 2023 Company PSU Award, the terms of the 2023 Company PSU Award shall govern); provided, that notwithstanding anything to the contrary in Section 3.2, for purposes of this Section 3.3(c)(ii), with respect to each such 2023 Company PSU Award, sixty percent (60%) of the vested restricted stock units shall be converted into the right to receive the Per Share Cash Consideration and forty percent (40%) of the vested restricted stock units shall be converted into the right to receive the Per Share Stock Consideration.

(d)
Fractional Shares.   The assumption and conversion of the Company Equity Awards pursuant to this Section 3.3 shall be in accordance with, and no amounts shall be payable with respect thereto, as applicable, prior to the time permissible under, the requirements under Section 409A of the Code. All rounding described in this Section 3.3 shall be done on an aggregate basis per vesting tranche of each Company Equity Award and any holder of a Company Equity Award the adjustment of which results in fractional shares shall be entitled to a cash payment as provided under Section 3.7 in respect of such fractional share.

(e)
Assumption of Company Equity Award Plans.   Parent shall assume the Company Equity Plans, and the number and kind of shares available for issuance under the Company Equity Plans shall be converted into shares of Parent Common Stock in accordance with the adjustment provisions of the Company Equity Plans.

(f)
Corporate Actions.   Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Equity Plans) and the Parent Board shall have taken, or shall take, such actions as are necessary or appropriate to approve and effectuate the foregoing provisions of this Section 3.3.

3.4
Dissenting Shares.

(a)
Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock which are held immediately prior to the Effective Time by a holder who did not vote in favor of the Integrated Mergers (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares (any such shares being referred to as “Dissenting Shares” until such time as such holder effectively withdraws or fails to perfect or otherwise loses such holder’s appraisal rights under Applicable Law with respect thereto) pursuant to, and who complies in all respects with, the provisions of Chapter 13 of the CGCL, shall not be converted into or be exchangeable for the right to receive the applicable Merger Consideration in accordance herewith, but instead such holder shall be entitled only to such rights as are accorded under Chapter 13 of the CGCL. At the Effective Time, Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights set forth in Chapter 13 of the CGCL, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost its right to appraisal under the CGCL.
(b)
If any Dissenting Shares shall lose their status as such (through failure to perfect appraisal rights under Applicable Law or otherwise), then such shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the applicable Merger Consideration in accordance herewith, without interest thereon, and shall not thereafter be Dissenting Shares.

(c)
The Company shall give Parent (A) prompt written notice of any notice received by the Company from a holder of Company Common Stock of intent to demand appraisal of the fair value of any shares of Company Common Stock, any withdrawals or attempted withdrawals of such notices or demands and any other instruments, notices or demands served pursuant to the CGCL or other Applicable Law; and (B) the opportunity to control and direct all negotiations and proceedings with respect to any such demands, notices or instruments. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with Applicable Law, or agree to do any of the foregoing.

3.5
Procedures for Surrender and Payment.

(a)
At least thirty (30) days prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) and enter into an exchange agent agreement, in form and substance reasonably acceptable to the Company, with the Exchange Agent for the purposes of (1) distributing and receiving Forms of Election, and (2) exchanging (i) Certificates and (ii) Uncertificated Shares for the Merger Consideration payable in respect of the shares of Company Common Stock. As of or prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 3.5 through the Exchange Agent, the aggregate Merger Consideration, including cash and evidence of shares in book-entry form representing the aggregate amount of all cash payable and all shares of Parent Common Stock issuable pursuant to Section 3.1(a) and Section 3.2(a) in exchange for all issued and outstanding shares of Company Common Stock. Parent agrees to make available, directly or indirectly, to the Exchange Agent from time to time as needed cash sufficient to pay any dividends to which such holders are entitled pursuant to Section 3.5(e) and cash in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.7. All evidence of shares in book-entry form, any dividends with respect thereto and cash deposited with the Exchange Agent pursuant to this Section 3.5 shall be referred to in this Agreement as the “Exchange Fund.” Parent shall cause the Exchange Agent to deliver the Merger Consideration (and any dividends pursuant to Section 3.5(e) and any cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.7) contemplated to be issued or paid pursuant to this Article 3 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided, that no such investment or losses thereon shall affect the Merger Consideration, the dividends to which holders of shares of Company Common Stock are entitled pursuant to Section 3.5(e) or cash in lieu of fractional interests to which holders of shares of Company Common Stock are entitled pursuant to Section 3.7. Any interest and other income resulting from such investments shall be the property of, and paid to, Parent upon termination of the Exchange Fund.

(b)
Promptly after the Effective Time (but in any event, within one (1) Business Day), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Common Stock represented by a Certificate or Uncertificated Shares at the Effective Time, who did not submit a Form of Election pursuant to Section 3.2(b) and the Certificate with respect to a holder of shares of Company Common Stock represented by such Certificate, a letter of transmittal and instructions that shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent for use in such exchange.
(c)
Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) in the case of each share of Company Common Stock represented by Certificate, surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) in the case of each Uncertificated Share, receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), both (A) the Merger Consideration and (B) cash in lieu of any fractional shares of Parent Common Stock and any dividends with respect thereto, as respectively contemplated by Section 3.7 and Section 3.5(e). The shares of Parent Common Stock constituting part of such Merger Consideration shall be in uncertificated book-entry form, unless a physical certificate is required under Applicable Law.

(d)
Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months following the Effective Time shall be delivered to Parent or as otherwise instructed by Parent, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 3.5 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration (and cash in lieu of any fractional shares of Parent Common Stock and any dividends with respect thereto, as respectively contemplated by Section 3.7 and Section 3.5(e)), without any interest thereon. Notwithstanding the foregoing, Parent and its Subsidiaries (including the Surviving Company and its Subsidiaries) shall not be liable to any holder of shares of Company Common Stock for any amounts properly paid to a public official in compliance with applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(e)
Following the surrender of any Certificates or the transfer of any Uncertificated Shares as provided in this Section 3.5, Parent shall pay, or cause to be paid, without interest, to the Person in whose name the shares of Parent Common Stock constituting a portion of the Merger Consideration have been registered, (i) in connection with the payment of the Merger Consideration, (A) the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 3.7, and (B) the aggregate amount of all dividends payable with respect to such shares of Parent Common Stock with a Record Date on or after the Effective Time that were paid prior to the time of such surrender or transfer, and (ii) at the appropriate payment date after the payment of the Merger Consideration, the amount of all dividends payable with respect to whole shares of Parent Common Stock constituting the Merger Consideration with a Record Date on or after the Effective Time and prior to the time of such surrender or transfer and with a payment date subsequent to the time of such surrender or transfer. No dividends or other distributions with respect to shares of Parent Common Stock constituting the Merger Consideration, and no cash payment in lieu of fractional shares pursuant to Section 3.7, shall be paid to the holder of any Certificates not surrendered or of any Uncertificated Shares not transferred until such Certificates or Uncertificated Shares are surrendered or transferred, as the case may be, as provided in this Section 3.5.

(f)
The payment of any transfer taxes (including any penalties and interest) incurred solely by a holder of Company Common Stock in connection with the First Merger, and the filing of any related Tax Returns and other documentation with respect to such Taxes and fees, shall be the sole responsibility of such holder.

3.6
Certain Adjustments.

Without limiting or affecting any of the provisions of Sections 6.1 and 7.1 and subject to the last sentence of this Section 3.6, if, during the period between the date of this Agreement and the Effective

Time, any change in the issued and outstanding shares of Company Common Stock or Parent Common Stock shall occur as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange, consolidation, subdivision or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon (including any dividend or distribution of securities convertible into the Company Common Stock or Parent Common Stock) with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Merger Consideration or any such other amounts payable pursuant to this Agreement. Nothing in this Section 3.6 shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement.
3.7
Fractional Shares.

Notwithstanding anything in this Agreement to the contrary, no fractional shares of Parent Common Stock shall be issued in the First-Step Merger, and any such holder of Company Common Stock who would otherwise be entitled to receive a fractional share of Parent Common Stock shall be entitled to receive, in lieu thereof, from Parent an amount in cash (rounded to the nearest cent), without interest, determined by multiplying the fraction of such fractional share of Parent Common Stock by the arithmetic average of the closing prices (rounded to the nearest one ten thousandth) of Parent Common Stock on Nasdaq on the last five (5) trading days preceding the Closing Date.
3.8
Lost, Stolen or Destroyed Certificates.

In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Company, the posting by such Person of a bond in customary amount and upon such terms as may be required as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable or issuable pursuant to this Article 3 (and any dividends or other distributions pursuant to Section 3.5(e) and any cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.7), as if such lost, stolen or destroyed Certificate had been surrendered.
3.9
Withholding Rights.

Notwithstanding any provision contained herein to the contrary, each of Parent, the Merger Subs, the Surviving Company, the Exchange Agent and any other withholding agent shall be entitled, without duplication, to deduct and withhold from any consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and Company Equity Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Merger Subs, the Surviving Company, the Exchange Agent or such other withholding agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Merger Subs, the Surviving Company, the Exchange Agent, or such other withholding agent, as applicable. Parent, the Merger Subs, the Surviving Company, the Exchange Agent or any other withholding agent, as applicable, shall timely remit any amounts of Tax so deducted and withheld to the applicable Governmental Authority.
3.10
Transfers of Ownership.

(a)
If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(b)
Upon the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the records of the Surviving Company. If, after the Effective Time, Certificates or Uncertificated Shares are presented to Parent, the Surviving Company or the Exchange Agent for any reason, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 3.

4.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (x) as disclosed in any publicly available Company SEC Document filed since January 1, 2023, but no later than two (2) Business Days prior to the date of this Agreement (but without giving effect to any amendment thereof filed with the SEC on or after the date of this Agreement and excluding any disclosure contained in any part of any Company SEC Document entitled “Risk Factors” or “Cautionary Statement about Forward Looking Statements” or any other disclosures in any Company SEC Document that are cautionary, predictive or forward-looking in nature and provided that nothing disclosed in such Company SEC Documents shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.4, and Section 4.25 and Section 4.26) or (y) as set forth in the Company Disclosure Schedule (subject to Section 11.5), the Company represents and warrants to Parent that:
4.1
Corporate Existence and Power.

(a)
The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California.

(b)
The Company has all requisite corporate power and corporate authority to own, lease and operate its properties or assets and to carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)
The Company has made available to Parent true, correct and complete copies of the articles of incorporation and bylaws of the Company, in each case as in effect on the date of this Agreement (the “Company Organizational Documents”).

4.2
Corporate Authorization.

(a)
The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which it is a party, and the consummation by the Company of the Transactions, are within the corporate powers of the Company and, except for the Company Shareholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote approving and adopting this Agreement is the only vote of the holders of any of the Company’s capital stock necessary to approve the Transactions and consummate the Integrated Mergers (collectively, the “Company Shareholder Approval”). This Agreement has been duly executed and delivered by the Company, and each of the Transaction Documents to which the Company is a party, has been (or will be) duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties hereto and thereto) each constitutes (or will constitute) a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Bankruptcy and Equity Exceptions”).

(b)
At a meeting duly called and held on or prior to the date hereof, the Company Board unanimously adopted resolutions (i) determining that this Agreement and the Transactions (including the Integrated Mergers) are fair to and in the best interests of the Company’s shareholders; (ii) approving, adopting and declaring advisable this Agreement and the Transactions (including the Integrated Mergers); (iii) directing that the approval and adoption of this Agreement be submitted to a vote at a meeting of the Company’s shareholders; and (iv) recommending approval and adoption of this Agreement (including the Integrated Mergers) by the Company’s shareholders (such recommendation, the “Company Board Recommendation”). Except as expressly permitted by Section 6.3, the Company Board has not subsequently rescinded, modified or withdrawn any of the foregoing resolutions.

4.3
Governmental Authorization.

The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which such Person is or is specified to be a party, and the consummation by the Company of the Transactions, require no action by or in respect of, consents of, or Filings with, any Governmental Authority other than (a) the filing of the First Step California Certificate, the Second-Step California Certificate and the Second-Step Delaware Certificate as required by the DLLCA and the CGCL, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (b) compliance with any applicable requirements of the HSR Act and other applicable Antitrust Laws; (c) compliance with any applicable requirements of the Securities Act, the Securities Exchange Act and any other applicable U.S. state or federal securities Laws or pursuant to the listing requirements of Nasdaq; (d) the consents set forth on Section 4.3 of the Company Disclosure Schedule; and (e) any other actions, consents or Filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (clauses (a) through (e), collectively “Company Governmental Authorizations”).
4.4
Non-contravention.

The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which such Person is or is specified to be a party, the consummation of the Transactions, and performance by the Company of its obligations under such Transaction Documents do not and will not (a) assuming receipt of the Company Shareholder Approval, contravene, conflict with, or result in any violation or breach of any provision of the Company Organizational Documents; (b) assuming compliance with the matters referred to in Section 4.3 and receipt of the Company Shareholder Approval, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law; (c) assuming compliance with the matters referred to in Section 4.3 and receipt of the Company Shareholder Approval, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any Company Subsidiary is entitled under, any provision of any Contract binding upon the Company or any Company Subsidiary or their respective assets or businesses, or (d) result in the creation or imposition of any Lien on any asset of the Company or any Company Subsidiary, with such exceptions, in the case of each of clauses (b) through (d), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.5
Capitalization.

(a)
The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock. As of the close of business on the date that is two (2) Business Days prior to the date of this Agreement, and there were (i) 24,496,233 shares of Company Common Stock issued and outstanding; (ii) 0 shares of Company Common Stock held in treasury; (iii) 240 outstanding Company SARs; (iv) 83,373 shares of Company Common Stock subject to outstanding Company RSU Awards; (v) 88,110 shares of Company Common Stock subject to outstanding Company PSU Awards; and (vi) 1,124,334 additional shares of Company Common Stock reserved for issuance pursuant to the Company Equity Plans. Except as set forth in this Section 4.5(a) and for changes after the date hereof resulting from (A) the exercise or vesting and settlement of Company Equity Awards outstanding on such date or (B) the issuance of Company Equity Awards after such date, in each case as and to the extent permitted by Section 6.1, there are no issued, reserved for issuance or outstanding (w) shares of capital stock or other voting securities of, or other ownership interest in, the Company, (x) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, the Company, (y) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or other obligations of the Company or any Company Subsidiary to issue, deliver, sell, repurchase, redeem or otherwise acquire any capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, the Company, or (z) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of the Company or any Company Subsidiary that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, the Company (the items in clauses (w) through (z) being referred to collectively as the “Company Securities”).
(b)
All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Equity Plans will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of pre-emptive rights. No Company Subsidiary owns any shares of capital stock of the Company. Section 4.5(b) of the Company Disclosure Schedule sets forth a true and complete list of all outstanding Company Equity Awards as of the date that is two (2) Business Days prior to the date hereof, including with respect to each such equity award, the holder, date of grant, vesting schedule, whether subject to performance conditions, the number of shares of Company Common Stock subject to such award (assuming target performance levels were achieved, if applicable), and, for Company SARs, the applicable base price and expiration date. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. Neither the Company nor any of its Subsidiaries is a party to any agreement with respect to the voting of any Company Securities.

(c)
There are no shareholders agreements, voting trusts, registration rights agreements or other similar agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the capital stock or other equity interests of the Company. None of the Company or any Company Subsidiaries has granted any pre-emptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares or shares of capital stock (as applicable) that are in effect.

4.6
Subsidiaries.

(a)
Each Company Subsidiary is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.6(a) of the Company Disclosure Schedule sets forth a true and complete list of each Significant Subsidiary of the Company as of the date of this Agreement, and its jurisdiction of incorporation or organization.

(b)
All of the issued and outstanding capital stock or other voting securities of, or ownership interests in, each Company Subsidiary are owned by the Company, directly or indirectly, free and clear of any Lien. There are no issued, reserved for issuance or outstanding (i) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, any Company Subsidiary; (ii) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or other obligations of the Company or any Company Subsidiary to issue, deliver, sell, repurchase, redeem or otherwise acquire any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities of, or other ownership interests in, any Company Subsidiary; or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of the Company or any Company Subsidiary that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, any Company Subsidiary. There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any capital stock or other voting securities of, or other ownership interests in, any Company Subsidiary or any securities described in the foregoing clauses (i) through (iii) of this Section 4.6(b). Except for the capital stock or other voting securities of, or other ownership interests in, Company Subsidiaries and publicly traded securities held for investment that do not exceed 5% of the outstanding securities of any entity, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or other ownership interests in, any Person.

(c)
The Company has made available to Parent, prior to the date of this Agreement, true, correct and complete copies of (i) in the case of a corporation, the certificate of incorporation and bylaws, (ii) in the case of a limited liability company, the certificate of formation and limited liability company agreement or (iii) organizational documents equivalent to the foregoing, in each case of the Company’s Significant Subsidiaries, in each case as in effect on the date of this Agreement (collectively, the “Significant Subsidiaries Organizational Documents”). The Company Organizational Documents and the Significant Subsidiaries Organizational Documents are in full force and effect, and neither the Company nor any of the Company Subsidiaries, is in material violation of any of the provisions thereof.

4.7
Regulatory Reports, SEC Filings and the Sarbanes-Oxley Act.

(a)
The Company and each Company Subsidiary have timely filed with or furnished all material reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed with the SEC under the Securities Act or the Securities Exchange Act since January 1, 2021 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”) with the SEC, and have paid all material fees and assessments due and payable in connection therewith.

(b)
As of its filing date, each Company SEC Document filed since January 1, 2021 prior to the date of this Agreement complied, and each Company SEC Document filed subsequent to the date of this Agreement (assuming, in the case of the Proxy Statement/Prospectus, that the representation and warranty set forth in Section 5.9 is true and correct) will comply, in all material respects with the applicable requirements of Nasdaq, the Securities Act, the Securities Exchange Act, the Sarbanes-Oxley Act and any other applicable rules and regulations promulgated by the SEC, as the case may be.

(c)
As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each Company SEC Document filed since January 1, 2021 prior to the date of this Agreement did not, and each Company SEC Document filed subsequent to the date of this Agreement (assuming, in the case of the Proxy Statement/Prospectus, that the representation and warranty set forth in Section 5.9 is true and correct) will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC or SEC investigation with respect to the Company or any Company SEC Documents.
(d)
The Company is, and since January 1, 2021 has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.

(e)
Since January 1, 2021, neither the Company nor any Company Subsidiary, or, to the Knowledge of the Company, any of their respective Representatives has received any written bona fide material complaint, allegation, assertion or claim related to the accounting or auditing practices, procedures or methodologies of the Company or any Company Subsidiary or their respective internal accounting controls, including any written bona fide material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices.

(f)
The Company and the Company Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act) designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Principal Executive Officer and its Principal Financial Officer by others within those entities, particularly during the periods in which the periodic reports required under the Securities Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company’s Principal Executive Officer and Principal Financial Officer to material information required to be included in the Company’s periodic and current reports required under the Securities Exchange Act. For purposes of this Agreement, “Principal Executive Officer” and “Principal Financial Officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(g)
The Company and the Company Subsidiaries have established and maintain a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Securities Exchange Act) (“Internal Controls”). Such Internal Controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company’s Principal Executive Officer and Principal Financial Officer have disclosed, based on their most recent evaluation of such Internal Controls prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (i) all significant deficiencies and material weaknesses in the design or operation of Internal Controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Internal Controls. The Company has made available to Parent prior to the date of this Agreement a true and complete summary of any disclosure of the type described in the preceding sentence made by the Company’s Principal Executive Officer and Principal Financial Officer to the Company’s auditors and audit committee of the Company Board since January 1, 2021.

(h)
The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Securities Exchange Act with respect to such reports.

(i)
Since January 1, 2021, each of the Principal Executive Officer and Principal Financial Officer of the Company (or each former Principal Executive Officer and Principal Financial Officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the

Securities Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq, and the statements contained in any such certifications are true and complete.
4.8
Financial Statements and Financial Matters.

(a)
The audited consolidated financial statements and unaudited consolidated interim financial statements (including, in each case, any notes thereto) of the Company included or incorporated by reference in the Company SEC Documents complied as to form, when filed, in all material respects with the rules and regulations of the SEC with respect thereto, present fairly in all material respects, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of the Company and Company Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal, recurring and immaterial year-end audit adjustments in the case of any unaudited interim financial statements). Such consolidated financial statements have been prepared from, and are in accordance with, in all material respects, the books and records of the Company and the Company Subsidiaries.

(b)
From January 1, 2021 to the date of this Agreement, the Company has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority.

4.9
Disclosure Documents.

The information relating to the Company and each Company Subsidiary that is expressly provided by the Company, any Company Subsidiary or any of their respective Representatives for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus will not (a) in the case of the Registration Statement, at the time the Registration Statement or any amendment or supplement thereto becomes effective and (b) in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to the shareholders of the Company and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus (except for the portions thereof that relate to Parent or any of its Subsidiaries) will comply in all material respects with the applicable provisions of the Securities Exchange Act and the rules and regulations thereunder.
4.10
Absence of Certain Changes.

(a)
Since the Company Balance Sheet Date through the date of this Agreement, (i) the business of the Company and the Company Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice and (ii) there has not occurred a Company Material Adverse Effect.

(b)
Since the Company Balance Sheet Date through the date of this Agreement, there has not been any action taken by the Company or any Company Subsidiary that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of subsections (a)-(d), (h), (j), (o) or, solely to the extent relating to the matters covered in such subsections, (v) of Section 6.1.

4.11
No Undisclosed Liabilities.

There are no liabilities or obligations of the Company or any Company Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto, (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date, (c) liabilities arising in connection with the Transactions and (d) other liabilities or obligations that would not be, individually or in the aggregate, material to the Company and the Company Subsidiaries taken as a whole. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act (“Regulation S-K”) that have not been so described in the Company SEC Documents.
4.12
Litigation.

There is no material Proceeding existing, pending against, or, to the Knowledge of the Company, threatened in writing against the Company or any of the Company Subsidiaries, or any of their respective properties or assets, or, to the Knowledge of the Company, any present or former officer or director of the Company or any of the Company Subsidiaries in such individual’s capacity as such and neither the Company nor any of the Company Subsidiaries, nor any of their respective properties or assets, is subject to any outstanding Order. As of the date hereof, there is no existing, pending or, to the Knowledge of the Company, Proceeding threatened in writing against the Company or outstanding Order against the Company that challenges the validity or propriety, or seeks to prevent or materially delay consummation of the Integrated Mergers.
4.13
Permits.

Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary hold all Governmental Authority consents necessary for the operation of their respective businesses (the “Company Permits”). All Company Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary are and since January 1, 2021, have been in compliance with the terms of the Company Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Proceeding pending, or, to the Knowledge of the Company, threatened in writing that seeks, or, to the Knowledge of the Company, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Company Permit, except where such revocation, cancellation, termination, non-renewal or adverse modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.14
Compliance with Applicable Laws.

(a)
The Company and each Company Subsidiary are, and since January 1, 2021 have been, in compliance with all Applicable Laws and are not in default under or in violation of any Applicable Laws, except where the failure to comply with such Applicable Laws would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company nor any Company Subsidiary has been debarred, suspended or otherwise made ineligible from doing business with the United States government or any other Governmental Authority.

(b)
Neither the Company nor any Company Subsidiary is a party to any agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Applicable Law, except for agreements and settlements that are not material to the Company or any Company Subsidiary.

(c)
Except as set forth in Section 4.14(c) of the Company Disclosure Schedule:

(i)
the Company, each Company Subsidiary, and each of their respective directors, officers, employees and, to the Knowledge of the Company, agents and representatives is, and has since January 1, 2019 been, in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws;

(ii)
neither the Company nor any Company Subsidiary, nor any of their respective directors,

officers, employees and, to the Knowledge of the Company, agents and representatives is, or has since January 1, 2019 been, subject to any actual, pending or threatened in writing civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any voluntary disclosures to any Governmental Authority, involving the Company or any Company Subsidiary, in any way relating to applicable Anti-Corruption Laws or Anti-Money Laundering Laws;
(iii)
neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, employees and, to the Knowledge of the Company, agents and representatives is a Sanctioned Person;

(iv)
neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, employees and, to the Knowledge of the Company, agents and representatives (a) has, since January 1, 2019, violated or is in violation of applicable Sanctions, (b) is engaging in any dealings, transactions, activity or conduct which could result in it becoming a Sanctioned Person, (c) is subject to any actual, pending or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any voluntary disclosures to any Governmental Authority, involving the Company or any Company Subsidiary, in any way relating to applicable Sanctions or (d) is engaging in any dealings, transactions, activity or conduct with, involving or for the benefit of, any Sanctioned Person; and

(v)
no officer, director or employee of the Company or any Company Subsidiary is a Government Official.

(d)
The Company and Company Subsidiaries have in place policies, procedures and controls that are reasonably designed to promote and ensure compliance with applicable Anti-Corruption Laws and Sanctions.

(e)
Section 4.14(e) of the Company Disclosure Schedule sets forth a list of all material mobile assets owned by the Company or any Company Subsidiary that are located in a state with a motor vehicle or other applicable statute that requires certain mobile assets to be subject to a certificate of title, certificate of ownership or other registration certificate (collectively, “Registration Certificates”) issued under the certificate of title or other similar laws of any state, province or other jurisdiction for such mobile asset (“Registrable Mobile Assets”). The Company and Company Subsidiaries have good and valid title to and are, and since January 1, 2021, have been, in compliance with all applicable titling requirements with respect to all such Registrable Mobile Assets.

4.15
Material Contracts.

(a)
Section 4.15(a) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement of each of the following Contracts to which the Company or any Company Subsidiary is a party or by which it is bound (each such Contract listed or required to be so listed, and each of the following Contracts to which the Company or any Company Subsidiary becomes a party or by which it becomes bound after the date of this Agreement, a “Company Material Contract”):

(i)
any Contract that is a “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K;

(ii)
any Contract that (A) limits or purports to limit, in any material respect, the freedom of the Company or any Company Subsidiary to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, such freedom of the Surviving Company, Parent, the Company or any of their respective Affiliates after the Effective Time, (B) contains any material exclusivity or “most favored nation” obligations or restrictions or similar provisions that are binding on the Company or any Company Subsidiary (or, after the Effective Time, that would be binding on the Surviving Company, Parent or any of their respective Affiliates), (C) otherwise limits or restricts, in any material respect, the Company or any Company Subsidiary (or, after the Effective Time, the Surviving Company, Parent or any of their respective Affiliates) from hiring or soliciting any Person for employment, or (D) levies a fine, charge or other payment for doing any of the foregoing;
(iii)
promissory notes, loan agreements, indentures, evidences of Indebtedness or other instruments providing for or relating to the lending of money, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements or that provides for the guarantee, support, indemnification, assumption or endorsement by the Company or any Company Subsidiary of, or any similar commitment by the Company or any Company Subsidiary with respect to the obligations, liabilities or Indebtedness of any other Person, in each case in a principal amount in excess of $1,000,000;

(iv)
any Contract (other than the Company Credit Facilities) restricting the payment of dividends or the making of distributions to shareholders of the Company or the repurchase of stock or other equity of the Company;

(v)
any Contract that would require the disposition of any material assets or line of business of the Company or any Company Subsidiary as a result of the consummation of the Integrated Mergers;

(vi)
any joint venture, profit-sharing, partnership, strategic alliance, collaboration or other similar agreements;

(vii)
any Contract pursuant to which the Company or any Company Subsidiary receives from any Third Party a license or similar right to any Intellectual Property that is material to the Company or any Company Subsidiary, other than licenses with respect to non-customized Software that (A) is generally available and licensed pursuant to standard commercial terms, and (B) with an annual cost of less than $250,000;

(viii)
any Contract pursuant to which the Company or any Company Subsidiary grants to any Third Party a license or similar right to any Intellectual Property that is material to the Company or any Company Subsidiary, other than non-exclusive licenses granted in the ordinary course of business;

(ix)
Contracts with (A) the top ten (10) customers of the Company based on revenues for the fiscal year ended December 31, 2022 and the nine months ended September 30, 2023 and (B) the top ten (10) vendors of the Company based on costs for the year ended December 31, 2022 and the nine months ended September 30, 2023;

(x)
any Related Party Contract;

(xi)
any Contract involving the settlement of any action or action threatened in writing (or series of related actions) (other than any actions covered by insurance) that will (A) involve payments after the date hereof in excess of $500,000 or (B) impose material monitoring or reporting obligations outside the ordinary course of business consistent with past practice;

(xii)
any Contract for the purchase or sale of real property, in each case entered into or completed on or after January 1, 2021 in excess of $5,000,000;

(xiii)
any Leases which provide for annual lease payments in excess of $200,000;

(xiv)
any collective bargaining agreement;

(xv)
any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any Company Subsidiary (other than any such Contracts that are terminable by the Company or any Company Subsidiary on ninety (90) days or less notice without any required material payment or other material conditions, other than the condition of notice); and

(xvi)
any Contract that relates to the acquisition or disposition of any business or asset (other than any Contract or arrangement that provides solely for the acquisition of equipment or products in the ordinary course of business) and under which the Company or any Company Subsidiary has a material continuing obligation, including any material “earn-out” or similar contingent payment obligations.
(b)
The Company has made available to Parent a true, correct and complete copy of each Material Contract. All of the Company Material Contracts are, subject to the Bankruptcy and Equity Exceptions, valid and binding obligations of the Company or a Company Subsidiary (as the case may be) and, to the Knowledge of the Company, each of the other parties thereto, and in full force and effect and enforceable in accordance with their respective terms against the Company or Company Subsidiaries (as the case may be) and, to the Knowledge of the Company, each of the other parties thereto (except for such Company Material Contracts that are terminated after the date of this Agreement in accordance with Section 6.1(k)), except where the failure to be valid and binding obligations and in full force and effect and enforceable has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no Person is seeking to terminate or challenge the validity or enforceability of any Company Material Contract. Neither the Company nor any Company Subsidiary, nor to the Knowledge of the Company, any of the other parties thereto has violated any provision of, or committed or failed to perform any act that (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither the Company nor any Company Subsidiary has received written notice that it has violated or defaulted under, any Company Material Contract, except for those violations and defaults (or potential defaults) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.16
Taxes.

Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)
All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any Company Subsidiary have been filed when due (giving effect to all extensions and whether or not shown as due on any Tax Return) in accordance with all Applicable Law, and all such Tax Returns are true, correct and complete.

(b)
The Company and each of the Company Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or (i) where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual or (ii) where payment is being contested in good faith pursuant to appropriate procedures, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve, in each case for all Taxes through the end of the last period for which the Company and the Company Subsidiaries ordinarily record items on their respective books and records.

(c)
All federal income Tax Returns of the affiliated group of which the Company is the common parent through the Tax year ended December 31, 2019 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired.

(d)
Neither Company nor any of the Company Subsidiaries (or any member of any affiliated, consolidated, combined or unitary group of which Parent or any of its Subsidiaries is or has been a member) has granted any extension or waiver of the limitation period applicable to the assessment or collection of any federal, state, or non-U.S. income Tax.

(e)
There is no Proceeding (including an audit) pending or, to the Knowledge of the Company, threatened in writing against or with respect to the Company or the Company Subsidiaries in respect of any Tax or Tax asset which remains unresolved.

(f)
There are no requests for rulings or determinations in respect of any Tax or Tax asset pending between the Company or any Company Subsidiary and any Taxing Authority.

(g)
During the two (2)-year period ending on the date of this Agreement, the Company was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(h)
There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any Company Subsidiary.

(i)
No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company and/or the Company Subsidiaries do not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(j)
Neither the Company nor any Company Subsidiary (1) has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company or any Company Subsidiary was the common parent, (2) is party to any Tax Sharing Agreement (other than any such agreement solely between the Company and Company Subsidiaries), or (3) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or any Tax Sharing Agreement or as a transferee or successor.

(k)
Neither the Company nor any Company Subsidiary has taken or agreed to take any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Integrated Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(l)
Except as set forth in Section 4.16(l) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has (i) deferred any Taxes under Section 2303 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), (ii) claimed any Tax credit under Section 2301 of the CARES Act or Sections 7001-7003 of the Families First Coronavirus Response Act, as may be amended, or (iii) applied for or received any loan under the Paycheck Protection Program under the CARES Act (or, in each case, any similar provision of U.S. or non-U.S. Law).

(m)
All material Taxes required to have been withheld and remitted by the Company or any of its Subsidiaries under applicable Law, including in connection with amounts paid or owing to any employee, independent contractor, creditor, equity holder or other third party, have been withheld or collected and, to the extent required, have been timely paid over to the appropriate Taxing Authority, and all material Tax Returns, including any IRS Forms W-2 and 1099 and other applicable forms, required with respect thereto have been properly completed and timely filed in all material respects.

(n)
Neither the Company nor any of its Subsidiaries has participated or engaged in, or is otherwise required to make any disclosure with the IRS with respect to, any transaction that constitutes a “listed transaction” pursuant to Treasury Regulations Section 1.6011-4(b)(2) (or any analogous, comparable or similar provision of state, local or non-U.S. Law).

4.17
Employees and Employee Benefit Plans.

(a)
Section 4.17 of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of each material Company Employee Plan. With respect to each material Company Employee Plan, the Company has made available to Parent, as applicable, (i) a copy of such plan and all amendments thereto (or where such Company Employee Plan has not been reduced to writing, a written summary of the material terms thereof); (ii) each trust, insurance or other funding arrangement; (iii) each summary plan description and summary of material modifications; (iv) the three most recently filed IRS Forms 5500; (v) the most recent favorable determination or opinion letter from the IRS; (vi) actuarial reports and financial statements with respect to the three most recently completed plan years; and (vii) all material notices, letters or other correspondence received from or provided to the Department of Labor, the PBGC, the IRS or any other

Governmental Authority during the past year. No Company Employee Plan that is an employee stock ownership plan has borrowed money to purchase Company Common Stock for such plan.
(b)
Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past 6 years, sponsored, maintained, administered or contributed to (or had any obligation to contribute to), any plan subject to Title IV of ERISA, including any multiemployer plan, as defined in Section 3(37) of ERISA.

(c)
Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS and, to the Knowledge of the Company, no circumstances exist that would reasonably be expected to result in any such letter being revoked. Each trust created under any such Company Employee Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation.

(d)
Except as set forth on Section 4.17(d) of the Company Disclosure Schedule, neither the Company nor any of its ERISA Affiliates have (i) incurred or reasonably expects to incur, either directly or indirectly, any material liability under Title I or Title IV of ERISA or related provisions of the Code or applicable local Law relating to employee benefit plans; (ii) failed to timely pay premiums to the PBGC; (iii) withdrawn from any Company Employee Plan; (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; (v) incurred taxes under Section 4971 of the Code with respect to any plan; or (vi) participated in a multiple employer welfare arrangement (MEWA).

(e)
Since January 1, 2021, each Company Employee Plan has been maintained in compliance in all material respects with its terms and all Applicable Law, including ERISA and the Code. No material Proceeding (other than routine claims for benefits) is pending against or, to the Knowledge of the Company, is threatened against any Company Employee Plan before any court or any Governmental Authority, including the IRS, the Department of Labor or the PBGC. To the Knowledge of the Company, no events have occurred with respect to any Company Employee Plan that would reasonably be expected to result in the assessment of any excise taxes or penalties against the Company or any Company Subsidiary.

(f)
Except as provided in set forth in Section 4.17(f) of the Company Disclosure Schedule, with respect to each current or former Company Service Provider, neither the execution of this Agreement nor the consummation of the Transactions will, either alone or together with any other event: (i) entitle any such individual to any payment or benefit, including any bonus, retention, change in control or severance payment or benefit; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Company Employee Plan; or (iii) limit or restrict the right of the Company or any Company Subsidiary or, after the Closing, Parent or the Surviving Company to merge, amend or terminate any Company Employee Plan.

(g)
Without limiting the generality of Section 4.17(f), and except as set forth in Section 4.17(g) of the Company Disclosure Schedule, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any Company Subsidiary in connection with the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Company Service Provider for any Tax incurred by such individual, including under Sections 409A, 457A or 4999 of the Code.

(h)
Except as set forth on Section 4.17(h) of the Company Disclosure Schedule, no Company Employee Plan provides or has any obligation to provide retiree health, retiree life insurance or other retiree welfare benefits (“Retiree Benefits”) to any individual for any reason, and neither the Company nor any Company Subsidiary has any liability to provide post-termination or retiree health benefits to any individual or ever represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree health benefits (other than coverage mandated by Applicable Law). Any Company Employee Plan providing for Retiree Benefits may be terminated after the Closing without material liabilities to the Parent, the Company or any of their Affiliates.
(i)
There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Affiliates relating to, or making a change in employee participation or coverage under, any Company Employee Plan that would materially increase the expense of maintaining such plan above the level of expense incurred in respect thereof for the fiscal year ended on the Company Balance Sheet Date.

(j)
Each Company Employee Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder.

(k)
With respect to any Company Employee Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt prohibited transaction has occurred that has caused or would reasonably be expected to cause the Company or any Company Subsidiary to incur any material liability under ERISA or the Code.

(l)
Each Non-US Company Employee Plan (i) has been maintained in material compliance with its terms and Applicable Law in all material respects, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.

4.18
Labor Matters.

(a)
Section 4.18(a) of the Company Disclosure Schedule contains a list of all Company Service Providers as of the close of business on the date that is two (2) Business Days prior to date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all Company Service Providers for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions, bonuses or fees.

(b)
The Company and the Company Subsidiaries are, and since January 1, 2021 have been, in compliance in all material respects with all Applicable Laws relating to labor and employment, including those relating to labor relations, fair employment practices, wages, hours, overtime, employee classification, discrimination, reasonable accommodation, disability rights or benefits, harassment, sexual misconduct, retaliation, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy, data protection and security, workers compensation, continuation coverage under group health plans, immigration, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave and unemployment insurance, wage payment and the payment and withholding of Taxes. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws in all material respects. All employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects. The Company is in compliance with and since January 1, 2021 has materially complied with all immigration laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations.

(c)
Except as set forth on Section 4.18(c) of the Company Disclosure Schedule, since January 1, 2021,

to the Knowledge of the Company (i) no allegations of sexual harassment or other sexual misconduct have been made against any employee of the Company or any Company Subsidiary who manages or supervises or, at any time, managed or supervised two (2) or more employees, and (ii) there are no Proceedings pending or, to the Knowledge of the Company, threatened in writing related to any allegations of sexual harassment or other sexual misconduct by any officer of the Company or any Company Subsidiary. Since January 1, 2021, neither the Company nor any Company Subsidiary has entered into any settlement agreements related to allegations of sexual harassment or other sexual misconduct by any employee of the Company or any Company Subsidiary.
(d)
There is no claim, demand, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, subpoena, investigation or similar action against the Company pending or, to the Knowledge of the Company, threatened to be brought or filed, by or with any Governmental Authority in connection with the alleged violation of any employment-related Applicable Law.

(e)
Neither the Company nor any Company Subsidiary is, or since January 1, 2021 has been, a party to, subject to, or negotiating any collective bargaining agreement with a union, works council or labor organization (collectively, “Union”). To the Knowledge of the Company, there is not, and since January 1, 2021 has not been, any Union or group of employees seeking to organize employees of the Company or any Company Subsidiary for the purpose of collective bargaining. There are no unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary before the National Labor Relations Board or any other Governmental Authority. There is not presently pending, and since January 1, 2021, there has not been, nor to the Knowledge of the Company, has there been any threat of, any labor strike, slowdown, stoppage, picketing, interruption of work or lockout against the Company or any Company Subsidiary. The Company is not required to consult with, notify, or receive consent or advice from any Union to enter into this Agreement or to consummate any of the Transactions.

(f)
The Company and each Company Subsidiary is, and has been since January 1, 2021, in material compliance with WARN and has no material liabilities or other obligations thereunder since January 1, 2021. Except as set forth on Section 4.18(f) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has taken or has any plans to undertake any action that would reasonably be expected to cause Parent or the Surviving Company or any of their Affiliates to have any material liability or obligation following the Closing Date under WARN.

4.19
Intellectual Property and Information Technology.

(a)
Section 4.19(a) of the Company Disclosure Schedule sets forth a list of all patents, registered trademarks, registered copyrights, Internet domain name registrations, any Internet account names and registrations (including domain names and social networking and media user names and handles) and pending applications for any patents, trademarks and copyrights owned by or purported to be owned by the Company or any Company Subsidiary (“Registered Company IP”) in each case (as applicable), specifying the record owner, jurisdiction, registration or application number. The Registered Company IP is subsisting and, to the Knowledge of the Company, is valid and enforceable and all renewal and maintenance fees therefor have been timely paid.

(b)
The Company and the Company Subsidiary have taken reasonable and customary steps in accordance with industry standards to maintain and enforce the Company Owned IP. The Company and the Company Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of all Trade Secrets material to their respective businesses.

(c)
The Company or the Company Subsidiaries solely own all right title and interest, own, free and clear of all Liens (other than Permitted Liens), or have the rights to use, all Company Owned IP and Company IT Systems material to the conduct of their respective businesses as currently conducted. The foregoing representation and warranty is not intended to be a representation or warranty regarding the absence of infringement, misappropriation or other violation of Intellectual Property, which is addressed in Section 4.19(d) below.

(d)
Except as set forth on Section 4.19(d) of the Company Disclosure Schedule, (i) there are no pending or, to the Knowledge of the Company, threatened written claims or Proceedings (including any opposition, cancellation, revocation, review or other proceedings) against the Company or any Company Subsidiary alleging any infringement, misappropriation or other violation of the Intellectual Property of any Person by the Company or any Company Subsidiary, and, to the Knowledge of the Company, the operations of the businesses (including the products and services) of the Company and the Company Subsidiaries do not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) there are no pending or threatened written claims or Proceedings (including any opposition, cancellation, revocation, review or other proceedings) by the Company or any Company Subsidiary alleging any infringement, misappropriation or other violation by any Person of any material Company Owned IP, and, to the Knowledge of the Company, no Third Party has since January 1, 2021, infringed, misappropriated or otherwise violated any material Company Owned IP.
(e)
The Company IT Systems constitute all of the IT systems that are necessary and sufficient (including with respect to performance, security, integrity, working condition and capacity) to enable the Company and each Company Subsidiary to conduct business as presently conducted in all material respects. The Company IT Systems have not suffered any material security breach or failure (including any malfunction, failure, corruption, continued substandard performance, malicious code, cyber incident, or use of or other material disruption or impairment), and there has been no unauthorized access to or use of any Company IT systems (of any Software, information or data stored on any Company IT Systems. The Company and each Company Subsidiary have taken commercially reasonable actions, consistent with industry standards, to monitor and protect the confidentiality, integrity, availability, operation and security of the Company IT Systems, including implementing and maintaining appropriate backup, business continuity and disaster recovery policies, procedures and facilities, and Software support arrangements.

4.20
Data Protection.

(a)
The Company and each Company Subsidiary, the conduct of the Company’s and each Company Subsidiary’s business (including all of its and their products and services), and to the Knowledge of Company, all third parties that have Processed Company Data on behalf of the Company and/or Company Subsidiaries, comply with all applicable Privacy and Data Processing Obligations in all material respects.

(b)
The Company and each Company Subsidiary have since January 1, 2020 implemented and maintained commercially reasonable administrative, technical and physical safeguards designed to protect the confidentiality, availability, security and integrity of Company IT Systems and Personal Information against loss, damage and unauthorized access, use, modification or other misuse. Except as set forth on Section 4.20(b) of the Company Disclosure Schedule, there has been no material data security incident, breach, ransomware, denial of access attack, denial of service attack, hacking or similar event with respect to any Company IT Systems, or any loss, damage or accidental, unlawful or unauthorized access, use, modification, Processing or breach of security of Company Data maintained by or on behalf of the Company and each Company Subsidiary (each, a “Company Security Incident”). No circumstance has arisen in which any applicable Privacy and Data Processing Obligation has required the Company or a Company Subsidiary to provide notice to any Governmental Authority or other Person of any Company Security Incident. The Company and each Company Subsidiary have remediated all critical, high and medium-level privacy, data protection or data security risks, threats, issues and vulnerabilities to Personal Information maintained by the Company identified by or to the Company and each Company Subsidiary.

(c)
Except as set forth on Section 4.20(c) of the Company Disclosure Schedule, the Company and each Company Subsidiary have not received any written notice of any actions, claims or investigations or regulatory inquiries related to any alleged violation of any applicable Privacy and Data Processing Obligations or to the loss, damage or unauthorized access, use, modification or breach of security of Personal Information maintained by or on behalf of the Company or any Company Subsidiary.

(d)
There are no unsatisfied requests from any Person to the Company or any Company Subsidiary seeking to exercise rights provided to such Person under any applicable Privacy and Data Processing Obligation.

(e)
The Company and each Company Subsidiary and, to the Knowledge of Company, their service providers have, at all applicable times had, all rights, consents and authorizations required by any applicable Privacy and Data Processing Obligation to Process Company Data as Processed by or for the Company and each Company Subsidiary.

(f)
The Company and each Company Subsidiary perform and have performed reasonable and appropriate diligence into the privacy, data protection and data security practices or all service providers, and have bound service providers that Process Company Data on behalf of the Company or a Company Subsidiary to contractual obligations that comply with applicable requirements under Privacy and Data Processing Obligations in all material respects.

4.21
Environmental Matters.

The Company has made available true, correct and complete copies of all material, non-privileged audits, studies, analyses, investigations and sampling reports with respect to the Company or its Subsidiaries that are in its possession relating to Environmental Laws or the Release of, or exposure to, Hazardous Substances. Except (x) as set forth in Section 4.21 of the Company Disclosure Schedule or (y) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)
the Company and each Company Subsidiary are, and have been since January 1, 2021, in compliance with all Environmental Laws;

(b)
the Company and each Company Subsidiary possess and are, and have been since January 1, 2021, in compliance with all applicable Environmental Permits, all such Environmental Permits are valid and in good standing, and no action is pending to revoke any such Environmental Permit;

(c)
there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company or any Company Subsidiary, Owned Real Property or Leased Real Property or any other real property currently or formerly owned, leased or operated by the Company or any of Company Subsidiary, and, to the Knowledge of the Company, there are no facts, circumstances or conditions that could reasonably be expected to form the basis of any such Environmental Claims;

(d)
there has been no Release of any Hazardous Substance in, at, on, under, or migrating to or from, Owned Real Property or Leased Real Property, or, to the Knowledge of the Company, any real property formerly owned, leased or operated by the Company or any Company Subsidiary or any of their respective predecessors; and

(e)
neither the Company nor any Company Subsidiary has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released or exposed any Person to, or designed, manufactured, sold, marketed, installed, repaired or distributed products containing, Hazardous Substances except in a manner in compliance with all Environmental Laws and as could not reasonably be expected to result in any Environmental Liability impacting the Company or any Company Subsidiary.

4.22
Insurance.

The Company has made available to Parent, prior to the date of this Agreement, a list and summaries of all material insurance policies and fidelity bonds for which the Company or any Company Subsidiary is a policyholder or that covers the business, operations, employees, officers, directors or assets of the Company or any Company Subsidiary (the “Company Insurance Policies”). The Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as the Company reasonably believes, based on past experience, is adequate for the businesses and operations of the Company and the Company Subsidiaries (taking into account the cost and availability of such insurance). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Insurance Policies (i) are sufficient for compliance by the Company and its Subsidiaries with all Company Material Contracts and (ii) will not terminate or lapse by their terms by reason of the consummation of the Transactions. Neither the Company nor any of the Company Subsidiaries is in breach or default in any material respect, and neither the Company nor any of the Company Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default in any material respect, or permit termination or modification of, any of the Company Insurance Policies. Section 4.22 of the Company Disclosure Schedule sets forth the amount per annum the Company paid in its last full fiscal year ending prior to the date of this Agreement for the Company’s existing directors’ and officers’ insurance policies.
4.23
Properties.

(a)
Section 4.23(a) of the Company Disclosure Schedule sets forth a correct street address of all land, buildings and improvements thereto that is owned in fee by the Company and any Company Subsidiary (the “Owned Real Property”). The Company and the Company Subsidiaries have good and marketable fee title in the Owned Real Property, free and clear of any Liens other than Permitted Liens. To the Knowledge of the Company, neither the Company nor any Company Subsidiary has pledged or mortgaged their respective interests in any of the Owned Real Property. Neither the Company nor any Company Subsidiary has granted, and to the Knowledge of the Company there are no, outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein. No portion of the consideration for the acquisition of any Owned Real Property remains to be paid by the Company or any Company Subsidiary.

(b)
Section 4.23(b) of the Company Disclosure Schedule sets forth an accurate and complete description (by street address of the subject leased real property, the expiration date of the lease, sublease or other occupancy right, the name of the parties thereto, each amendment thereto and the aggregate annual rent payable thereunder) of all land, buildings and improvements thereto that are leased, subleased, licensed or otherwise occupied by the Company or any Company Subsidiary (the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”). The Company and the Company Subsidiaries hold valid leasehold, subleasehold or license, as applicable, interests in the Leased Real Property, free and clear of any Liens other than Permitted Liens. Neither the Company nor any of its Subsidiaries has pledged, mortgaged or otherwise granted a Lien on its leasehold interest in any of the Leased Real Property or has assigned its interest in any Leased Real Property. The Company has delivered to the Parent accurate and complete copies of all Leases. With respect to each Lease, neither the Company nor any of its Subsidiaries has exercised or given any notice of exercise by such party of, nor has any lessor or landlord exercised or given any notice of exercise by such party of, any option, right of first offer or right of first refusal contained in any such Lease. Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any other party, is in default under any of the Leases, and no condition exists which, upon the passage of time or the giving of notice or both, would cause a default under any of the Leases by the Company or any of its Subsidiaries or, to the Company’s Knowledge, any other party. No Lease is between the Company, on the one hand, and any Affiliate of the Company, on the other hand.

(c)
The Company and the Company Subsidiaries are in peaceful and undisturbed possession of the Real Property in all material respects, and there are no contractual or legal restrictions that materially preclude or materially restrict the ability of the Company or any Company Subsidiary to use such Real Property for the purposes for which it is currently being used. Neither the Company nor any Company Subsidiary has, and to the Knowledge of the Company no other Person has, leased, subleased, licensed or otherwise granted to any Person the right to use or occupy any portion of the Real Property, and neither the Company nor any Company Subsidiary have received written notice, and the Company has no Knowledge, of any claim of any Person to the contrary. To the Knowledge of the Company, there are no Contracts outstanding for the sale, exchange, Lien, lease or transfer of the Real Property, or any portion thereof.

(d)
Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, use of the Real Property for the various purposes for which it is presently being used is permitted as of right under applicable urbanization, zoning and other land use Laws and is not subject to “permitted non-conforming” use or structure classifications. All buildings, structures, fixtures and other improvements included in the Real Property (collectively, the “Improvements”) are in compliance in all material respects with all applicable Laws, including those pertaining to health and safety, zoning, building and construction requirements and the disabled, except to the extent any violation thereof would not have a material adverse effect on the use or occupancy of the applicable Real Property.

(e)
To the Knowledge of the Company, all certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the “Real Property Permits”) of all Governmental Authorities, boards of fire underwriters, associations or any other Person having jurisdiction over the Real Property that are material to the operation of the Real Property or to operate the Company’s and the Company Subsidiaries’ business as currently conducted thereon, have been issued and are in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received any written notice from any Governmental Authority or other Person having jurisdiction over the Real Property threatening in writing a suspension, revocation, modification or cancellation of any Real Property Permit and no event has occurred or circumstance exists that could reasonably be expected to give rise to the issuance of any such notice or the taking of any such action.

(f)
The Real Property constitutes all such property used in or necessary to conduct the businesses of the Company and the Company Subsidiaries as conducted and as currently planned to be conducted in all material respects. To the Knowledge of the Company, there are no material facts or circumstances that would prevent the Real Property from being occupied or otherwise used by the Parent after the Closing in the same manner prior to the Closing.

4.24
Transactions with Affiliates.

To the Knowledge of the Company, since January 1, 2021, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K that have not been otherwise disclosed in the Company SEC Documents filed prior to the date hereof.
4.25
Antitakeover Statutes.

Assuming the accuracy of the representations and warranties set forth in Section 5.17, no restrictions on business combinations set forth in any “interested shareholder”, “control share acquisition,” “fair price,” “moratorium” or other Antitakeover Laws enacted in the State of California, or, to the Knowledge of the Company, under any other U.S. state or federal Laws, apply to this Agreement or any of the Transactions.
4.26
Opinion of Financial Advisors.

The Company Board has received the oral opinion (to be confirmed in writing) of Goldman Sachs & Co. LLC to the effect that, as of the date of such opinion, based upon and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders (other than Parent and its Affiliates) of shares of Company Common Stock and, as of the date hereof, such opinion has not been modified or withdrawn.
4.27
Broker’s Fees.

Except for Goldman Sachs & Co. LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any

Company Subsidiary who might be entitled to any fee or commission from the Company or any Company Subsidiary in connection with the Transactions.
4.28
No Ownership of Parent Common Stock.

Neither the Company nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Parent Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Parent Common Stock or (b) has any rights to acquire any shares of Parent Common Stock. There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock or other equity interest of Parent or any of its Subsidiaries. Neither the Company nor any Company Subsidiary is an “interested stockholder” of Parent (with the meaning of Section 203 of the DGCL).
4.29
No Rights Plan.

As of the date of this Agreement, there is no shareholder rights plan, “poison pill,” antitakeover plan or similar device in effect to which the Company or any Company Subsidiary is subject or a party or by which the Company or any Company Subsidiary is otherwise bound.
4.30
No Other Company Representations and Warranties.

Except for the representations and warranties made by the Company in this Section 4 (as qualified by the applicable items disclosed in the Company Disclosure Schedule in accordance with Section 11.5 and the introduction to this Section 4), neither the Company nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or the Company Subsidiaries, or the accuracy or completeness of any information regarding the Company or the Company Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms”, “virtual data rooms”, management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. The Company and the Company Subsidiaries disclaim any other representations or warranties, whether made by the Company or any Company Subsidiary or any of their respective Affiliates or Representatives. The Company acknowledges and agrees that, except for the representations and warranties made by Parent in Section 5 (as qualified by the applicable items disclosed in the Parent Disclosure Schedule in accordance with Section 11.5 and the introduction to Section 5), neither Parent nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to Parent or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the Transactions. The Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that Parent and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Notwithstanding the foregoing, this Section 4.30 shall not limit Parent’s, the Merger Subs’ or the Company’s remedies in the case of fraud with respect to the representations and warranties made in this Agreement.
5.
REPRESENTATIONS AND WARRANTIES OF PARENT

Except (x) as disclosed in any publicly available Parent SEC Document filed since January 1, 2023, but no later than two (2) Business Days prior to the date of this Agreement (but without giving effect to any amendment thereof filed with the SEC on or after the date of this Agreement and excluding any disclosure contained in any part of any Parent SEC Document entitled “Risk Factors” or “Cautionary Note Regarding Forward Looking Statements” or any other disclosures in any Parent SEC Document that are cautionary, predictive or forward-looking in nature and provided that nothing disclosed in such Parent SEC Documents shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 5.1, Section 5.2, Section 5.3 and Section 5.4) or (y) as set forth in the Parent Disclosure Schedule (subject to Section 11.5), Parent represents and warrants to the Company that:

5.1
Corporate Existence and Power.

(a)
Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub I is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California. Merger Sub II is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware.

(b)
Each of Parent and the Merger Subs has all requisite power and authority to own, lease and operate its properties or assets and to carry on its business as now conducted. Each of Parent and the Merger Subs is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)
Parent has made available to the Company true, correct and complete copies of the certificate of incorporation and bylaws of Parent, the articles of incorporation and bylaws of Merger Sub I, and the certificate of formation and limited liability company agreement of Merger Sub II, in each case, as in effect on the date of this Agreement (the “Parent Organizational Documents”). The Parent Organizational Documents are in full force and effect, and neither Parent nor any of the Merger Subs is in material violation of any of the provisions thereof. Since the date of its incorporation, the Merger Subs have not engaged in any activities other than in connection with or as contemplated by this Agreement.

5.2
Corporate Authorization.

(a)
The execution, delivery and performance by each of Parent and the Merger Subs of this Agreement and each of the Transaction Documents to which such Person is a party, and the consummation by Parent and the Merger Subs of the Transactions, are within the powers of each of Parent and the Merger Subs and, except for the required approval and adoption of this Agreement by Parent in its capacity as the sole equityholder of the Merger Subs, have been duly authorized by all necessary corporate action on the part of Parent and the Merger Subs. This Agreement has been duly executed and delivered by each of Parent and the Merger Subs, and each of the Transaction Documents to which Parent or one of the Merger Subs is a party has been (or will be) duly executed and delivered by such Person, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) each constitutes (or will constitute) a valid and binding agreement of such Person enforceable against such Person in accordance with its terms (subject to the Bankruptcy and Equity Exceptions).

(b)
At a meeting duly called and held on or prior to the date hereof, the Parent Board adopted resolutions (i) determining that this Agreement and the Transactions (including the issuance of shares of Parent Common Stock in connection with the Integrated Mergers and the Integrated Mergers) are fair to and in the best interests of Parent’s stockholders; and (ii) approving, adopting and declaring advisable this Agreement and the Transactions (including the Integrated Mergers).

(c)
At a meeting duly called and held on or prior to the date hereof or by written consent in lieu of such meetings, the board of directors of Merger Sub I and the managing member of Merger Sub II unanimously adopted resolutions (i) determining that this Agreement and the Transactions (including the Integrated Mergers) are fair to and in the best interests of the sole equityholder of such Merger Sub; (ii) approving, adopting and declaring advisable this Agreement and the Transactions (including the Integrated Mergers); (iii) directing that this Agreement be submitted for approval and adoption by the sole equityholder of such Merger Sub; and (iv) recommending approval and adoption of this Agreement (including the Integrated Mergers) by the sole equityholder of such Merger Sub.

(d)
None of the board of directors of Parent or Merger Sub I or the managing member of Merger Sub II has subsequently rescinded, modified or withdrawn any of the foregoing resolutions.

5.3
Governmental Authorization.

The execution, delivery and performance by each of Parent and the Merger Subs of this Agreement and the other Transaction Documents to which such Person is or is specified to be a party, and the consummation by each of Parent and the Merger Subs of the Transactions, require no action by or in respect of, consents of, or Filings with, any Governmental Authority other than (a) the filing of the First-Step California Certificate, the Second-Step California Certificate and the Second-Step Delaware Certificate as required by the DLLCA and the CGCL, and appropriate documents with the relevant authorities of other states in which Parent or the Merger Subs are qualified to do business; (b) compliance with any applicable requirements of the HSR Act and other applicable Antitrust Laws; (c) compliance with any applicable requirements of the Securities Act, the Securities Exchange Act and any other applicable U.S. state or federal securities Laws or pursuant to the listing requirements of Nasdaq; (d) the consents set forth on Section 5.3 of the Parent Disclosure Schedule; and (e) any other actions, consents or Filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (clauses (a) through (e), collectively the “Parent Governmental Authorizations”).
5.4
Non-contravention.

The execution, delivery and performance by each of Parent and the Merger Subs of this Agreement and the other Transaction Documents to which such Person is or is specified to be a party, the consummation of the Transactions, and performance by Parent or the Merger Subs of their respective obligations under such Transaction Documents do not and will not (a) assuming approval of Parent in its capacity as sole equityholder of the Merger Subs, contravene, conflict with, or result in any violation or breach of any provision of the Parent Organizational Documents; (b) assuming compliance with the matters referred to in Section 5.3 and approval of Parent in its capacity as sole equityholder of each of the Merger Subs, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law; (c) assuming compliance with the matters referred to in Section 5.3, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under, any provision of any Contract binding upon Parent or any of its Subsidiaries or their respective assets or businesses; or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with such exceptions, in the case of each of clauses (b) through (d), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
5.5
Capitalization.

(a)
The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock and 1,000,000 shares or preferred stock, par value $0.0001 (“Parent Preferred Stock”). As of close of business on January 25, 2024, there were issued and outstanding (i) 189,967,602 shares of Parent Common Stock; (ii) no shares of Parent Preferred Stock; (iii) options to purchase shares of Parent Common Stock (“Parent Stock Options”) with respect to an aggregate of 1,362,967 shares of Parent Common Stock; (iv) restricted stock awards with respect to 28,946 shares of Parent Common Stock (“Parent Restricted Stock Awards”); (v) restricted stock units with respect to an aggregate of 618,246 shares of Parent Common Stock (“Parent RSU Awards”); (vii) performance-based restricted stock units with respect to an aggregate of 1,939,691 shares of Parent Common Stock (“Parent PSU Awards,” together with Parent Stock Options, Parent Restricted Stock Awards, Parent RSU Awards, “Parent Equity Awards”), determined assuming maximum performance levels were achieved; and (viii) 3,706,148 additional shares of Parent Common Stock were reserved for issuance pursuant to the Parent Stock Plans. The shares of Parent Common Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof will be free of pre-emptive right. Except, as otherwise set forth in this Section 5.5(a) and for changes after the date hereof resulting from (A) the exercise or vesting and settlement of Parent Equity Awards outstanding on such date or (B) the issuance of Parent Equity Awards after such date, in each case as and to the extent permitted by Section 7.1, there are no issued, reserved for issuance or outstanding (w) shares of capital stock or other voting securities of, or other ownership interest in, Parent,

(x) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, Parent, (y) warrants, calls, options or other rights to acquire from Parent or any of its Subsidiaries, or other obligations of Parent or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire any capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, Parent, or (z) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of Parent or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, Parent (the items in clauses (w) through (z) being referred to collectively as the “Parent Securities”). Parent owns all of the issued and outstanding capital stock of each of the Merger Subs.
(b)
All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to any Parent Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of pre-emptive rights. No Subsidiary of Parent owns any shares of capital stock of Parent. There are no outstanding bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. There are no outstanding obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any Parent Securities. Neither Parent nor any of its Subsidiaries is a party to any agreement with respect to the voting of any Parent Securities.

(c)
There are no shareholders agreements, voting trusts, registration rights agreements or other similar agreements or understandings to which Parent or any Subsidiary of Parent is a party with respect to the capital stock or other equity interests of Parent. Neither Parent, each of the Merger Subs nor any other Subsidiaries of Parent has granted any pre-emptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares or shares of capital stock or other ownership interests (as applicable) that are in effect.

(d)
The authorized capital stock of Merger Sub I consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued, fully paid, nonassessable and outstanding. The limited liability company interests of Merger Sub II consist of one class of common interest, all of which are validly issued, fully paid, nonassessable and outstanding. All of the issued and outstanding capital stock of Merger Sub I and limited liability company interests of Merger Sub II are, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock, voting securities or other ownership interests (as applicable) of Merger Sub I or Merger Sub II, (ii) no securities of either Merger Sub I or Merger Sub II convertible into or exchangeable for shares of capital stock, voting securities or other ownership interests (as applicable) of Merger Sub I or Merger Sub II and (iii) no options or other rights to acquire from Merger Sub I or Merger Sub II, and no obligations of Merger Sub I or Merger Sub II to issue, any capital stock, voting securities, other ownership interests or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests (as applicable) of Merger Sub I or Merger Sub II. Neither Merger Sub I nor Merger Sub II has conducted any business prior to the date of this Agreement and has, and prior to the Effective Time will have, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Integrated Mergers and the other Transactions.

5.6
Subsidiaries.

(a)
Each Subsidiary of Parent is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.6(a) of the Parent Disclosure Schedule sets forth a true and complete list of each Significant Subsidiary of Parent as of the date of this Agreement, and its jurisdiction of incorporation or organization.
(b)
Except as set forth on Section 5.6(b) of the Parent Disclosure Schedule, all of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of Parent are owned by Parent, directly or indirectly, free and clear of any Lien. There are no issued, reserved for issuance or outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, any Subsidiary of Parent; (ii) warrants, calls, options or other rights to acquire from Parent or any of its Subsidiaries, or other obligations of Parent or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities of, or other ownership interests in, any Subsidiary of Parent; or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of Parent or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, any Subsidiary of Parent. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other voting securities of, or other ownership interests in, any Subsidiary of Parent or any securities described in the foregoing clauses (i) through (iii) of this Section 5.6(b). Except for the capital stock or other voting securities of, or other ownership interests in, its Subsidiaries and publicly traded securities held for investment that do not exceed 5% of the outstanding securities of any entity, Parent does not own, directly or indirectly, any capital stock or other voting securities of, or other ownership interests in, any Person.

5.7
Regulatory Reports, SEC Filings and the Sarbanes-Oxley Act.

(a)
Parent and each of its Subsidiaries have timely filed with or furnished all material reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed with the SEC under the Securities Act or the Securities Exchange Act since January 1, 2021 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Parent SEC Documents”) with the SEC, and have paid all material fees and assessments due and payable in connection therewith.

(b)
As of its filing date, each Parent SEC Document filed since January 1, 2021 prior to the date of this Agreement complied, and each Parent SEC Document filed subsequent to the date of this Agreement (assuming, in the case of each of the Registration Statement and the Proxy Statement/Prospectus, that the representation and warranty set forth in Section 4.9 is true and correct) will comply, in all material respects with the applicable requirements of Nasdaq, the Securities Act, the Securities Exchange Act, the Sarbanes-Oxley Act and any other applicable rules and regulations promulgated by the SEC, as the case may be.

(c)
As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each Parent SEC Document filed since January 1, 2021 prior to the date of this Agreement did not, and each Parent SEC Document filed subsequent to the date of this Agreement (assuming, in the case of each of the Registration Statement and the Proxy Statement/Prospectus, that the representation and warranty set forth in Section 4.9 is true and correct) will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC or SEC investigation with respect to any Parent or any Parent SEC Documents.

(d)
Parent is, and since January 1, 2021 has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.
(e)
Since January 1, 2021, neither Parent nor any of its Subsidiaries, or, to the Knowledge of Parent, any of their respective Representatives has received any written bona fide material complaint, allegation, assertion or claim related to the accounting or auditing practices, procedures or methodologies of Parent or any of its Subsidiaries or their respective internal accounting controls, including any written bona fide material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(f)
Parent and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act) designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to Parent’s Principal Executive Officer and its Principal Financial Officer by others within those entities, particularly during the periods in which the periodic reports required under the Securities Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Parent’s Principal Executive Officer and Principal Financial Officer to material information required to be included in Parent’s periodic and current reports required under the Securities Exchange Act.

(g)
Parent and its Subsidiaries have established and maintain a system of Internal Controls. Such Internal Controls are sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP. Parent’s Principal Executive Officer and Principal Financial Officer have disclosed, based on their most recent evaluation of such Internal Controls prior to the date of this Agreement, to Parent’s auditors and the audit committee of the Parent Board (i) all significant deficiencies and material weaknesses in the design or operation of Internal Controls that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Internal Controls. Parent has made available to the Company prior to the date of this Agreement a true and complete summary of any disclosure of the type described in the preceding sentence made by Parent’s Principal Executive Officer and Principal Financial Officer to Parent’s auditors and audit committee of the Parent Board since January 1, 2021.

(h)
The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act) utilized by Parent are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Parent, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Parent to make the certifications required under the Securities Exchange Act with respect to such reports.

(i)
Since January 1, 2021, each of the Principal Executive Officer and Principal Financial Officer of Parent (or each former Principal Executive Officer and Principal Financial Officer of Parent, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Securities Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq, and the statements contained in any such certifications are true and complete.

5.8
Financial Statements and Financial Matters.

(a)
The audited consolidated financial statements and unaudited consolidated interim financial statements (including, in each case, any notes thereto) of Parent included or incorporated by reference in the Parent SEC Documents complied as to form, when filed, in all material respects with the rules and regulations of the SEC with respect thereto, present fairly in all material respects, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal, recurring and immaterial year-end audit adjustments in the case of any unaudited interim financial statements). Such consolidated financial statements have been prepared from, and are in accordance with, in all material respects, the books and records of Parent and its Subsidiaries.
(b)
From January 1, 2021 to the date of this Agreement, Parent has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority.

5.9
Disclosure Documents.

The information relating to Parent and its Subsidiaries that is expressly provided by Parent, any of its Subsidiaries or any of their respective Representatives for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus will not (a) in the case of the Registration Statement, at the time the Registration Statement or any amendment or supplement thereto becomes effective and (b) in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to the shareholders of the Company and the stockholders of Parent and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus and the Registration Statement (except for the portions thereof that relate to the Company or any of the Company Subsidiaries or the Company Shareholder Meeting) will comply in all material respects with the applicable provisions of the Securities Act and Securities Exchange Act and the rules and regulations thereunder.
5.10
Absence of Certain Changes.

Since the Parent Balance Sheet Date through the date of this Agreement, (i) the business of Parent and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice and (ii) there has not occurred a Parent Material Adverse Effect.
5.11
No Undisclosed Liabilities.

There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto, (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Parent Balance Sheet Date, (c) liabilities arising in connection with the Transactions and (d) other liabilities or obligations that would not be, individually or in the aggregate, material to the Parent and its Subsidiaries taken as a whole. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K that have not been so described in the Parent SEC Documents.
5.12
Litigation.

There is no material Proceeding existing, pending against, or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries, or any of their respective properties or assets, or, to the Knowledge of Parent, any present or former officer or director of Parent or any of its Subsidiaries in such individual’s capacity as such and neither Parent nor any of its Subsidiaries, nor any of their respective properties or assets, is subject to any outstanding Order. As of the date hereof, there is no existing, pending or, to the Knowledge of Parent, Proceeding threatened in writing against Parent or outstanding Order against Parent that challenges the validity or propriety, or seeks to prevent or materially delay consummation of the Integrated Mergers.

5.13
Permits.

Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries hold all Governmental Authority consents necessary for the operation of their respective businesses (the “Parent Permits”). All Parent Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and each of its Subsidiaries are and since January 1, 2021, have been in compliance with the terms of Parent Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no Proceeding pending, or, to the Knowledge of Parent, threatened in writing that seeks, or, to the Knowledge of Parent, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Parent Permit, except where such revocation, cancellation, termination, non-renewal or adverse modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
5.14
Compliance with Applicable Laws.

(a)
Parent and each of its Subsidiaries are, and since January 1, 2021, have been, in compliance with all Applicable Laws and are not in default under or in violation of any Applicable Laws, except where the failure to comply with such Applicable Laws would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of Parent nor any of its Subsidiaries has been debarred, suspended or otherwise made ineligible from doing business with the United States government or any other Governmental Authority.

(b)
Neither Parent nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Applicable Law, except for agreements and settlements that are not material to Parent and its Subsidiaries.

(c)
Except as set forth in Section 5.14(c) of the Parent Disclosure Schedule:

(i)
Parent, each of its Subsidiaries, and each of their respective directors, officers, employees and, to the Knowledge of Parent, agents and representatives is, and has since January 1, 2019 been, in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws;

(ii)
neither Parent nor any of its Subsidiaries, nor any of their respective directors, officers, employees and, to the Knowledge of Parent, agents and representatives is, or has since January 1, 2019 been, subject to any actual, pending or threatened in writing civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any voluntary disclosures to any Governmental Authority, involving the Parent or any of its Subsidiaries, in any way relating to applicable Anti-Corruption Laws or Anti-Money Laundering Laws;

(iii)
neither Parent nor any of its Subsidiaries, nor any of their respective directors, officers, employees and, to the Knowledge of Parent, agents and representatives is a Sanctioned Person;

(iv)
neither Parent nor any of its Subsidiaries, nor any of their respective directors, officers, employees and, to the Knowledge of Parent, agents and representatives (A) has, since January 1, 2019, violated or is in violation of applicable Sanctions, (B) is engaging in any dealings, transactions, activity or conduct which could result in it becoming a Sanctioned Person, (C) is subject to any actual, pending or threatened in writing civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any voluntary disclosures to any Governmental Authority, involving Parent or any of its Subsidiaries, in any way relating to applicable Sanctions or (D) is engaging in any dealings, transactions, activity or conduct with, involving or for the benefit of, any Sanctioned Person; and

(v)
no officer, director or employee of Parent or any of its Subsidiaries is a Government Official.

5.15
Taxes

Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:
(a)
All Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Parent or any of its Subsidiaries have been filed when due (giving effect to all extensions) in accordance with all Applicable Law, and all such Tax Returns are true, correct and complete.

(b)
Parent and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or (i) where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual or (ii) where payment is being contested in good faith pursuant to appropriate procedures, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve, in each case for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books and records.

(c)
All federal income Tax Returns of the affiliated group of which Parent is the common parent through the Tax year ended December 31, 2017 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired.

(d)
Neither Parent nor any of its Subsidiaries (or any member of any affiliated, consolidated, combined or unitary group of which Parent or any of its Subsidiaries is or has been a member) has granted any extension or waiver of the limitation period applicable to the assessment or collection of any federal, state, or non-U.S. income Tax.

(e)
There is no Proceeding (including an audit) pending or, to the Knowledge of Parent, threatened in writing against or with respect to Parent or its Subsidiaries in respect of any Tax or Tax asset which remains unresolved.

(f)
There are no requests for rulings or determinations in respect of any Tax or Tax asset pending between Parent or any of its Subsidiaries and any Taxing Authority.

(g)
During the two (2)-year period ending on the date of this Agreement, Parent was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(h)
There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Parent or any of its Subsidiaries.

(i)
No claim has been made in writing by any Taxing Authority in a jurisdiction where the Parent and/or any of its Subsidiaries do not file Tax Returns that the Parent or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(j)
Neither Parent nor any of its Subsidiaries (1) has been a member of an affiliated, consolidated, combined or unitary group other than one of which Parent or any of its Subsidiaries was the common parent, (2) is party to any Tax Sharing Agreement (other than any such agreement solely between Parent and its Subsidiaries), or (3) has any liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or any Tax Sharing Agreement or as a transferee or successor.

(k)
Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Integrated Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(l)
Neither Parent nor any of its Subsidiaries has (i) deferred any Taxes under Section 2303 of the

CARES Act, (ii) claimed any Tax credit under Section 2301 of the CARES Act or Sections 7001-7003 of the Families First Coronavirus Response Act, as may be amended, or (iii) applied for or received any loan under the Paycheck Protection Program under the CARES Act (or, in each case, any similar provision of U.S. or non-U.S. Law).
(m)
As of the Effective Time, Merger Sub II will be an entity disregarded as separate from Parent for U.S. federal income tax purposes.

5.16
Broker’s Fees.

Except for BofA Securities, Inc. and Rothschild & Co. Inc., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Subsidiaries in connection with the Transactions.
5.17
No Ownership of Company Common Stock.

Neither Parent nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or (b) has any rights to acquire any shares of Company Common Stock. There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any Company Subsidiary.
5.18
Financing.

On the Closing Date, assuming the Financing contemplated by the Commitment Letter is available on the terms and conditions set forth therein, the Borrowers will have all funds necessary to consummate the Transactions. In no event shall the receipt or availability of any funds or financing by Parent, the Borrowers or any of the Merger Subs or any other financing or other transactions or any marketing or syndication of any of the foregoing be a condition to any of Parent’s or any Merger Sub’s obligations hereunder. Parent has obtained and delivered to the Company a true, complete and fully executed and accepted debt commitment letter, dated as of the date hereof (such letter, together with all annexes and exhibits attached thereto and the executed fee letter, dated as of the date hereof, as amended, modified, waived, supplemented, extended or replaced in accordance with the terms therein and herein, collectively, the “Commitment Letter”), pursuant to which the Financing Sources have committed, subject solely to the terms and conditions expressly set forth in the Commitment Letter, to lend to certain US and Canadian Subsidiaries of Parent named therein as borrowers (the “Borrowers”) the amounts set forth therein for, among other things, the purposes of the Financing. The Commitment Letter, in the form so delivered, is in full force and effect in accordance with the terms thereof, has not been amended or otherwise modified and is the legal, valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, subject to the Bankruptcy and Equity Exceptions. To the Knowledge of Parent, no such commitment provided for in the Commitment Letter has been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated other than as set forth in the Commitment Letter with respect to the Parent’s ability to add additional arrangers thereunder. Parent or the Merger Subs have fully paid any and all commitment fees or other fees in connection with the Commitment Letter that are payable and due on the date hereof and will pay in full any such amounts payable and due on, and subject to the occurrence of, the Closing Date. Neither Parent nor any of the Merger Subs, nor to the Knowledge of Parent, any other counterparty thereto has committed any breach of any of its covenants or other obligations set forth in, or is in default under, the Commitment Letter, and to the Knowledge of Parent, no event has occurred or fact, condition or circumstance exists that, could or could reasonably be expected to (a) constitute or result in a breach or default on the part of any Person under the Commitment Letter, (b) constitute or result in a failure to satisfy any of the terms or conditions set forth in the Commitment Letter, (c) make any of the assumptions or any of the statements set forth in the Commitment Letter inaccurate in any material respect, (d) give Parent or any Merger Sub any reason to believe that any of the conditions to be satisfied contained in the Commitment Letter will not be satisfied on a timely basis on or prior to the Closing Date or that the Financing or that the full amounts committed pursuant to the Commitment Letter will not be available as of the Closing if the conditions to be satisfied contained in the Commitment Letter are satisfied or (e) otherwise result in, or give Parent or any Merger Sub any reason to believe that, any portion of the Financing will not be available as of the Closing. There are no conditions precedent (directly or indirectly) or other conditions related to the Financing and the full amount of funding thereof other than the terms thereof expressly set forth in the Commitment Letter. There are no contingencies that would permit any Financing Source to reduce the total amount of the Financing, including any condition or other contingency relating to the availability of the Financing pursuant to any “flex” provision. Other than the Commitment Letter, there are no other contracts or written agreements (or other arrangements or agreements that are material) entered into by the Parent or any Affiliate thereof that are materially related to the funding of the Financing (except for (i) customary engagement letters and fee credit letters, true and correct copies of which have been provided to the Company and (ii) customary non-disclosure agreements which do not impact the availability, conditionality or amount of the Financing).
5.19
Data Protection.

(a)
Parent and each of its Subsidiaries, the conduct of the Parent’s and each of its Subsidiaries’ business (including all of its and their products and services), and to the Knowledge of Parent, all third parties that have Processed Parent Data on behalf of Parent and/or its Subsidiaries, comply with all applicable Privacy and Data Processing Obligations in all material respects.

(b)
Parent and each of its Subsidiaries have since January 1, 2020 implemented and maintained commercially reasonable administrative, technical and physical safeguards designed to protect the confidentiality, availability, security and integrity of Parent IT Systems and Personal Information against loss, damage and unauthorized access, use, modification or other misuse. There has been no material data security incident, breach, ransomware, denial of access attack, denial of service attack, hacking or similar event with respect to any Parent IT Systems, or any loss, damage or accidental, unlawful or unauthorized access, use, modification, Processing or breach of security of Parent Data maintained by or on behalf of Parent and each of its Subsidiaries (each, a “Parent Security Incident”). No circumstance has arisen in which any applicable Privacy and Data Processing Obligation has required Parent or any of its Subsidiaries to provide notice to any Governmental Authority or other Person of any Parent Security Incident. Parent and each of its Subsidiaries have remediated all critical, high and medium-level privacy, data protection or data security risks, threats, issues and vulnerabilities to Personal Information maintained by Parent identified by or to Parent and each of its Subsidiaries.

(c)
Parent and each of its Subsidiaries have not received any written notice of any actions, claims or investigations or regulatory inquiries related to any alleged violation of any applicable Privacy and Data Processing Obligations or to the loss, damage or unauthorized access, use, modification or breach of security of Personal Information maintained by or on behalf of Parent or any of its Subsidiaries.

(d)
There are no unsatisfied requests from any Person to Parent or any of its Subsidiaries seeking to exercise rights provided to such Person under any applicable Privacy and Data Processing Obligation.

(e)
Parent and each of its Subsidiaries and, to the Knowledge of Parent, their service providers have, at all applicable times had, all rights, consents and authorizations required by any applicable Privacy and Data Processing Obligation to Process Parent Data as Processed by or for Parent and each of its Subsidiaries.

(f)
Parent and each of its Subsidiaries perform and have performed reasonable and appropriate diligence into the privacy, data protection and data security practices or all service providers, and have bound service providers that Process Parent Data on behalf of Parent or any of its Subsidiaries to contractual obligations that comply with applicable requirements under Privacy and Data Processing Obligations in all material respects.

5.20
Environmental Matters.

Except (x) as set forth in Section 5.20 of the Parent Disclosure Schedule or (y) as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:
(a)
Parent and each of its Subsidiaries are, and have been since January 1, 2021, in compliance with all Environmental Laws;

(b)
Parent and each of its Subsidiaries possess and are, and have been since January 1, 2021, in compliance with all applicable Environmental Permits, all such Environmental Permits are valid and in good standing, and no action is pending to revoke any such Environmental Permit;

(c)
there are no Environmental Claims pending or, to the Knowledge of Parent, threatened in writing against or affecting Parent or any of its Subsidiaries, or any of their respective real property currently or formerly owned, leased or operated by Parent or any of its Subsidiaries, and, to the Knowledge of Parent, there are no facts, circumstances or conditions that could reasonably be expected to form the basis of any such Environmental Claims;

(d)
there has been no Release of any Hazardous Substance in, at, on, under, or migrating to or from, any real property currently owned, leased or operated by Parent or any of its Subsidiaries, or, to the Knowledge of Parent, any real property formerly owned, leased or operated by Parent or any of its Subsidiaries or any of their respective predecessors; and

(e)
neither Parent nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released or exposed any Person to, or designed, manufactured, sold, marketed, installed, repaired or distributed products containing, Hazardous Substances except in a manner in compliance with all Environmental Laws and as could not reasonably be expected to result in any Environmental Liability impacting Parent or any of its Subsidiaries.

5.21
No Other Parent Representations and Warranties.

Except for the representations and warranties made by Parent in this Section 5 (as qualified by the applicable items disclosed in the Parent Disclosure Schedule in accordance with Section 11.5 and the introduction to this Section 5), neither Parent nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to the Company or made available to the Company in any “data rooms”, “virtual data rooms”, management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Parent and its Subsidiaries disclaim any other representations or warranties, whether made by Parent or any of its Subsidiaries or any of their respective Affiliates or Representatives. Parent acknowledges and agrees that, except for the representations and warranties made by the Company in Section 4 (as qualified by the applicable items disclosed in the Company Disclosure Schedule in accordance with Section 11.5 and the introduction to Section 4), neither the Company nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or the Company Subsidiaries, or the accuracy or completeness of any information regarding the Company or the Company Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the Transactions. Parent specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and acknowledges and agrees that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Notwithstanding the foregoing, this Section 5.21 shall not limit Parent’s, the Merger Subs’ or the Company’s remedies in the case of fraud with respect to the representations and warranties made in this Agreement.

6.
COVENANTS OF THE COMPANY

6.1
Conduct of the Company.

From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement, except (a) as required by Applicable Law, (b) as set forth in Section 6.1 of the Company Disclosure Schedule, (c) as otherwise required or expressly permitted by, or otherwise contemplated in, the Company’s business plan for fiscal year 2024 as approved by the Company Board and previously made available to Parent (the “Company’s 2024 Business Plan”), and (d) as otherwise required or expressly permitted by this Agreement, unless Parent shall otherwise consent in writing (with email being sufficient) (which consent shall not be unreasonably withheld, conditioned or delayed and such consent to be deemed given if Parent provides no written response (with email being sufficient) within three (3) Business Days after a written request by the Company for such consent, and subject to its covenants set forth in Sections 6.1(a) through 6.1(v), the Company shall, and shall cause each Company Subsidiary to (1) conduct its business in the ordinary course of business consistent with past practice in all material respects and in compliance in all material respects with all Applicable Laws and (2) use its commercially reasonable efforts to (i) preserve intact its business organization and relationships with customers, suppliers, licensors, licensees, Governmental Authorities with jurisdiction over the Company’s operations and other Third Parties, in the case of each of the foregoing having material business relationships with the Company and the Company Subsidiaries; (ii) keep available the services of the directors, officers and employees of the Company and its Subsidiaries, and (iii) maintain in effect all material Company Permits. Without limiting the generality of the foregoing, except (A) as required by Applicable Law, (B) as set forth in Section 6.1 of the Company Disclosure Schedule, (C) as otherwise required or expressly permitted by, or otherwise contemplated in, the Company’s 2024 Business Plan, and (D) as otherwise required or expressly permitted by this Agreement, without Parent’s prior written consent (with email being sufficient) (which consent shall not be unreasonably withheld, conditioned or delayed and such consent to be deemed given if Parent provides no written response (with email being sufficient) within three (3) Business Days after a written request by the Company for such consent, the Company shall not, and shall cause each of the Company Subsidiaries not to:
(a)
adopt or propose any change to the Company Organizational Documents;

(b)
merge or consolidate with any other Person; or (ii) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets (other than acquisitions of products in the ordinary course of business), securities or property (in the case of each of clause (i) and clause (ii), other than transactions (A) solely among the Company and one or more of its wholly owned Company Subsidiaries, (B) solely among the Company’s wholly owned Company Subsidiaries or (C) with an aggregate value of less than $15,000,000 on a quarterly basis or $60,000,000 on an annual basis);

(c)
split, combine or reclassify any shares of its capital stock (other than transactions (A) solely among the Company and one or more of its wholly owned Company Subsidiaries or (B) solely among the Company’s wholly owned Company Subsidiaries); (ii) amend any term or alter any rights of any of its outstanding equity securities; (iii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other securities, other than (A) in the case of the Company, regular cash dividends consistent with past practice (including with respect to record and payment dates and recent increases of such dividend amounts), or (B) dividends or distributions paid by any direct or indirect Company Subsidiary to the Company or a wholly owned Company Subsidiary (including, but not limited to, any dividends or distributions paid by TRS-RenTelco India Private Limited to the Company or by McGrath RentCorp Asia PTE. LTD. to the Company); or (iv) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of the Company or any Company Subsidiary or any rights, warrants or options to acquire any such shares or other securities (other than (1) repurchases of shares of Company Common Stock in connection with the exercise of Company SARs or the vesting or settlement of Company RSU Awards or Company PSU Awards, (2) acquisitions of Company Common Stock tendered by holders of Company Equity Awards in order to satisfy obligations to pay the base price and/or tax withholding obligation with respect thereto, and (3) the acquisition by the Company of shares of Company Common Stock in connection with the forfeiture of Company Equity Awards), in each case outstanding as of the date of this Agreement in accordance with the present terms of the Company Equity Plans and applicable award agreements of such Company SARs, Company RSU Awards or Company PSU Awards);
(d)
(i) issue, deliver or sell, authorize the issuance, delivery or sale of, or pledge or otherwise encumber any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants, options to acquire or other derivative instruments with respect to, any such capital stock or any such convertible securities, other than the issuance of any shares of Company Common Stock upon the exercise of shares of Company SARs or the vesting or settlement of shares of Company RSU Awards or Company PSU Awards in accordance with the present terms of the Company Equity Plans and applicable award agreements of such Company SARs, Company RSU Awards or Company PSU Awards or the sale of Company Common Stock in order to satisfy tax withholding obligations to the extent permitted by the present terms of the Company Equity Plans and applicable award agreements of such Company SARs, Company RSU Awards or Company PSU Awards, or (ii) enter into any agreement with respect to the voting of any of its capital stock;

(e)
authorize, make or commit to make any capital expenditures or incur any obligations or liabilities in connection therewith;

(f)
transfer, sell, lease or otherwise dispose of any Company Subsidiary or any division thereof or of the Company or any assets, securities or property, other than (i) transfers, sales, leases or other dispositions in the ordinary course of business in an amount not to exceed $10,000,000 in the aggregate for all such dispositions on a quarterly basis; (ii) transactions (A) solely among the Company and one or more of its wholly owned Company Subsidiaries or (B) solely among the Company’s wholly owned Company Subsidiaries; (iii) sales of products in the ordinary course of business; or (iv) the continued liquidation of TRS-RenTelco India Private Limited and the dissolution of McGrath RentCorp Asia PTE. LTD.;

(g)
sell, assign, transfer or otherwise dispose of, license or sublicense (other than pursuant to non-exclusive licenses or sublicenses granted to Third Parties in the ordinary course of business) or agree to cause or require any of the foregoing, abandon, allow to lapse, cancel, waive or otherwise fail to take any action necessary to maintain any material Company Owned IP;

(h)
disclose to any Person any material Trade Secrets included in the Company Owned IP, other than in the ordinary course of business or as required by the terms of any Company Material Contract;

(i)
(i) make any loans, advances or capital contributions to any other Person, other than loans, advances or capital contributions (A) by the Company to one or more of the Company Subsidiaries or (B) by any Company Subsidiary to the Company or any Company Subsidiary or (ii) incur, assume, guarantee, repay or repurchase any Indebtedness other than (1) pursuant to the Financing, (2) the incurrence and/or repayment of loans (or issuance or terminations of letters of credit or similar instruments) (A) in the ordinary course of business to fund the capital expenditures permitted by Section 6.1(e), and (B) in connection with the consummation of acquisitions or investments otherwise permitted by Section 6.1(b), but with an aggregate value of less than $15,000,000 on a quarterly basis or $60,000,000 on an annual basis, (3) Indebtedness to refinance or replace existing Indebtedness for borrowed money on terms substantially consistent with or more beneficial than the Indebtedness being replaced, (4) guaranties incurred in compliance with this Section 6.1(i) by it of Indebtedness of its wholly owned Subsidiaries, (5) interest rate swaps on customary commercial terms in the ordinary course of business and not for speculative purposes, (6) transactions solely among (x) the Company and one or more of its wholly owned Subsidiaries or (y) the Company’s wholly owned Subsidiaries, (7) customer deposits or prepayments incurred in the ordinary course of business, or (8) the incurrence and/or repayment of loans (or issuance or terminations of letters of credit or similar instruments) pursuant to the Company Credit Facilities in the ordinary course of business, provided that notwithstanding anything to the contrary set forth herein, in no event shall the Company incur any Indebtedness under the Company Note Purchase Agreement;

(j)
create or incur any Lien (except for a Permitted Lien) on any material property or asset (including any Company Owned IP) other than Liens securing Indebtedness in accordance with Section 6.1(i)(ii);

(k)
other than in the ordinary course of business consistent with past practice (i) enter into any Company Material Contract (including by amendment of any Contract that is not a Company Material Contract such that such Contract becomes a Company Material Contract); (ii) terminate, renew, extend or amend in any material respect any Company Material Contract or waive any material right thereunder (other than any automatic termination, renewal or extension pursuant to the terms of such Company Material Contract); or (iii) enter into, terminate, renew, extend or amend or waive any right under any Related Party Contract;

(l)
terminate, suspend, abrogate, amend or modify any material Company Permit in a manner material and adverse to the Company and the Company Subsidiaries, taken as a whole;

(m)
other than as required by the terms of any Company Employee Plan, (i) grant any change in control, retention, severance or termination pay to (or amend any existing arrangement with) any of the current or former Company Service Providers; (ii) enter into any employment or consulting agreement or deferred compensation, change in control, guaranteed bonus, severance or other similar agreement (or any material amendment to any such existing agreement) with any existing, former or prospective Company Service Providers with a base salary and annual target bonus, in the aggregate, in excess of $400,000 (a “Senior Employee”); (iii) establish, adopt, materially amend or enter into any Company Employee Plan or collective bargaining agreement; (iv) grant or materially amend any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any current or former Company Service Provider; (v) hire or terminate without cause any Senior Employee; (vi) materially increase the compensation, bonus or other benefits payable to any current or former Company Service Provider (other than increases in base compensation of not more than 4% in the aggregate to management or Senior Employees and in each case in the ordinary course of business consistent with past practice, or (vii) make any loan or advance to any Company Service Provider;

(n)
make a loan to the Company’s employee stock ownership and 401(k) plan (“KSOP”), or direct or otherwise cause the trustee of the KSOP to borrow any amounts to purchase Company Common Stock with respect to the KSOP;

(o)
make any material change in any method of accounting or accounting principles or practice, other than as required by GAAP or Regulation S-X, as approved by its independent public accountants;

(p)
(i) make, change or revocation of any material Tax election, (ii) adopt or change any annual Tax accounting period, (iii) adopt or change any method of Tax accounting, (iv) enter into any closing agreement with respect to Taxes, (v) settle or surrender any material Tax claim, audit, assessment or other proceeding relating to Taxes, or (vi) fail to accrue a reserve in the books and records and financial statements in accordance with past practice for Taxes payable by the Company or any of the Company Subsidiaries;

(q)
take (or fail to take) any action which action (or failure to act) would reasonably be expected to cause the Integrated Mergers to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

(r)
commence any Proceeding, or settle or compromise, or offer to settle or compromise, any claim, action, suit, investigation, or Proceeding, pending or threatened, and involving or against the Company or any Company Subsidiary, other than those involving only a monetary payment by the Company or any Company Subsidiary not to exceed $500,000 individually and $2,000,000 in the aggregate and that include a full release of the Company and any Company Subsidiary with respect to the matters that are the subject thereof without any admission of any wrongdoing on the part of or any material restriction on the future operations of the Company or any Company Subsidiary; provided, that in no event shall the Company or any Company Subsidiary settle or compromise, or offer to settle or compromise, (i) any class action or collective action claims or

(ii) any other claim, action, suit, investigation, regulatory examination or Proceeding (A) that relates to the Transactions, (B) that seeks injunctive or equitable relief, or (C) asserts (1) infringement, misappropriation or other violation by the Company or any Company Subsidiary of any Person’s Intellectual Property or (2) infringement, misappropriation or other violation by any Person of any Company Owned IP;
(s)
enter into any transaction between the Company or any Company Subsidiary, on the one hand, and any of the Company’s Affiliates (other than the Company or any Company Subsidiary), on the other hand, other than agreements permitted by Section 6.1(m) or indemnification agreements between the Company and directors or executive officers of the Company;

(t)
commit a Willfull Breach of any representation or warranty of the Company hereunder that would make such representation or warranty inaccurate in any respect at, or immediately prior to, the Effective Time;

(u)
write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business and consistent with past practice or (ii) as may be consistent with the Company’s financial accounting policies and procedures and GAAP as determined in consultation with the Company’s outside auditor; or

(v)
agree, commit or publicly propose to do any of the foregoing.

6.2
Access to Information; Confidentiality.

(a)
Upon reasonable prior written notice, subject to Applicable Law, the Company shall, and shall cause the Company Subsidiaries to, afford to Parent and its Representatives, reasonable access, during normal business hours during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, to all of its properties, books, contracts and records and provide copies thereof to Parent, and, during such period, the Company shall, and shall cause the Company Subsidiaries to, reasonably make available to Parent all other information concerning its businesses, properties and personnel as Parent may reasonably request, and instruct its Representatives to reasonably cooperate with Parent in its investigation. Without limiting the foregoing, following the date of this Agreement and continuing through the Closing Date or earlier termination of this Agreement, at Parent’s reasonable request, the Company shall use commercially reasonable efforts to cooperate with and provide reasonable assistance to Parent and its Representatives in Parent’s efforts to investigate and confirm the existence of, and where applicable take such actions as are necessary to file and/or obtain, all Registration Certificates that in Parent’s reasonable good faith determination are required by Law to be so filed and/or obtained with respect to all Registrable Mobile Assets of the Company and the Company Subsidiaries. All information furnished pursuant to this Agreement shall be subject to the mutual confidentiality agreement, dated as of September 19, 2023, between Parent and the Company (the “Confidentiality Agreement”) and, to the extent such information is specifically subject thereto, the clean team confidentiality agreement, dated November 29, 2023, between Parent and the Company (the “Clean Team Agreement”); provided, that Parent and the Company consent and agree that all information referenced in Section 8.3 may only be shared with and delivered to the Financing Sources pursuant to the terms and conditions of the Confidentiality Agreement and the Clean Team Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty made by the Company or Parent pursuant to this Agreement.

(b)
Notwithstanding anything to the contrary in this Section 6.2, Section 8.1 or Section 8.2, neither the Company nor any of the Company Subsidiaries shall be required to provide access to its properties, books, contracts, records (including any that discuss or relate to any of the Transactions) or personnel if such access would unreasonably disrupt its operations, or provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or any Company Subsidiary or contravene any Applicable Law or binding agreement with respect to confidentiality; provided, that the Company shall, and shall cause the Company Subsidiaries to, use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which such restrictions apply (including redacting such information (i) to remove references concerning valuation, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns); provided, however, that in no event shall Parent have access to individual performance or evaluation records, medical histories or other information the disclosure of which, in the reasonable opinion of the Company, would reasonably be expected to subject the Company or any Company Subsidiary to risk of liability.
6.3
No Solicitation by the Company; Company Adverse Recommendation Change.

(a)
From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except as otherwise expressly permitted by this Section 6.3, the Company shall not, shall cause the Company Subsidiaries, its and their respective controlled Affiliates and its and their respective directors and officers, and solely with respect to such controlled Affiliates that are limited liability companies, the board of managers thereof, not to, and shall use its reasonable best efforts to cause its and their respective other Representatives not to, directly or indirectly:

(i)
solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Alternative Proposal or any inquiry or proposal that would reasonably be expected to lead to an Alternative Proposal;

(ii)
enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any Company Subsidiary or afford access to the business, properties, assets, employees, consultants, books or records of the Company or any Company Subsidiary to, or otherwise cooperate in any way with, or knowingly assist, knowingly participate in, knowingly facilitate or knowingly encourage any effort by, any Third Party (excluding Affiliates) that the Company knows, or should reasonably be expected to know, is considering, seeking to make, or has made, an Alternative Proposal or any inquiry or proposal that may reasonably be expected to lead to an Alternative Proposal;

(iii)
amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any Company Subsidiaries;

(iv)
enter into any letter of intent or other Contract relating to any Alternative Proposal (each, a “Company Acquisition Agreement”);

(v)
effect a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 10.1(d)(i);

(vi)
take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar Antitakeover Laws and regulations inapplicable to any Third Party or any Alternative Proposal; or

(vii)
resolve, propose or agree to do any of the foregoing.

The Company shall, shall cause the Company Subsidiaries and its and their respective directors, officers and board of managers to, and shall use its reasonable best efforts to cause its and their respective other Representatives to, upon execution of this Agreement, cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Alternative Proposal (including terminating all physical and electronic data room access previously granted to any such person or its Representatives), and the Company shall use commercially reasonable efforts to cause (and shall send written notice demanding that) any such Third Party (and its Representatives) in possession of any non-public information in respect of the Company or any Company Subsidiary that was furnished by or on behalf of the Company and the Company Subsidiaries with respect to any such Alternative Proposal prior to the execution of this Agreement pursuant to the terms of the relevant confidentiality agreement with such Third Party to return or destroy all such information.

(b)
Notwithstanding the foregoing subsection (a) of this Section 6.3, prior to the receipt of the Company Shareholder Approval, the Company Board (or a committee thereof), directly or indirectly through the Company or any of its Representative, may (i) enter into an Acceptable Confidentiality Agreement with a Third Party that has made (and not withdrawn) an Alternative Proposal in writing that was not solicited in violation of this Section 6.3, (ii) thereafter furnish to such Third Party and its Representatives (and the actual and potential financing sources and Representatives of such Third Party, provided that such financing sources and Representatives act in accordance with an Acceptable Confidentiality Agreement) non-public information relating to the Company or any Company Subsidiaries, as and to the extent permitted by and in accordance with such executed Acceptable Confidentiality Agreement (and such Acceptable Confidentiality Agreement shall be provided to Parent within twenty-four (24) hours of such execution, and the Company shall provide or make available to Parent all such non-public information, to the extent that such information has not previously been provided or made available to Parent, within twenty-four (24) hours following such information being so furnished to such Third Party), and (iii) participate in negotiations or discussions with such Third Party and its Representatives (and the actual and potential financing sources and Representatives of such Third Party, provided that such financing sources and Representatives act in accordance with an Acceptable Confidentiality Agreement), provided, that prior to taking any of the actions set forth in (i), (ii) and (iii) above, the Company Board (or a committee thereof) determines, acting in good faith and after consultation with outside legal counsel and its financial advisor of nationally recognized reputation, that (A) such Alternative Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (B) the failure to take such action would be inconsistent with its fiduciary duties under Applicable Laws. The Company shall notify Parent promptly (and in no event later than twenty-four (24) hours) after it obtains knowledge of the receipt by the Company (or any of its Representatives) of (i) any Alternative Proposal, (ii) any inquiry that would reasonably be expected to lead to an Alternative Proposal, (iii) any request for non-public information relating to the Company or any Company Subsidiary or for access to the business, properties, assets, employees, consultants, books, or records of the Company or any Company Subsidiaries by any Third Party in connection with or that would reasonably be expected to lead to an Alternative Proposal. In such notice, the Company shall identify the Third Party making, and the material terms and conditions of, any such Alternative Proposal, indication or request and shall provide to Parent a copy of such Alternative Proposal or other inquiry or request. The Company shall keep Parent reasonably informed on a current basis of the status and material terms of any such Alternative Proposal, indication or request, including any material amendments or material proposed amendments as to price and other material terms thereof, including by providing a copy of any draft or final agreements or other material documents relating thereto exchanged between the parties within twenty-four (24) hours of any such exchange.

(c)
Notwithstanding the foregoing subsection (a) of this Section 6.3, but subject to compliance by the Company with its obligations under subsection (b) of this Section 6.3, at any time prior to the receipt of the Company Shareholder Approval, the Company Board (or any committee thereof) may effect a Company Adverse Recommendation Change in connection with an Alternative Proposal or terminate this Agreement pursuant to Section 10.1(d)(i), if:

(i)
the Company notifies Parent, in writing, at least four (4) Business Days (the “Superior Proposal Notice Period”) before making such Company Adverse Recommendation Change or terminating this Agreement pursuant to Section 10.1(d)(i), of its intention to take such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change or a notice of termination pursuant to Section 10.1 hereof), which notice shall state that the Company Board (or a committee thereof) has determined, after consulting with outside legal counsel and its financial advisor of nationally recognized reputation, (A) that such Alternative Proposal constitutes a Superior Proposal and the reasons for such determination, (B) that the Company Board (or a committee thereof) intends to effect a Company Adverse Recommendation Change as a result of such Superior Proposal, and (C) the failure to take such action would be inconsistent with its fiduciary duties under Applicable Laws;

(ii)
the Company attaches to such notice the most current version of the proposed agreement reflecting the Superior Proposal and any material documents related thereto, and summarizes in reasonable detail any material terms and conditions of such Superior Proposal not reflected in the proposed agreement and other documents, and the identity of the Third Party making such Superior Proposal;
(iii)
during the Superior Proposal Notice Period, if requested by Parent, the Company negotiates, and causes its appropriate Representatives to negotiate, with Parent in good faith regarding such adjustments to the terms and provisions of this Agreement proposed in writing by Parent in good faith so that such Alternative Proposal ceases to constitute a Superior Proposal (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period (and any expiration thereof), there is any material revision to the terms of the Superior Proposal, including any revision in price, the Company shall provide a new notice to Parent in accordance with clauses (i) and (ii) hereof and the Superior Proposal Notice Period shall be extended (or, if expired, a new Superior Proposal Notice Period shall commence), to ensure that at least two (2) Business Days remain in the Superior Proposal Notice Period (or, in the case of a new Superior Proposal Notice Period, the Superior Proposal Notice Period shall be at least three (3) Business Days) subsequent to the time the Company notifies Parent of any such material revision in accordance herewith); and

(iv)
the Company Board (or a committee thereof) determines, acting in good faith and after consulting with outside legal counsel and its financial advisor of nationally recognized reputation, that (A) such Alternative Proposal continues to constitute a Superior Proposal after taking into account any amendments to the terms and provisions of this Agreement proposed in writing by Parent in good faith during the Superior Proposal Notice Period, and (B) the failure to take such action would be inconsistent with its fiduciary duties under Applicable Laws.

(d)
Notwithstanding anything to the contrary in Section 6.3(a) and (c), but subject to the other subsections of this Section 6.3, prior to the receipt of the Company Shareholder Approval, the Company Board (or a committee thereof) may effect a Company Adverse Recommendation Change not in connection with or relating to an Alternative Proposal if:

(i)
an Intervening Event occurs, as determined by the Company Board (or a committee thereof), acting in good faith and after consulting with outside legal counsel and its financial advisor of nationally recognized reputation;

(ii)
the Company Board (or such committee) determines, acting in good faith and after consulting with outside legal counsel and its financial advisor of nationally recognized reputation that the failure to effect such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law;

(iii)
prior to effecting the Company Adverse Recommendation Change, the Company notifies Parent, in writing, at least four (4) Business Days (the “Intervening Event Notice Period”) before taking such action, of the Company Board’s (or such committee’s) intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts, as known by the Company following reasonable inquiry and investigation, giving rise to the Intervening Event and the reasons for the Company Board’s (or such committee’s) proposal to consider such action;

(iv)
during the Intervening Event Notice Period, if requested by Parent, the Company negotiates and causes its appropriate Representatives to negotiate, with Parent in good faith regarding any such adjustments to the terms and provisions of this Agreement proposed in writing by Parent in good faith so that the underlying facts giving rise to the Intervening Event cease to result in a determination by the Company Board to propose making a Company Adverse Recommendation Change; and

(v)
the Company Board (or such committee) determines, acting in good faith and after consulting with outside legal counsel and its financial advisor of nationally recognized reputation and taking into account any amendments to the terms and provisions of this Agreement proposed in writing by Parent in good faith during the Intervening Event Notice Period, that the failure to effect such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law.
The provisions of this Section 6.3(d) shall also apply to any material change to the facts and circumstances relating to an Intervening Event, as determined by the Company Board (or a committee thereof) in good faith, in which case such change shall require a new notice in accordance with clause (iii) hereof and the Company shall comply again with the provisions of this Section 6.3(d), but in each such case the Intervening Event Notice Period shall be three (3) Business Days following receipt by Parent of the requisite notice from the Company. The Company acknowledges and hereby agrees that any Company Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Alternative Proposal may be made solely and exclusively pursuant to and in accordance with Section 6.3(c) only and may not be made pursuant to this Section 6.3(d), and any Company Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Intervening Event may only be made pursuant to and in accordance with this Section 6.3(d) and no other provisions of this Agreement.
(e)
Notwithstanding any Company Adverse Recommendation Change, and unless this Agreement has been earlier terminated in accordance with Section 10.1 (including by the Company under Section 10.1(d)(i)), this Agreement shall be submitted to the Company’s shareholders at the Company Shareholder Meeting for the purpose of voting on the approval of this Agreement and the Transactions (including the Integrated Mergers) and nothing contained herein shall be deemed to relieve Company of such obligation; provided, however, that if the Company Board shall have made a Company Adverse Recommendation Change in accordance herewith based on a Intervening Event, then the Company Board may so submit this Agreement to Company’s shareholders without recommendation, in which event the Company Board shall communicate the basis for its lack of a recommendation with respect to this Agreement and the Transactions to the Company’s shareholders in the Proxy Statement/Prospectus or an appropriate amendment or supplement thereto.

(f)
Nothing contained herein shall prevent the Company Board (or a committee thereof), directly or indirectly through the Company, from disclosing to the Company’s shareholders a position under and in accordance with Rule 14d-9 and Rule 14e-2(a) promulgated under the Securities Exchange Act with regard to an Alternative Proposal, or disclosing such a position with respect to an Alternative Proposal if the Company Board (or a committee thereof) determines, after consultation with its outside legal counsel, that failure to disclose such a position would otherwise constitute a violation of Applicable Law (including the fiduciary duties of the Company Board); provided, that (x) any such disclosure that would otherwise constitute a Company Adverse Recommendation Change shall only be made in accordance with Section 6.3(c), and (y) any such disclosure that does not also contain an express reaffirmation by the Company Board of the Company Board Recommendation if requested by Parent shall constitute a Company Adverse Recommendation Change.

6.4
Company Shareholder Meeting.

(a)
The Company shall, in consultation with Parent, in accordance with Applicable Law and the Company Organizational Documents, (i) no later than three (3) Business Days after the effectiveness of the Registration Statement, (A) duly call and give notice of a special meeting of the shareholders of the Company entitled to vote on the Integrated Mergers (the “Company Shareholder Meeting”), at which meeting the Company shall seek the Company Shareholder Approval and (B) cause the Proxy Statement/Prospectus (and all other proxy materials for the Company Shareholder Meeting) to be mailed to its shareholders; and (ii) as promptly as practicable thereafter duly convene and hold the Company Shareholder Meeting. Subject to Section 6.3, the Company shall use its reasonable best efforts to cause the Company Shareholder Approval to be received at the Company Shareholder Meeting or any adjournment or postponement thereof and shall comply with all legal requirements applicable to the Company Shareholder Meeting.

(b)
Notwithstanding (i) any Company Adverse Recommendation Change; or (ii) the public proposal or announcement or other submission to the Company or any of its Representatives of an Alternative Proposal, unless this Agreement is terminated in accordance with its terms, the obligations of the Company under Section 8.2 and this Section 6.4 shall continue in full force and effect. The Company shall adjourn or postpone the Company Shareholder Meeting if, (i) as of the time for which such meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholder Meeting or (ii) on the date of the Company Shareholder Meeting, the Company has not received proxies representing a sufficient number of shares of Company Common Stock necessary to obtain the requisite vote; provided that, from and after such time, if any, that the Company makes a Company Adverse Recommendation Change that is permitted by Section 6.3(f), the Company thereafter shall not be so required to adjourn or postpone the Company Shareholder Meeting more than two (2) times following such time.

6.5
Key Employee Employment and Consulting Agreements.

Following the date of this Agreement, the Company will, and will cause its Representatives to, use reasonable best efforts to cooperate with and assist Parent and its Representatives in the efforts of Parent and its Representatives to enter into (a) consulting agreements with the Key Advising Executives and (b) employment agreements with the Key Employees, in each case effective as of the Effective Time (collectively, the “Key Consulting and Employment Agreements”). Notwithstanding anything to the contrary contained herein, Parent agrees that the execution of such Key Consulting and Employment Agreements by the parties thereto is not a condition to the Closing.
7.
COVENANTS OF PARENT

7.1
Conduct of Parent.

From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement, except (x) as required by Applicable Law, (y) as set forth in Section 7.1 of the Parent Disclosure Schedule or (z) as otherwise required or expressly permitted by this Agreement, unless the Company shall otherwise consent in writing (with email being sufficient), which consent shall not be unreasonably withheld, conditioned or delayed and such consent to be deemed given if the Company provides no written response (with email being sufficient) within three (3) Business Days after a written request by Parent for such consent, Parent shall not, and shall cause each of its Subsidiaries not to:
(a)
adopt or propose any material change to the Parent Organizational Documents in a manner that would adversely affect the economic benefits of the Integrated Mergers to the holders of shares of Company Common Stock or if such actions would or could be reasonably expected to impede or delay the Integrated Mergers;

(b)
split, combine or reclassify any shares of its capital stock (other than transactions (A) solely among Parent and one or more of its wholly owned Subsidiaries or (B) solely among the Parent’s wholly owned Subsidiaries);

(c)
with respect to Parent only, amend any term or alter any rights of any of its outstanding equity securities;

(d)
other than in the ordinary course of business issue, deliver or sell, authorize the issuance, delivery or sale of, or pledge or otherwise encumber any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants, options to acquire or other derivative instruments with respect to, any such capital stock or any such convertible securities, other than the issuance, vesting or settlement of shares of Parent Equity Awards in accordance with the present terms of the Parent Equity Awards, and other than in connection with the Financing;

(e)
declare, set aside or pay any dividend or make any other distribution (whether in cash, shares or property, or any combination thereof) in respect of any shares of its capital stock or other securities (except for dividends or distributions by a Subsidiary of Parent to Parent or another wholly owned Subsidiary of Parent);

(f)
take (or fail to take) any action which action (or failure to act) would reasonably be expected to cause the Integrated Mergers to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

(g)
acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any assets (other than acquisitions of products in the ordinary course of business) of any such entity, except in each case, as would not reasonably be expected to impede or delay in any material respect the Transactions; or

(h)
agree, commit or publicly propose to do any of the foregoing.

7.2
Obligations of the Merger Subs and the Surviving Company.

Until the Effective Time, Parent shall at all times be the direct owner of all of the issued and outstanding shares of capital stock or other ownership interests (as applicable) of each of the Merger Subs. Parent shall take all action necessary to cause the Merger Subs and, after the Effective Time, the Surviving Company to perform its obligations under this Agreement and to consummate the Integrated Mergers on the terms and conditions set forth in this Agreement. Promptly following the execution of this Agreement, Parent shall execute and deliver written consents as sole equityholder of each of the Merger Subs adopting this Agreement in accordance with the DGCL, the DLLCA or the CGCL, as applicable, and provide a copy of such written consent to the Company, and thereafter neither Parent nor any of its Subsidiaries shall amend, modify or withdraw such consent.
7.3
Director and Officer Liability.

(a)
For six (6) years after the Effective Time, Parent shall, and Parent shall cause the Surviving Company and any successor thereto to indemnify and hold harmless (including advancement of expenses), to the fullest extent permitted under Applicable Laws and as such Person is entitled to be indemnified as of the date of this Agreement by the Company pursuant to the Company Organizational Documents or by any Company Subsidiary pursuant to the governing or organizational documents of such Company Subsidiary or any binding agreements with respect to the indemnification of an Indemnified Person, each present and former officer and director of the Company or any Company Subsidiary, and any Person who becomes an officer or director of the Company or any Company Subsidiary prior to the Effective Time, with the consent of Parent to the extent required under Section 6.1 (each, an “Indemnified Person”), against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and any fees, costs and expenses (including the reasonable attorneys’ fees, expenses and disbursements of counsel of the respective Indemnified Person’s choosing) incurred or arising in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, to the extent they arise out of or relate to (i) such Indemnified Person’s service as an officer, director, employee, fiduciary or agent of the Company or any Company Subsidiary at or prior to the Effective Time, or, at the request of the Company or any Company Subsidiary, as a fiduciary under any Company Employee Plan (including any act or omission by such Indemnified Person in his or her capacity as such), in each case at or prior to the Effective Time, or (ii) matters related to this Agreement and the Transactions. In the event of any such claim, action, suit or proceeding, each Indemnified Person will be entitled to advancement by Parent and the Surviving Company of expenses incurred in the defense of any such claim, action, suit or proceeding within twenty (20) Business Days of receipt by Parent or the Surviving Company from such Indemnified Person of a written request therefor; provided, that if required under Applicable Law, the Indemnified Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction in a final, non-appealable judgment, that such Indemnified Person is not entitled to indemnification.

(b)
Parent shall cause the Surviving Company to maintain directors’ and officers’ liability insurance policies for a claims reporting period of six (6) years from and after the Effective Time (the “Tail Period”) from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier as of the date of this Agreement with respect to directors’ and officers’ liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions); provided, that in no event shall the aggregate cost of the “tail” policy for the D&O Insurance exceed 300% of the current aggregate annual premium paid by the Company for such purpose (the “Premium Cap”); and provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Company shall obtain a policy with the maximum coverage available for a cost not exceeding the Premium Cap. In lieu of the foregoing, the Company, in consultation with Parent, but only upon the prior written consent of Parent, may (and at the request of Parent, the Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6) year prepaid “tail” policy under the Company’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap and, in such case, Parent shall not have any further obligations under this Section 7.3(b), other than to maintain such prepaid “tail” policy.
(c)
During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto in favor of any Indemnified Person as provided in the organizational documents of the Company and the Company Subsidiaries or any indemnification agreement between such Indemnified Person and the Company or any Company Subsidiary, in each case, as in effect on the date of this Agreement, shall survive the Transactions unchanged and shall not be amended, restated, repealed or otherwise modified in any manner adverse to the rights of any Indemnified Person thereunder without the prior written consent of such Indemnified Person. The organizational documents of the Surviving Company and, as applicable, the Surviving Company’s Subsidiaries shall, to the fullest extent permitted by Applicable Law, contain provisions related to indemnification equally as favorable to the Indemnified Persons as the indemnification and exculpation from liability provisions in the organizational documents of the Company and its relevant Subsidiaries as in effect on the date of this Agreement.

(d)
If Parent or the Surviving Company or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, (ii) transfer all or substantially all of its properties and assets to any Person, (iii) have more than fifty percent (50%) of its voting equity interest acquired by another Person, or (iv) convert into another Person or domesticate into another jurisdiction, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations set forth in this Section 7.3.

(e)
The rights of the Indemnified Persons under this Section 7.3 shall survive consummation of the Integrated Mergers and are in addition to any rights such Indemnified Persons may have under the organizational documents of the Company or any Company Subsidiary, or under any indemnification agreements or other applicable Contracts of the Company or Applicable Law.

(f)
This Section 7.3 is intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the Indemnified Persons, who shall be third-party beneficiaries of this Section 7.3. Nothing herein is intended to, shall be construed to or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence related to the Company or its Subsidiaries for any of their respective directors, officers, or other employees. Parent shall pay all reasonable expenses, including all reasonable attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations of Parent and the Surviving Company set forth in this Section 7.3.

7.4
Employee Matters.

(a)
For a period of twelve (12) months following the Closing Date (the “Benefits Continuation Period”), the Surviving Company shall provide, and Parent shall cause the Surviving Company to provide, to each Continuing Employee (i) base salary or base wage rate and target and/or discretionary cash and equity compensation opportunities that are no less favorable than the base salary or base wage rate and target and/or discretionary cash and equity compensation opportunities provided to such Continuing Employee by the Company and the Company Subsidiaries immediately prior to the Effective Time; and (ii) employee benefits (including retirement and health and welfare benefits, but excluding defined benefit plan benefits and retiree medical and welfare benefits) that are no less favorable in the aggregate to the employee benefits provided to such Continuing Employee by the Company and Company Subsidiaries immediately prior to the date of this Agreement. Parent shall, or shall cause the Surviving Company to, for a period of twelve (12) months after the Closing Date, assume and honor the Company’s Change In Control Severance Plan and Involuntary Termination Severance Plan in accordance with the terms as in effect immediately prior to the Agreement. Parent shall, or shall cause the Surviving Company to, assume and honor the Company Equity Plans.
(b)
The Surviving Company shall not, and Parent shall cause the Surviving Company not to, terminate any employee of the Company as of immediately prior to the Effective Time (each, a “Company Employee”) without cause through the later of (i) the end of the 2024 calendar year and (ii) six (6) months following the Closing Date (the “Employment Continuation Period”). With respect to any terminations of Company Employees without cause following the Employment Continuation Period and before the end of the Benefits Continuation Period, the Surviving Company shall, and Parent shall cause the Surviving Company to, provide at least ninety (90) days’ advance written notice of termination.

(c)
From and after the Closing, Parent or its Affiliates shall recognize all service of each Continuing Employee prior to the Effective Time with the Company or Company Subsidiaries and their respective predecessors for all purposes, including for purposes of determining vesting, eligibility to participate, level of benefits, vacation accruals and benefit plan accruals (other than benefit accrual under any defined benefit pension plan), under any 401(k) plan, employee benefit plan, program, policy or arrangement of Parent or any of its Subsidiaries (each, a “Parent Plan”) in which such Continuing Employee is eligible to participate on or after the Effective Time, in all cases, subject to the terms of such Parent Plan. In no event shall anything contained in this Section 7.4(c) result in any duplication of benefits for the same period of service.

(d)
With respect to each Parent Plan providing health or welfare benefits, Parent shall, or shall cause its Affiliates (including the Surviving Company) to, (i) waive, or cause to be waived, any preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods with respect to participation and coverage requirements applicable to such Continuing Employee to the same extent such preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods would have been waived or satisfied under the applicable Company Employee Plan such Continuing Employee participated in immediately prior to the Effective Time and (ii) provide, or cause to be provided, such Continuing Employee with credit for any copayments, deductibles and similar expenses incurred by such Continuing Employee under a Company Employee Plan during the calendar year in which the Effective Time occurs, to the same extent such credit was given under the Company Employee Plan such Continuing Employee participated in immediately prior to the Effective Time, in satisfying such year’s applicable copayment, deductible or out-of-pocket requirements under such Parent Plan; in each case, in accordance with and subject to the terms of such Parent Plan and the requirements of any Parent Plan provider, as applicable, and provided, that nothing herein shall result in the duplication of any benefits.

(e)
Unless Parent and the Company agree otherwise in writing at least ten (10) days prior to the Closing, effective as of the date immediately preceding the Closing Date, the Company shall terminate the KSOP (the “Terminated Plan”). Prior to the Effective Time, the Company shall provide Parent with resolutions adopted by the Company Board terminating the Terminated Plan, the form and substance of which shall be subject to the prior written approval of Parent, which will not be unreasonably withheld. As soon as practicable following the Effective Time, with respect to the Terminated Plan, Parent shall permit or cause its Subsidiaries to permit the Continuing Employees to roll over their account balances and to roll over any participant loans secured by their account balances in any Terminated Plans into, in each case, the “eligible retirement plan” within the meaning of Section 402(c)(8)(B) of the Code maintained by Parent or its Subsidiaries (the “Parent 401(k)”), to the extent permitted by and subject to the terms of such Parent 401(k).
(f)
As soon as reasonably practicable following the date of this Agreement, but in no event later than fifteen (15) days prior to the Closing Date, the Company shall provide Parent with calculations indicating whether any “disqualified individuals” are expected to receive “excess parachute payments,” both such terms, within the meaning of Section 280G of the Code, that will be subject to any excise tax pursuant to Section 4999 of the Code. The Company and the Parent agree to use commercially reasonable efforts to cooperate to update the foregoing information prior to Closing as reasonably requested by Parent.

(g)
Without limiting the generality of Section 11.6, nothing contained in this Section 7.4 or elsewhere in this Agreement, express or implied (i) shall cause the Company, Parent or any of their Affiliates (including the Surviving Company) to be obligated to continue to employ or engage any Person, including any Continuing Employees, for any period of time following the Effective Time; (ii) shall prevent the Company, Parent or their Affiliates (including the Surviving Company) from revising, amending or terminating any Company Employee Plan or any other employee benefit plan, program or policy in effect from time to time that is assumed, established, sponsored or maintained by any of them; (iii) shall establish or be construed as an amendment, termination or modification of, or an undertaking to establish, amend, terminate or modify, any Company Employee Plan or Parent Plan; or (iv) is intended to or shall create any third-party beneficiary rights in any Person other than the Parties, including any present or former Company Service Provider (including any beneficiary or dependent of such individual).

8.
COVENANTS OF PARENT AND THE COMPANY

8.1
Regulatory Authorizations and Consents.

(a)
Subject to the terms and conditions of this Agreement, each of the Company, the Merger Subs and Parent shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective as promptly as practicable the Transactions (including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary or advisable Filings (other than pursuant to the HSR Act, which filings were made prior to the date of this Agreement), (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the Transactions; and (iii) promptly complying with any requests for additional information and documentary material by any Governmental Authority.

(b)
Each of the Company and Parent shall, to the extent permitted by Applicable Law, (i) promptly notify the other Party of any substantive and other material communication (whether written or oral) made or received by the Company or Parent, as applicable, with any Governmental Authority relating to Antitrust Law (or any other Filings made pursuant to Section 8.1(a)) and regarding this Agreement, any Transaction Documents, the Integrated Mergers or any of the other Transactions, and, if permitted by Applicable Law and reasonably practical, permit the other Party to review in advance any proposed written substantive and other material communication or submission to any such Governmental Authority and consider in good faith such other Party’s (and any of their respective outside counsel’s) reasonable comments to such proposed written communication or submission; (ii) not agree to participate in any in-person meeting or substantive discussion with any Governmental Authority in respect of any Filing, investigation or inquiry relating to Antitrust Law (or any other Filings made pursuant to Section 8.1(a)) and regarding this Agreement, any Transaction Documents or any of the Transactions unless, to the extent reasonably practicable, it consults with such other Party in advance and, to the extent permitted by such Governmental Authority, gives such other Party the opportunity to attend or participate, as applicable; and (iii) promptly furnish the other Party with copies of all correspondence, Filings and written communications between it and its Affiliates and Representatives, on the one hand, and such Governmental Authority or its respective staff, on the other hand, with respect to this Agreement, any Transaction Documents and the Transactions. Any materials exchanged in connection with this Section 8.1 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or other competitively sensitive material; provided, that the Parties may, as they deem advisable and necessary, designate any materials provided to the other under this Section 8.1 as “outside counsel only.”
(c)
Subject to the terms of this Section 8.1, Parent shall have final decision making authority over the overall strategy for obtaining any waiting period expirations or terminations, consents, clearances, waivers, licenses, Orders, registrations, approvals, permits and authorizations for the Transactions, including any strategic decisions in relation to the (i) response, substance, timing and compliance with any request for additional information or documentary material; (ii) any action, offer, proposal, or negotiations with any Governmental Entity in furtherance of its obligations under Section 8.1(e); and (iii) any action, litigation or other proceeding asserted by any Governmental Entity or Person in relation to the Transactions pursuant to the HSR Act; provided, however, that each of the Parties agrees to jointly develop the overall strategy, any substantive positions taken, as well as the final form of any work product to be submitted to the Federal Trade Commission (including the Federal Trade Commission’s investigative staff, management, leadership and Commissioners), including any presentation, memorandum, white paper, opinion, and other written communication, with each of the Parties to consult and cooperate reasonably promptly and in good faith with the other Party with respect thereto; provided, further, that in the event any Party reasonably objects in writing to any such strategy, substantive positions or work product, including any presentation, memorandum, white paper, opinion, or other written communication to be (or proposed to be) made or submitted, then such matters shall be resolved expeditiously and as necessary may be escalated for discussion to the Chief Executive Officer of the Company and the Chief Executive Officer of the Parent, such discussion to be held no later than 24 hours following the date of objection, and if such representatives are not in good faith able to resolve such objection during such discussion, such matter shall thereafter be resolved by Parent by the close of business (5:00 p.m. Eastern time) on the day of such discussion, and the Parties shall in good faith, promptly following such resolution by the Parent, implement such strategy, substantive position or work product, including any presentation, memorandum, white paper, opinion, or other written communication. The Company shall not (i) agree to extend any waiting period under the HSR Act without the prior written consent of Parent, or (ii) enter into any agreement with any Governmental Entity not to consummate the Transactions without the prior written consent of Parent.

(d)
The Company and Parent shall reasonably cooperate with each other and their respective Representatives in obtaining any other consents that may be required in connection with the Transactions. Notwithstanding anything to the contrary in this Agreement, nothing herein shall obligate or be construed to obligate the Company or any of its Affiliates or Parent or any of its Affiliates to, and without Parent’s prior written consent neither the Company nor any of its controlled Affiliates shall, make, or to cause to be made, any payment or other accommodation to any Third Party in order to obtain the consent of such Third Party under any Company Material Contract.

(e)
Without limiting the generality of this Section 8.1, and notwithstanding anything else in this Agreement to the contrary, Parent promptly shall take or cause to be taken any and all steps and actions necessary to eliminate each and every impediment under any Antitrust Law to the Transactions and to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of such Transactions, including, but not limited to, the proffer and agreement by Parent of its willingness to, and the taking of all actions by Parent to, sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, such assets, rights, product lines, licenses, categories of assets or businesses or other operations or interests therein of the Company or Parent or either’s respective Subsidiaries (and the entry into agreements with, and submission to orders of, the relevant Governmental Authority giving effect thereto), if any such action should be necessary or advisable to avoid, prevent, eliminate or remove the actual, anticipated or threatened (x) commencement of any proceeding in any forum or (y) issuance of any order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions by any Governmental Authority; provided that, notwithstanding the foregoing, (i) Parent shall not be obligated to take any action set forth in this Section 8.1(e) unless such action is conditioned upon the consummation of the Transactions and (ii) in no event shall any Party or their respective Subsidiaries and Representatives be obligated to agree to or commit to any actions that individually or in the aggregate would, or would reasonably be expected to have, a material adverse effect on the (x) Parent and its Subsidiaries, when taken as a whole; or (y) the Company and its Subsidiaries, when taken as a whole (each of the actions described in this subclause (ii) constituting an “Adverse Regulatory Condition”).
8.2
SEC Matters.

(a)
As promptly as practicable following the date of this Agreement, (i) the Company and Parent shall jointly prepare a proxy statement relating to the Company Shareholder Meeting which shall include a prospectus with respect to the shares of Parent Common Stock to be issued to shareholders of the Company in the First-Step Merger (together with all amendments and supplements thereto, the “Proxy Statement/Prospectus”) in preliminary form, and (ii) Parent shall prepare and file with the SEC a Registration Statement on Form S-4 that shall include the Proxy Statement/Prospectus (together with all amendments and supplements thereto, the “Registration Statement”) relating to the registration of the shares of Parent Common Stock to be issued to the shareholders of the Company pursuant to the Parent Stock Issuance. The Proxy Statement/Prospectus and Registration Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act and other Applicable Law.

(b)
Each of the Company and Parent shall use its reasonable best efforts to have the Proxy Statement/Prospectus cleared by the SEC as promptly as practicable, and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing and keep the Registration Statement effective for so long as necessary to consummate the Transactions (including issuances of Parent Common Stock). Each of the Company and Parent shall, as promptly as practicable after the receipt thereof, provide the other Party with copies of any written comments and advise Parent of any oral comments with respect to the Proxy Statement/Prospectus and the Registration Statement received from the SEC, including any request from the SEC for amendments or supplements to the Proxy Statement/Prospectus and Registration Statement, and shall provide the other Party with copies of all material or substantive correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement or mailing the Proxy Statement/Prospectus or responding to any comments of the SEC with respect thereto, each of Parent and the Company shall provide the other Party and its counsel a reasonable opportunity to review such document or response (including the proposed final version of such document or response) and consider in good faith the comments of the other Party in connection with any such document or response. None of the Company, Parent or their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Registration Statement or the Proxy Statement/Prospectus unless it consults with the other Party in advance and, to the extent permitted by the SEC, allows the other Party to participate. Parent shall advise the Company, promptly after receipt of notice thereof, of the time of effectiveness of the Registration Statement, and the issuance of any stop order relating thereto or the suspension of the qualification of shares of Parent Common Stock for offering or sale in any jurisdiction, and each of the Company and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Company and Parent shall use its reasonable best efforts to take any other action required to be taken by it under the Securities Act, the Securities Exchange Act, the CGCL and the rules of Nasdaq in connection with the filing and distribution of the Proxy Statement/Prospectus and the Registration Statement, and the solicitation of proxies from the shareholders of the Company thereunder. Subject to Section 6.3, the Proxy Statement/Prospectus shall include the Company Board Recommendation.

(c)
Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under Applicable Laws and the rules and policies of Nasdaq and the SEC to enable the listing of the Parent Common Stock being registered pursuant to the Registration Statement on Nasdaq no later than the Effective Time. Parent shall also use its reasonable best efforts to obtain all necessary state securities Law or “blue sky” permits and approvals required to carry out the Transactions (provided, that in no event shall Parent be required to qualify to do business in any jurisdiction in which it is not now so qualified or file a general consent to service of process).

(d)
Each of the Company and Parent shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and (to the extent reasonably available to the applicable party) shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, Filing, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries, to the SEC or Nasdaq in connection with the Transactions, including the Registration Statement and the Proxy Statement/Prospectus. In addition, each of the Company and Parent shall use its reasonable best efforts to provide information concerning it necessary to enable the Company and Parent to prepare required pro forma financial statements and related footnotes in connection with the preparation of the Registration Statement and/or the Proxy Statement/Prospectus.

(e)
If at any time prior to the receipt of the Company Shareholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or supplement to either of the Registration Statement or the Proxy Statement/Prospectus, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall promptly be prepared and filed with the SEC and, to the extent required under Applicable Law, disseminated to the shareholders of the Company.

8.3
Financing and Financing Cooperation.

(a)
Parent shall, and shall cause the Borrowers and certain of their Subsidiaries who shall be guarantors under the Financing, in each case to, use reasonable best efforts to take (or cause to be taken) all actions, and to do (or cause to be done) all things necessary, proper or advisable to obtain the Financing on the terms and subject to the conditions set forth in the Commitment Letter as promptly as possible such that as of the Closing, Parent shall consummate the Financing, including by using reasonable best efforts to (i) negotiate and enter into definitive agreements with respect to the Financing (the “Financing Documents”) on the terms and conditions contained in the Commitment Letter or on other terms (subject to the limitations contained in this Section 8.3(a)) that would not reasonably be expected to prevent or delay the Integrated Mergers, the other Transactions or the date on which the Financing could be obtained or make the timely funding of the full amount of the Financing less likely to occur; (ii) satisfy (or, if deemed advisable by both Parent and the Company, seek a waiver of) on a timely basis all conditions in any Financing Documents and otherwise comply with all of its obligations thereunder; (iii) maintain in effect the Commitment Letter and any Financing Documents until the Financing is consummated or this Agreement is terminated in accordance with its terms; (iv) subject to clause (ii), assuming that all conditions contained in the Commitment Letter have been satisfied, consummate the Financing on a timely basis and satisfy all obligations of each of Parent or Merger Sub pursuant to this Agreement; and (v) enforce the Borrower’s rights under the Commitment Letter and/or any Financing Documents (as applicable) in the event of a breach by any counterparty thereto that could reasonably be expected to prevent or delay the consummation of the Transactions. Parent and the Merger Subs shall comply with their obligations, and enforce their rights, under the Commitment Letter and Financing Documents in a timely and diligent matter. Parent shall give the Company prompt oral and written notice of any breach or default by any party to any Financing

Documents or any Alternative Financing (as defined below), in each case of which it has become aware, and any purported termination or repudiation by any party to any Financing Documents or any Alternative Financing, in each case of which it has become aware, or upon receipt of written notice of any dispute or disagreement between or among the parties to any Financing Documents or any Alternative Financing or any Financing Source. Neither Parent, nor any Subsidiary of Parent, shall amend, waive or modify any material provision of the Commitment Letter, except as contemplated by Section 2 thereof (or the terms and conditions of the Financing referred to therein) without the consent of the Company. Furthermore, notwithstanding the foregoing, in no event shall Parent (or any Subsidiary of Parent) amend, supplement, terminate, waive or otherwise modify the Commitment Letter, except as contemplated by Section 2 thereof (or the terms and conditions of the Financing referred to therein), in any manner, if such amendment, supplement, termination, waiver or other modification shall (A) reduce (or would reasonably be expected to have the effect of reducing) the aggregate amount of available financing, (B) impose new or additional conditions precedent or expand upon the conditions precedent to the Financing or adversely amends or modifies any of the conditions of the Financing, (C) materially delay, prevent or impede the timely funding of the Financing (or the satisfaction of the conditions to the Financing) or the consummation of the Integrated Mergers or the other Transactions, (D) adversely impact the ability of any of Parent or the Merger Subs to enforce its rights against the other parties to the Commitment Letter or the Financing Documents and/or (E) shorten the length of the commitment period provided in the Commitment Letter, in each case, without the written consent of the Company. In each case, promptly upon the Company’s request to Parent, Parent shall (1) provide to the Company copies, as and when available, of all substantially final drafts and executed definitive agreements for the Financing Documents (excluding any provisions related solely to fees and other economic terms), and (2) keep the Company reasonably informed of the status of its efforts to arrange, negotiate and close the Financing.
(b)
In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in any Financing Documents (or such other terms reasonably satisfactory to each of Parent and the Company), each of Parent and the Company shall use reasonable best efforts to promptly arrange to obtain alternative financing (“Alternative Financing”) from alternative sources in an equivalent amount (on terms and conditions taken as a whole no less favorable to Parent and the Company (and their respective Subsidiaries) than the terms and conditions under the Commitment Letter (as in effect on the date hereof)). In such event (except as otherwise set forth herein, and except for purposes of Section 5.18), the term “Financing” as used in this Agreement shall be deemed to include any Alternative Financing and the term “Commitment Letter” as used in this Agreement shall be deemed to include any amendment to the Commitment Letter entered into in accordance with the terms hereof and any commitment letters entered into with respect to any Alternative Financing.

(c)
From and after the date of this Agreement until the Closing, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to provide Parent with all cooperation reasonably requested by Parent in connection with the arrangement, syndication and consummation of the Financing. Such cooperation by the Company shall include using its commercially reasonable efforts to (i) provide assistance to Parent and the Merger Subs in connection with the preparation of the pro forma financial statements required pursuant to paragraph 8 of Exhibit E of the Commitment Letter as in effect as of the date hereof, provided that Parent, and not the Company or any of the Company Subsidiaries, shall be responsible for the preparation of any pro forma financial statements and pro forma adjustments giving effect to the Transactions, (ii) upon reasonable notice, at agreed times and places, participate in and to cause the Company’s senior management to participate in a reasonable number of due diligence sessions and other meetings with the parties acting as lead arrangers or agents for and prospective lenders for the Financing; (iii) provide reasonable assistance, with respect to information regarding the Company and the Company Subsidiaries, in the preparation of a customary information memorandum for a syndicated loan or bridge financing and customary offering memorandum for a Rule 144A offering of high yield debt securities that relate to the Company and the Company Subsidiaries and the business of the Company and the Company Subsidiaries (which assistance described in this clause (iii) shall not include the provision of financial information regarding the Company and the

Company Subsidiaries not otherwise referenced in Section 8.3(g)); (iv) to the extent required by the Financing Sources, in the case of an offering of high yield debt securities as part of the Financing, request the independent auditors of the Company to cooperate with Parent to obtain a customary comfort letter to the extent requested in writing at least ten (10) Business Days prior to issuance of such customary comfort letter; (v) execute and deliver, as of the Closing Date (but in no event prior thereto), any definitive financing documents, including any credit agreements or any amendments or joinders thereto, customary ancillary documents and facilitate the pledge of collateral effective no earlier than the Closing Date; (vi) at Parent’s reasonable request, (A) assist with the preparation of a customary borrowing base certificate (solely to the extent relating to assets of the Company and the Company Subsidiaries), including relating to the borrowing base contemplated by the Commitment Letter, delivering applicable supporting information and documentation and assisting, and providing cooperation with and access to representatives of the Parent and Financing Sources to conduct customary field examinations and appraisals relating to inventory and real estate assets of the Company and the Company Subsidiaries, and (B) cooperate with Parent to establish bank and other accounts and blocked account agreements and lock box arrangements, to be effective no earlier than the Closing Date, in connection with the foregoing; and (vii) provide to Parent at least three (3) Business Days prior to the Closing Date all documentation and other information with respect to the Company and their Subsidiaries as shall have been reasonably requested in writing by Parent at least ten (10) Business Days prior to the Closing Date that is required in connection with the Financing by U.S. and Canadian regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, and the requirements of 31 CFR § 1010.230 and that are required by paragraph 5 of Exhibit E of the Commitment Letter.
(d)
Notwithstanding the foregoing, neither the Company nor any Company Subsidiary shall be required (or permit the taking of any action pursuant to this Section 8.3) to (i) take any action in respect of the Financing to the extent that such action would cause any condition to Closing set forth herein to fail to be satisfied by the required time or otherwise result in a breach of this Agreement by the Company; (ii) take any action in respect of the Financing that would violate the Company’s or any of its Subsidiaries’ organizational documents or any Applicable Law, in each case in a manner that would have a Company Material Adverse Effect, or result in a non de minimis breach of, or non de minimis default under, any Company Material Contract to which the Company or any Company Subsidiary is a party to the extent such Company Material Contract is with a Third Party that is unaffiliated with the Company; (iii) execute and deliver any letter, agreement, document or certificate in connection with the Financing or take any corporate action that is not contingent on, or that would be effective prior to, the occurrence of the Closing; (iv) pay any commitment fee or other fee or payment to obtain consent or incur any liability with respect to, or cause or permit any Lien to be placed on, any of their respective assets in connection with the Financing prior to the Closing Date; (v) subject any of the Company’s or its Subsidiaries’ respective directors, managers, officers or employees to any actual or potential personal liability; (vi) cause or require the directors and managers of the Company or any Company Subsidiary to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained unless such resolutions are contingent upon the occurrence of, or only effective as of, the Closing or some other date following the Closing upon which such directors and managers are or will still be directors and managers of such Company or such Subsidiary; (vii) waive or amend any terms of this Agreement or any other Contract to which the Company or any Company Subsidiary is party; (viii) provide access to or disclose information where the Company determines in good faith that such access or disclosure would reasonably be expected to jeopardize the attorney-client privilege or contravene any applicable law or contract; or (ix) unreasonably interfere with the business of the Company and its Subsidiaries. Nothing in this Section 8.3 or otherwise shall require the Company or any Company Subsidiary, prior to the Closing Date, to be an issuer or other obligor with respect to any of the Financing.

(e)
The Company hereby consents to the reasonable use of the logos of the Company and/or each of its Subsidiaries by Parent, the Merger Subs and the Borrowers, to the extent applicable, in connection with the Financing; provided, that Parent, the Merger Subs and the Borrowers shall ensure that such logos are used solely in a manner that is not intended or reasonably likely to harm or disparage the Company or any Company Subsidiary.
(f)
Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or the Company Subsidiaries or their respective Representatives in connection with such cooperation pursuant to this Section 8.3 and shall indemnify and hold harmless the Company and the Company Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Financing, any action taken by them at the request of Parent or the Merger Subs pursuant to this Section 8.3, and any information used in connection therewith (other than information provided in writing by the Company or the Company Subsidiaries specifically in connection with its obligations pursuant to this Section 8.3).

(g)
The Company shall deliver to the Lead Arrangers under the Commitment Letter: (i) audited consolidated balance sheets of the Company and its consolidated subsidiaries as at the end of, and related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for, the three most recently completed fiscal years ended at least 60 days before the Closing Date; and (ii) unaudited consolidated balance sheets of the Company and its consolidated subsidiaries as at the end of, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for, each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) of the Company and its consolidated subsidiaries ended after the most recent fiscal period for which audited financial statements have been provided pursuant to clause (i) hereof and ended at least 40 days before the Closing Date, including, for the avoidance of doubt, comparative information for the same period in the prior fiscal year. It is understood and agreed that (x) all such financial statements shall comply with the requirements of Regulation S-X under the Securities Act, and all other accounting rules and regulations of the SEC promulgated thereunder and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal period and adjustments and do not contain footnotes as permitted by the applicable rules of the SEC; (y) all such unaudited financial statements shall have undergone a “SAS 100” review; and (z) the public filing of any such required financial statements with the SEC shall constitute delivery of such financial statements to the Lead Arrangers under the Commitment Letter.

(h)
For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 8.3 represent the sole obligation of the Company, the Company Subsidiaries and their respective Representatives with respect to cooperation in connection with the arrangement of any financing (including the Financing) to be obtained by Parent or any Merger Sub with respect to the Transactions and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations.

(i)
All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent, any Merger Sub, or any of their respective Representatives pursuant to this Section 8.3 shall be kept confidential in accordance with the Confidentiality Agreement and the Clean Team Agreement.

8.4
Repayment of Company Notes.

Concurrently with the Closing, the Company shall, and shall cause the Company Subsidiaries to, reasonably cooperate with Parent to, and use commercially reasonable efforts to, take such actions as are necessary to effect the repayment (the “Repayment”) on the Closing Date of all outstanding Company Notes and terminate the Company Note Purchase Agreement effective as of the Closing Date (the “Termination”). The Company shall, at Parent’s reasonable request, assist the Parent in preparing notices of repayment (“Repayment Notices”) with respect to the Company Notes pursuant to the requisite provisions of the Company Note Purchase Agreement; (x) use its commercially reasonable efforts to give to holders of the Company Notes any such Repayment Notices in accordance with the Company Note Purchase Agreement, and shall use commercially reasonable efforts to provide the holders of any Company Notes with any officer’s certificate or opinion required by the Company Note Purchase

Agreement in connection therewith; (y) reasonably cooperate with Parent pursuant to the terms of the Company Note Purchase Agreement to facilitate the Repayment on the Closing Date and the Termination of the Company Note Purchase Agreement, to the extent such Repayment is permitted by the Company Note Purchase Agreement; and (z) use its commercially reasonable efforts to cause the holders of the Company Notes to cooperate with Parent to facilitate the Repayment and Termination. Notwithstanding the above, nothing in this Section 8.4 shall require the Company or any Company Subsidiary to pay or deposit any amounts required to redeem or prepay the Company Notes except to the extent such amounts have been previously provided by Parent to the Company or the Company Subsidiaries, as applicable, in accordance with this Agreement (which amounts, for the avoidance of doubt, shall take into account the repayment prices set forth in the Company Note Purchase Agreement and shall include interest accrued through the date of the repayment.
8.5
Repayment of Company Credit Facilities.

Prior to Closing, the Company will deliver to Parent a duly executed payoff letter from each Bank of America, N.A., PGIM, Inc. and MUFG Union Bank, N.A. in form and substance reasonably satisfactory to Parent (collectively, the “Payoff Letters”), which payoff letters shall authorize the termination of all Liens filed of record by Bank of America, N.A. and the other lending institutions signatory to the Company Credit Facilities. At the Closing, Parent shall repay the Indebtedness of the Company required to be repaid at Closing in accordance with the Payoff Letters. Upon repayment in full of the Indebtedness described in the Payoff Letters, (i) the Company Credit Facilities shall automatically be terminated as provided in the applicable Payoff Letter and (ii) the Company shall deliver, as applicable, UCC-3 termination statements in form for filing for all UCC-1 financing statements filed in connection with the Company Credit Facilities as of the Effective Time, executed mortgage releases for each parcel of Owned Real Property subject to a mortgage as of the Effective Time and executed releases for all registered Intellectual Property of the Company and the Company Subsidiaries subject to Liens in connection with the Company Credit Facilities as of the Effective Time, and use its commercially reasonable efforts to effect the release of all other Liens on the assets of the Company and the Company Subsidiaries in connection with the Company Credit Facilities in accordance with the Payoff Letters at or promptly following the Closing.
8.6
Public Announcements.

The initial press release concerning this Agreement, any Transaction Documents and the Transactions shall be a joint press release to be agreed upon by the Company and Parent. Following such initial press release, Parent and the Company agree not to (and to ensure that their respective Affiliates do not) issue any additional press release, make any other public statement or schedule any press conference, conference call or meeting with investors or analysts, in each case, with respect to this Agreement, the Transaction Documents or the Transactions, without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association (and, to the extent applicable, shall reasonably in advance provide written copies of any such press release, statement or agreement (or any scripts for any conference, conference calls or meetings) and shall consider in good faith the comments of the other Party); provided, that the restrictions set forth in this Section 8.6 shall not apply to any release or public statement (a) which does not concern this Agreement, any Transaction Document or the Transactions; (b) which incorporates only such information concerning this Agreement, any Transaction Document or the Transactions as was included in a press release or public statement which was previously disclosed under the terms of this Section 8.6; provided, that there are no material deviations from such previously disclosed information, (c) made or proposed to be made by the Company in compliance with Section 6.3 with respect to the matters contemplated by Section 6.3 or (d) in connection with any dispute between the Parties regarding this Agreement, any Transaction Document or the Transactions; and provided, further, that the foregoing restriction shall not restrict the Company’s ability to communicate with its employees.
8.7
Notices of Certain Events.

Each of the Company and Parent shall promptly advise the other of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (b) any notice or other communication from any Governmental Authority in connection with the Transactions; (c) any Proceedings commenced or, to its Knowledge, threatened in writing against, relating to or involving or otherwise affecting the Company or any Company Subsidiary or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions; (d) any change, event or fact that has had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, in the case of the Company, or a Parent Material Adverse Effect, in the case of Parent; or (e) any change, event or fact that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided, further, that a failure to comply with this Section 8.7 shall not constitute the failure of any condition set forth in Article 9 to be satisfied unless the underlying change or event would independently result in the failure of a condition set forth in Article 9 to be satisfied.
8.8
S-8 Filing Obligation

Promptly after the Effective Time, but in no event later than five (5) Business Days following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) relating to shares of Parent Common Stock issuable with respect to assumed or converted Company Equity Awards under Section 3.3 and shall maintain the effectiveness of such registration statement for the duration of the applicable plans.
8.9
Section 16 Matters.

Prior to the Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under Applicable Law and in accordance with applicable SEC rules and regulations and interpretations of the SEC staff) to cause any dispositions of Company Common Stock resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act.
8.10
Transaction Litigation.

Each of the Company and Parent shall promptly notify the other of any shareholder demands, litigations, arbitrations or other similar Proceedings (including derivative claims) commenced against it and/or its respective directors or officers relating to this Agreement, any Transaction Document or any of the Transactions or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep the other Party informed regarding any Transaction Litigation. Each of the Company and Parent shall cooperate with the other in the defense or settlement of any Transaction Litigation, and shall give the other Party the opportunity to consult with it regarding, but not to control, the defense or settlement of such Transaction Litigation and shall give the other Party’s advice due consideration with respect to such Transaction Litigation. Prior to the Effective Time, none of Parent, the Company nor any of their respective Subsidiaries shall settle or offer to settle any Transaction Litigation without the prior written consent of, in the case of Parent and its Subsidiaries, the Company, and, in the case of the Company and its Subsidiaries, Parent (which consent shall not be unreasonably withheld, conditioned or delayed).
8.11
Stock Exchange Matters.

(a)
No later than 15 days prior to the Effective Time, Parent shall file a notification of listing of additional shares (or such other form as may be required) and any supporting documentation with Nasdaq with respect to the Parent Common Stock to be issued in the Integrated Mergers and such other number of Parent Common Stock to be reserved for issuance in connection with the Integrated Mergers.

(b)
Prior to the Effective Time, each of the Company and Parent agrees to cooperate with the other Party in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from Nasdaq and terminate its registration under the Securities Exchange Act; provided, that such delisting and termination shall not be effective until the Effective Time.

8.12
State Takeover Statutes.

Each of Parent, the Merger Subs and the Company shall (a) take all action necessary so that no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state Antitakeover Laws or regulations, or any similar provision of the Company Organizational Documents or the Parent Organizational Documents is or becomes applicable to this Agreement, the Integrated Mergers or any of the other Transactions, and (b) if any such anti-takeover Law, regulation or provision is or becomes applicable to this Agreement, the Integrated Mergers or any other Transactions, cooperate and grant such approvals and take such actions as are reasonably necessary so that this Agreement, the Integrated Mergers or the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.
8.13
Tax Matters.

(a)
Each of Parent and the Company shall (i) provide customary representations reasonably requested by counsel in order to deliver any tax opinions required in connection with the Proxy Statement/Prospectus and the Registration Statement and (ii) use commercially reasonable efforts (A) to cause the Integrated Mergers to qualify as a “reorganization” within the meaning of Section 368(a) of the Code with respect to which Parent and the Company will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code and (B) not to, and not permit or cause any of its respective Subsidiaries or Affiliates to, take or cause to be taken any action reasonably likely to cause the Integrated Mergers to fail to qualify as a “reorganization” under Section 368(a) of the Code.

(b)
Unless otherwise required by Applicable Law (as determined in good faith consultation with their respective Tax advisors), Parent and the Company intend to report the Integrated Mergers for U.S. federal tax purposes as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder. Notwithstanding any provision in this Agreement to the contrary, none of Parent, the Company or any Subsidiary of either thereof shall have any liability or obligation to any holder of Company Common Stock should the Integrated Mergers fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

9.
CONDITIONS TO THE INTEGRATED MERGERS

9.1
Conditions to the Obligations of Each Party.

The obligations of the Company, Parent and each of the Merger Subs to consummate the Integrated Mergers are subject to the satisfaction (or, to the extent permitted by Applicable Law, mutual written waiver by Company and Parent) of the following conditions:
(a)
the Company Shareholder Approval shall have been obtained;

(b)
any applicable waiting period or periods applicable to the Transactions contemplated hereby under the HSR Act shall have expired or been terminated;

(c)
no Order issued by any Governmental Authorities or other legal restraint or prohibition preventing the consummation of the Integrated Mergers or any of the other Transactions shall be in effect, and no Applicable Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority or otherwise be in effect that prohibits or makes illegal consummation of the Integrated Mergers or any of the other Transactions; and

(d)
the Registration Statement shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect.

9.2
Conditions to the Obligations of Parent and the Merger Subs.

The obligations of Parent and the Merger Subs to consummate the Integrated Mergers are subject to the satisfaction (or, to the extent permitted by Applicable Law, written waiver by Parent) of the following further conditions:
(a)
the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, with the exception of the Company’s obligations set forth in Section 8.3(g), which the Company shall have performed in all respects at or prior to the Closing Date;

(b)
(i) the representations and warranties of the Company contained in Section 4.5(a) shall be true and correct in all respects, subject only to de minimis exceptions, at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); (ii) the representations and warranties of the Company contained in Sections 4.1(a) and 4.1(b), Section 4.2, Section 4.4(a), Sections 4.5(b) and 4.5(c), Section 4.6(b) (other than the last sentence), Section 4.25 and Section 4.26 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); (iii) the representations and warranties of the Company contained in Section 4.10(a)(ii) and Section 4.29 shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); and (iv) the other representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), except, in the case of this clause (iv) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(c)
since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect;

(d)
the expiration or termination described in Section 9.1(b) above shall not include the imposition of an Adverse Regulatory Condition; and

(e)
Parent shall have received a certificate from an executive officer of the Company confirming the satisfaction of the conditions set forth in Section 9.2(a), Section 9.2(b) and Section 9.2(b).

9.3
Conditions to the Obligations of the Company.

The obligations of the Company to consummate the Integrated Mergers are subject to the satisfaction (or, to the extent permitted by Applicable Law, written waiver by the Company) of the following further conditions:
(a)
each of Parent and the Merger Subs shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

(b)
(i) the representations and warranties of Parent contained in Sections 5.5(a) and 5.5(d) shall be true and correct in all respects, subject only to de minimis exceptions, at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); (ii) the representations and warranties of Parent contained in Section 5.1(a) and Section 5.1(b), Section 5.2, Section 5.4(a), Section 5.5(b) and 5.5(c) and Section 5.16 and shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); (iii) the representations and warranties of Parent contained in Section 5.10(ii) and Section 5.17 shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date); and (iv) the other representations and warranties of Parent contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct at and as of the date of this Agreement and at and as of the Closing as if made at and as of the Closing (or, if such representations and warranties are given as of another specific date, at and as of such date), except, in the case of this clause (iv) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;
(c)
since the date of this Agreement, there shall not have occurred a Parent Material Adverse Effect; and

(d)
the Company shall have received a certificate from an executive officer of Parent confirming the satisfaction of the conditions set forth in Section 9.3(a), Section 9.3(b) and Section 9.3(c).

10.
TERMINATION

10.1
Termination.

This Agreement may be terminated and the Integrated Mergers and the other Transactions may be abandoned at any time prior to the Effective Time (notwithstanding receipt of the Company Shareholder Approval, except in the case of Section 10.1(c)(i), in which case, at any time prior to the Company Shareholder Meeting):
(a)
by mutual written agreement of the Company and Parent;

(b)
by either the Company or Parent, if:

(i)
the Integrated Mergers have not become effective on or before October 31, 2024 (as such date may be extended pursuant to the following proviso, the “End Date”); provided, that, if on such date, one or more of the conditions to the Closing set forth in (A) Section 9.1(b) or Section 9.2(d), or (B) Section 9.1(c) (if, in the case of clause (B), the Order or Applicable Law relates to the matter referenced in Section 9.1(b) or Section 9.2(d)) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied or waived on such date) or waived, then the End Date shall be extended by either the Company or the Parent, to a date that is up to three (3) months after such date, if either the Company or the Parent notifies the other Party in writing on or prior to 5:00 pm Eastern time on the End Date, of its election to so extend the End Date (in which case any references to the End Date herein shall mean the End Date, as so extended, it being understood that if each of Parent and the Company provides such a notice to the other but the proposed new End Dates in each are not the same then the End Date that is later in time shall constitute the End Date as so extended); provided, that the right to terminate this Agreement or extend the End Date pursuant to this Section 10.1(b)(i) shall not be available to any Party whose breach of any provision of this Agreement primarily causes or results in the failure of the Integrated Mergers to be consummated by such time;

(ii)
any Governmental Authority of competent jurisdiction shall have enacted, issued, enforced or entered any Applicable Law or Order after the date hereof that makes illegal, permanently enjoins, prevents or otherwise prohibits the consummation of the Transactions (including the Integrated Mergers) and, such Applicable Law or Order shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any Party who has failed to perform its obligations under this Agreement in any material respect, including its obligations under Section 8.1, or whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or
(iii)
the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken thereon at the Company Shareholder Meeting (including any adjournment or postponement thereof).

(c)
by Parent, if:

(i)
prior to the receipt of the Company Shareholder Approval, a Company Adverse Recommendation Change shall have occurred; or

(ii)
a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that, together with any other breaches or failure to perform by the Company, would constitute, if continuing on the Closing Date, the failure of any condition set forth in Section 9.2(a) or Section 9.2(b), and such breach or failure to perform (A) is incapable of being cured by the End Date or (B) has not been cured by the Company within thirty (30) days following written notice to the Company from Parent of such breach or failure to perform, but Parent may terminate this Agreement under this Section 10.1(c)(ii) only so long as Parent is not then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by Parent would cause any condition set forth in Section 9.3(a) or Section 9.3(b) not to be satisfied; or

(d)
by the Company, if:

(i)
prior to receipt of the Company Shareholder Approval, the Company Board (or a committee thereof) authorizes the Company, in accordance with Section 6.3, to terminate this Agreement to enter into a Company Acquisition Agreement in respect of a Superior Proposal; provided, that the Company shall not be entitled to terminate the Agreement under this Section 10.1(d)(i) unless the Company has complied in all material respects with all its obligations under Section 6.3 with respect to such Superior Proposal (including with respect to the Alternative Proposal underlying or leading to such Superior Proposal); provided further that concurrently with such termination (A) the Company shall enter into such Company Acquisition Agreement, and (B) the Company shall pay, or cause to be paid, to Parent the Termination Fee due under Section 10.3(a); or

(ii)
a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or the Merger Subs set forth in this Agreement shall have occurred that, together with any other breaches or failure to perform by Parent or the Merger Subs, would constitute, if continuing on the Closing Date, the failure of any condition set forth in Section 9.3(a) or Section 9.3(b), and such breach or failure to perform (A) is incapable of being cured by the End Date or (B) has not been cured by Parent or the Merger Subs, as applicable, within thirty (30) days following written notice to Parent from the Company of such breach or failure to perform, but the Company may terminate this Agreement under this Section 10.1(d)(ii) only so long as the Company is not then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by the Company would cause any condition set forth in Section 9.2(a) or Section 9.2(b) not to be satisfied.

The Party desiring to terminate this Agreement pursuant to this Section 10.1 (other than pursuant to Section 10.1(a)) shall give written notice of such termination to the other Party.
10.2
Effect of Termination.

If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect without liability of any Party to the other Party hereto, except as provided in Sections 8.3(f), 10.3 and 11.4; provided, that no such termination shall relieve any Party of any liability for damages resulting from (a) fraud by such Party or (b) the Willful Breach by such Party of any provision set forth in this Agreement.
The provisions of Section 8.3(f), this Section 10.2, Section 10.3, Section 10.4, Section 10.5 and Article 11 (other than Section 11.13) shall survive any termination of this Agreement pursuant to Section 10.1. In addition, the termination of this Agreement shall not affect the Parties’ respective obligations under the Confidentiality Agreement or the Clean Team Agreement.
10.3
Termination Fee.

(a)
If this Agreement is terminated:

(i)
by Parent pursuant to Section 10.1(c)(i);

(ii)
by the Company pursuant to Section 10.1(d)(i);

(iii)
by the Company or Parent pursuant to Section 10.1(b)(i) (without the Company Shareholder Approval having been obtained) or by Parent pursuant to Section 10.1(c)(ii) as a result of a Willful Breach of this Agreement by the Company and: (A) prior to the time of such termination, an Alternative Proposal shall have been publicly proposed, disclosed or announced and not withdrawn at least three (3) Business Days in advance of the Company Shareholder Meeting (to the extent such Company Shareholder Meeting has occurred); and (B) within twelve (12) months after such termination of this Agreement, (1) a transaction relating to an Alternative Proposal is consummated or (2) a definitive agreement relating to an Alternative Proposal is entered into by the Company, in the case of each of clause (1) and (2), whether or not such Alternative Proposal is the same as the one referred to in clause (A) hereof; or

(iv)
by the Company or Parent pursuant to Section 10.1(b)(iii) and (A) prior to the Company Shareholder Meeting, an Alternative Proposal shall have been publicly proposed, disclosed or announced and not withdrawn at least three (3) Business Days in advance of the Company Shareholder Meeting; and (B) within twelve (12) months after such termination of this Agreement, (1) a transaction relating to an Alternative Proposal is consummated or (2) a definitive agreement relating to an Alternative Proposal is entered into by the Company, in the case of each of clause (1) and (2), whether or not such Alternative Proposal is the same as the one referred to in clause (A) hereof, then, in each case, the Company shall pay to Parent, in cash at the time specified in the following sentence, a fee in the amount of $120,000,000 (the “Termination Fee”). The Termination Fee shall be paid as follows: (x) in the case of clause (i) of this Section 10.3(a), within three (3) Business Days after the date of termination of this Agreement; (y) in the case of clause (ii) of this Section 10.3(a) concurrently with such termination; and (z) in the case of clause (iii) or (iv) of this Section 10.3(a), on the earlier of the date the Company enters into such definitive agreement and the date of consummation of such transaction (provided that if prior to the time of any termination of this Agreement pursuant to Section 10.1(b)(iii) any of the events described in Section 10.1(c)(i) have occurred, then the Termination Fee payable under Section 10.3(a)(iv) shall be paid by the Company within three (3) Business Days after the date of such termination). For purposes of clauses (iii)(B) and (iv)(B) of this Section 10.3(a), “Alternative Proposal” shall have the meaning assigned thereto in Section 1.1 except that all references in the definition to “20%” shall be deemed to be references to “50%”. For the avoidance of doubt, the Parties acknowledge and agree that the Termination Fee would not be payable pursuant to Section 10.3(a)(iii) above under circumstances where the termination pursuant to Section 10.1(b)(i) constitutes a Regulatory Termination if the Company Shareholder Approval shall have been obtained at the time of such termination, irrespective of whether an Alternative Proposal shall have been publicly proposed, disclosed or announced and not withdrawn at least three (3) Business Days in advance of the Company Shareholder Meeting.
(b)
Any payment of the Termination Fee shall be made by wire transfer of immediately available funds to an account designated in writing by Parent.

(c)
The Parties agree and understand that (i) in no event shall the Company be required to pay the Termination Fee on more than one occasion and (ii) in no event shall Parent be entitled, pursuant to this Section 10.3, to receive an amount greater than the Termination Fee plus any Collection Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or intentional breach, or as provided in Section 11.4, (x) if Parent receives the Termination Fee from the Company pursuant to this Section 10.3, such payment (together with any Collection Expenses) shall be the sole and exclusive remedy of Parent and the Merger Subs against the Company and its Subsidiaries and none of the Company or any of the Company Subsidiaries shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. The Company acknowledges that the agreements contained in this Section 10.3 are an integral part of the Transactions, that, without these agreements, Parent would not enter into this Agreement and that any amounts payable pursuant to this Section 10.3 do not constitute a penalty. Accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 10.3, the Company shall also pay any Collection Expenses incurred in obtaining a judgment against or settlement with the Company for the Termination Fee.

10.4
Regulatory Termination Fee

(a)
If this Agreement is terminated by the Company or Parent pursuant to (A) Section 10.1(b)(i) and if at the time of such termination all of the conditions set forth in Sections 9.1, 9.2 and 9.3 are satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied or waived on such date) or waived, except for either (1) the condition in Section 9.1(b) or Section 9.2(d), or (2) the condition in Section 9.1(c) (if in the case of this clause (2), the Order or Applicable Law in existence that has caused such condition not to be satisfied relates to the matters referenced in Section 9.1(b) and Section 9.2(d)), or (B) Section 10.1(b)(ii) (if the Order or Applicable Law relates to the matters referenced in Section 9.1(b) or Section 9.2(d)) (a termination of this Agreement made in accordance with and under the circumstances provided in either of the preceding clause (A) or clause (B), a “Regulatory Termination”), then, in each case, Parent shall pay, or cause to be paid, to the Company, in cash at the time specified in the following sentence, a fee in the amount of $180,000,000 (the “Regulatory Termination Fee”). The Regulatory Termination Fee shall be paid within three (3) Business Days after the date of termination of this Agreement.

(b)
Any payment of the Regulatory Termination Fee shall be made by wire transfer of immediately available funds to an account designated in writing by the Company.

(c)
The Parties agree and understand that (i) in no event shall Parent be required to pay the Regulatory Termination Fee on more than one occasion and (ii) in no event shall the Company be entitled, pursuant to this Section 10.4, to receive an amount greater than the Regulatory Termination Fee plus any Collection Expenses and any amounts then or thereafter to be paid under Section 8.3(f). Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or intentional breach, (x) if the Company receives the Regulatory Termination Fee from Parent pursuant to this Section 10.4, such payment (together with any Collection Expenses and any amounts then or thereafter to be paid under Section 8.3(f)) shall be the sole and exclusive remedy of the Company against Parent and its Subsidiaries and none of Parent or any of its Subsidiaries shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. Parent acknowledges that the agreements contained in Section 8.3(f), this Section 10.4 and Section 10.5 are an integral part of the Transactions, that, without these agreements, the Company would not enter into this Agreement and that any amounts payable pursuant to Section 8.3(f), this Section 10.4 and Section 10.5 do not constitute a penalty. Accordingly, if Parent fails to promptly pay any amount due pursuant to this Section 10.4 and Section 10.5, Parent shall also pay any Collection Expenses incurred in obtaining a judgment against or settlement with Parent or any of its Affiliates for the Regulatory Termination Fee.

10.5
Costs Reimbursements

If this Agreement is terminated by Parent in accordance with the provisions of Section 10.1(c)(ii) or by the Company in accordance with Section 10.1(d)(ii), as the case may be, and such breach constitutes a Willful Breach, then the breaching party shall reimburse the terminating party for all of its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the Transactions, including the negotiation and execution of this Agreement and any Collection Expenses (collectively, the “Costs Reimbursement”), provided, that such Costs Reimbursement shall not affect any other rights or remedies of any Party hereunder.
11.
MISCELLANEOUS

11.1
Notices.

All notices, requests and other communications to any Party hereunder shall be in writing (including e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given,
If to Parent or the Merger Subs:
WillScot Mobile Mini Holdings Corp.
4646 E. Van Buren St. Suite 400
Phoenix, AZ 85008
Attn:
Hezron Lopez

Phone:
(480) 894-6311

Email:
Hezron.Lopez@willscot.com

With a copy (which shall not constitute notice) to:
Allen & Overy LLP
1221 Avenue of the Americas
New York, NY 10020
Attn:
Beth Troy
David Ingles

Phone:	(212) 610-6300
Email:
beth.troy@allenovery.com
david.ingles@allenovery.com

If to the Company:
McGrath RentCorp
5700 Las Positas Road
Livermore, CA 94551-7800
Attn:
Gilda Malek

Phone:
(925) 453-3331

Email:
gilda.malek@mgrc.com

With a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105-2482
Attn:
Jackie Liu

Phone:
(415) 268-6722

Email:
jliu@mofo.com

or to such other address as such Party may hereafter specify for the purpose by notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

11.2
Nonsurvival of Representations and Warranties.

None of the representations and warranties and, subject to the following sentence, covenants and agreements, in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 11.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.
11.3
Amendments and Waivers.

(a)
Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective; provided, that after the Company Shareholder Approval has been obtained, there shall be no amendment or waiver that would require the further approval of the shareholders of the Company or the stockholders of Parent under Applicable Law without such approval having first been obtained. Notwithstanding anything to the contrary contained herein, no amendment, supplement or other modification or waiver or termination of this last sentence of Section 11.3, Section 11.6, Section 11.7, the last sentence of Section 11.8, Section 11.9, Section 11.11 or Section 11.14 (and in each case any of the defined terms used therein and any other provision of this Agreement to the extent an amendment, supplement or other modification or waiver or termination of such provision would impact or modify the substance of any of the foregoing provisions or defined terms) that is materially adverse to the interests of any Financing Source will be effective against a Financing Source without the prior written consent of such Financing Source so materially adversely affected.

(b)
No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

11.4
Expenses.

Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense; provided, however that the costs and expenses incurred in (a) the provision of any information and documentary material requested in connection with any Filings under the HSR Act or any other Antitrust Laws or requests or compliance obligations, if any, made prior to the Closing by any Governmental Authority under any Antitrust Law, and (b) obtaining and binding the D&O Insurance required by Section 7.3(b), including the prepaid “tail” policy contemplated by the last sentence of that Section, in each case shall be borne fully by Parent; provided, further, that the costs, fees and expenses of printing and mailing the Proxy Statement/Prospectus paid to the SEC in connection with the Integrated Mergers shall be shared equally by Parent and the Company.
11.5
Disclosure Schedule References and SEC Document References.

The Parties agree that each section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, shall be deemed to qualify the corresponding section or subsection of this Agreement, irrespective of whether or not any particular section or subsection of this Agreement specifically refers to the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable. The Parties further agree that (other than with respect to any items disclosed in Section 4.15(a) of the Company Disclosure Schedule, for which an explicit reference in any other section shall be required in order to apply to such section) disclosure of any item, matter or event in any particular section or subsection of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, to which the relevance of such disclosure would be reasonably apparent on its face, without review of the underlying documents, notwithstanding the omission of a cross-reference to such other section or subsections.

11.6
Binding Effect; Benefit; Assignment.

(a)
The provisions of this Agreement shall be binding upon and shall inure solely to the benefit of the Parties, are not intended to confer upon any Person other than the Parties any rights, benefits, remedies, obligations or liabilities hereunder, except:

(i)
only following the Effective Time, the right of each of (A) the Company’s shareholders to receive the Merger Consideration in respect of shares of Company Common Stock payable pursuant to Section 3.1 (subject to Section 3.7 and 3.9 and each such shareholder’s compliance with its obligations under Sections 3.5, 3.8 and 3.10 and such obligations as are otherwise set forth in the letter of transmittal contemplated by Section 3.5), and (B) the holders of Company SARs, Company RSU Awards and Company PSU Awards to receive, as applicable, Substitute RSU Awards or Merger Consideration pursuant to Section 3.2, as the case may be, which right shall be enforceable by such holders;

(ii)
the right of each of the Company Indemnified Parties to enforce the provisions of Section 7.3; and

(iii)
the right of each of the Financing Sources as an express third-party beneficiary of Section 11.3, this Section 11.6, Section 11.7, the last sentence of Section 11.8, Section 11.9, Section 11.11 or Section 11.14.

(b)
No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other Party hereto, except that Parent may assign its rights and interests (but not its obligations) hereunder to any Financing Source as collateral for security purposes in connection with the Financing without prior consent; provided, that such transfer or assignment shall not relieve Parent or the Merger Subs of its obligations hereunder or enlarge, alter or change any obligation of any other Party hereto or due to Parent or the Merger Subs.

11.7
Governing Law.

Except as provided in Section 11.8, this Agreement and all Proceedings (whether civil, criminal or administrative and whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement, any of the Transactions or the actions of Parent, the Merger Subs or the Company in the negotiation, administration, performance and enforcement hereof or thereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
11.8
Jurisdiction/Venue.

Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process in any action or Proceeding relating to the Transactions, on behalf of itself or its property, in accordance with Section 11.1 or in such other manner as may be permitted by Applicable Law, and nothing in this Section 11.8 shall affect the right of any Party to serve legal process in any other manner permitted by Applicable Law; (b) irrevocably and unconditionally consents and submits itself and its property in any action or Proceeding to the exclusive general jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware in the event any dispute arises out of this Agreement or the Transactions, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or Proceedings arising in connection with this Agreement or the Transactions shall be brought, tried and determined only in the Delaware Court of Chancery (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware; (e) waives any objection that it may now or hereafter have to the venue of any such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of Parent, the Merger Subs and the Company agrees that a final judgment in any action or Proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Notwithstanding anything to the contrary contained in this Agreement, each of the Parties, their respective Affiliates and their and their respective Affiliates’ shareholders, officers, directors, employees, controlling persons, agents, and Representatives (x) agrees that, subject to Section 11.14, it will not bring or support any Person in any Proceeding, including cross-claims and Third Party claims, before any Governmental Authority of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources in any way relating to this Agreement or any of the Transactions, including but not limited to any dispute arising out of or relating in any way to the Commitment Letter or the Financing or the performance thereof or the transactions or financings contemplated thereby, in any forum other than the United States Federal and New York State courts located in the Borough of Manhattan, New York County, State of New York (and any appellate courts thereof), (y) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (z) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 11.1 shall be effective service of process against it for any such action brought in any such court, (xx) agrees that, except as specifically set forth in the Commitment Letter, all claims or causes of action (whether at law, in equity, in Contract, in tort or otherwise) against any of the Financing Sources in any way relating to this Agreement, the Financing or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York, (yy) waives and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (zz) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
11.9
WAIVER OF JURY TRIAL.

EACH PARTY, EACH ON BEHALF OF ITSELF AND ANY OF ITS SUBSIDIARIES AND AFFILIATES, ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY, EACH ON BEHALF OF ITSELF AND ANY OF ITS SUBSIDIARIES AND AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING (INCLUDING BUT NOT LIMITED TO LITIGATION) OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE INTEGRATED MERGERS OR THE OTHER TRANSACTIONS THEREOF, INCLUDING ARISING OUT OF OR RELATING TO THE COMMITMENT LETTER OR THE FINANCING OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY FINANCING SOURCE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY, EACH ON BEHALF OF ITSELF AND ANY OF ITS SUBSIDIARIES AND AFFILIATES, CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.9.
11.10
Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, including by facsimile or by email with .pdf attachments, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed and delivered (by electronic communication, facsimile or otherwise) by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
11.11
Entire Agreement.

This Agreement and the other Transaction Documents (as applicable) constitute the entire agreement among the Parties with respect to the subject matter thereof and supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter thereof.
11.12
Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
11.13
Specific Performance.

The Parties acknowledge and agree that irreparable harm would occur and that the Parties would not have any adequate remedy at law (a) for any breach of the provisions of this Agreement or (b) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that, except where this Agreement is terminated in accordance with Section 10.1, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages, and each Party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The Parties further agree that (x) by seeking the remedies provided for in this Section 11.13, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party in connection with this Agreement, including, subject to Section 10.3(c) and Section 10.4(c), monetary damages, and (y) nothing contained in this Section 11.13 shall require any Party to institute any Proceeding for (or limit any Party’s right to institute any Proceeding for) specific performance under this Section 11.13 before exercising any termination right under Section 10.1 or pursuing monetary damages (subject to Section 10.3(c) and Section 10.4(c)) nor shall the commencement of any action pursuant to this Section 11.13 or anything contained in this Section 11.13 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 10.1 or pursue any other remedies in connection with this Agreement that may be available then or thereafter.

11.14
No Recourse; Limitation of Liability.

Notwithstanding any provision of this Agreement or otherwise, the Parties agree, on their own behalf and on behalf of their respective Subsidiaries and Affiliates, that (a) this Agreement may only be enforced against, and any claim for breach of this Agreement may only be made against, the Parties and then only with respect to the specific obligations set forth herein with respect to such Party and (b) with respect to each Party hereto, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor, Financing Source, Representative or agent of such Party shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity Party hereto against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such Party or for any claim based on, arising out of or related to this Agreement or the Transactions. Notwithstanding anything to the contrary contained herein, the Parties (each on behalf of itself and any of its Subsidiaries and Affiliates) hereby waive any rights or claims, whether at law or at equity, in contract, in tort or otherwise against the Financing Sources in connection with this Agreement and hereby agree that in no event shall the Financing Sources have any liability or obligation hereunder to the Parties or their respective Subsidiaries and Affiliates, and in no event shall the Parties (and the Parties agree on behalf of their Subsidiaries and Affiliates not to) commence any action or proceeding against a Financing Source in connection with this Agreement, the Commitment Letter or the Financing or any of the transactions contemplated hereby and agrees to cause any such action or proceeding asserted by the Company in connection with this Agreement, the Commitment Letter or the Financing or any of the transactions contemplated hereby to be dismissed or otherwise terminated. It is acknowledged and agreed that no Financing Source shall have any liability for any claims or damages of any kind to the Company or any of its Subsidiaries or Affiliates in connection with this Agreement, the Commitment Letter, the Financing or the transactions contemplated hereby; provided, that notwithstanding the foregoing, in no event shall this Section 11.14 or any other provision of this Agreement modify or impair the rights and remedies of the parties to the Commitment Letter (including any related fee letter or engagement letter) or any definitive documentation with respect to the Financing, and all such rights and remedies shall be as set forth in such agreements and as otherwise provided by Applicable Law.
11.15
Conflicts.

Each of the Parties hereby agrees on behalf of itself and its Affiliates (including Merger Sub I, Merger Sub II and, after the Closing, the Surviving Company and its Subsidiaries and any of their Affiliates) that Morrison & Foerster LLP (“MoFo”): (i) has represented the Company in connection with the Transactions and that MoFo has not acted as counsel for any other Person in connection with the Transactions and that no other Party to this Agreement or Person has the status of a client of MoFo for conflict of interest or any other purposes in connection with the Transactions; and (ii) has represented the Company, the Company Subsidiaries and their directors and officers, and may in the future represent the Company, the Company Subsidiaries and their directors and officers.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Parent, the Merger Subs and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
WILLSCOT MOBILE MINI HOLDINGS CORP.
By:
/s/ Bradley L. Soultz

Name:
Bradley L. Soultz

Title:
Chief Executive Officer

BRUNELLO MERGER SUB I, INC.
By:
/s/ Bradley L. Soultz

Name:
Bradley L. Soultz

Title:
Chief Executive Officer

BRUNELLO MERGER SUB II, LLC
By:   WILLSCOT MOBILE MINI HOLDINGS CORP., ITS MANAGING MEMBER
By:
/s/ Bradley L. Soultz

Name:
Bradley L. Soultz

Title:
Chief Executive Officer

MCGRATH RENTCORP
By:
/s/ Joseph F. Hanna

Name:
Joseph F. Hanna

Title:
Chief Executive Officer

Signature page to Agreement and Plan of Merger

Annex B
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000
PERSONAL AND CONFIDENTIAL
January 28, 2024
Board of Directors
McGrath RentCorp
5700 Las Positas Road
Livermore, CA 94551
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than WillScot Mobile Mini Holdings Corp. (“Parent”) and its affiliates) of the outstanding shares of common stock, no par value (the “Company Shares”), of McGrath RentCorp (the “Company”) of the Aggregate Consideration (as defined below) to be paid to such holders of the Company Shares, pursuant to the Agreement and Plan of Merger, dated as of January 28, 2024 (the “Agreement”), by and among Parent, Brunello Merger Sub I, Inc., a wholly owned subsidiary of Parent (“Merger Sub I”), Brunello Merger Sub II, LLC, a wholly owned subsidiary of Parent (“Merger Sub II”), and the Company. Pursuant to the Agreement and on the terms and subject to the conditions set forth in the Agreement, (A) Merger Sub I will be merged with and into the Company, with the Company surviving the merger, and each issued and outstanding Company Share (other than Excluded Shares (as defined in the Agreement)) will be converted into the right to receive, at the election of the holder thereof, either (i) 2.8211 shares of common stock, par value $0.0001 per share (the “Parent Common Stock”), of Parent (in the aggregate, the “Stock Consideration”) or (ii) $123.00 in cash per Company Share (in the aggregate, the “Cash Consideration”; and the aggregate of the Stock Consideration and the Cash Consideration paid for all issued and outstanding Company Shares, the “Aggregate Consideration”), subject to proration and certain other procedures and limitations contained in the Agreement, as to which procedures and limitations we are expressing no opinion, and (B) immediately following the Effective Time (as defined in the Agreement), the Company will merge with and into Merger Sub II, with Merger Sub II surviving the merger.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, and any of their respective affiliates or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as the Company’s financial advisor in connection with its acquisition of VESTA Modular in February 2023 and as the Company’s financial advisor in connection with its divestiture of its Adler Tank Rentals business in February 2023. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Parent for the five fiscal years ended December 31, 2022; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Parent; certain other communications from the Company and Parent to their respective stockholders; certain publicly available research analyst reports for the Company and Parent; certain internal financial analyses and forecasts for Parent standalone as prepared by its management; and certain internal financial analyses and forecasts for the Company, and certain financial analyses and forecasts for Parent pro forma for the Transaction, in each case, as prepared by the management of the Company and as approved for our use by the Company (the “Forecasts”), including certain operating synergies projected by the management of Parent to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior managements of the Company and Parent regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Parent; reviewed the reported price and trading activity for the Company Shares and the Parent Shares; compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the mobile modular industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Parent or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Parent or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of the Company Shares, as of the date hereof, of the Aggregate Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, any allocation of the Aggregate Consideration, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Aggregate Consideration to be paid to the holders (other than Parent and its affiliates) of the Company Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Parent Shares or the Company Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of

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the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of the Company Shares should vote or make any election with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid to the holders (other than Parent and its affiliates) of the Company Shares pursuant to the Agreement is fair from a financial point of view to such holders.
Very truly yours,
(GOLDMAN SACHS & CO. LLC)

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Annex C
Excerpt from Chapter 13 of the California Corporations Code
CALIFORNIA CORPORATIONS CODE
TITLE 1. CORPORATIONS
DIVISION 1. GENERAL CORPORATION LAW
CHAPTER 13. Dissenters’ Rights
1300.
(a)   If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a)  and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

(b)   As used in this chapter, “dissenting shares” means shares to which all of the following apply:
(1)
That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Financial Protection and Innovation under subdivision (o) of Section  25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Financial Protection and Innovation under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).

(2)
That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3)
That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4)
That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c)   As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.
1301.
(a)   If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.
(b)   Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.
(c)   The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.
1302.
Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303.
(a)   If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b)   Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.
1304.
(a)   If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b)   Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c)   On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.
1305.
(a)   If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b)   If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.
(c)   Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.
(d)   Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.
(e)   The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).
1306.
To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307.
Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308.
Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309.
Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a)   The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.
(b)   The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c)   The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.
(d)   The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.
1310.
If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311.
This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312.
(a)   No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.
(c)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.
1313.
A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

Annex D
Exhibit A
ARTICLES OF INCORPORATION
OF
MCGRATH RENTCORP
Article 1: Corporate Name
The name of the corporation is McGrath RentCorp (the “Corporation”).
Article 2: Service of Process
The name of the agent for service of process of the Corporation is C T Corporation System.
Article 3: Corporate Address
The street address of the Corporation’s principal office is 4646 E. Van Buren St. Suite 400. Phoenix, Arizona 85008.
Article 4: Authorized Shares
The Corporation is authorized to issue only one class of shares. The total number of shares the Corporation is authorized to issue is 100 shares.
Article 5: Corporate Purpose
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

D-1

Annex E
CERTIFICATE OF FORMATION
OF
BRUNELLO MERGER SUB II, LLC
I, the undersigned, for the purposes of forming a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), do execute this Certificate of Formation and do hereby certify as follows:
First.   The name of the limited liability company (which is hereinafter referred to as the “Company”) is Brunello Merger Sub II, LLC.
Second.   The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
Third.   The purpose of the Company is to carry on any lawful business, purpose or activity that a limited liability company may carry on under the Act.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 24th day of January, 2024.

E-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Officers and Directors

Section 6.1 of the WillScot Mobile Mini Bylaws requires WillScot Mobile Mini to indemnify and hold harmless, to the full extent permitted from time to time under the DGCL each person who is made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in) any threatened, pending or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, employee or officer of WillScot Mobile Mini. Such indemnification will cover all expenses, liabilities and losses reasonably incurred by such individuals.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the Stockholders.
Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
As authorized in accordance with the WillScot Mobile Mini Charter, WillScot Mobile Mini has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities which may be incurred by them in such capacities.
Any agreements that WillScot Mobile Mini enters into with respect to the sale of securities may also provide for indemnification provisions.
Article VIII of the WillScot Mobile Mini Charter provides that a director of WillScot Mobile Mini shall not be personally liable to WillScot Mobile Mini or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to WillScot Mobile Mini or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL for payment of unlawful dividends or unlawful stock repurchases or redemption, or (4) for any transaction from which the director derived an improper personal benefit.
Item 21.
Exhibits and Financial Statement Schedules

The exhibits listed below in the “Exhibit Index” are part of the registration statement and are numbered in accordance with Item 601 of Regulation S-K.
The exhibits contain representations, warranties and covenants that were made by the parties to the applicable agreement only for purposes of that agreement and solely for the benefit of the parties to that agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, as well as by information contained in certain filings and documents incorporated by reference in the registration statement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, in the case of the Merger Agreement, such representations and warranties (1) will not survive completion of the Integrated Mergers and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or a willful breach, and (2) were made only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is not included to provide investors with any factual information regarding the parties or their respective businesses.
WillScot Mobile Mini and McGrath acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in the registration statement not misleading. Additional information about WillScot Mobile Mini and McGrath may be found elsewhere in the registration statement and WillScot Mobile Mini’s and McGrath’s other public filings, which are available without charge through the SEC’s website at www.sec.gov. See the section entitled “Where You Can Find More Information.”

Exhibit Index
Exhibit	Description
2.1†
Agreement and Plan of Merger, dated as of January 28, 2024, by and among WillScot Mobile Mini Holdings Corp., Brunello Merger Sub I, Inc., Brunello Merger Sub II, LLC, and McGrath RentCorp (included as Annex A to the proxy statement/prospectus contained in this registration statement)

3.1	Amended and Restated Certificate of Incorporation of WillScot Mobile Mini Holdings Corp. (incorporated by reference to Exhibit 3.1(b) of WillScot Mobile Mini Holdings Corp.’s Current Report on Form 8-K, filed July 1, 2020)
3.2	Certificate of Amendment of Certificate of Incorporation of WillScot Mobile Mini Holdings Corp. (incorporated by reference to Exhibit 3.1 of WillScot Mobile Mini Holdings Corp.’s Current Report on Form 8-K, filed June 16, 2021)
3.3	Certificate of Amendment of Certificate of Incorporation of WillScot Mobile Mini Holdings Corp. (incorporated by reference to Exhibit 3.1 of WillScot Mobile Mini Holdings Corp.’s Current Report on Form 8-K, filed June 3, 2022)
3.3	Fifth Amended and Restated Bylaws of WillScot Mobile Mini Holdings Corp. (incorporated by reference to Exhibit 3.1 of WillScot Mobile Mini Holdings Corp.’s Current Report on Form 8-K, filed November 2, 2022)
5.1*	Opinion of Allen & Overy LLP regarding the validity of WillScot Mobile Mini Common Stock being registered
8.1*	Opinion of Allen & Overy LLP as to certain tax matters
8.2*	Opinion of Morrison & Foerster LLP as to certain tax matters
10.1	Amended and Restated Commitment Letter, dated as of February 12, 2024, by and among WillScot Mobile Mini Holdings Corp., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Wells Fargo Securities LLC, MUFG Bank, Ltd., Deutsche Bank AG Cayman Islands Branch, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Bank of America, N.A., BofA Securities, Inc., Bank of Montreal, BMO Capital Markets Corp., ING Capital LLC, M&T Bank, PNC Bank, National Association, PNC Capital Markets LLC, Sumitomo Mitsui Banking Corporation, Capital One, National Association and The Huntington National Bank
10.2	Notice of Reduction of Bridge Commitments, dated as of February 27, 2024
23.1*	Consent of Allen & Overy LLP (included in the opinion filed as Exhibit 5.1 and the opinion filed as Exhibit 8.1)
23.2*	Consent of Morrison & Foerster LLP (included in the opinion filed as Exhibit 8.2)
23.3	Consent of Ernst & Young LLP, independent registered public accounting firm of WillScot Mobile Mini Holdings Corp.
23.4	Consent of Grant Thornton LLP, independent registered public accounting firm of McGrath RentCorp
24.1	Power of Attorney of Directors of WillScot Mobile Mini Holdings Corp. (included on the signature page of the Registration Statement)
99.1*	Proxy Card of McGrath RentCorp
99.2	Consent of Goldman Sachs & Co. LLC
107	Calculation of Filing Fee Tables

†
Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

*
To be filed by amendment

Item 22.
Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
(1)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)
The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 5, 2024.
WILLSCOT MOBILE MINI HOLDINGS CORP.
By: /s/ Hezron T. Lopez Name: Hezron T. Lopez Title: Executive Vice President, Chief Legal & Compliance Officer & ESG
POWER OF ATTORNEY
Each of the undersigned, whose signature appears below, hereby constitutes and appoints Bradley L. Soultz and Hezron T. Lopez, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons, in the capacities indicated below, on April 5, 2024.
Signature	Title
/s/ Bradley L. Soultz Bradley L. Soultz	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Timothy D. Boswell Timothy D. Boswell	President & Chief Financial Officer (Principal Financial Officer)
/s/ Sally J. Shanks Sally J. Shanks	Chief Accounting Officer (Principal Accounting Officer)
/s/ Erik Olsson Erik Olsson	Chairman of the Board
/s/ Gerard E. Holthaus Gerard E. Holthaus	Lead Independent Director
/s/ Mark S. Bartlett Mark S. Bartlett	Director
/s/ Erika T. Davis Erika T. Davis	Director

Signature	Title
/s/ Natalia N. Johnson Natalia N. Johnson	Director
/s/ Rebecca L. Owen Rebecca L. Owen	Director
/s/ Jeff Sagansky Jeff Sagansky	Director
/s/ Michael W. Upchurch Michael W. Upchurch	Director